Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262513

Lord Abbett Credit Opportunities Fund

PROSPECTUS

MAY 1, 2025

INSTITUTIONAL CLASS	(LCRDX)
CLASS A	(LARAX)
CLASS U	(LCRUX)

The Fund. Lord Abbett Credit Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company that continuously offers its shares (the “Shares”) and is operated as an “interval fund.” The Fund currently offers three classes of Shares: Institutional Class, Class A, and Class U.

Investment Objective. The Fund’s investment objective is total return. No assurance can be given that the Fund’s investment objective will be achieved, and you could lose all of your investment in the Fund.

Investment Strategy. To pursue its objective, the Fund has flexibility to allocate its assets among a broad range of credit sectors, including the corporate, sovereign, municipal, and structured product sectors. The Fund has significant flexibility to adjust allocations over time while adapting to the market and economic environment. The Fund intends to be optimally positioned across sectors and along the credit curve, without any explicit duration target or liquidity limitations, in order to maximize exposure to favored industries and sectors, identify the strongest candidates within those industries or sectors, and select securities the Fund believes present the best risk/reward profiles. Under normal conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in bonds and other fixed income instruments and derivative instruments intended to provide economic exposure to such securities.

The Fund may invest in individual securities of any credit quality, maturity, or duration. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities (commonly referred to as “junk” bonds). Below investment grade quality instruments are those that, at the time of investment, are rated Ba1 or lower by Moody’s Investors Service and BB+ or lower by S&P Global Ratings or Fitch Ratings, or instruments comparably rated by other ratings agencies, or if unrated are determined by the Adviser to be of comparable quality. Instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to an issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments within the Fund’s portfolio will have no credit rating.

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and debtor-in-possession (“DIP”) financings. The Fund may invest in any level of the capital structure of an issuer, including by investing in any class or tranche of mortgage-backed or asset-backed instruments. The rate of interest on an income-producing instrument may be fixed, floating, or variable. The Fund may invest in U.S. dollar and non-U.S. dollar denominated securities of issuers located anywhere in the world, including in emerging markets, and of issuers that operate in any industry.

The Fund may utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), credit default swaps, call and put options, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the Investment Company Act of 1940, as amended, (the “1940 Act”), the Fund may invest without limit in illiquid securities.

Interval Fund/Repurchase Offers. The Fund is an “interval fund,” a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at net asset value (“NAV”) per share. Subject to applicable law and approval of the Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”), for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, which is the minimum amount permitted.

When a repurchase offer commences, the Fund sends written notice to each shareholder at least 21 days before the date by which shareholders can tender their Shares in response to a repurchase offer (the “Repurchase Request Deadline”). The repurchase price will be the NAV of the Fund as determined at the close of business on a date (the “Repurchase Pricing Date”) that will generally be the same date as the Repurchase Request Deadline, but that may be up to fourteen (14) calendar days following the Repurchase Request Deadline, or on the next business day if the fourteenth day is not a business day. The Fund expects to distribute payment to shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. It is possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased. See “Principal Risks of the Fund–Repurchase Offers Risk” and “Periodic Repurchase Offers.”

Investment Adviser. The Fund’s investment adviser is Lord, Abbett & Co. LLC (“Lord Abbett” or the “Adviser”). As of March 31, 2025, Lord Abbett had approximately $221.8 billion in assets under management.

Securities Offered. The Fund is offering, pursuant to this prospectus, Institutional Class, Class A Shares, and Class U Shares. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. Class A and Class U Shares are primarily offered and sold to retail investors by broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”) and which have agreements with the Fund’s distributor, but may be made available through other financial firms, including banks and trust companies, and to specified benefit plans and other retirement accounts. Only certain investors are eligible to purchase Institutional Class Shares. See “Plan of Distribution–Institutional Class Shares.” The minimum initial investment for Institutional Class, Class A Shares, and Class U Shares is $1 million, $2,500, and $2,500 per account, respectively, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Trustees and certain employees and former partners (and their extended family members) of Lord Abbett. There is no minimum subsequent investment amount for Institutional Class Shares. The minimum subsequent investment amount for Class A and Class U Shares is $100. See “Plan of Distribution–Purchasing Shares.” Under the Fund’s organizational documents, it is authorized to issue an unlimited number of Shares. The Fund is offering to sell its Institutional Class, Class A Shares, and Class U Shares on a continuous basis. Shares of the Fund are being offered initially through Lord Abbett Distributor LLC (“Lord Abbett Distributor”) on a best efforts basis. Lord Abbett Distributor is not obligated to sell any specific number of Shares, nor have arrangements been made to place shareholders’ funds in escrow, trust, or similar arrangement.

Investment Risks. Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. Because of the risks associated with the Fund’s ability to invest in high yield securities, loans and related instruments, mortgage-related and other asset-backed instruments, foreign (including emerging market) securities (and related exposure to foreign currencies), and the Fund’s ability to use leverage (see “Principal Risks of the Fund–Leverage Risk”), an investment in the Fund should be considered speculative and involving a high degree of risk, including the risk of a substantial loss of investment. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objectives and personal financial situations and (ii) consider factors such as an investor’s net worth, income, age, risk tolerance, and liquidity needs. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of their investment. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before buying any of the Fund’s Shares, you should carefully consider the information mentioned below together with all of the other information contained in this prospectus, including the discussion of the “Principal Risks of the Fund” beginning on page 11 of this prospectus.

● Unlike many closed-end funds, the Fund’s Shares are not listed for trading on any national securities exchange and the Fund does not currently intend to list its Shares for trading on any national securities exchange. Accordingly, there is currently no secondary market for the Fund’s Shares and the Fund does not expect a secondary market is to develop.

● An investment in the Fund is not suitable for investors who need certainty about their ability to access all of the money they invest in the short term.

● Even though the Fund makes quarterly repurchase offers for its outstanding Shares (currently intended to be for 5% of its outstanding shares per quarter), investors should consider Shares of the Fund to be an illiquid investment.

● There is no guarantee that you will be able to sell your Shares at any given time or in the quantity that you desire.

● There is no assurance that the Fund will be able to maintain a certain level of, or at any particular time make any, distributions to shareholders.

● An investor in Class A Shares will pay a sales load of up to 2.5% on the amounts it invests. If you pay the maximum aggregate 2.5% for sales load, you must experience a total return on your net investment of 2.56% in order to recover these expenses.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Fund’s Shares are sold at a public offering price equal to their NAV per share, plus a sales charge where applicable. See “Plan of Distribution.”

	Price to Public	Maximum Sales Load (1)	Proceeds to the Fund
Per Institutional Share	At current NAV	N/A	Amount invested at current NAV
Per Class A Share	At current NAV, plus sales load of up to 2.50%, if applicable	2.50%	Amount invested at current NAV
Per Class U Share	At current NAV	N/A	Amount invested at current NAV

Lord Abbett Distributor, a New York limited liability company and subsidiary of Lord Abbett, located at 30 Hudson Street, Jersey City, NJ 07302, serves as the principal underwriter for the Fund. Under the Fund’s Distribution Agreement, Lord Abbett Distributor is obligated to use its best efforts to find purchasers for the shares of the Fund, and to make reasonable efforts to sell Fund shares on a continuous basis, so long as, in Lord Abbett Distributor’s judgment, a substantial distribution can be obtained by reasonable efforts.

1 For Class A Shares, the maximum sales charge is 2.50% of the amount invested. Institutional Shares and Class U Shares are not subject to front-end sales charges. The table assumes the maximum sales load is charged. While neither the Fund nor Lord Abbett Distributor impose an initial sales charge on Institutional Class or Class U Shares, if you buy Institutional Class or Class U Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. The minimum initial investment for Institutional Class, Class A, and Class U Shares is $1 million, $2,500, and $2,500 per account, respectively, except that the minimum investment may be modified for certain investors. There is no minimum subsequent investment amount for Institutional Class Shares. The minimum subsequent investment amount for Class A and Class U Shares is $100. See “Plan of Distribution–Purchasing Shares.”

Please read this prospectus carefully before deciding whether to invest and retain it for future reference. It sets forth concisely the information about the Fund that a prospective investor should know before investing in the Fund.

The Fund has filed with the SEC a Statement of Additional Information (“SAI”) dated May 1, 2025, containing additional information about the Fund. The SAI is incorporated by reference into this prospectus, which means it is part of this prospectus for legal purposes. The Fund also produces both annual and semi-annual reports that contain important information about the Fund. Copies of the SAI and the Fund’s annual and semi-annual reports may be obtained upon request, without charge, by calling 888-522-2388 or by writing to the Fund at Lord Abbett, 30 Hudson Street, Jersey City, NJ 07302. You may also call this toll-free telephone number to request other information about the Fund or to make shareholder inquiries. The SAI, the annual reports and the semi-annual reports are available free of charge on the Fund’s website at www.lordabbett.com/en/strategies/interval-funds/credit-opportunities-fund.html. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this prospectus.

You may review information about the Fund, including the SAI and other material information incorporated by reference into the Fund’s registration statement, on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus. The Fund has not authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund has authorized or verified it. The Fund is not making an offer of its Shares in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The Fund’s business, financial condition, results of operations and prospects may have changed since that date. The Fund’s Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult your own professional advisers as to legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The date of this prospectus is May 1, 2025.

TABLE OF CONTENTS

Page

Prospectus Summary 1

Summary of Fund Expenses 24

Financial Highlights 25

The Fund 27

Use of Proceeds 27

The Fund’s Investment Objective, Strategies, and Principal Risks 27

Management of the Fund 56

Plan of Distribution 58

Periodic Repurchase Offers 66

Net Asset Value 68

Distributions 68

Dividend Reinvestment Plan 69

Description of Capital Structure and Shares 70

Anti-Takeover and Other Provisions in the Declaration and Agreement of Trust 71

Tax Matters 71

Custodian and Transfer Agent 72

Independent Registered Public Accounting Firm 73

Legal Matters 73

PROSPECTUS SUMMARY

This is only a summary. This summary may not contain all of the information that you should consider before investing in Shares of the Fund. You should review the more detailed information contained in this prospectus and in the Statement of Additional Information (“SAI”). In particular, you should carefully read the risks of investing in the Fund’s Shares, as discussed under “Principal Risks of the Fund.”

THE FUND

Lord Abbett Credit Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company that continuously offers its Shares. The Fund is operated as an “interval fund” (as defined below). The Fund currently offers three classes of Shares: Institutional Class, Class A, and Class U. An investment in the Fund may not be appropriate for all investors.

THE OFFERING

The Fund offers three separate classes of Shares pursuant to this prospectus, Institutional Class, Class A Shares, and Class U Shares. Class A and Class U Shares of the Fund are primarily offered and sold to retail investors by broker-dealers which are members of FINRA and which have agreements with the Fund’s distributor, but may be made available through other financial firms, including banks and trust companies, and to specified benefit plans and other retirement accounts. Only certain investors are eligible to purchase Institutional Class Shares. See “Plan of Distribution–Institutional Class.” Institutional Class and Class U Shares are sold at their offering price, which is at NAV per share. While neither the Fund nor Lord Abbett Distributor impose an initial sales charge on Institutional Class and Class U Shares, if you buy such Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. Unless you are eligible for a waiver, Class A Shares are sold at a public offering price equal to their NAV plus an initial sales charge. The initial sales charge varies depending upon the size of your purchase. The minimum initial investment for Institutional Class, Class A Shares, and Class U Shares is $1 million, $2,500, and $2,500 per account, respectively, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”) and certain employees and former partners (and their extended family members) of Lord Abbett and its affiliates. There is no minimum subsequent investment amount for Institutional Class Shares. The minimum subsequent investment amount for Class A and Class U Shares is $100. See “Plan of Distribution–Purchasing Shares.”

Shares of the Fund are offered through Lord Abbett Distributor, as principal underwriter, on a best efforts basis. For additional information regarding Institutional Class, Class A Shares, and Class U Shares, please see “Plan of Distribution–Share Classes” in this prospectus. The Fund reserves the right to reject a purchase order for any reason. Shareholders will not have the right to redeem their Shares. However, as described below, in order to provide some liquidity to shareholders, the Fund will conduct periodic repurchase offers for a portion of its outstanding Shares.

PERIODIC REPURCHASE OFFERS

The Fund is an “interval fund,” a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV. Subject to applicable law and approval of the Board, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, which is the minimum amount permitted. The Fund makes quarterly repurchase offers. Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to shareholders at least twenty-one days before the date by which shareholders can tender their Shares in response to a repurchase offer (the “Repurchase Request Deadline”). The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Principal Risks of the Fund–Repurchase Offers Risk.” For example, it is possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased.

INVESTMENT OBJECTIVE

The Fund’s investment objective is total return. No assurance can be given that the Fund’s investment objective will be achieved, and you could lose all of your investment in the Fund. The Fund’s investment objective is non-fundamental and may be changed by a vote of the Board, without shareholder approval. Other policies and investment strategies may also be changed without a shareholder vote. Fundamental investment restrictions contained in the SAI may not be changed without shareholder approval. For more information about the Fund’s fundamental investment restrictions, please see page 3-1 of the SAI.

INVESTMENT STRATEGIES

To pursue its objective, the Fund has flexibility to allocate its assets among a broad range of credit sectors, including the corporate, sovereign, municipal, and structured product sectors. The Fund has significant flexibility to adjust allocations over time while adapting to the market and economic environment. The Fund intends to be optimally positioned across sectors and along the credit curve, without any explicit duration target or liquidity limitations.

Under normal conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in bonds and other fixed income instruments and derivative instruments intended to provide economic exposure to such securities. For purposes of the 80% policy, the Fund considers bonds and other fixed income instruments to include, among other types of investments, bonds, debt securities and other similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) public- or private-sector entities; structured products, securitizations and other asset-backed securities issued on a public or private basis; corporate debt securities of U.S. and non-U.S. issuers, including convertible and contingent convertible securities (“CoCos”) and corporate commercial paper; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises; bank loans (including, among others, senior loans, mezzanine loans, delayed funding loans, revolving credit facilities and loan participations and assignments); loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans; payment-in-kind securities; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; catastrophe bonds and other event-linked bonds; credit-linked notes; preferred securities; convertible debt and equity securities, including synthetic convertible securities and CoCos; and bank certificates of deposit, fixed time deposits and bankers’ acceptances.

The Fund may invest in individual securities of any credit quality, maturity, or duration. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities (commonly referred to as “junk” bonds). Below investment grade quality instruments are those that, at the time of investment, are rated Ba1 or lower by Moody’s Investors Service (“Moody’s”) and BB+ or lower by S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”), or instruments comparably rated by other ratings agencies, or if unrated are determined by the Adviser to be of comparable quality. Instruments of below investment grade quality, commonly referred to as “junk” or “high yield” securities, are regarded as having predominantly speculative characteristics with respect to an issuer’s capacity to pay interest and repay principal.

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and DIP financings. The Fund may invest in any level of the capital structure of an issuer, including by investing in any class or tranche of mortgage-backed or asset-backed instruments. The rate of interest on an income-producing instrument may be fixed, floating, or variable. The Fund may invest in U.S. dollar and non-U.S. dollar denominated securities of issuers located anywhere in the world, including in emerging markets, and of issuers that operate in any industry.

The Fund may utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), credit default swaps, call and put options, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

The Fund may invest in common stocks and shares of other investment companies (including those advised by the Adviser), including mutual funds, money market funds, closed-end funds, business development companies (“BDCs”), exchange-traded funds (“ETFs”), and other pooled investment vehicles (“underlying fund”). The Fund expects to obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser.

To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

SECURITIES LENDING

The Fund may make secured loans of its portfolio securities, on either a short-term or long-term basis, amounting to not more than 33⅓% of its total assets, thereby potentially realizing additional income. Although voting rights, or rights to consent, with respect to the loaned securities may pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice. The Fund may recall a loaned security in order to sell the security. The Fund also may recall a loaned security in order to exercise its voting rights, but it may not always choose to do so. The risks in lending portfolio securities include the possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. If the loaned securities are not available to the Fund on a timely basis, the Fund may lose the opportunity to sell the securities at a desirable price or the Fund’s ability to vote the securities may be impaired. If a borrower defaults, the value of the collateral may decline before the Fund can dispose of it. Securities loans are made to broker-dealers and other institutions pursuant to agreements requiring that the loans be continuously secured by collateral consisting of cash or short-term debt obligations as may be permitted under the Fund’s securities lending program at least equal at all times to 100% of the market value of the securities on loan, marked-to-market daily. The borrower pays to the Fund an amount equal to any dividends or interest received on securities lent. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Because the Fund’s obligation to return the collateral does not change even if the securities in which the collateral is invested decline in value, the Fund bears the risk of any loss on the investment of the collateral. Any such loss may exceed, potentially by a substantial amount, any profit to the Fund from its securities lending activities. The Fund may pay fees in connection with arranging loans of its portfolio securities.

INVESTMENT PROCESS

On behalf of the Fund, Lord Abbett employs a process that relies primarily on bottom-up, fundamental credit research. A critical part of the Fund’s investment process relies on Lord Abbett’s Credit Opportunities Investment Council (IC). The IC facilitates constant communication across sector teams and discusses investment ideas for inclusion in the

Fund’s portfolio.

Lord Abbett’s strategy focuses on identifying idiosyncratic credit ideas that possess a catalyst for price appreciation it believes is unrecognized by market participants. Lord Abbett relies primarily on bottom-up, fundamental credit research to both identify these catalysts and to build out multiple ‘‘case scenarios,’’ focusing on potentials for gain and loss. Lord Abbett seeks investment candidates that possess favorable potential return-for-risk characteristics. Portfolio construction focuses on balancing the most favorable opportunities while seeking prudent diversification. The Fund seeks to invest in multiple sectors and industries, considering general economic outlook and other factors, with risk allocation based on fundamental views, sector considerations, and valuations.

Additionally, Lord Abbett utilizes proprietary valuation tools that incorporate a range of metrics and feature stress tests to evaluate scenarios. While these models are useful for identifying opportunities and are accretive to the overall process, fundamental research is the primary input for investment decisions.

Lord Abbett incorporates proprietary quantitative risk reporting to ensure that the Fund’s risk profile is consistent with the portfolio management team’s goals.

While duration is not explicitly targeted, the Fund is expected to include securities with durations of -3 to +8 years, although the Fund may invest outside this range. Exposures on a regional or country specific basis are generally driven by fundamental, security-specific considerations, however macroeconomic and sector views can influence the Fund’s exposures.

Illiquidity risk will receive significant focus. Because the Fund is not required to redeem its Shares on a daily basis, the Fund may invest a significant portion of its portfolio in illiquid securities, which can often offer higher potential returns when compared to liquid securities of comparable credit risk. See ‘‘Principal Risks of the Fund–Liquidity Risk.’’

PORTFOLIO COMPOSITION

The Fund’s portfolio will be composed principally of the following investments:

High-Yield Debt Securities

The Fund may invest without limit in instruments rated below investment grade (commonly referred to as “high yield” or “junk” bonds), considered to be those that are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch or instruments comparably rated by other rating agencies, or in unrated instruments determined by the Adviser to be of comparable quality. Instruments rated Ba1 or lower by Moody’s are judged to have speculative elements; their future cannot be considered as well assured and often the protection of interest and principal payments may be very moderate. Instruments rated BB+ or lower by S&P or Fitch are regarded as having predominantly speculative characteristics and, while such obligations have less near-term vulnerability to default than other speculative grade debt, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

The prices of credit instruments generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of instruments also is inversely related to the coupon of such instruments. Accordingly, lower grade instruments may be relatively less sensitive to interest rate changes than higher quality instruments of comparable maturity, because of their higher coupon. The higher credit risk associated with lower grade instruments potentially can have a greater effect on the value of such instruments than may be the case with higher quality issues of comparable maturity, and may significantly affect the value of the Fund’s portfolio.

Investment Grade Fixed Income Securities

The Fund may invest in investment grade fixed income securities. Investment grade fixed income securities are debt securities that are rated, at the time of purchase, within the four highest grades assigned by an independent rating agency, such as Moody’s (Aaa, Aa, A, Baa), S&P (AAA, AA, A, BBB), or Fitch (AAA, AA, A, BBB), or are unrated but determined by Lord Abbett to be of comparable quality.

Illiquid and Restricted Securities

To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Investments currently considered to be illiquid include, among others, repurchase agreements not entitling the holder to repayment of principal and payment of interest within seven days, non-government stripped fixed-rate mortgage-backed securities, and over-the-counter (“OTC”) options and other derivatives.

The Fund also may invest without limit in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. Because they are not registered, restricted securities may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Distressed and Defaulted Instruments

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and DIP financings. The repayment of defaulted obligations is subject to significant uncertainties.

Distressed and defaulted instruments generally present the same risks as investment in below investment grade instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. An issuer of distressed instruments may be in bankruptcy or undergoing some other form of financial restructuring. An issuer may be in default with respect to interest and/or principal payment obligations. Distressed instruments present a risk of loss of principal value, including potentially a total loss of value. Distressed instruments may be highly illiquid and the prices at which distressed instruments may be sold may represent a substantial discount to what the Adviser believes to be the ultimate value of such obligations.

Loans

The Fund may invest in loans, which include, among other things, loans to U.S. or foreign corporations, partnerships, other business entities, or to U.S. and non-U.S. governments. The Fund may invest in fixed rate and variable rate loans and floating or adjustable rate loans, including bridge loans, novations, assignments, and participations. The interest rates on floating or adjustable rate loans periodically are adjusted to a generally recognized base rate such as the Secured Overnight Financing Rate (“SOFR”) or the prime rate as set by the U.S. Federal Reserve (the “Fed”). The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund may invest in will usually be rated below investment grade or may also be unrated. The Fund may invest in DIP financings.

Delayed Funding Loans and Revolving Credit Facilities

The Fund may enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a bank or other lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term.

Structured Products

The Fund may invest without limit in structured products, including collateralized loan obligations (“CLOs”) and other collateralized obligations.

A CLO is a type of structured product that issues securities collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, second lien loans, and subordinate corporate loans. The underlying loans may be rated below investment grade by a rating agency. A CLO is a pooled investment vehicle that may be actively managed by the collateral manager. Therefore, an investment in a CLO can be viewed as investing in (or through) another investment adviser and is subject to the layering of fees associated with such an investment.

The cash flows from a CLO are divided into two or more classes called “tranches,” each having a different risk- reward structure in terms of the right (or priority) to receive interest payments from the CLO. The risks of an investment in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of securities in which the Fund invests.

Other structured products in which the Fund may invest include collateralized debt obligations (“CDOs”), collateralized bond obligations (“CBOs”), collateralized mortgage obligations (“CMOs”), and securities issued by government, government-related, and/or private entities, including commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”). A CDO is a security backed by pools of corporate or sovereign bonds, bank loans to corporations, or a combination of bonds and loans, many of which may be unsecured. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities, which are often a diversified pool of securities that are high risk and below investment grade. These securities are collateralized by many different types of fixed income securities, which are subject to varying degrees of credit and counterparty risk. A CMO is a security that is collateralized by whole loan mortgages or mortgage pass-through securities.

CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in CMBS reflect the risks of investing in the real estate securing the underlying mortgage loans.

RMBS include securities that reflect an interest in, and are secured by, mortgage loans on residential real property. Similar to the risks of investing in CMBS, many of the risks of investing in RMBS reflect the risks of investing in the real estate securing the underlying mortgage loans.

Derivatives

The Fund may use derivatives, which are financial instruments that derive their value from the value of an underlying asset, reference rate, or index. The Fund may use derivatives (both long and short positions) for investment purposes, leveraging purposes, or to hedge against various portfolio risks such as market, credit, interest rate, and currency risks. The Fund may use derivatives for hedging purposes, including protecting the Fund’s unrealized gains by hedging against possible adverse fluctuations in the securities markets or changes in interest rates or currency exchange rates that may reduce the market value of the Fund’s investment portfolio. The Fund also may use derivatives for non-hedging purposes to enhance returns, efficiently invest excess cash, or quickly gain market exposure. For example, the Fund may invest in or sell short U.S. Treasury futures, securities index futures, other futures, and currency forwards to adjust the Fund’s related exposures or for other portfolio management reasons. The Fund also may use derivatives to manage the effective duration of its portfolio. The Fund may engage in derivative transactions on an exchange or in the OTC market.

The types of derivative instruments that the Fund may use include futures and options on futures, swaps, foreign currency forward contracts and options, options, and OTC options contracts.

The Fund may purchase and sell call and put options in respect of specific securities (or groups or “baskets” of specific securities) or securities indices, currencies, or futures. Successful use by the Fund of options and options on futures will depend on Lord Abbett’s ability to predict correctly movements in the prices of individual securities, the relevant securities market generally, foreign currencies or interest rates.

Foreign (Non-U.S.) Securities

The Fund may invest without limit in instruments of corporate and other foreign (non-U.S.), including emerging market, issuers and in instruments traded principally outside of the U.S.

U.S. and Foreign (Non-U.S.) Currency Transactions

The Fund may invest in U.S. dollar-denominated or non U.S.-dollar denominated securities without limit. The Fund may hold non-U.S. currencies without holding any bonds or other income-producing securities denominated in those currencies. Investments in securities denominated in foreign currencies may decline in value relative to the U.S. dollar. In the case of hedged positions, the U.S. dollar may decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time. Although the Fund is not required to hedge its exposure to any currency, it may choose to do so. The Fund may engage in foreign currency transactions on a spot (cash) basis, and also may enter into foreign exchange forward contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. The Fund may use these currency-related transactions to hedge the risk to the portfolio that foreign exchange price movements will be unfavorable for U.S. investors. Generally, foreign exchange forward contracts, foreign currency futures contracts and options on foreign currencies and futures allow the Fund to lock in a specified exchange rate for a period of time. Foreign currency positions also may be used to increase the Fund’s exposure to foreign currencies that the portfolio management team believes may rise in value relative to the U.S. dollar or to shift the Fund’s exposure to foreign currency fluctuations from one country to another.

Government Securities

The Fund may invest in U.S. Government securities and non-U.S. sovereign government securities. The Fund’s investments in U.S. Government securities may include debt securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The Fund’s investments in non-U.S. sovereign government securities may include debt securities issued or guaranteed by non-U.S. sovereign governments, their agencies, authorities, political subdivisions, or instrumentalities, and supranational agencies. Supranational agencies are organizations that are designed or supported by one or more governments or governmental agencies to promote economic development.

Convertible Securities and Synthetic Convertible Securities

The Fund may invest in convertible securities, which are corporate securities, usually preferred stocks or bonds, that are exchangeable at the option of the holder for a fixed number of other securities, usually common stocks, at a set price or formula (the “conversion price”). Convertible securities are often rated below investment grade or not rated because they fall below debt obligations and just above common equity in order of preference or priority on the issuer’s balance sheet.

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess an income-producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value.

Contingent Convertible Securities

The Fund may invest in CoCos, which are preferred equity or subordinated debt instruments that are designed to behave like bonds in times of economic health yet absorb losses when a pre-determined trigger event occurs. CoCos are either convertible into equity at a predetermined share price or written down in value (potentially to zero) based on the specific terms of the individual security if a pre-specified trigger event occurs. Trigger events vary by instrument and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer’s capital below a specified threshold level, an increase in the issuer’s risk weighted assets, the share price of the issuer falling to a particular level for a certain period of time and certain regulatory events. In addition, CoCos have no stated maturity and have fully discretionary coupons.

Municipal Bonds

Municipal bonds share the attributes of fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities, and may be either taxable or tax-exempt instruments. The municipal bonds that the Fund may purchase include without limitation general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law.

Inflation-Linked Instruments

Inflation-linked instruments are securities whose interest and principal value are periodically adjusted according to the rate of inflation. The Fund’s investments in inflation-linked instruments may include inflation-indexed fixed income securities and inflation-linked derivatives.

The Fund may invest in inflation-linked fixed income securities, which are securities whose principal and/or interest payments are adjusted for inflation, unlike traditional fixed income securities that make fixed or variable principal and interest payments. The Fund may invest in Treasury Inflation Protected Securities (“TIPS”), which are U.S. Government bonds whose principal automatically is adjusted for inflation as measured by the Consumer Price Index (“CPI”) for All Urban Consumers, and other inflation-indexed securities issued by the U.S. Department of Treasury. The Fund also may invest in sovereign inflation-indexed fixed income securities (sometimes referred to as “linkers”) issued by non-U.S. governments. The Fund may also invest in inflation-linked derivatives, including CPI swaps. A CPI swap is a contract in which one party agrees to pay a fixed rate in exchange for a variable rate, which is the rate of change in the CPI during the life of the contract. Payments are based on a specified notional amount of principal. As described in more detail below, the Fund may invest in other types of derivatives.

Reverse Repurchase Agreements and Dollar Rolls

The Fund may enter into reverse repurchase agreements and dollar rolls, which are forms of borrowing. In a reverse repurchase agreement, the Fund sells a security to a securities dealer or bank for cash and also agrees to repurchase the same security at an agreed upon price on an agreed upon date. Engaging in reverse repurchase agreements also may involve the use of leverage, in that the Fund may reinvest the cash it receives in additional securities. A dollar roll is similar to a reverse repurchase agreement except that the counterparty with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities that are “substantially identical.”

Equity Securities

The Fund may invest up to 20% of its total assets in equity securities. The types of equity securities in which the Fund may invest include common stocks, preferred stocks, equity interests in trusts (including real estate investment trusts (“REITs”) and privately offered trusts), partnerships, joint ventures, limited liability companies and vehicles with similar legal structures, and other instruments with similar characteristics. The Fund considers equity securities to include warrants, rights offerings, convertible securities, and investments that convert into the equity securities described above. However, common stocks the Fund has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security will not count towards this 20% limit. The Fund also may invest in exchange-traded funds (“ETFs”). The Fund may invest in securities of companies with any market capitalization, including small, medium, and large capitalizations.

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The Fund may invest in commercial paper of any credit quality consistent with the Fund’s investment objectives and policies, including unrated commercial paper.

Pay-in-kind Securities

The Fund may invest directly or indirectly in pay-in-kind securities. Pay-in-kind securities allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Pay-in-kind securities are normally issued and traded at a deep discount from face value. The amount of the discount varies depending on such factors as the time remaining until maturity of the securities, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer.

Certificates of Deposit

Certificates of deposit are issued against money deposited into a bank (including eligible foreign branches of U.S. banks) or a savings and loan association (“S&L”) for a definite period of time. They earn a specified rate of return and are normally negotiable.

Leverage

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

Preferred Securities

Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of common stock, dividends and a fixed share of the proceeds resulting from liquidation of the company. Unlike common stock, preferred securities usually do not have voting rights. Some preferred securities are convertible into common stock, entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and/or offer a fixed rate of return with no maturity date. Because they never mature, these preferred securities may act like long-term bonds, can be more volatile than other types of preferred securities and may have heightened sensitivity to changes in interest rates. Other preferred securities have a variable dividend, generally determined on a quarterly or other periodic basis, either according to a formula based upon a specified premium or discount to the yield on particular U.S. Treasury securities or based on an auction process, involving bids submitted by holders and prospective purchasers of such securities. Although they are equity securities, preferred securities have certain characteristics of both debt securities and common stock. They are like debt securities in that their stated income is generally contractually fixed. They are like common stock in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Because preferred securities represent an equity ownership interest in a company, their value usually will react more strongly than bonds and other debt instruments to actual or perceived changes in a company’s financial condition or prospects, or to fluctuations in the equity markets.

Short-Term and Temporary Defensive Investments

In an attempt to respond to adverse market, economic, political, or other conditions, the Fund may invest some or all of its assets in short-term taxable securities, U.S. Government securities, commercial paper, bankers’ acceptances, repurchase agreements, registered money market funds, and comparable foreign fixed income securities or may hold significant positions in cash or cash equivalents for temporary defensive purposes. Taking a temporary defensive position could prevent the Fund from achieving its investment objective.

Portfolio Turnover

A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) generally involves greater expenses for the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Sales of portfolio securities may also result in realization of taxable capital gains, including short-term capital gains (which are generally treated as ordinary income upon distribution in the form of dividends). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.

CO-INVESTMENT

The 1940 Act imposes limits on certain privately negotiated co-investments with affiliates of the Fund. The Adviser and the Fund have received exemptive relief from the SEC permitting the Fund to invest alongside other funds (including private funds) managed by the Adviser or its affiliates in privately negotiated portfolio investments. However, the exemptive relief includes conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the other funds. In such cases, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment.

INVESTMENT ADVISER

Lord Abbett serves as the investment adviser for the Fund. Subject to the supervision of the Board, Lord Abbett is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. Eric P. Kang, Adam C. Castle, Kewjin Yuoh, and Steven F. Rocco are jointly and primarily responsible for the day-to-day management of the Fund.

Lord Abbett, which is located at 30 Hudson Street, Jersey City, NJ 07302, manages $221.8 billion in assets as of March 31, 2025. Lord Abbett was founded in 1929 and offers a full range of mutual funds, including two of the nation’s oldest mutual funds: the Lord Abbett Income Fund, which began in 1932, and the Lord Abbett Affiliated Fund, launched in 1934, as well as undertaking for collective investment in transferable securities (UCITS) funds, separate accounts, Collective Investment Trusts, and other commingled products.

DISTRIBUTIONS

The Fund intends to distribute substantially all of its net investment income to shareholders in the form of dividends. The Fund intends to declare income dividends daily and distribute them monthly to shareholders of record. In addition, the Fund intends to distribute any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

Unless shareholders specify otherwise, dividends will be reinvested in Shares of the Fund in accordance with the Fund’s dividend reinvestment plan. See “Distributions” and “Dividend Reinvestment Plan.”

DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

Lord Abbett Distributor will serve as the Fund’s principal underwriter and distributor. State Street Bank and Trust Company (“State Street”) will serve as the primary custodian of the Fund’s assets and will also provide certain accounting and recordkeeping functions and calculates the Fund’s NAV. BNY Mellon Investment Servicing (US), Inc. will serve as the Fund’s transfer agent and dividend disbursement agent.

UNLISTED CLOSED-END FUND STRUCTURE; LIMITED LIQUIDITY

The Fund will not list its Shares for trading on any securities exchange. There is currently no secondary market for its Shares and the Fund does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end fund. In order to provide liquidity to shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares, as described herein. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.

INVESTOR SUITABILITY

An investment in the Fund’s Shares should be considered speculative and involving a high degree of risk, including the risk of a loss of some or all of the amount invested. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

PRINCIPAL RISKS OF THE FUND

Investing in the Fund involves risks, including the risk that shareholders may receive little or no return on their investment or may lose part or all of their investment. The NAV of the Shares will fluctuate with and be affected by, among other things, various principal investment risks of the Fund and its investments, which are summarized below. For a more complete discussion of the risks of investing in the Fund, see “Principal Risks of the Fund” in this prospectus.

Portfolio Management Risk: If the strategies used and investments selected by the Fund’s portfolio management team fail to produce the intended result, the Fund may suffer losses or underperform other funds with the same investment objective or strategies, even in a favorable market.

Market Risk: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt securities.

Issuer Risk: The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods or services, and historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Repurchase Offers Risk: As described under “Periodic Repurchase Offers” above, the Fund is an “interval fund” and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board. Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. Also, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. Consequently, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. In addition, the repurchase of Shares by the Fund may be a taxable event to shareholders, potentially including even shareholders who do not tender any Shares in such repurchase.

Fixed Income Securities Risk: The Fund is subject to the general risks and considerations associated with investing in debt securities, including the risk that issuers will fail to make timely payments of principal or interest or default altogether. Lower-rated securities in which the Fund may invest may be more volatile and may decline more in price in response to negative issuer developments or general economic news than higher rated securities. In addition, as interest rates rise, the Fund’s investments typically will lose value.

High-Yield Securities Risk: High-yield securities (commonly referred to as “junk” bonds) typically pay a higher yield than investment grade securities, but may have greater price fluctuations and have a higher risk of default than investment grade securities. The market for high-yield securities may be less liquid due to such factors as interest rate sensitivity, negative perceptions of the junk bond markets generally, and less secondary market liquidity. This may make such securities more difficult to sell at an acceptable price, especially during periods of financial distress, increased market volatility, or significant market decline.

Defaulted Bonds Risk: Defaulted bonds are subject to greater risk of loss of income and principal than securities of issuers whose debt obligations are being met. Defaulted bonds are considered speculative with respect to the issuer’s ability to make interest payments and pay its obligations in full. The repayment of defaulted bonds therefore is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds may be repaid only after lengthy workout or bankruptcy proceedings, which typically result in only partial recovery of cash payments or an exchange of the defaulted bond for other securities of the issuer or its affiliates.

Distressed Debt Risk: Investments in distressed bonds are speculative and involve substantial risks in addition to the risks of investing in high-yield debt securities. The anticipated transaction regarding these instruments may be unsuccessful, take considerable time or result in a distribution of cash or a new security or obligation in exchange for the distressed debt obligations, the value of which may be less than the Fund’s purchase price of such debt obligations. The Fund also may incur expenses trying to protect its interests in distressed debt. Additionally, the prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed debt issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations. Moreover, it is unlikely that a liquid market will exist for the Fund to sell its holdings in distressed debt securities. If the Fund and other accounts managed by Lord Abbett invest in different parts of an issuer’s capital structure and the issuer encounters financial problems, decisions over the terms of any restructuring or workout are likely to raise conflicts of interest. The Fund may take actions adverse to other accounts or, to minimize such conflicts, may avoid making certain investments or taking certain actions, which could have the effect of limiting the Fund’s investment opportunities. Similarly, other accounts managed by Lord Abbett may take actions adverse to the Fund.

Credit Risk: Debt securities are subject to the risk that the issuer or guarantor of a security may not make interest and principal payments as they become due or may default altogether. In addition, if the market perceives a deterioration in the creditworthiness of an issuer, the value and liquidity of securities issued by that issuer may decline. To the extent that the Fund holds below investment grade securities, these risks may be heightened. Insured debt securities have the credit risk of the insurer in addition to the credit risk of the underlying investment being insured.

Interest Rate Risk: As interest rates rise, prices of bonds (including tax-exempt bonds) generally fall, typically causing the Fund’s investments to lose value. Additionally, rising interest rates or lack of market participants may lead to decreased liquidity in fixed income markets. Interest rate changes generally have a more pronounced effect on the market value of fixed-rate instruments, such as corporate bonds, than they have on floating rate instruments, and typically have a greater effect on the price of fixed income securities with longer durations. A wide variety of market factors can cause interest rates to rise, including central bank monetary policy, rising inflation, and changes in general economic conditions.

Floating Rate Interest Risk: Changes in short-term market interest rates may affect the yield on the Fund’s investments in floating rate debt. If short-term market interest rates fall, the yield on the Fund’s Shares will also fall. Conversely, when short-term market interest rates rise, the impact of rising rates may be delayed. Substantial increases in interest rates may cause an increase in issuer defaults, as issuers may lack resources to meet high debt service requirements.

Corporate Debt Securities Risk: The market value of corporate debt securities may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate debt securities normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate debt securities. The market value of a corporate debt security also may be affected by factors directly relating to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate debt securities are described elsewhere in this prospectus in further detail. There is a risk that the issuers of corporate debt securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. High yield corporate bonds are often high risk and have speculative characteristics. High yield corporate bonds may be particularly susceptible to adverse issuer-specific developments. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and valuation/pricing transparency risks.

Liquidity Risk: Many of the Fund’s investments may be illiquid. Liquidity risk exists when particular investments are difficult to purchase or sell at the time that the Fund would like or at the price that the Fund believes such investments are currently worth. Illiquid securities may become harder to value, especially in changing markets. The Fund’s investments in illiquid securities may reduce the returns of the Fund because it may be unable to sell the illiquid securities at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer or due to geopolitical events.

To the extent that the Fund’s portfolio includes securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, senior loans, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity.

The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Industry and Sector Risk: Although the Fund does not employ an industry or sector focus, its exposure to specific industries or sectors will increase from time to time based on the portfolio management team’s perception of investment opportunities. If the Fund overweights a single industry or sector relative to its benchmark index, the Fund will face an increased risk that the value of its portfolio will decrease because of events disproportionately affecting that industry or sector. Furthermore, investments in particular industries or sectors may be more volatile than the broader market as a whole.

Convertible Securities Risk: Convertible securities are subject to the risks affecting both equity and fixed income securities, including market, credit, liquidity, and interest rate risk. Convertible securities tend to be more volatile than other fixed income securities, and the markets for convertible securities may be less liquid than markets for common stocks or bonds. A significant portion of convertible securities have below investment grade credit ratings and are subject to increased credit and liquidity risks.

Contingent Convertible Securities Risk: CoCos have no stated maturity, have fully discretionary coupons, and are typically issued in the form of preferred equity or subordinated debt instruments. CoCos generally either convert into equity or have their principal written down upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. CoCos are subject to the risk that coupon (i.e., interest) payments may be cancelled by the issuer or a regulatory authority in order to help the issuer absorb losses. An investment by the Fund in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Fund’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations. In addition, if CoCos held by the Fund are converted into the issuer’s underlying equity securities following a trigger event, the Fund’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk, liquidity risk and valuation risk. In certain circumstances, CoCos may write down to zero notwithstanding the fact that the equity shares continue to exist and have economic value and investors could lose the entire value of the investment, even as the issuer remains in business. An investment by the Fund in CoCos may result in losses to the Fund.

U.S. Government Securities Risk: The Fund may invest in debt securities issued or guaranteed by agencies, instrumentalities, and sponsored enterprises of the U.S. Government. Some U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others are supported only by the credit of the issuing agency, instrumentality or enterprise. Although U.S. Government-sponsored enterprises, may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury or supported by the full faith and credit of the U.S. Government and involve increased credit risks. Although legislation has been enacted to support certain government sponsored entities, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities.

U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. Government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Mortgage-Related and Asset Backed Instruments and Other Collateralized Obligations Risk: Mortgage-related and other asset-backed instruments often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments, such as interest rate risk, credit risk, extension risk, and prepayment risk. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

Privately Issued Mortgage-Related Securities Risk: There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Mortgage Market/Subprime Risk: The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) generally increased during that period and may increase again, and a decline in or flattening of housing and other real property values (as has been experienced during that period and may continue to be experienced in many real estate markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. In addition, mortgage loan originators may experience serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements may cause limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities.

Real Estate Risk: An investment in a REIT generally is subject to the risks that impact the value of the underlying properties or mortgages of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand, interest rates, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for favorable tax treatment under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and changes in local, regional, or general economic conditions.

Foreign and Emerging Market Company Risk: Investments in foreign companies and in U.S. companies with economic ties to foreign markets generally involve special risks. These companies may be more vulnerable to economic, political, and social instability and subject to less government supervision, lack of transparency, inadequate regulatory and accounting standards, and foreign taxes.

The securities of foreign companies also may be subject to inadequate or otherwise unfavorable exchange control regulations, the imposition of economic sanctions or other government restrictions, and higher transaction and other costs, including transaction costs associated with currency exchange. To the extent the securities of foreign companies are traded on non-U.S. exchanges or markets, settlement, clearing, and registration of such securities transactions are subject to risks because registration systems may be less developed or subject to inadequate government supervision. This may result in significant delays or problems in registering the transfer of securities. If the Fund is delayed in settling a transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines.

Foreign company securities also include American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and other similar depositary receipts. ADRs, GDRs and other similar depositary receipts may be less liquid than the underlying shares in their primary trading market. Foreign securities also may subject the Fund’s investments to changes in currency exchange rates. Emerging market securities generally are more volatile than other foreign securities, and are subject to greater liquidity, regulatory, and political risks. Investments in emerging markets may be considered speculative and generally are riskier than investments in more developed markets because such markets tend to develop unevenly and may never fully develop. Emerging markets are more likely to experience hyperinflation and currency devaluations. Securities of emerging market companies may have far lower trading volumes and less liquidity than securities of issuers in developed markets. Companies with economic ties to emerging markets may be susceptible to the same risks as companies organized in emerging markets.

Foreign Currency Risk: Investments in securities that are denominated or receiving revenues in foreign (including emerging market) currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time.

Non-U.S. Government and Supranational Debt Securities Risk: The Fund’s investments in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt.

Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain issuers may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

Municipal Securities Risk: Municipal securities are subject to the same risks affecting fixed income securities in general. In addition, the prices of municipal securities may be adversely affected by legislative or political changes, tax rulings, judicial action, changes in market and economic conditions, and the fiscal condition of the municipal issuer, including an insolvent municipality filing for bankruptcy. The Fund may be more sensitive to these events and conditions if it invests a substantial portion of its assets in the municipal securities of similar projects (such as those relating to education, health care, housing, transportation, and utilities), in particular types of municipal securities (such as general obligation bonds, private activity bonds, and special tax bonds) or in the securities of issuers located within a single state, municipality, territory (such as Puerto Rico), or geographic area. The market for municipal securities generally is less liquid than other securities markets, which may make it more difficult for the Fund to sell its municipal securities.

Nongovernmental users of facilities financed by tax-exempt revenue bonds (e.g., companies in the electric utility and health care industries) may have difficulty making payments on their obligations in the event of an economic downturn. This would negatively affect the valuation of municipal securities issued by such facilities.

Inflation-Linked Investments Risk: Unlike traditional fixed income securities, the principal and interest payments of inflation-linked investments are adjusted periodically based on the inflation rate. The value of the Fund’s inflation-linked investments may be vulnerable to changes in expectations of inflation or interest rates and there is no guarantee that the Fund’s use of these instruments will be successful.

Loans, Participations and Assignments Risk: In addition to credit risk and interest rate risk, the Fund’s exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. There is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral could be liquidated. Investments in floating or adjustable rate loans are subject to increased credit and liquidity risks. Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund, such as additional exposure to the risks associated with the agent bank.

In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. Loans, loan participations and loan assignments may be illiquid.

Some of the loans in which the Fund may invest or to which the Fund may gain exposure through its investments in CDOs, CLOs, or other types of structured securities may be covenant-lite loans, which contain fewer or less restrictive constraints on the borrower than certain other types of loans. Covenant-lite loans generally do not include terms which allow the lender to monitor the performance of the borrower and declare a default or force a borrower into bankruptcy restructuring if certain criteria are breached. Under such loans, lenders typically must rely on covenants that restrict a company from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in or has exposure to such loans and, accordingly, may have greater risk of loss on such investments as compared to investments in or exposure to loans with additional or more conventional covenants.

Call Risk: A substantial portion of bonds are “callable,” meaning they give the issuer the right to call or redeem the bonds before maturity. Issuers may call outstanding bonds when there is a decline in interest rates, when credit spreads change, or when the issuer’s credit quality improves. As interest rates decline, these bond issuers may pay off their loans early by buying back the bonds, thus depriving the Fund of above market interest rates. Moreover, the Fund may not recoup the full amount of its initial investment and may have to reinvest the prepayment proceeds in lower yielding securities, securities with greater credit risks, or other less attractive securities.

Derivatives Risk: The risks associated with derivatives may be different from and greater than the risks associated with directly investing in securities and other investments. Derivatives may increase the Fund’s volatility and reduce its returns.

Derivatives may not perform as expected and the Fund may not realize the intended benefits. Whether the Fund’s use of derivatives is successful may depend on, among other things, the portfolio managers’ ability to correctly forecast market movements, company and industry valuation levels and trends, changes in foreign exchange and interest rates, and other factors. If the portfolio managers incorrectly forecast these and other factors, the Fund’s performance could suffer. In addition, given their complexity, derivatives are subject to the risk that improper or misunderstood documentation may expose the Fund to losses.

Credit Default Swaps Risk: Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. The Fund may be unable to exit a credit default swap.

Structured Investments Risk: Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. Investors in structured products generally pay their share of the structured product’s administrative and other expenses. The prices of indices and securities underlying structured products (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments.

Counterparty Risk: The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of an insolvency proceeding, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy, or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Other Investment Companies Risk: The Fund may invest in securities of other pooled investment vehicles (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds. With respect to listed closed-end funds and ETFs, the market value of their shares may differ from the NAV of the particular fund. To the extent the Fund invests a portion of its assets in a pooled investment vehicle, those assets will be subject to the risks of the purchased fund’s portfolio securities. In addition, if the Fund invests in such investment companies or investment funds, the Fund’s shareholders will bear not only their proportionate share of the expenses of the Fund, but also will indirectly bear similar expenses of the underlying investment company. In addition, the securities of these pooled investment vehicles may also be leveraged and will therefore be subject to the same leverage risks described herein.

Private Credit Risk: The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, through its investments in pooled investment vehicles, including vehicles managed by the Adviser. Typically, private credit investments are not traded in public markets and are illiquid, such that an underlying fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the underlying fund is valuing its investments. An underlying fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an underlying fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the underlying fund's private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by nationally recognized credit rating agencies.

Private Placements Risk: In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.

Inflation/Deflation Risk: Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Shares.

Risk of Regulatory Changes: Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the U.S. Commodity Futures Trading Commission (“CFTC”), the SEC, the U.S. Internal Revenue Service (“IRS”), the U.S. Federal Reserve (the “Fed”) or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

To the extent the Fund and the Adviser are or have historically been eligible for exemptions from certain regulations, there is no assurance that the Fund and the Adviser will continue to be eligible for such exemptions.

Repurchase Agreement Risk: The Fund may enter into repurchase agreements. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. These events could also trigger adverse tax consequences for the Fund.

Distribution Risk: The Fund’s distribution rate may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. The Fund may pay distributions from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and/or borrowings.

Zero Coupon, Deferred Interest, Pay-In-Kind, and Capital Appreciation Bonds Risk: Zero coupon, deferred interest, and capital appreciation bonds are issued at a discount from their face value because interest payments typically are postponed until maturity. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. As the buyer of these types of securities, the Fund will recognize a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Unlike securities that periodically pay interest to maturity, zero coupon, deferred interest, capital appreciation, and pay-in-kind securities involve the additional risk that the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt obligations of comparable maturities and credit qualities that make regular distributions of interest. Under many market and other conditions, the market for zero-coupon, deferred interest, capital appreciation and pay-in-kind securities may suffer decreased liquidity, making it difficult for the Fund to dispose of them or to determine their current value. Taxable income from these types of securities is accrued by the Fund without receiving regular interest payments in cash. As a result, the Fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional Shares of the Fund.

Leverage Risk: The Fund’s use of leverage creates the opportunity for increased net income to common Shares, but also creates special risks for shareholders. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. If shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on reverse repurchase agreements, dollar rolls and borrowings and the dividend rate on any outstanding preferred shares) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing returns to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Shares. Therefore, the Fund’s use of leverage may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk.

Leverage creates several major types of risks for shareholders, including:

● the likelihood of greater volatility of NAV of Shares, and of the investment return to shareholders, than a comparable portfolio without leverage;

● the possibility either that Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Shares will fluctuate because such costs vary over time; and

● the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged.

If the costs of any leverage used by the Fund exceed the income from portfolio securities acquired through the use of such leverage, the Fund’s NAV would decline. A decline in the Fund’s NAV could affect the ability of the Fund to pay dividends or make distributions to shareholders. A failure by the Fund to distribute an adequate proportion of its net investment income in the form of dividends each taxable year would result in the Fund ceasing to qualify as a regulated investment company under the Code. See “Tax Matters” below for additional information. Also, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s shareholders.

The use by the Fund of reverse repurchase agreements and dollar rolls to obtain leverage also involves special risks. For instance, the market value of the securities that the Fund is obligated to repurchase under a reverse repurchase agreement or dollar roll may decline below the repurchase price.

In addition to reverse repurchase agreements, dollar rolls and/or borrowings (or a future issuance of preferred shares), the Fund may engage in other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps, basis swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions). The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions, and total returns to shareholders. The Fund may offset derivatives positions against one another or against other assets to manage effective market exposure resulting from derivatives in its portfolio. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.

Equity Securities Risk: Equity securities, as well as equity-like securities such as convertible debt securities, may experience significant volatility. Such securities may fall sharply in response to adverse events affecting overall markets, a particular industry or sector, or an individual company’s financial condition.

Reinvestment Risk: Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Shares.

Tax Treatment Limitations and Potential Changes in Tax Treatment Risk: The Fund intends to continue to qualify as a “regulated investment company” under subchapter M of the Code. In order to qualify as a regulated investment company under subchapter M, at least 90% of the Fund’s gross income for each taxable year must be “qualifying income.” Although the Fund believes that its investment strategies with respect to derivatives, including CPI swaps, will generate qualifying income under current U.S. federal income tax law, the Fund’s use of these instruments is accompanied by the risk that the IRS may determine that such gain is non-qualifying income. The Fund’s intention to qualify for favorable tax treatment under the Code may limit the Fund’s ability to invest in certain investments, especially commodity related investments, which may offer the potential to hedge against inflation. In addition, the Fund’s transactions in futures, swaps and other derivatives could also result in the Fund realizing more short-term capital gain and ordinary income (both subject to ordinary income tax rates when distributed to shareholders) than otherwise would be the case if the Fund did not invest in such instruments. To the extent that the Fund invests in this manner, the realization of short-term gain and ordinary income may impact the amount, timing, and character of the Fund’s distributions to shareholders and the Fund’s after-tax returns.

Cyber Security Risk: As the use of technology has become more prevalent in the course of business, Lord Abbett and other service providers have become more susceptible to operational and information security risks. A shareholder and/or its account could be negatively impacted as a result. While Lord Abbett has established internal risk management security protocols designed to identify, protect against, detect, respond to, and recover from cyber security incidents, there are inherent limitations in such protocols including the possibility that certain threats and vulnerabilities have not been identified or made public due to the evolving nature of cyber security threats.

Operational Risk: The Fund is also subject to the risk of loss as a result of other services provided by Lord Abbett and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider, each of which may negatively affect the Fund’s performance.

Business Continuity Risk: Lord Abbett has developed a Business Continuity Program (the “Program”) that is designed to minimize the disruption of normal business operations in the event of an adverse incident impacting Lord Abbett, its affiliates, or the Fund. While Lord Abbett believes that the Program should enable it to reestablish normal business operations in a timely manner in the event of an adverse incident, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and, under some circumstances, Lord Abbett, its affiliates, and any vendors used by Lord Abbett, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time.

Market Disruption and Geopolitical Risk: Geopolitical and other events (e.g., tariffs and other trade barriers, wars, terrorism, natural disasters, epidemics, or pandemics) may disrupt securities markets and adversely affect global economies and markets, thereby decreasing the value of the Fund’s investments. Sudden or significant changes in the supply or prices of commodities or other economic inputs may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies, or industries, which could significantly reduce the value of the Fund’s investments. Securities markets also may be susceptible to market manipulation or other fraudulent trading practices, which could disrupt the orderly functioning of markets, increase overall market volatility or reduce the value of investments traded in them, including investments of the Fund. Instances of fraud and other deceptive practices committed by senior management of certain companies in which the Fund invests may undermine Lord Abbett’s due diligence efforts with respect to such companies, and if such fraud is discovered, negatively affect the value of the Fund’s investments. Financial fraud also may impact the rates or indices underlying the Fund’s investments. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, sanctions threatened or imposed by jurisdictions, including the United States, against a country or entities or individuals in a certain country (such as sanctions imposed against Russia, Russian entities, and Russian individuals in 2022) may impair the value and liquidity of securities issued by issuers in such country and may result in the Fund using fair valuation procedures to value such securities.

Valuation Risk: The valuation of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that accurately reflects their current market values or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s NAV. Incorrect valuations of the Fund’s portfolio holdings could result in the Fund’s shareholder transactions being effected at a NAV that does not accurately reflect the underlying value of the Fund’s portfolio, resulting in the dilution of shareholder interests.

SUMMARY OF FUND EXPENSES

This table is intended to assist investors in understanding the various costs and expenses directly or indirectly associated with investing in the Fund. You may qualify for sales charge discounts if you and certain members of your family invest, or agree to invest in the future, at least $100,000 in the Fund. More information about these and other discounts is available from your financial professional and in “Sales Charge–Class A Shares” on page 60 of the prospectus.

Shareholder Transaction Expenses	(Fees paid directly from your investment)
Class	Institutional	A	U
Maximum Initial Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None(1)	2.50%	None(1)
Maximum Deferred Sales Charge (Load) (as a percentage of offering price or repurchase proceeds, whichever is lower)	None	1.50%(2)	None
Dividend Reinvestment Fees	None	None	None

Annual Fund Operating Expenses
(as a percentage of the net assets attributable to common Shares)
Class	Institutional	A	U
Management Fees	1.25%	1.25%	1.25%
Distribution and Service (12b-1) Fees	None	0.75%	0.75%
Other Expenses(3)	0.16%	0.16%	0.16%
Acquired Fund Fees and Expenses(4)	0.43%	0.43%	0.43%
Total Annual Fund Operating Expenses	1.84%	2.59%	2.59%
Fee Waiver and/or Expense Reimbursement(5)	(0.02)%	(0.02)%	(0.02)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement(5)	1.82%	2.57%	2.57%
(1)

While neither the Fund nor Lord Abbett Distributor impose an initial sales charge on Institutional Class or Class U Shares, if you buy Institutional Class or Class U Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

(2)

A contingent deferred sales charge (‘‘CDSC’’) of 1.50% may be assessed on Class A Shares purchased without a sales charge if they are repurchased before the first day of the month of the one-year anniversary in which the purchase falls.

(3)	Other Expenses are estimated amounts for the current fiscal year, based on actual expenses from the fiscal year ended December 31, 2024.
(4)

Includes interest expense from certain underlying affiliated funds of 0.43%. Excluding interest expense of the applicable underlying affiliated funds, Total Annual Fund Operating Expenses are 1.39%, 2.14% and 2.14% for Institutional Class, Class A and Class U, respectively.

(5)

For the period from May 1, 2025 through April 30, 2026, Lord Abbett has contractually agreed to waive its fees and/or reimburse expenses to the extent necessary to limit total net annual operating expenses (excluding acquired fund fees and expenses, distribution expenses, interest expense, taxes, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, and other costs, expenses and liabilities with respect to consummated and unconsummated investments) and extraordinary expenses) to an annual rate of 1.39% for each class of shares. This agreement may be terminated only by the Board.

Example

The following example is intended to help you understand the various costs and expenses that you, as a holder of Shares, would bear directly or indirectly. The example illustrates the expenses that you would pay on a $1,000 investment in the Shares, assuming a 5% annual return:

Class	1 Year	3 Years	5 Years	10 Years
Institutional Class	$18	$58	$99	$216
Class A	$50	$103	$159	$310
Class U	$26	$80	$137	$292

The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the Other Expenses set forth in the Annual Fund Operating Expenses table above are accurate, that the Total Annual Fund Operating Expenses (as described above) remain the same each year, except that all dividends and distributions are reinvested at NAV. The example also assumes that the Fund’s operating expenses are equal to the total annual fund operating expenses after fee waivers and/or expense reimbursements shown in the fee table for year one and total annual fund operating expenses thereafter. The example for Class A Shares reflects the imposition of a 2.5% maximum initial sales charge (load). Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

FINANCIAL HIGHLIGHTS

This table describes the Fund’s Institutional Class, Class A Shares, and Class U Shares performance for the fiscal periods indicated. “Total Return” shows how much your investment in the Fund would have increased or decreased during each period without considering the effects of sales loads and assuming you had reinvested all dividends and distributions. These Financial Highlights have been audited by Deloitte & Touche LLP (“Deloitte”), the Fund’s independent registered public accounting firm, in conjunction with their annual audit of the Fund’s financial statements. Financial statements and the report of the independent registered public accounting firm thereon appear in the most recent annual report to shareholders and are incorporated by reference in the SAI, which is available upon request. Certain information reflects financial results for a single Fund share. Financial Highlights are provided for each class of Shares with operations during the fiscal periods indicated and Shares outstanding as of the end of the most recent fiscal period end.

CREDIT OPPORTUNITIES FUND

FINANCIAL HIGHLIGHTS

		Per Share Operating Performance:
		Investment operations:			Distributions to shareholders from:

	Net asset value, beginning of period	Net invest- ment income (loss)(b)	Net realized and unrealized gain (loss)	Total from invest- ment oper- ations	Net invest- ment income	Net realized gain	Total distri- butions
Institutional Class
12/31/2024	$8.88	$0.83	$0.10	$0.93	$(0.88)	$–	$(0.88)
12/31/2023	8.79	0.91	0.03	0.94	(0.85)	–	(0.85)
12/31/2022	10.58	0.75	(1.64)	(0.89)	(0.76)	(0.14)	(0.90)
12/31/2021	10.37	0.79	0.56	1.35	(0.75)	(0.39)	(1.14)
12/31/2020	10.00	0.74	0.34	1.08	(0.71)	–	(0.71)
Class A
12/31/2024	8.88	0.76	0.10	0.86	(0.81)	–	(0.81)
12/31/2023	8.79	0.84	0.03	0.87	(0.78)	–	(0.78)
12/31/2022	10.58	0.68	(1.64)	(0.96)	(0.69)	(0.14)	(0.83)
12/31/2021	10.37	0.71	0.56	1.27	(0.67)	(0.39)	(1.06)
12/31/2020	10.00	0.66	0.48	1.14	(0.77)	–	(0.77)
Class U
12/31/2024	8.88	0.75	0.11	0.86	(0.81)	–	(0.81)
12/31/2023	8.80	0.85	0.01	0.86	(0.78)	–	(0.78)
12/31/2022	10.58	0.68	(1.62)	(0.94)	(0.70)	(0.14)	(0.84)
12/31/2021	10.37	0.70	0.57	1.27	(0.67)	(0.39)	(1.06)
6/18/2020 to 12/31/2020(d)	9.10	0.36	1.27	1.63	(0.36)	–	(0.36)

(a) Does not include expenses of the Underlying Funds in which the Fund invests.

(b) Calculated based on average shares outstanding during the period.

(c) Total return for Class A does not consider the effects of sales loads and assumes the reinvestment of all distributions. Total return for Institutional Class and Class U assumes the reinvestment of all distributions.

(d) Commenced on June 18, 2020.

(e) Not annualized.

(f) Annualized.

CREDIT OPPORTUNITIES FUND

FINANCIAL HIGHLIGHTS (CONCLUDED)

			Ratios to Average Net Assets:(a)						Supplemental Data:

	Net asset value, end of period	Total return (%)(c)	Total expenses after waivers and/or reimburse- ments (%)		Total expenses (%)		Net investment income (loss) (%)		Net assets, end of period (000)	Portfolio turnover rate (%)
Institutional Class
12/31/2024	$8.93	10.90	1.41		1.41		9.23		$1,481,736	122
12/31/2023	8.88	11.15	1.40		1.41		10.26		963,355	97
12/31/2022	8.79	(8.58)	1.39		1.39		7.94		684,810	52
12/31/2021	10.58	13.35	1.39		1.40		7.23		408,536	61
12/31/2020	10.37	12.84	1.50		1.62		7.92		177,894	119
Class A
12/31/2024	8.93	10.08	2.16		2.16		8.48		918,019	122
12/31/2023	8.88	10.33	2.15		2.16		9.50		588,734	97
12/31/2022	8.79	(9.26)	2.14		2.14		7.16		466,141	52
12/31/2021	10.58	12.53	2.13		2.14		6.53		439,318	61
12/31/2020	10.37	12.02	2.25		2.30		7.01		184,655	119
Class U
12/31/2024	8.93	10.08	2.16		2.16		8.41		266,012	122
12/31/2023	8.88	10.33	2.15		2.16		9.62		119,511	97
12/31/2022	8.80	(9.24)	2.15		2.15		7.50		25,055	52
12/31/2021	10.58	12.54	2.13		2.13		6.46		12	61
6/18/2020 to 12/31/2020(d)	10.37	18.33 (e)	2.25	(f)	2.30	(f)	7.01	(f)	11	119	(e)

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund continuously offers its Shares and is operated as an “interval fund.” The Fund currently offers three classes of Shares: Institutional Class, Class A, and Class U. The Fund was organized as a Delaware statutory trust on September 18, 2018, pursuant to the Declaration and Agreement of Trust (the “Declaration of Trust”), which is governed by the laws of the State of Delaware. The Fund’s principal office is located at 30 Hudson Street, Jersey City, NJ 07302, and its telephone number is 888-522-2388.

USE OF PROCEEDS

The Fund invests the net proceeds of the continuous offering of Shares on an ongoing basis in accordance with its investment objective and policies as stated below. Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds in cash to meet operational needs. The Fund may be prevented from achieving its investment objective during any time in which the Fund’s assets are not substantially invested in accordance with its policies. It is currently anticipated that the Fund will be able to invest all or substantially all of the net proceeds according to its investment objective and policies within approximately three months after receipt of the proceeds, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to shareholders.

THE FUND’S INVESTMENT OBJECTIVE, STRATEGIES, AND PRINCIPAL RISKS

Investment Objective

The Fund’s investment objective is total return. In pursuing its investment objective, the Fund will seek income as well as capital appreciation.

Investment Strategies

To pursue its objective, the Fund has flexibility to allocate its assets among a broad range of credit sectors, including the corporate, sovereign, municipal, and structured product sectors. The Fund has significant flexibility to adjust allocations over time while adapting to the market and economic environment. The Fund intends to be optimally positioned across sectors and along the credit curve, without any explicit duration target or liquidity limitations, in order to maximize exposure to favored industries and sectors, identify the strongest candidates within those industries or sectors, and select securities the Fund believes present the best risk/reward profiles.

Under normal conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in bonds and other fixed income instruments and derivative instruments intended to provide economic exposure to such securities. For purposes of the 80% policy, the Fund considers bonds and other fixed income instruments to include, among other types of investments, bonds, debt securities and other similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) public- or private-sector entities; structured products, securitizations and other asset-backed securities issued on a public or private basis; corporate debt securities of U.S. and non-U.S. issuers, including convertible and CoCos and corporate commercial paper; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises; bank loans (including, among others, senior loans, mezzanine loans, delayed funding loans, revolving credit facilities and loan participations and assignments); loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans; payment-in-kind securities; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; catastrophe bonds and other event-linked bonds; credit-linked notes; preferred securities; convertible debt and equity securities, including synthetic convertible securities and CoCos; and bank certificates of deposit, fixed time deposits and bankers’ acceptances.

The Fund may invest in individual securities of any credit quality, maturity, or duration. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities (commonly referred to as “junk” bonds). Below investment grade quality instruments are those that, at the time of investment, are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch, or instruments comparably rated by other ratings agencies, or if unrated are determined by the Adviser to be of comparable quality. Instruments of below investment grade quality, commonly referred to as “junk” or “high yield” securities, are regarded as having predominantly speculative characteristics with respect to an issuer’s capacity to pay interest and repay principal.

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and DIP financings. The Fund may invest in any level of the capital structure of an issuer, including by investing in any class or tranche of mortgage-backed or asset-backed instruments. The rate of interest on an income-producing instrument may be fixed, floating, or variable. The Fund may invest in U.S. dollar and non-U.S. dollar denominated securities of issuers located anywhere in the world, including in emerging markets, and of issuers that operate in any industry.

The Fund may utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), credit default swaps, call and put options, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

The Fund may invest in common stocks and shares of other investment companies (including those advised by the Adviser), including mutual funds, money market funds, closed-end funds, business development companies (“BDCs”), exchange-traded funds (“ETFs”) , and other pooled investment vehicles (“underlying fund”). The Fund expects to obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser.

To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

During temporary defensive periods or in order to keep the Fund’s cash fully invested, including during the period when the net proceeds of the offering of Shares are being invested, the Fund may deviate from its investment objective and policies. During such periods, the Fund may invest its cash balances in short-term taxable securities, U.S. Government securities, commercial paper, bankers’ acceptances, repurchase agreements, registered money market funds, and comparable foreign fixed income securities, among other instruments, or may hold significant positions in cash or cash equivalents for temporary defensive purposes. It is impossible to predict when, or for how long, the Fund will use these alternative strategies. There can be no assurance that such strategies will be successful.

Securities Lending

The Fund may make secured loans of its portfolio securities, on either a short-term or long-term basis, amounting to not more than 33⅓% of its total assets, thereby potentially realizing additional income. Although voting rights, or rights to consent, with respect to the loaned securities may pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice. The Fund may recall a loaned security in order to sell the security. The Fund also may recall a loaned security in order to exercise its voting rights, but it may not always choose to do so. The risks in lending portfolio securities include the possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. If the loaned securities are not available to the Fund on a timely basis, the Fund may lose the opportunity to sell the securities at a desirable price or the Fund’s ability to vote the securities may be impaired. If a borrower defaults, the value of the collateral may decline before the Fund can dispose of it. Securities loans are made to broker-dealers and other institutions pursuant to agreements requiring that the loans be continuously secured by collateral consisting of cash or short-term debt obligations as may be permitted under the Fund’s securities lending program at least equal at all times to 100% of the market value of the securities on loan, marked-to-market daily. The borrower pays to the Fund an amount equal to any dividends or interest received on securities lent. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Because the Fund’s obligation to return the collateral does not change even if the securities in which the collateral is invested decline in value, the Fund bears the risk of any loss on the investment of the collateral. Any such loss may exceed, potentially by a substantial amount, any profit to the Fund from its securities lending activities. The Fund may pay fees in connection with arranging loans of its portfolio securities.

Investment Process

On behalf of the Fund, Lord Abbett employs a process that relies primarily on bottom-up, fundamental credit research. A critical part of the Fund’s investment process relies on Lord Abbett’s Credit Opportunities IC. The IC facilitates constant communication across sector teams and discusses investment ideas for inclusion in the Fund’s portfolio. When considering potential impacts, Lord Abbett typically considers the following:

● The major idiosyncratic and industry factors impacting Lord Abbett’s outlook for the investment.

● Potential catalysts, with specified time horizons, that support the investment thesis.

● Scenario analyses, resulting in a probability weighted internal rate of return (‘‘IRR’’).

● Analysis of certain metrics such as IRR, yield-to-worst and option-adjusted spread (‘‘OAS’’) relative to the risk contribution of the investment.

● Risk factors, which are identified and weighted in terms of their significance in driving the performance of the investment.

● Comparable credits, which are detailed to provide context on the investment.

● Sponsors/equity cushion identified in leveraged transactions.

● Volatility forecasts and specific stop-loss limits which would prompt investment thesis review.

Lord Abbett’s strategy focuses on identifying idiosyncratic credit ideas that possess a catalyst for price appreciation it believes is unrecognized by market participants. Lord Abbett relies primarily on bottom-up, fundamental credit research to both identify these catalysts and to build out multiple ‘‘case scenarios,’’ focusing on potentials for gain and loss. Lord Abbett seeks investment candidates that possess favorable potential return-for-risk characteristics. Portfolio construction focuses on balancing the most favorable opportunities while seeking prudent diversification. The Fund seeks to invest in multiple sectors and industries, considering general economic outlook and other factors, with risk allocation based on fundamental views, sector considerations, and valuations.

Additionally, Lord Abbett utilizes proprietary valuation tools that incorporate a range of metrics, including cash flow, coverage ratios, capital structure, leverage, revenue growth, and margins and liquidity, and feature stress tests to evaluate scenarios. While these models are useful for identifying opportunities and are accretive to the overall process, fundamental research is the primary input for investment decisions.

Lord Abbett incorporates proprietary quantitative risk reporting to ensure that the Fund’s risk profile is consistent with the portfolio management team’s goals. Lord Abbett measures and monitors interest rate and credit exposures and ratings-adjusted duration metrics with the goal of understanding the Fund’s generic risk exposure.

While duration is not explicitly targeted, the Fund is expected to include securities with durations of -3 to +8 years, although the Fund may invest outside this range. Exposures on a regional or country specific basis are generally driven by fundamental, security-specific considerations, however macroeconomic and sector views can influence the Fund’s exposures.

Illiquidity risk will receive significant focus. Because the Fund is not required to redeem its Shares on a daily basis, the Fund may invest a significant portion of its portfolio in illiquid securities, which can often offer higher potential returns when compared to liquid securities of comparable credit risk.

The Fund’s investment team may also consider the risks and return potential presented by environmental, social, and governance (‘‘ESG’’) factors in investment decisions.

Portfolio Composition

The Fund’s portfolio will be composed principally of the following investments. Further description of the Fund’s investment policies and restrictions and more detailed information about the Fund’s portfolio investments are contained in the SAI.

High-Yield Debt Securities

The Fund may invest without limit in instruments rated below investment grade (commonly referred to as “junk” bonds), considered to be those that are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch or instruments comparably rated by other rating agencies, or in unrated instruments determined by the Adviser to be of comparable quality. Instruments rated Ba1 or lower by Moody’s are judged to have speculative elements; their future cannot be considered as well assured and often the protection of interest and principal payments may be very moderate. Instruments rated BB+ or lower by S&P or Fitch are regarded as having predominantly speculative characteristics and, while such obligations have less near-term vulnerability to default than other speculative grade debt, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Lower grade instruments, though higher yielding, are generally characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The secondary market for lower grade instruments may be less liquid than that of higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain lower grade instruments or force the Fund to sell lower grade instruments at disadvantageous prices.

The prices of credit instruments generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of instruments also is inversely related to the coupon of such instruments. Accordingly, lower grade instruments may be relatively less sensitive to interest rate changes than higher quality instruments of comparable maturity, because of their higher coupon. The higher credit risk associated with lower grade instruments potentially can have a greater effect on the value of such instruments than may be the case with higher quality issues of comparable maturity, and may significantly affect the value of the Fund’s portfolio.

Investment Grade Fixed Income Securities

The Fund may also invest in investment grade fixed income securities. Investment grade fixed income securities are debt securities that are rated, at the time of purchase, within the four highest grades assigned by an independent rating agency, such as Moody’s (Aaa, Aa, A, Baa), S&P (AAA, AA, A, BBB), or Fitch (AAA, AA, A, BBB), or are unrated but determined by Lord Abbett to be of comparable quality.

Illiquid and Restricted Securities

The Fund may invest in securities that, at the time of investment, are illiquid. To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Investments currently considered to be illiquid include, among others, repurchase agreements not entitling the holder to repayment of principal and payment of interest within seven days, non-government stripped fixed-rate mortgage-backed securities, and OTC options and other derivatives. Valuing illiquid securities typically requires greater judgment than valuing securities for which there is an active trading market. The market price of illiquid securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of illiquid securities. Investment of the Fund’s assets in illiquid securities may restrict the Fund’s ability to take advantage of market opportunities.

The Fund also may invest without limit in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. The restriction on public sale may make it more difficult to value such securities, limit the Fund’s ability to dispose of them and lower the amount the Fund could realize upon their sale. Because they are not registered, restricted securities may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Distressed and Defaulted Instruments

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and DIP financings. Defaulted bonds are subject to greater risk of loss of income and principal than higher rated securities and are considered speculative. In the event of a default, the Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and, in some cases, there may be no recovery of repayment. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments.

The Fund may invest in debt securities of stressed and distressed issuers, including those that are the subject of financial restructuring, bankruptcy proceedings or otherwise in default as to the repayment of principal and/or payment of interest. Distressed and defaulted instruments are speculative and involve substantial risks in addition to the risks of investing in below investment grade instruments. To the extent that the Fund holds distressed debt, that Fund will be subject to the risk that it may lose a portion or all of its investment in the distressed debt and may incur higher expenses trying to protect its interests in distressed debt. Investments in distressed and defaulted investments can result in greater costs to the Fund (such as legal fees associated with a bankruptcy or restructuring), which can increase Fund expenses and/or decrease the value of the Fund’s investments. Investments in stressed or distressed issuers may also increase the possibility that the Fund may be sued in connection with a workout, restructuring or similar transaction. The prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed security issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet their projected business goals, or to obtain additional financing. The Fund may invest in additional securities of a defaulted issuer to retain a controlling stake in any bankruptcy proceeding or workout. Any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. In any reorganization or liquidation proceeding, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Distressed instruments may be highly illiquid and the prices at which distressed instruments may be sold may represent a substantial discount to what the Adviser believes to be the ultimate value of such obligations.

Loans

The Fund may invest in loans, which include, among other things, loans to U.S. or foreign corporations, partnerships, other business entities, or to U.S. and non-U.S. governments. In addition to fixed rate and variable rate loans, the Fund may invest in floating or adjustable rate loans, including bridge loans, novations, assignments, and participations. The interest rates on floating or adjustable rate loans periodically are adjusted to a generally recognized base rate such as the prime rate as set by the Federal Reserve. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund may invest in will usually be rated below investment grade or may also be unrated.

Loans typically have rates of interest which are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. As a result, as short-term interest rates increase, interest payable to the Fund from its investments in loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates. Currently, these base lending rates are the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders.

Loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. To the extent a loan is secured, there can be no assurance that the liquidation of any collateral securing that loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral of a secured loan. The collateral of a secured loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a borrower. Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of loans including, in certain circumstances, invalidating such loans or causing interest previously paid to be refunded to the borrower. If interest were required to be refunded, it could negatively affect the Fund’s performance.

The amount of public information available with respect to loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. If the loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in its investment decisions and may rely more upon its credit analysis abilities than upon ratings.

The Fund may invest in loans that do not have certain financial maintenance covenants, which are often referred to as “covenant-lite.” Such loans are widely held by loan market participants. Covenant-lite loans may still contain other important collateral protections, including (i) limitations on restricted payments, (ii) limitations on investments, (iii) limitations on additional debt and liens, and (iv) limitations on asset sales. While the Adviser will seek loans that provide attractive credit protection, the Fund is not limited in the amount of loans it may hold that are covenant-lite.

Loans are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (“Securities Act”) or registered under the Exchange Act. No active trading market may exist for some loans, and some loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its loans at prices that approximate those at which the Fund could sell such loans if they were more widely-traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of loans, the Fund’s yield may be lower. See “Principal Risks of the Fund—Liquidity Risk.”

The Fund may purchase and retain in its portfolio loans where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a loan.

The Fund may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Fund will use the fair value method to value loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

DIP Financings

The Fund may invest in DIP financings. DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Fund’s only recourse will be against the property securing the DIP financing.

Delayed Funding Loans and Revolving Credit Facilities

The Fund may enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a bank or other lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

Structured Products

The Fund may invest without limit in structured products, including CLOs and other collateralized obligations.

A CLO is a type of structured product that issues securities collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, second lien loans, and subordinate corporate loans. The underlying loans may be rated below investment grade by a rating agency. A CLO is not merely a conduit to a portfolio of loans; it is a pooled investment vehicle that may be actively managed by the collateral manager. Therefore, an investment in a CLO can be viewed as investing in (or through) another investment adviser and is subject to the layering of fees associated with such an investment.

The cash flows from a CLO are divided into two or more classes called “tranches,” each having a different risk-reward structure in terms of the right (or priority) to receive interest payments from the CLO. The risks of an investment in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of securities in which the Fund invests. Generally, the risks of investing in a CLO can be summarized as a combination of economic risks of the underlying loans combined with the risks associated with the CLO structure governing the priority of payments.

Other structured products in which the Fund may invest include CDOs, CBOs, CMOs, and securities issued by government, government-related, and/or private entities, including CMBS and RMBS. A CDO is a security backed by pools of corporate or sovereign bonds, bank loans to corporations, or a combination of bonds and loans, many of which may be unsecured. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities, which are often a diversified pool of securities that are high risk and below investment grade. These securities are collateralized by many different types of fixed income securities, including high-yield debt, trust preferred securities, and emerging market debt, which are subject to varying degrees of credit and counterparty risk. A CMO is a security that is collateralized by whole loan mortgages or mortgage pass-through securities. CMOs, CDOs and CBOs are structured similarly to CLOs and carry additional risks that include, but are not limited to, the risks of investing in CLOs described above and the risks associated with the pool of underlying securities.

CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in CMBS reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments and the ability of a property to attract and retain tenants. CMBS may be less liquid and exhibit greater price volatility than other types of mortgage or asset-backed instruments.

RMBS include securities that reflect an interest in, and are secured by, mortgage loans on residential real property. Similar to the risks of investing in CMBS, many of the risks of investing in RMBS reflect the risks of investing in the real estate securing the underlying mortgage loans. RMBS are particularly susceptible to prepayment risks, as residential mortgage loans generally do not impose prepayment penalties.

Derivatives

The Fund may use derivatives, which are financial instruments that derive their value from the value of an underlying asset, reference rate, or index. The Fund may use derivatives (both long and short positions) for investment purposes, leveraging purposes, or to hedge against various portfolio risks such as market, credit, interest rate, and currency risks. The Fund may use derivatives for hedging purposes, including protecting the Fund’s unrealized gains by hedging against possible adverse fluctuations in the securities markets or changes in interest rates or currency exchange rates that may reduce the market value of the Fund’s investment portfolio. The Fund also may use derivatives for non-hedging purposes to enhance returns, efficiently invest excess cash, or quickly gain market exposure. For example, the Fund may invest in or sell short U.S. Treasury futures, securities index futures, other futures, and currency forwards to adjust the Fund’s related exposures or for other portfolio management reasons. Regulatory developments could adversely affect the value or performance of the Fund. See “Principal Risks of the Fund - Risk of Regulatory Changes.”

The Fund also may use derivatives to manage the effective duration of its portfolio. The Fund may engage in derivative transactions on an exchange or in OTC market.

The types of derivative instruments that the Fund may use include:

● Futures and Options on Futures. The Fund may enter into futures contracts and options on futures contracts, which involve the purchase or sale of a contract to buy or sell a specified security or other financial instrument or asset at a specific future date and price on an exchange. The Fund may enter into such contracts as a substitute for taking a position in any underlying asset or to increase returns. An option on a futures contract gives the purchaser the right to buy or sell a futures contract in exchange for the payment of a premium.

● Swaps. The Fund may enter into interest rate, equity index, credit, currency, and total return swap agreements, and swaptions (options on swaps) and similar transactions. The Fund may enter into these swap transactions for hedging purposes or in an attempt to obtain a particular return when it is considered desirable to do so. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps, which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation. An OTC swap transaction involves an agreement between two parties to exchange different cash flows based on a specified or ‘‘notional’’ amount. The cash flows exchanged in a specific transaction may be, among other things, payments that are the equivalent of interest on a principal amount, payments that would compensate the purchaser for losses on a defaulted security or basket of securities, or payments reflecting the performance of one or more specified currencies, securities or indices. The Fund may enter into OTC swap transactions with counterparties that generally are banks, securities dealers or their respective affiliates. Certain types of swaps, such as interest rate swaps, may be cleared through clearing houses.

● Foreign Currency Forward Contracts and Options. The Fund may use foreign currency forward contracts and options to hedge the risk to the portfolio that foreign exchange price movements will be unfavorable for U.S. investors. Under some circumstances, the Fund may commit a substantial portion or the entire value of its portfolio to the completion of forward contracts. Generally, these instruments allow the Fund to lock in a specified exchange rate for a period of time. Foreign currency forward contracts also may be used to increase the Fund’s exposure to foreign currencies that Lord Abbett believes may rise in value relative to the U.S. dollar or to shift the Fund’s exposure to foreign currency fluctuations from one country to another.

● Options. The Fund may purchase call and put options and write (i.e., sell) call and put option contracts in accordance with its investment objective and policies. A “call option” is a contract sold for a price giving its holder the right to buy a specific number of securities at a specific price prior to a specified date. A “covered call option” is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A “put option” gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying securities at the exercise price at any time during the option period.

The Fund may purchase and sell call and put options in respect of specific securities (or groups or “baskets” of specific securities) or securities indices, currencies, or futures. The Fund also may enter into OTC options contracts, which are available for a greater variety of securities, and a wider range of expiration dates and exercise prices, than are exchange-traded options. Successful use by the Fund of options and options on futures will depend on Lord Abbett’s ability to predict correctly movements in the prices of individual securities, the relevant securities market generally, foreign currencies or interest rates.

Lord Abbett is registered with the CFTC as a commodity pool operator (“CPO”) under the Commodity Exchange Act (“CEA”). However, with respect to the Fund, Lord Abbett has filed a claim of exclusion from the definition of the term CPO and therefore, Lord Abbett is not subject to registration or regulation as a pool operator under the CEA with respect to the Fund.

Foreign (Non-U.S.) Securities

The Fund may invest without limit in instruments of corporate and other foreign (non-U.S.), including emerging market, issuers and in instruments traded principally outside of the U.S. The Fund considers emerging market countries to be those not classified as a Developed Market by MSCI. Some non-U.S. investments may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the U.S. and, at times, greater price volatility than in the U.S. Evidences of ownership of such securities usually is held outside the U.S. For these and other reasons, the Fund will be subject to additional risks if it makes investments outside the U.S., which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. investments may trade on days when the Fund’s Shares are not priced, NAV can change at times when Shares cannot be sold.

U.S. and Foreign (Non-U.S.) Currency Transactions

The Fund may invest in U.S. dollar-denominated or non U.S.-dollar denominated securities without limit. The Fund may hold non-U.S. currencies without holding any bonds or other income-producing securities denominated in those currencies. Investments in securities denominated in foreign currencies may decline in value relative to the U.S. dollar. In the case of hedged positions, the U.S. dollar may decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time. Although the Fund is not required to hedge its exposure to any currency, it may choose to do so. The Fund may engage in foreign currency transactions on a spot (cash) basis, and also may enter into foreign exchange forward contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. The Fund may use these currency-related transactions to hedge the risk to the portfolio that foreign exchange price movements will be unfavorable for U.S. investors. Generally, foreign exchange forward contracts, foreign currency futures contracts and options on foreign currencies and futures allow the Fund to lock in a specified exchange rate for a period of time. Foreign currency positions also may be used to increase the Fund’s exposure to foreign currencies that the portfolio management team believes may rise in value relative to the U.S. dollar or to shift the Fund’s exposure to foreign currency fluctuations from one country to another.

Government Securities

The Fund may invest in both U.S. Government securities and non-U.S. sovereign government securities. The Fund’s investments in U.S. Government securities may include debt securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The Fund’s investments in non-U.S. sovereign government securities may include debt securities issued or guaranteed by non-U.S. sovereign governments, their agencies, authorities, political subdivisions, or instrumentalities, and supranational agencies. Supranational agencies are organizations that are designed or supported by one or more governments or governmental agencies to promote economic development. Examples of supranational agencies include the Asian Development Bank, the European Bank for Reconstruction and Development, and the World Bank.

Convertible Securities and Synthetic Convertible Securities

The Fund may invest in convertible securities, which are corporate securities, usually preferred stocks or bonds, that are exchangeable at the option of the holder for a fixed number of other securities, usually common stocks, at a set price or formula (the “conversion price”). Convertible securities may provide investors the opportunity to participate in rising markets and potential protection in declining markets. Convertible securities are often rated below investment grade or not rated because they fall below debt obligations and just above common equity in order of preference or priority on the issuer’s balance sheet.

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value.

Contingent Convertible Securities

The Fund may invest in CoCos. CoCos are preferred equity or subordinated debt instruments that are designed to behave like bonds in times of economic health yet absorb losses when a pre-determined trigger event occurs. CoCos are either convertible into equity at a predetermined share price or written down in value (potentially to zero) based on the specific terms of the individual security if a pre-specified trigger event occurs. Trigger events vary by instrument and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer’s capital below a specified threshold level, an increase in the issuer’s risk weighted assets, the share price of the issuer falling to a particular level for a certain period of time and certain regulatory events. In addition, CoCos have no stated maturity and have fully discretionary coupons.

Municipal Bonds

Municipal bonds share the attributes of fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities, and may be either taxable or tax-exempt instruments. The municipal bonds that the Fund may purchase include without limitation general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax exempt private activity bonds and industrial development bonds generally are also limited obligation bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Inflation-Linked Instruments

Inflation-linked instruments are securities whose interest and principal value are periodically adjusted according to the rate of inflation. The Fund’s investments in inflation-linked instruments may include inflation-indexed fixed income securities and inflation-linked derivatives.

The Fund may invest in inflation-linked fixed income securities, which are securities whose principal and/or interest payments are adjusted for inflation, unlike traditional fixed income securities that make fixed or variable principal and interest payments. The Fund may invest in TIPS, which are U.S. Government bonds whose principal automatically is adjusted for inflation as measured by the CPI for All Urban Consumers, and other inflation-indexed securities issued by the U.S. Department of Treasury. In addition to investing in TIPS, the Fund also may invest in sovereign inflation-indexed fixed income securities (sometimes referred to as ‘‘linkers’’) issued by non-U.S. governments. The Fund may also invest in inflation-linked derivatives, including CPI swaps. A CPI swap is a contract in which one party agrees to pay a fixed rate in exchange for a variable rate, which is the rate of change in the CPI during the life of the contract. Payments are based on a specified notional amount of principal. As described in more detail below, the Fund may invest in other types of derivatives.

Reverse Repurchase Agreements and Dollar Rolls

The Fund may enter into reverse repurchase agreements and dollar rolls, which are forms of borrowing. In a reverse repurchase agreement, the Fund sells a security to a securities dealer or bank for cash and also agrees to repurchase the same security at an agreed upon price on an agreed upon date. Reverse repurchase agreements expose the Fund to credit risk (that is, the risk that the counterparty will fail to resell the security to the Fund). Engaging in reverse repurchase agreements also may involve the use of leverage, in that the Fund may reinvest the cash it receives in additional securities.

Under a reverse repurchase agreement, the Fund sells securities to a bank or broker dealer and agrees to repurchase the securities at a mutually agreed future date and price. A dollar roll is similar to a reverse repurchase agreement except that the counterparty with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities that are “substantially identical.” Generally, the effect of a reverse repurchase agreement or dollar roll transaction is that the Fund can recover and reinvest all or most of the cash invested in the portfolio securities involved during the term of the agreement and still be entitled to the returns associated with those portfolio securities, thereby resulting in a transaction similar to a borrowing and giving rise to leverage for the Fund. The Fund will incur interest expense as a cost of utilizing reverse repurchase agreements and dollar rolls. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

Equity Securities

The Fund may invest up to 20% of its total assets in equity securities. Equity securities in which the Fund may invest include common stocks, preferred stocks, equity interests in trusts (including REITs and privately offered trusts), partnerships, joint ventures, limited liability companies and vehicles with similar legal structures, and other instruments with similar characteristics. The Fund considers equity securities to include warrants, rights offerings, convertible securities, and investments that convert into the equity securities described above. However, common stocks the Fund has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security will not count towards this 20% limit. The Fund also may invest in ETFs. The Fund may invest in securities of public and private companies with any market capitalization, including small, medium, and large capitalizations.

Other Investment Companies

The Fund may invest in shares of other pooled investment vehicles (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds to the extent that such investments are consistent with the Fund’s investment objective, strategies and policies. The Fund expects to obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser. The Fund may also invest in other investment funds to gain exposure to particular asset classes, to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when the Adviser believes share prices of other investment companies offer attractive values. The securities of other investment funds may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. See “Principal Risks of the Fund—Leverage Risk.”

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The Fund may invest in commercial paper of any credit quality consistent with the Fund’s investment objectives and policies, including unrated commercial paper. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Pay-in-kind Securities

The Fund may invest directly or indirectly in pay-in-kind securities. Pay-in-kind securities allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Pay-in-kind securities are normally issued and traded at a deep discount from face value. The amount of the discount varies depending on such factors as the time remaining until maturity of the securities, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of pay-in-kind securities generally are more volatile than the market prices of debt instruments that pay interest currently and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of securities having similar maturities and credit quality. Under many market conditions, investments in pay-in-kind securities may be illiquid, making it difficult for the Fund to dispose of them or determine their current value.

Certificates of Deposit

Certificates of deposit are issued against money deposited into a bank (including eligible foreign branches of U.S. banks) or a savings and loan association (“S&L”) for a definite period of time. They earn a specified rate of return and are normally negotiable.

Leverage

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

The net proceeds the Fund obtains from credit default swaps, reverse repurchase agreements, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. Under the 1940 Act, the Fund is not permitted to incur certain forms of indebtedness, including through the issuance of debt securities, unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, this asset coverage test is satisfied.

Reverse repurchase agreements, dollar rolls and other such instruments, even if covered, may represent a form of economic leverage and create special risks. The use of these forms of leverage may increase the volatility of the Fund’s investment portfolio and could result in larger losses to shareholders than if these strategies were not used. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default under the agreement governing a leverage facility.

Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Shares. When leverage is used, the NAV of the Shares and the yield to shareholders will be more volatile and could result in larger losses to shareholders than if these strategies were not used. In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, borrowings or any other forms of leverage are borne by the shareholders and result in a reduction of the NAV of the Shares.

Preferred Securities

Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of common stock, dividends and a fixed share of the proceeds resulting from liquidation of the company. Unlike common stock, preferred securities usually do not have voting rights. Preferred securities in some instances are convertible into common stock. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock. Some preferred securities offer a fixed rate of return with no maturity date. Because they never mature, these preferred securities may act like long-term bonds, can be more volatile than other types of preferred securities and may have heightened sensitivity to changes in interest rates. Other preferred securities have a variable dividend, generally determined on a quarterly or other periodic basis, either according to a formula based upon a specified premium or discount to the yield on particular U.S. Treasury securities or based on an auction process, involving bids submitted by holders and prospective purchasers of such securities. Although they are equity securities, preferred securities have certain characteristics of both debt securities and common stock. They are like debt securities in that their stated income is generally contractually fixed. They are like common stock in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Because preferred securities represent an equity ownership interest in a company, their value usually will react more strongly than bonds and other debt instruments to actual or perceived changes in a company’s financial condition or prospects, or to fluctuations in the equity markets.

Short-Term and Temporary Defensive Investments

In an attempt to respond to adverse market, economic, political, or other conditions, the Fund may invest some or all of its assets in short-term taxable securities, U.S. Government securities, commercial paper, bankers’ acceptances, repurchase agreements, registered money market funds, and comparable foreign fixed income securities or may hold significant positions in cash or cash equivalents for temporary defensive purposes. Taking a temporary defensive position could prevent the Fund from achieving its investment objective.

Portfolio Turnover

The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) generally involves greater expenses for the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Sales of portfolio securities may also result in realization of taxable capital gains, including short-term capital gains (which are generally treated as ordinary income upon distribution in the form of dividends). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.

Principal Risks of the Fund

The NAV of the Shares will fluctuate with and be affected by, among other things, various principal investment risks of the Fund and its investments, which are summarized below.

Portfolio Management Risk: The strategies used and investments selected by the Fund’s portfolio management team may fail to produce the intended result and the Fund may not achieve its objective. The securities selected for the Fund may not perform as well as other securities that were not selected for the Fund. As a result, the Fund may suffer losses or underperform other funds with the same investment objective or strategies, and may generate losses even in a favorable market.

Market Risk: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Changes in the financial condition of a single issuer can impact a market as a whole. For many fixed income securities, market risk is significantly, but not necessarily exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a decrease in the value of investments in bonds and other debt securities, while a fall in rates typically causes an increase in value. Equity securities have experienced significantly more volatility in returns than fixed income securities over the long term, although under certain market conditions fixed income securities may have comparable or greater price volatility. In addition, data imprecision, technology malfunctions, operational errors, and similar factors may adversely affect a single issuer, a group of issuers, an industry, or the market as a whole. A slower-growth or recessionary economic environment could have an adverse effect on the prices of the various securities held by the Fund. Economies and financial markets throughout the world are becoming increasingly interconnected, which raises the likelihood that events or conditions in one country or region will adversely affect markets or issuers in other countries or regions.

Issuer Risk: The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Repurchase Offers Risk: As described in the section entitled “Periodic Repurchase Offers” beginning on page 66 of this prospectus, the Fund is an “interval fund” and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board. In all cases such repurchases will be for at least 5% and not more than 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Shares under ordinary circumstances. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders and repurchases generally will be funded from available cash or sales of portfolio securities.

Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and, unless offset by sufficient sales of Fund Shares, may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. The Fund believes that payments received in connection with the Fund’s investments will generate sufficient cash to meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

The repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. In addition, the repurchase of Shares by the Fund may increase the Fund’s portfolio turnover rate, which may result in increased transaction costs and reduced returns to shareholders.

If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter to ensure the repurchase of a specific number of Shares, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a shareholder submits a repurchase request. To the extent that the Fund invests a portion of its portfolio in foreign markets, there is the risk of a possible decrease in Share value as a result of currency fluctuations between the date of tender and the Repurchase Pricing Date.

In addition, the repurchase of Shares by the Fund may be a taxable event to shareholders, potentially including even shareholders who do not tender any Shares in such repurchase. Furthermore, the Fund’s use of cash to repurchase Shares could adversely affect its ability to satisfy the distribution requirements for treatment as a regulated investment company. The Fund could also recognize income or gain in connection with its sale or other disposal of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied and would need to be distributed to shareholders (in taxable distributions) in order to eliminate a Fund-level tax. See “Tax Matters” below.

Fixed Income Securities Risk: The Fund is subject to the general risks and considerations associated with investing in debt securities, including the risk that issuers will fail to make timely payments of principal or interest or default altogether. Typically, shorter-term bonds are less volatile than longer-term bonds; however, longer-term bonds typically offer higher yields and more stable interest income than shorter-term bonds due to their longer term and extended fixed payment schedule. Lower-rated securities in which the Fund may invest may be more volatile and may decline more in price in response to negative issuer developments or general economic news than higher rated securities. In addition, as interest rates rise, the Fund’s investments typically will lose value.

High-Yield Securities Risk: High-yield securities (commonly referred to as “junk” bonds) typically pay a higher yield than investment grade securities, but may have greater price fluctuations and have a higher risk of default than investment grade securities. The market for high-yield securities may be less liquid due to such factors as specific industry developments, interest rate sensitivity, negative perceptions of the junk bond markets generally, and less secondary market liquidity, and may be subject to greater credit risk than investment grade securities. Below investment grade securities may be highly speculative and have poor prospects for reaching investment grade standing. Issuers of below investment grade securities generally are not as strong financially as those issuers with higher credit ratings, and are more likely to encounter financial difficulties, especially during periods of rising interest rates or other unfavorable economic or market conditions. Below investment grade securities are subject to the increased risk of an issuer’s inability to meet principal and interest obligations and a greater risk of default. Some issuers of below investment grade securities may be more likely to default as to principal or interest payments after the Fund purchases their securities. A default, or concerns in the market about an increase in risk of default or the deterioration in the creditworthiness of an issuer, may result in losses to the Fund. The Fund may incur higher expenses to protect its interests in such securities and may lose its entire investment in defaulted bonds.

The secondary market for high-yield securities is concentrated in relatively few market makers and is dominated by institutional investors, including mutual funds, insurance companies, and other financial institutions. As a result, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher rated securities. In addition, market trading volume for lower rated securities is generally lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. Because of the lack of sufficient market liquidity, the Fund may incur losses because it may be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and the Fund’s ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for the Fund to obtain precise valuations of the below investment grade securities in its portfolio.

Defaulted Bonds Risk: Defaulted bonds are subject to greater risk of loss of income and principal than securities of issuers whose debt obligations are being met. Defaulted bonds are considered speculative with respect to the issuer’s ability to make interest payments and/or pay its obligations in full. In the event of a default, the Fund may incur additional expenses to seek recovery. Because the issuer of such securities is in default and is likely to be in distressed financial condition, the repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments.

Workout or bankruptcy proceedings could adversely affect the Fund’s rights in collateral relating to a loan, delay or limit the Fund’s ability to collect the principal and interest payments on that borrower’s loans, and typically result in only partial recovery of cash payments or an exchange of the defaulted bond for other securities of the issuer or its affiliates, which securities may in turn be illiquid, subject to restrictions on resale and/or speculative.

Distressed Debt Risk: Investments in distressed bonds are speculative and involve substantial risks in addition to the risks of investing in high-yield debt securities. The anticipated transaction regarding these instruments may be unsuccessful, take considerable time or result in a distribution of cash or a new security or obligation in exchange for the distressed debt obligations, the value of which may be less than the Fund’s purchase price of such debt obligations. The Fund also may incur expenses trying to protect its interests in distressed debt and will be subject to the risk that it may lose a portion or all of its investment in the distressed debt. Additionally, the prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed debt issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet their projected business goals, or to obtain additional financing. The Fund may invest in additional securities of a defaulted issuer to retain a controlling stake in any bankruptcy proceeding or workout. Any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. In any reorganization or liquidation proceeding, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Moreover, it is unlikely that a liquid market will exist for the Fund to sell its holdings in distressed debt securities and any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. If the Fund and other accounts managed by Lord Abbett invest in different parts of an issuer’s capital structure and the issuer encounters financial problems, decisions over the terms of any restructuring or workout are likely to raise conflicts of interest. The Fund may take actions adverse to other accounts or, to minimize such conflicts, may avoid making certain investments or taking certain actions, which could have the effect of limiting the Fund’s investment opportunities. Similarly, other accounts managed by Lord Abbett may take actions adverse to the Fund.

Credit Risk: Debt securities are subject to the risk that the issuer or guarantor of a security may not make interest and principal payments as they become due or may default altogether. Litigation, legislation or other political events, business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and interest. In addition, if the market perceives a deterioration in the creditworthiness of an issuer, the value and liquidity of securities issued by that issuer may decline. Credit risk varies based on the economic and fiscal conditions of each issuer. To the extent the Fund holds below investment grade securities, these risks may be heightened. The credit quality of the Fund’s portfolio securities or instruments may meet the Fund’s credit quality requirements at the time of purchase but then deteriorate thereafter, and such a deterioration can occur rapidly. In certain instances, the downgrading or default of a single holding or guarantor of the Fund’s holding may impair the Fund’s liquidity and have the potential to cause significant NAV deterioration. Insurance or other credit enhancements supporting the Fund’s investment may be provided by either U.S. or foreign entities. These securities have the credit risk of the entity providing the credit support in addition to the credit risk of the underlying investment that is being enhanced. Credit support provided by foreign entities may be less certain because of the possibility of adverse foreign economic, political or legal developments that may affect the ability of the entity to meet its obligations. A change in the credit rating or the market’s perception of the creditworthiness of any of the bond insurers that insure securities in the Fund’s portfolio may affect the value of the securities they insure, the Fund’s share prices, and Fund performance. A downgrading of an insurer’s credit rating or a default by the insurer could reduce the credit rating of an insured bond and, therefore, its value. The Fund also may be adversely affected by the inability of an insurer to meet its insurance obligations.

Interest Rate Risk: As interest rates rise, prices of bonds (including tax-exempt bonds) generally fall, typically causing the Fund’s investments to lose value. Additionally, rising interest rates or lack of market participants may lead to decreased liquidity in fixed income markets. Interest rate changes generally have a more pronounced effect on the market value of fixed-rate instruments, such as corporate bonds, than they have on floating rate instruments, and typically have a greater effect on the price of fixed income securities with longer durations. Interest rate changes can be sudden and unpredictable, and the Fund may lose money as a result of movements in interest rates. A wide variety of market factors can cause interest rates to rise, including central bank monetary policy, rising inflation, and changes in general economic conditions. To the extent the Fund invests in floating rate instruments, changes in short-term market interest rates may affect the yield on those investments. If short-term market interest rates fall, the yield on the Fund’s shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on the floating rate debt in the Fund’s portfolio, the impact of rising rates may be delayed. To the extent the Fund invests in fixed rate instruments, fluctuations in the market price of such investments may not affect interest income derived from those instruments, but may nonetheless affect the Fund’s NAV, especially if the instrument has a longer maturity. Substantial increases in interest rates may cause an increase in issuer defaults, as issuers may lack resources to meet higher debt service requirements. During periods of rising inflation, fixed income securities markets may experience heightened levels of interest rate volatility and liquidity risk.

Floating Rate Interest Risk: Changes in short-term market interest rates may affect the yield on the Fund’s investments in floating rate debt. If short-term market interest rates fall, the yield on the Fund’s Shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on the floating rate debt in the Fund’s portfolio, the impact of rising rates may be delayed. Substantial increases in interest rates may cause an increase in issuer defaults, as issuers may lack resources to meet high debt service requirements.

Corporate Debt Securities Risk: The market value of corporate debt securities generally may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate debt securities normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate debt securities. The market value of a corporate debt security also may be affected by factors directly relating to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate debt securities are described elsewhere in this prospectus in further detail. There is a risk that the issuers of corporate debt securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The Fund may invest in below investment grade corporate bonds, often referred to as “high yield” securities or “junk bonds.” High yield corporate bonds are often high risk and have speculative characteristics. High yield corporate bonds may be particularly susceptible to adverse issuer-specific developments. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and valuation/pricing transparency risks.

Liquidity Risk: To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. Liquidity risk exists when particular investments are difficult to purchase or sell at the time that the Fund would like or at the price that the Fund believes such investments are currently worth. Many of the Fund’s investments may be illiquid. Illiquid securities may become harder to value, especially in changing markets. The Fund’s investments in illiquid securities may reduce the returns of the Fund because it may be unable to sell the illiquid securities at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer or due to geopolitical events such as sanctions, trading halts, or wars. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty. In such cases, the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.

To the extent that the Fund’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, senior loans, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity.

The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Industry and Sector Risk: Although the Fund does not employ an industry or sector focus, the percentage of the Fund’s assets invested in specific industries or sectors will increase from time to time based on the portfolio management team’s perception of investment opportunities. The Fund may be overweight in certain industries and sectors at various times relative to its benchmark index. If the Fund invests a significant portion of its assets in a particular industry or sector, the Fund is subject to the risk that companies in the same industry or sector are likely to react similarly to legislative or regulatory changes, adverse market conditions, increased competition, or other factors generally affecting that market segment. In such cases, the Fund would be exposed to an increased risk that the value of its overall portfolio will decrease because of events that disproportionately affect certain industries and/or sectors. The industries and sectors in which the Fund may be overweighted will vary. Furthermore, investments in particular industries or sectors may be more volatile than the broader market as a whole, and the Fund’s investments in these industries and sectors may be disproportionately susceptible to losses even if not overweighted.

Convertible Securities Risk: Convertible securities are subject to the risks affecting both equity and fixed income securities, including market, credit, liquidity, and interest rate risk. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality and less potential for gains or capital appreciation in a rising stock market than equity securities. They tend to be more volatile than other fixed income securities, and the markets for convertible securities may be less liquid than markets for common stocks or bonds. To the extent that the Fund invests in convertible securities and the investment value of the convertible security is greater than its conversion value, its price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the price of the convertible security will tend to fluctuate directly with the price of the underlying equity security. A significant portion of convertible securities have below investment grade credit ratings and are subject to increased credit and liquidity risks. Synthetic convertible securities and convertible structured notes may present a greater degree of market risk, and may be more volatile, less liquid and more difficult to price accurately than less complex securities. These factors may cause the Fund to perform poorly compared to other funds, including funds that invest exclusively in fixed income securities. In addition, a convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert the security into the underlying common stock, sell it to a third party, or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective, which, in turn, could result in losses to the Fund.

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.

Contingent Convertible Securities Risk: CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of preferred equity or subordinated debt instruments. CoCos generally either convert into equity or have their principal written down upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. As a result, an investment by the Fund in CoCos is subject to the risk that coupon (i.e., interest) payments may be cancelled by the issuer or a regulatory authority in order to help the issuer absorb losses. An investment by the Fund in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Fund’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations. In addition, if CoCos held by the Fund are converted into the issuer’s underlying equity securities following a trigger event, the Fund’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk, liquidity risk and valuation risk. In certain circumstances, CoCos may write down to zero notwithstanding the fact that the equity shares continue to exist and have economic value and investors could lose the entire value of the investment, even as the issuer remains in business. An investment by the Fund in CoCos may result in losses to the Fund.

U.S. Government Securities Risk: The Fund may invest in debt securities issued or guaranteed by agencies, instrumentalities and sponsored enterprises of the U.S. Government. Some U.S. Government securities, such as U.S. Treasury bills, notes and bonds, and mortgage-related securities guaranteed by the GNMA, are supported by the full faith and credit of the United States; others, such as those of the FHLBs or the FHLMC, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the issuing agency, instrumentality or enterprise. Although U.S. Government-sponsored enterprises, such as the FHLBs, FHLMC, FNMA and the Student Loan Marketing Association, may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury or supported by the full faith and credit of the U.S. Government and involve increased credit risks.

Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities.

U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. Government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Mortgage-Related and Asset Backed Instruments and Other Collateralized Obligations Risk: The Fund may invest in a variety of mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers.

The mortgage-related assets in which the Fund may invest include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including real estate mortgage investment conduits (“REMICs”), which could include Re-REMICs, mortgage pass-through securities, inverse floaters, CMOs, CLOs, multiclass pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans.

The Fund may also invest in other types of asset-backed securities, including CDOs, which include CBOs, CLOs and other similarly structured securities.

Mortgage-related and other asset-backed instruments represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

Privately Issued Mortgage-Related Securities Risk: There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms, including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Mortgage Market/Subprime Risk: The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) generally increased during that period and may increase again, and a decline in or flattening of housing and other real property values (as has been experienced during that period and may continue to be experienced in many real estate markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. In addition, mortgage loan originators may experience serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements may cause limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities.

Real Estate Risk: An investment in a REIT generally is subject to the risks that impact the value of the underlying properties or mortgages of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand, interest rates, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Other factors that may adversely affect REITs include poor performance by management of the REIT, extended vacancies, failure to collect rents, the ability of the company to finance property purchases and renovations, changes to the tax laws, failure by the REIT to qualify for favorable tax treatment under the Code, and changes in local, regional, or general economic conditions. REITs also are subject to default or prepayments by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended. REITs may be more volatile and/or more illiquid than other types of equity securities. In addition, the Fund’s shareholders will indirectly bear their proportionate share of the REIT’s fees and expenses, as well as their proportionate share of the Fund’s fees and expenses.

Foreign and Emerging Market Company Risk: Investments in foreign (including emerging market) companies and in U.S. companies with economic ties to foreign markets generally involve special risks that can increase the likelihood that the Fund will lose money or experience volatility in the values of its portfolio assets. As compared with companies organized and operated in the U.S., foreign companies may be more vulnerable to economic, political, and social instability and subject to less government supervision, lack of transparency, and inadequate regulatory, reporting, accounting, auditing, and financial standards. Investments in securities of foreign companies may be subject to foreign withholding or other taxes. There may be less publicly available financial and other information regarding foreign issuers.

The securities of foreign companies also may be subject to inadequate or otherwise unfavorable exchange control regulations (including limitations on currency movements and exchanges), the imposition of economic sanctions or threat thereof or other government restrictions, and higher transaction and other costs, including transaction costs associated with currency exchange. To the extent the securities of foreign companies are traded on non-U.S. exchanges or markets, settlement, clearing, and registration of such securities transactions are subject to risks because registration systems may be less developed or subject to inadequate government supervision. This may result in significant delays or problems in registering the transfer of securities. If the Fund is delayed in settling a transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines.

There is a risk that a foreign government may take action that impedes or prevents the Fund from taking income and/or capital gains earned in the local currency and converting into U.S. dollars (i.e., “repatriating” local currency investments or profits), including temporary restrictions on foreign capital remittances. Certain foreign countries have sought to maintain foreign exchange reserves and/or address the economic volatility and dislocations caused by the large intentional capital flows by controlling or restricting the conversion of the local currency into other currencies. This risk tends to become more acute when economic conditions otherwise worse. There can be no assurance that if the Fund earns income or capital gains in a foreign currency or Lord Abbett otherwise seeks to withdraw the Fund’s investments from a given foreign country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.

Investments in foreign companies also may be adversely affected by governmental actions such as the nationalization of companies or industries, expropriation of assets, or confiscatory taxation. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in a foreign company. Some foreign countries also have policies or restrictions that may restrict the Fund’s investment opportunities, including restrictions on investing in issuers or industries deemed sensitive to relevant national interests, requirements that government approval be obtained prior to investment by foreign persons, or impositions of penalties for increases in the value of the Fund’s investment. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell non-U.S. securities or transfer the Fund’s assets or income back into the U.S, or otherwise adversely affect the Fund’s operations. In addition, due to differences in legal systems, there is the risk that there may be difficulty in enforcing contractual obligations and obtaining and enforcing court judgments outside the U.S, which may affect the value of the Fund’s foreign investments.

Foreign company securities also include ADRs, GDRs and other similar depositary receipts. ADRs, GDRs and other similar depositary receipts may be less liquid than the underlying shares in their primary trading market. Foreign company securities also may be subject to thin trading volumes and reduced liquidity, which may lead to greater price fluctuation. A change in the value of a foreign currency relative to the U.S. dollar will change the value of securities held by the Fund that are denominated in that foreign currency, including the value of any income distributions payable to the Fund as a holder of such securities. Currency exchange rates may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates and the overall economic health of the issuer. Devaluation of a currency by a country’s government or banking authority also will have an adverse impact on the U.S. dollar value of any investments denominated in that currency. These and other factors can materially adversely affect the prices of securities the Fund holds, impair the Fund’s ability to buy or sell securities at their desired price or time, or otherwise adversely affect the Fund’s operations. The Fund may invest in securities of issuers whose economic fortunes are linked to non-U.S. markets, but which principally are traded on a U.S. securities market or exchange and denominated in U.S. dollars. To the extent the Fund invests in this manner, the percentage of the Fund’s assets that is exposed to the risks associated with foreign companies may exceed the percentage of the Fund’s assets that is invested in foreign securities that are principally traded outside of the U.S.

The Fund’s investments in emerging market companies generally are subject to heightened risks compared to its investments in developed market companies. Investments in emerging markets may be considered speculative and generally are riskier than investments in more developed markets because they tend to develop unevenly and may never fully develop. Emerging markets are more likely to experience hyperinflation and currency devaluations. Securities of emerging market companies may have far lower trading volumes, tend to be less liquid, especially subject to greater price volatility, have a smaller market capitalization, have less government regulation, and may not be subject to as extensive and frequent accounting, financial, and other reporting requirements as securities issued in more developed countries. Further, investing in the securities of issuers located in certain emerging countries may present a greater risk of loss resulting from problems in security registration and custody, substantial economic or political disruptions, terrorism, armed conflicts and other geopolitical events, and the impact of tariffs and other restrictions on trade or economic sanctions. In addition, pandemics and outbreaks of contagious diseases may exacerbate pre-existing problems in emerging market countries with less established health care systems.

Foreign Currency Risk: Investments in securities that are denominated or receiving revenues in foreign (including emerging market) currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities that are denominated in those currencies. The Fund may engage in foreign currency hedging transactions to attempt to protect the Fund from adverse currency movements. Such transactions include the risk that Lord Abbett will not accurately predict currency movements. As a result, the Fund may experience significant losses or see its return reduced. Also, it may be difficult or impractical to hedge currency risk in many developing or emerging markets. The risks associated with exposure to emerging market currencies may be heightened in comparison to those associated with exposure to developed market currencies.

Non-U.S. Government and Supranational Debt Securities Risk: Debt securities of governmental (or supranational) issuers in all non-U.S. countries, including emerging market countries, may include, among others:

●  fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities, and political subdivisions located in non-U.S. (including emerging market) countries;

●  fixed income securities issued by government owned, controlled, or sponsored entities located in non-U.S. (including emerging market) countries;

●  interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers;

●  Brady Bonds (which are described below);

●  participations in loans between non-U.S. (including emerging market) governments and financial institutions; and

●  fixed income securities issued by supranational entities such as the World Bank or the European Economic Community. A supranational entity is a bank, commission, or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.

Investment in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by many factors. A country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international price of such commodities, and increased protectionism on the part of a country’s trading partners, or political changes in those countries, could also adversely affect its exports. Such events could diminish the credit standing of a particular local government or agency.

Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain countries in which the Fund may invest (i) require governmental approval prior to investments by foreign persons; (ii) limit the amount of investment by foreign persons in a particular issuer; (iii) limit investment by foreign persons to only a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries; or (iv) impose additional taxes on foreign investors. Further, certain issuers may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

Sovereign debt securities include Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities for new bonds in connection with a debt restructuring plan for emerging market countries announced by former U.S. Secretary of the Treasury Nicholas F. Brady. Brady Bonds arose from an effort in the 1980s to reduce the debt held by less developed countries that were frequently defaulting on loans. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar), and are traded in the OTC secondary market. Certain Brady Bonds are collateralized in full as to principal due at maturity by zero coupon obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities having the same maturity. Brady Bonds are not, however, considered to be securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Brady Bonds do not have a long payment history and are subject to, among other things, the risk of default. In light of the history of defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative regardless of the current credit rating of the issuer. The valuation of Brady Bonds generally depends on the following components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity.

Municipal Securities Risk: Municipal securities are subject to the same risks affecting fixed income securities in general. In addition, the prices of municipal securities may be adversely affected by legislative or political changes, tax rulings, judicial action, changes in market and economic conditions, and the fiscal condition of the municipal issuer, including an insolvent municipality filing for bankruptcy. The Fund may be more sensitive to these events and conditions if it invests a substantial portion of its assets in the municipal securities of similar projects (such as those relating to education, health care, housing, transportation, and utilities), in particular types of municipal securities (such as general obligation bonds, private activity bonds, and special tax bonds) or in the securities of issuers located within a single state, municipality, territory (such as Puerto Rico), or geographic area. The market for municipal securities generally is less liquid than other securities markets, which may make it more difficult for the Fund to sell its municipal securities. The differences between the price at which an obligation can be purchased and the price at which it can be sold may widen during periods of market distress. Less liquid obligations can become more difficult to value and be subject to erratic price movements.

Specific risks are associated with different types of municipal securities. For example, with respect to general obligation bonds, the full faith, credit, and taxing power of the municipality that issues a general obligation bond supports payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues, and ability to maintain an adequate tax base. Certain of the municipalities in which the Fund invests may experience significant financial difficulties, which may lead to bankruptcy or default. With respect to revenue bonds, payments of interest and principal are made only from the revenues generated by a particular facility or class of facilities, the proceeds of a special tax, or other revenue source, and depend on the money earned by that source. Nongovernmental users of facilities financed by tax-exempt revenue bonds (e.g., companies in the electric utility and health care industries) may have difficulty making payments on their obligations in the event of an economic downturn. This would negatively affect the valuation of municipal securities issued by such facilities. In addition, each industry is subject to its own risks: the electric utility industry is subject to rate regulation vagaries, while the health care industry faces two main challenges – affordability and access.

Private activity bonds are issued by municipalities and other public authorities to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit, and taxing power for repayment. If the private enterprise defaults on its payments, the Fund may not receive any income or get its money back from the investment. In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer generally will appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation, it may be difficult to sell the property and the proceeds of a sale may not cover the Fund’s loss. Variable rate demand obligations are floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Fund may lose money. Special tax bonds are usually backed and payable through a single tax, or series of special taxes such as incremental property taxes. The failure of the tax levy to generate adequate revenue to pay the debt service on the bonds may cause the value of the bonds to decline.

Inflation-Linked Investments Risk: Unlike traditional fixed income securities, the principal and interest payments of inflation-linked investments are adjusted periodically based on the inflation rate. As inflation increases, the value of the Fund’s assets can decline as can the value of the Fund’s distributions. Although the Fund invests in inflation-linked investments, the value of its securities may be vulnerable to changes in expectations of inflation or interest rates. Although inflation-linked investments are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise because of reasons other than inflation (for example, because of changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the security’s inflation measure. There is no guarantee that the Fund will generate returns that exceed the rate of inflation in the U.S. economy over time or that the Fund’s use of inflation-linked investments will be successful. Furthermore, during periods of deflation or periods when the actual rate of inflation is lower than anticipated, the Fund is likely to underperform funds that hold fixed income securities similar to those held by the Fund but do not hold inflation-linked investments.

Loans, Participations and Assignments Risk: Loan interests may take the form of direct interests acquired during a primary distribution and may also take the form of assignments of, novations of or participations in a loan acquired in secondary markets. In addition to credit risk and interest rate risk, the Fund’s exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. Investments in floating or adjustable rate loans are subject to increased credit and liquidity risks.

Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund will rely on Lord Abbett’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. As a result, the Fund may be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain loan participations may be structured in a manner designed to prevent purchasers of participations from being subject to the credit risk of the lender with respect to the participation, but even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation impaired.

The Fund may have difficulty disposing of loans and loan participations because to do so it will have to assign or sell such securities to a third party. Because there is no liquid market for many such investments, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund’s ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund’s portfolio.

To the extent the Fund invests in loans, including bank loans, the Fund may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than funds that do not invest in such securities. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile than other types of securities. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make loans more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Loans may have extended trade settlement periods, including settlement periods of greater than 7 days. This extended settlement process can (i) increase the counterparty risk borne by the Fund; (ii) leave the Fund unable to timely exercise voting and other rights as a holder of loans it has agreed to purchase; (iii) delay the Fund from realizing the proceeds of a sale of a loan; (iv) inhibit the Fund’s ability to resell a loan that it has agreed to purchase if conditions change (leaving the Fund more exposed to price fluctuations); (v) prevent the Fund from timely collecting principal and interest payments; and (vi) expose the Fund to adverse tax or regulatory consequences. To the extent the extended loan settlement process gives rise to short-term liquidity needs, such as the need to satisfy redemption requests, the Fund may hold cash, sell investments, or temporarily borrow from banks or other lenders. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund will have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Because of the risks involved in investing in loans, an investment in the Fund, to the extent it invests in such instruments, should be considered speculative. Investors in bank loans may not be afforded the protections of the anti-fraud provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, because loans may not be considered “securities” under such laws.

The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinated and unsecured loans share the same risks as other below investment grade securities.

Some of the loans in which the Fund may invest or to which the Fund may gain exposure through its investments in CDOs, CLOs, or other types of structured securities may be covenant-lite loans, which contain fewer or less restrictive constraints on the borrower than certain other types of loans. Covenant-lite loans generally do not include terms which allow the lender to monitor the performance of the borrower and declare a default or force a borrower into bankruptcy restructuring if certain criteria are breached. Under such loans, lenders typically must rely on covenants that restrict a company from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in or has exposure to such loans and, accordingly, may have greater risk of loss on such investments as compared to investments in or exposure to loans with additional or more conventional covenants.

There may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act, and borrowers subject to the periodic reporting requirements of Section 13 of the Exchange Act. Loans may be issued by companies that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such companies may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Instead, in such cases, the Fund generally will rely on the contractual provisions in the loan agreement itself, and common-law fraud protections under applicable state law. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.

Economic exposure to loan interests through the use of derivative transactions may involve greater risks than if the Fund had invested in the loan interest directly during a primary distribution or through assignments of, novations of or participations in a loan acquired in secondary markets since, in addition to the risks described above, certain derivative transactions may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks.

Call Risk: A substantial portion of bonds are “callable,” meaning they give the issuer the right to call or redeem the bonds before maturity. Issuers may call outstanding bonds when there is a decline in interest rates, when credit spreads change, or when the issuer’s credit quality improves. As interest rates decline, these bond issuers may pay off their loans early by buying back the bonds, thus depriving the Fund of above market interest rates. Moreover, the Fund may not recoup the full amount of its initial investment and may have to reinvest the prepayment proceeds in lower-yielding securities, securities with greater credit risks, or other less attractive securities.

Derivatives Risk: The risks associated with derivatives may be different from and greater than the risks associated with directly investing in securities and other investments. Derivatives may increase the Fund’s volatility and reduce its returns. The risks associated with derivatives include, among other things, the following:

●  The risk that the value of a derivative may not correlate with the value of the underlying asset, rate, or index in the manner anticipated by the portfolio management team and may be more sensitive to changes in economic or market conditions than anticipated.

●  Derivatives may be difficult to value, especially under stressed or unforeseen market conditions.

●  The risk that the counterparty may fail to fulfill its contractual obligations under the derivative contract. Central clearing of derivatives is intended to decrease counterparty risk but does not eliminate it.

●  The risk that there will not be a liquid trading market for the derivative, or that the Fund will otherwise be unable to sell or otherwise close a derivatives position when desired, exposing the Fund to additional losses.

●  Because derivatives generally involve a small initial investment relative to the risk assumed (known as leverage), derivatives can magnify the Fund’s losses and increase its volatility.

●  The Fund’s use of derivatives may affect the amount, timing, and character of distributions, and may cause the Fund to realize more short-term capital gain and ordinary income than if the Fund did not use derivatives.

There is no assurance that the Fund will be able to employ its derivatives strategies successfully. Derivatives may not perform as expected and the Fund may not realize the intended benefits. Whether the Fund’s use of derivatives is successful may depend on, among other things, the portfolio managers’ ability to correctly forecast market movements, company and industry valuation levels and trends, changes in foreign exchange and interest rates, and other factors. If the portfolio managers incorrectly forecast these and other factors, the Fund’s performance could suffer. Although hedging may reduce or eliminate losses, it also may reduce or eliminate gains. When used for hedging purposes, the changes in value of a derivative may not correlate as expected with the currency, security, portfolio, or other risk being hedged. When used as an alternative or substitute for, or in combination with, direct investments, the return provided by the derivative may not provide the same return as direct investment. In addition, given their complexity, derivatives are subject to the risk that improper or misunderstood documentation may expose the Fund to losses.

The U.S. Government has enacted legislation that provides for additional regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The EU, UK and other jurisdictions have implemented or are in the process of implementing similar requirements, which will affect the Fund when it enters into a derivatives transaction with a counterparty organized in such a jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. The ultimate impact of these requirements on the Fund remains unclear. It is possible that government regulation of various types of derivative instruments could potentially limit or restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments, make them less effective, or otherwise adversely affect their value. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments.

Credit Default Swaps Risk: Credit default swap agreements (including a swap on a credit default index, sometimes referred to as a credit default swap index) may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation.

Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.

The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation in the case of a cleared credit default swap or another third party in the case of an uncleared credit default swap). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses. The Fund may be unable to exit a credit default swap.

The Fund’s return from investment in a credit default swap index may not match the return of the referenced index. Further, investment in a credit default swap index could result in losses if the referenced index does not perform as expected. Unexpected changes in the composition of the index may also affect performance of the credit default swap index. If a referenced index has a dramatic intraday move that causes a material decline in the Fund’s net assets, the terms of the Fund’s credit default swap index may permit the counterparty to immediately close out the transaction. In that event, the Fund may be unable to enter into another credit default swap index or otherwise achieve desired exposure, even if the referenced index reverses all or a portion of its intraday move.

Structured Investments Risk: The Fund may invest in structured products, including, structured notes, credit-linked notes and other types of structured products. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments.

Counterparty Risk: The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of an insolvency proceeding, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy, or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. When the Fund enters into a cleared derivative transaction, it is subject to the credit risk of the clearinghouse and the member of the clearinghouse through which it holds its position.

Other Investment Companies Risk: The Fund may invest in securities of other pooled investment vehicles (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds. With respect to listed closed‑end funds and ETFs, the market value of their shares may differ from the NAV of the particular fund. To the extent the Fund invests a portion of its assets in a pooled investment vehicle, those assets will be subject to the risks of the purchased fund’s portfolio securities. In addition, if the Fund invests in such investment companies or investment funds, the Fund’s shareholders will bear not only their proportionate share of the expenses of the Fund, but also will indirectly bear similar expenses of the underlying investment company. In addition, the securities of these pooled investment vehicles may also be leveraged and will therefore be subject to the same leverage risks described herein.

Private Credit Risk: The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, through its investments in pooled investment vehicles, including vehicles managed by the Adviser. Typically, private credit investments are not traded in public markets and are illiquid, such that an underlying fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the underlying fund is valuing its investments. An underlying fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an underlying fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the underlying fund's private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.

Private Placements Risk: A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law, to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.

Inflation/Deflation Risk: Inflation risk is the risk that the value of assets or income from investments will be worth less in the future. Inflation rates may change frequently and drastically as a result of various factors and the Fund’s investments may not keep pace with inflation, which may result in losses to Fund investors or adversely affect the real value of shareholders’ investments in the Fund. During periods of inflation, fixed income securities markets may experience heightened levels of interest rate volatility and liquidity risk. Deflation risk is the risk that the prices of goods or services throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Risk of Regulatory Changes: Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the IRS, the Fed or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies have implemented or are in the process of implementing a variety of relatively new rules pursuant to financial reform legislation in the United States. The EU, UK (and other jurisdictions) have implemented or are in the process of implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. To the extent the Fund and the Adviser are or have historically been eligible for exemptions from certain regulations, there is no assurance that the Fund and the Adviser will continue to be eligible for such exemptions.

The CFTC and certain futures exchanges have established (and continue to evaluate and revise) limits, referred to as “position limits,” on the maximum net long or net short positions which any person or entity may hold or control in particular futures and options on futures contracts.

In addition, federal position limits apply to swaps that are economically equivalent to futures contracts that are subject to CFTC-set limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the Adviser and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of Adviser may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on the Adviser’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a short squeeze in the securities held short by the Fund forcing the Fund to cover its positions at a loss. Such reporting requirements may also limit the Adviser’s ability to access management and other personnel at certain companies where the Adviser seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) restrictions including bans on short sales of certain securities (including short positions acquired through swaps) in response to market events. Restrictions such as bans on short selling may have a material adverse effect on the Fund’s ability to execute its investment strategy and/or generate returns.

Rules implementing the credit risk retention requirements of the Dodd-Frank Act, for asset-backed securities require the sponsor of certain securitization vehicles (or a majority owned affiliate of such sponsor) to retain, and to refrain from transferring, selling, conveying to a third party, or hedging 5% of the credit risk in assets transferred, sold, or conveyed through the issuance of the asset-backed securities of such vehicle, subject to certain exceptions. The rules apply to offerings of RMBS occurring on and after December 24, 2015 and to offerings of other types of asset-backed securities occurring on and after December 24, 2016, subject to certain exceptions. In addition, a refinancing of, or a significant amendment to, a securitization that closed prior to such date may in certain cases result in the application of the rules to a securitization that was previously not subject to the Dodd-Frank risk retention requirements. The impact of the risk retention rules on the securitization markets remains uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to such Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of asset-backed securities and thus in fewer investment opportunities for the Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets that are typically held by securitization vehicles, which in turn could negatively affect the returns on the Fund’s investment in asset-backed securities.

Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments (e.g., reverse repurchase agreements). This rule, among other things, limits derivatives exposure through one of two value-at-risk tests, requires funds to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and subjects funds to certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4.

Repurchase Agreement Risk: The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days and which may not be terminated within seven days at approximately the amount at which the Fund has valued the agreements are considered illiquid securities. These events could also trigger adverse tax consequences for the Fund.

Distribution Risk: The Fund’s distribution rate may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. To the extent the Fund does maintain stable distributions, such distributions may affect the ability of the Fund to be fully invested or may force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s performance. The Fund may make distributions in excess of its net income, resulting in a return of capital to shareholders. Diminution in the size of the Fund through returns of capital may limit the ability of the Fund to participate in new investment opportunities. Distributions that are returns of capital for tax purposes will reduce a shareholder’s tax basis in outstanding shares of the Fund and will result in capital gain to the shareholder to the extent such distributions exceed the shareholder’s tax basis in Fund Shares.

Zero Coupon, Deferred Interest, Pay-In-Kind, and Capital Appreciation Bonds Risk: Zero coupon, deferred interest, and capital appreciation bonds are issued at a discount from their face value because interest payments typically are postponed until maturity. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves, or receipts or certificates representing interests in such stripped debt obligations or coupons. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Similar to zero coupon bonds and deferred interest bonds, pay-in-kind securities are designed to give an issuer flexibility in managing cash flow. Pay-in-kind securities that are debt securities can be either senior or subordinated debt. As the buyer of these types of securities, the Fund will recognize a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The discount varies depending on the time remaining until maturity, as well as market interest rates, liquidity of the security, and the issuer’s perceived credit quality. The discount in the absence of financial difficulties of the issuer typically decreases as the final maturity date approaches. Moreover, unlike securities that periodically pay interest to maturity, zero coupon, deferred interest, capital appreciation, and pay-in-kind securities involve the additional risk that the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt obligations of comparable maturities and credit qualities that make regular distributions of interest. Under many market and other conditions, the market for zero-coupon, deferred interest and capital appreciation bonds and pay-in-kind securities may suffer decreased liquidity, making it difficult for the Fund to dispose of them or to determine their current value.

Taxable income from these types of securities is accrued by the Fund without receiving regular interest payments in cash. As a result, the Fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional Shares of the Fund.

In particular, pay-in-kind securities will give rise to taxable income which is required to be distributed for the Fund to maintain its qualification for treatment as a regulated investment company under the Code and avoid a Fund level tax even though the Fund holding the security receives no interest payments in cash on the security during the year. This may have a negative impact on the liquidity of the Fund because the Fund may be required to pay out as an income distribution an amount which is greater than the total amount of cash interest the Fund actually received in order to make the requisite distributions.

Pay-in-kind securities generally carry higher interest rates compared to bonds that make cash payments of interest to reflect the time-value of money on deferred interest payments and increased credit risk of borrowers who may need to defer interest payments. Pay-in-kind securities generally involve significantly greater credit risk than coupon loans because the Fund receives no cash payments until the maturity date or a specified cash payment date. Even if accounting conditions are met for accruing income payable at a future date under a pay-in-kind bond, the issuer could still default when the collection date occurs at the maturity of or payment date for the pay-in-kind bond. Pay-in-kind bonds may be difficult to value accurately because they involve ongoing judgments as to the collectability of the deferred payments and the value of any associated collateral. If the issuer of a pay-in-kind security defaults the Fund may lose its entire investment. Generally, the deferral of pay-in-kind interest will increase the loan to value ratio, which is a measure of the riskiness of a loan or bond.

Leverage Risk: The Fund’s use of leverage creates the opportunity for increased net income to common Shares, but also creates special risks for shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The net proceeds that the Fund obtains from its use of reverse repurchase agreements, credit default swaps, dollar rolls and/or borrowings (as well as from any future issuance of preferred shares) will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus and any prospectus supplement. Interest or other expenses payable by the Fund with respect to its reverse repurchase agreements, credit default swaps, dollar rolls and borrowings (or dividends payable with respect to any outstanding preferred shares) will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest rates and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to shareholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on reverse repurchase agreements, dollar rolls and borrowings and the dividend rate on any outstanding preferred shares) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing returns to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Shares, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk.

Leverage creates several major types of risks for shareholders, including:

●  the likelihood of greater volatility of NAV of Shares, and of the investment return to shareholders, than a comparable portfolio without leverage;

●  the possibility either that Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Shares will fluctuate because such costs vary over time; and

●  the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged.

If the costs of any leverage used by the Fund exceed the income from portfolio securities acquired through the use of such leverage, the Fund’s NAV would decline. A decline in the Fund’s NAV could affect the ability of the Fund to pay dividends or make distributions to shareholders. A failure by the Fund to distribute an adequate proportion of its net investment income in the form of dividends each taxable year would result in the Fund ceasing to qualify as a regulated investment company under the Code. See “Tax Matters” below for additional information. Also, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s shareholders.

The use by the Fund of reverse repurchase agreements and dollar rolls to obtain leverage also involves special risks. For instance, the market value of the securities that the Fund is obligated to repurchase under a reverse repurchase agreement or dollar roll may decline below the repurchase price.

In addition to reverse repurchase agreements, dollar rolls and/or borrowings (or a future issuance of preferred shares), the Fund may engage in other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps, basis swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions). The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions and total returns to shareholders. The Fund may offset derivatives positions against one another or against other assets to manage effective market exposure resulting from derivatives in its portfolio. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.

Equity Securities Risk: Investments in equity securities represent ownership in a company that fluctuates in value with changes in the company’s financial condition. Equity markets may experience significant volatility at times and may fall sharply in response to adverse events. Certain segments of the equity market may react differently than other segments and U.S. markets may react differently than foreign markets. Individual equity prices also may experience dramatic movements in price. Price movements may result from factors affecting individual companies, sectors, or industries selected for the Fund’s portfolio or the securities market as a whole, including periods of slower growth or recessionary economic conditions, future expectations of poor economic conditions, changes in political or social conditions, and lack of investor confidence. In addition, individual equity interests may be adversely affected by factors such as reduced sales, increased costs, or a negative outlook for the future performance of the company. As compared with preferred stock and debt, common stock generally involves greater risk and has lower priority when liquidation, bankruptcy, and dividend payments are made. Preferred stock may be subordinated to bonds or other debt instruments in a company’s capital structure and is typically less liquid than common stock. Because convertible securities have certain features that are common to fixed income securities and may be exchanged for common stock, they are subject to the risks affecting both equity and fixed income securities, including market, credit and interest rate risk.

Reinvestment Risk: Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Shares.

Tax Treatment Limitations and Potential Changes in Tax Treatment Risk: The Fund intends to continue to qualify as a “regulated investment company” under subchapter M of the Code. In order to qualify as a regulated investment company under subchapter M, at least 90% of the Fund’s gross income for each taxable year must be “qualifying income.” Although the Fund believes that its investment strategies with respect to derivatives, including CPI swaps, will generate qualifying income under current U.S. federal income tax law, the Fund’s use of these instruments is accompanied by the risk that the IRS may determine that such gain is non-qualifying income. The Fund’s intention to qualify for favorable tax treatment under the Code may limit the Fund’s ability to invest in certain investments, especially commodity related investments, which may offer the potential to hedge against inflation. In addition, the Fund’s transactions in futures, swaps and other derivatives could also result in the Fund realizing more short-term capital gain and ordinary income (both subject to ordinary income tax rates when distributed to shareholders) than otherwise would be the case if the Fund did not invest in such instruments. To the extent that the Fund invests in this manner, the realization of short-term gain and ordinary income may impact the amount, timing, and character of the Fund’s distributions to shareholders and the Fund’s after-tax returns.

Sustainability Risk: Sustainability risk refers to the impact that ESG factors can have on the Fund’s performance. This impact can vary in materiality, severity, and time horizon, potentially resulting in losses to the Fund. The Fund may evaluate relevant sustainability factors alongside other fundamental research inputs to attempt to gain a more complete understanding of an issuer’s potential risk and return profile. Sustainability factors may not be considered for every investment decision, and there is no guarantee that consideration of these factors will enhance performance. To the extent that sustainability factors are incorporated into the investment process, the weight they are given will depend on the investment team’s assessment of their financial materiality and relevance to the investment decision. The Fund may hold investments with financially material sustainability risk. In evaluating an investment, Lord Abbett may rely on information and data obtained through voluntary or third-party reporting that may be incomplete, inaccurate or unavailable, which could cause Lord Abbett to incorrectly assess sustainability risks associated with an investment. As norms differ by industry and region and the regulatory environment continues to evolve, an issuer’s sustainability policies and Lord Abbett's assessment of them may change over time.

Cyber Security Risk: As the use of technology has become more prevalent in the course of business, Lord Abbett and other service providers have become more susceptible to operational and information security risks. Cyber incidents can result from deliberate attacks or unintentional events and include, but are not limited to, gaining unauthorized access to electronic systems for purposes of misappropriating assets, personally identifiable information (“PII”) or proprietary information (e.g., trading models and algorithms), corrupting data, or causing operational disruption, for example, by compromising trading systems or accounting platforms. The use of artificial intelligence (“AI”) applications could also result in cybersecurity incidents that implicate personal data. Other ways in which the business operations of Lord Abbett, other service providers, or issuers of securities in which Lord Abbett invests a shareholder’s assets may be impacted include interference with a shareholder’s ability to value its portfolio, the unauthorized release of PII or confidential information, and violations of applicable privacy, recordkeeping and other laws. A shareholder and/or its account could be negatively impacted as a result.

While Lord Abbett has established internal risk management security protocols designed to identify, protect against, detect, respond to and recover from cyber security incidents, there are inherent limitations in such protocols including the possibility that certain threats and vulnerabilities have not been identified or made public due to the evolving nature of cyber security threats. Furthermore, Lord Abbett cannot control the cyber security systems of third party service providers or issuers. Any problems relating to the performance and effectiveness of security procedures used by a Fund or its service providers to protect the Fund’s assets, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, may have an adverse impact on a Fund or its investors. Furthermore, as a Fund’s assets grow, it may become a more appealing target for cybersecurity threats such as hackers and malware. There currently is no insurance policy available to cover all of the potential risks associated with cyber incidents. Unless specifically agreed by Lord Abbett separately or required by law, Lord Abbett is not a guarantor against, or obligor for, any damages resulting from a cyber-security-related incident.

Artificial Intelligence Risk: Lord Abbett may utilize AI in its business operations, and the challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability, and/or an adverse effect on Lord Abbett’s business operations.

If the content, analyses, or recommendations that AI applications assist Lord Abbett in producing are or are alleged to be deficient, inaccurate, or biased, the Fund may be adversely affected. Additionally, AI tools used by Lord Abbett may produce inaccurate, misleading or incomplete responses that could lead to errors in Lord Abbett’s and its employees’ decision-making, portfolio management or other business activities, which could have a negative impact on the performance of the Fund. Such AI tools could also be used against Lord Abbett or the Fund and its investments in criminal or negligent ways. Lord Abbett’s competitors or other third parties could incorporate AI into their products more quickly or more successfully, which could impair Lord Abbett’s ability to compete effectively. Legal and regulatory changes, particularly related to information privacy and data protection, may have an impact on AI, and may additionally impact Lord Abbett and the Fund.

Operational Risk: The Fund is also subject to the risk of loss as a result of other services provided by Lord Abbett and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider; each of which may negatively affect the Fund’s performance. For example, trading delays or errors could prevent the Fund from benefiting from potential investment gains or avoiding losses. In addition, a service provider may be unable to provide a NAV for the Fund or share class on a timely basis. Similar types of operational risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value.

Business Continuity Risk: Lord Abbett has developed a Business Continuity Program (the “Program”) that is designed to minimize the disruption of normal business operations in the event of an adverse incident impacting Lord Abbett, its affiliates, or the Fund. While Lord Abbett believes that the Program should enable it to reestablish normal business operations in a timely manner in the event of an adverse incident, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and under some circumstances, Lord Abbett, its affiliates, and any vendors used by Lord Abbett, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time. These circumstances may include, without limitation, acts of God, acts of governments, any act of declared or undeclared war or of a public enemy (including acts of terrorism), power shortages or failures, utility or communication failure or delays, labor disputes, strikes, shortages, supply shortages, system failures or malfunctions. The Fund’s ability to recover any losses or expenses it incurs as a result of a disruption of business operations may be limited by the liability, standard of care, and related provisions in its contractual arrangements with Lord Abbett and other service providers.

Market Disruption and Geopolitical Risk: Geopolitical and other events (e.g., tariffs and other trade barriers, wars, terrorism, natural disasters, infectious illness outbreaks, epidemics or pandemics) may disrupt securities markets and adversely affect global economies and markets, thereby decreasing the value of the Fund’s investments. Sudden or significant changes in the supply or prices of commodities or other economic inputs may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies, or industries, which could significantly reduce the value of the Fund’s investments. Wars, terrorist attacks, natural disasters, infectious illness outbreaks, epidemics or pandemics could result in unplanned or significant securities market closures or declines. Securities markets also may be susceptible to market manipulation or other fraudulent trading practices, which could disrupt the orderly functioning of markets, increase overall market volatility, or reduce the value of investments traded in them, including investments of the Fund. Instances of fraud and other deceptive practices committed by senior management of certain companies in which the Fund invests may undermine Lord Abbett’s due diligence efforts with respect to such companies, and if such fraud is discovered, negatively affect the value of the Fund’s investments. Financial fraud also may impact the rates or indices underlying the Fund’s investments.

Raising the U.S. Government debt ceiling has become increasingly politicized. Any failure to increase the total amount that the U.S. Government is authorized to borrow could lead to a default on U.S. Government obligations. A default by the U.S. Government would be highly disruptive to the U.S. and global securities markets and could significantly reduce the value of the Fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could adversely affect the U.S. economy, decrease the value of many Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.

On January 31, 2020, the UK left the EU (commonly known as “Brexit”). Market uncertainty remains regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are not yet fully known. If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

Substantial government interventions (e.g., currency controls) also could adversely affect the Fund. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, sanctions threatened or imposed by jurisdictions, including the United States, against a country or entities or individuals in another country (such as sanctions imposed against Russia, Russian entities and Russian individuals in connection with Russia’s invasion of Ukraine in 2022) may impair the value and liquidity of securities issued by issuers in such country and may result in the Fund using fair valuation procedures to value such securities. Even if the Fund does not have significant investments in securities affected by sanctions, sanctions, or the threat of sanctions (including any retaliatory responses to such sanctions), may cause volatility in regional and global markets and may negatively impact the performance of various sectors and industries, as well as companies in other countries, including through global supply chain disruptions, increased inflationary pressures and reduced economic activity, which could have a negative effect on the performance of the Fund. Furthermore, if after investing in the Fund an investor is included on a sanctions list, the Fund may be required to cease any further dealings with the investor’s interest in the Fund until such sanctions are lifted or a license is sought under applicable law to continue dealings. Although Lord Abbett expends significant effort to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by Lord Abbett’s or the Fund's activities or investors, which would adversely affect the Fund.

In addition, natural and environmental disasters, (e.g., earthquakes, tsunamis, hurricanes), infectious illness outbreaks, epidemics or pandemics, and systemic market dislocations such as those occurring in connection with the 2008 Global Financial Crisis, have been highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. During such market disruptions, the Fund’s exposure to the risks described elsewhere in the “Principal Risks of the Fund” section of the prospectus will likely increase. Market disruptions and sudden government interventions can also prevent the Fund from implementing its investment strategies and achieving its investment objective. To the extent the Fund has focused its investments in the stock index of a particular region, adverse geopolitical and other events in that region could have a disproportionate impact on the Fund.

Adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, may reduce liquidity in the market generally or have other adverse effects on the economy, the Fund or issuers in which the Fund invests. In addition, issuers in which the Fund invests and the Fund may not be able to identify all potential solvency or stress concerns with respect to a financial institution or to transfer assets from one bank or financial institution to another in a timely manner in the event such bank or financial institution comes under stress or fails.

The impacts and effects of infectious illness outbreaks, epidemics or pandemics (such as the COVID-19 outbreak), may be short term or may continue for an extended period of time. For example, a global pandemic or other widespread health crises could negatively affect the global economy, the economies of individual countries, and the financial performance of individual issuers, sectors, industries, asset classes, and markets in significant and unforeseen ways. Health crises caused by outbreaks of disease may also exacerbate other pre-existing political, social, and economic risks in certain countries or globally. The foregoing could disrupt the operations of the Fund and its service providers, adversely affect the value and liquidity of the Fund’s investments, and negatively impact the Fund’s performance and your investment in the Fund.

Advancements in technology may also adversely impact markets and the overall performance of the Fund. For instance, the economy may be significantly impacted by the advanced development and increased regulation of technology. As the use of technology grows, liquidity and market movements may be affected. As technology is used more widely in the asset management industry, the profitability and growth of Fund holdings may be impacted, which could significantly impact the overall performance of the Fund.

Valuation Risk: The valuation of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that accurately reflects their current market values or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s NAV. Incorrect valuations of the Fund’s portfolio holdings could result in the Fund’s shareholder transactions being effected at a NAV that does not accurately reflect the underlying value of the Fund’s portfolio, resulting in the dilution of shareholder interests.

Affiliated Investment Funds Risk: To the extent the Fund invests in investment funds advised or subadvised by the Adviser or its affiliates, certain conflicts of interest will be present. The Adviser is subject to conflicts of interest in allocating portfolio assets among various investment companies because the fees payable to the Adviser by the underlying investment companies differ. The Adviser may have an incentive to select investment companies that will result in the greatest net management fee revenue to the Adviser and its affiliates, even if that results in increased expenses for the Fund. In addition, the Fund’s investments in affiliated investment companies may be beneficial to the Adviser in managing the underlying investment companies, by helping the underlying investment companies achieve economies of scale or by enhancing cash flows to the investment companies. In certain circumstances, the Adviser would have an incentive to delay or decide against the sale of interests held by the Fund in the underlying investment companies and may implement Fund changes in a manner intended to minimize the disruptive effects and added costs of those changes to the underlying investment companies. If the Fund invests in an investment company with higher expenses, the Fund’s performance would be lower than if the Fund had invested in an investment company with comparable performance but lower expenses.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Trustees are elected for indefinite terms and do not stand for reelection on a regular basis, although they may stand for reelection in connection with the election of another Trustee. A Trustee may be removed from office without cause only by a vote of two-thirds of the remaining Trustees or by a vote of the holders of at least two-thirds of Shares. These voting thresholds are not required under Delaware or federal law. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders. However, these anti-takeover provisions may also inhibit certain changes of control that could benefit shareholders, such as by leading to improvements in Fund operations, by leading to increased returns of capital to shareholders or through other means. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Board. See “Anti-Takeover and Other Provisions in the Declaration of Trust.”

MANAGEMENT OF THE FUND

Trustees and Officers

Pursuant to the Declaration of Trust and the Fund’s Amended and Restated By-laws (the “By-laws”), the Board oversees the management of the business and affairs of the Fund. The Board appoints officers who are responsible for the day-to-day operations of the Fund and who execute policies authorized by the Board. The Board consists of four Trustees, three of whom are considered “independent persons” (as defined in the 1940 Act). The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The SAI provides additional information about the Trustees.

Investment Adviser

Lord Abbett, which is located at 30 Hudson Street, Jersey City, NJ 07302, manages $221.8 billion in assets as of March 31, 2025. Lord Abbett was founded in 1929 and offers a full range of mutual funds, including two of the nation’s oldest mutual funds: the Lord Abbett Income Fund, which began in 1932, and the Lord Abbett Affiliated Fund, launched in 1934, as well as undertaking for collective investment in transferable securities (UCITS) funds, separate accounts, Collective Investment Trusts, and other commingled products.

Management Fee

Under the Management Agreement between Lord Abbett and the Fund, on behalf of the Fund, Lord Abbett is entitled to an annual management fee, payable on a monthly basis, at the annual rate of 1.25% of the Fund’s average daily net assets.

The Fund pays all expenses attributable to its operations not expressly assumed by Lord Abbett, including, without limitation, Distribution and Servicing Plan expenses, independent Trustees’ fees and expenses, association membership dues, legal and auditing fees, taxes, transfer and dividend disbursing agent fees, shareholder servicing costs, expenses relating to shareholder meetings, expenses of registering its Shares under federal and state securities laws, expenses of preparing, printing and mailing prospectuses and shareholder reports to shareholders, insurance premiums, and other expenses connected with executing portfolio transactions.

A discussion regarding the considerations of the Board for approving the Management Agreement between Lord Abbett and the Fund is available in the Fund’s semi-annual report to shareholders for the six-month period ended June 30th.

Administrative Services

Pursuant to an Administrative Services Agreement with the Fund, Lord Abbett provides certain administrative services such as Fund accounting, financial reporting, tax, shareholder servicing, technology, legal, compliance, and Blue Sky services.

Portfolio Managers

The Fund is managed by experienced portfolio managers responsible for investment decisions together with a team of investment professionals who provide issuer, industry, sector, and macroeconomic research and analysis. The following individuals are jointly and primarily responsible for the day-to-day management of the Fund.

Name	Since	Recent Professional Experience
Eric P. Kang	May 2021

Mr. Kang joined Lord Abbett in 2015, and is a Portfolio Manager, and was named Partner in 2023. Prior to his current role, he worked as a Research Analyst for the Credit Research team, which supports all the taxable fixed income capabilities. His previous experience includes serving as Principal, Senior Analyst at MidOcean Credit Partners; Senior Analyst at Bell Point Capital Management; Analyst, Fundamental Credit Group at Citadel Investment Group; Vice President and Associate, Principal Credit Group at Merrill Lynch; and Analyst, Investment Banking at Donaldson, Lufkin & Jenrette. He began his career in the financial services industry in 1999. He earned a BS in economics from the Wharton School of Business at the University of Pennsylvania and an MBA from the Darden School of Business at the University of Virginia.

Adam C. Castle	May 2021

Mr. Castle joined Lord Abbett in 2015, and is a Portfolio Manager, and was named Partner in 2022. His previous experience includes serving as Vice President, Securitized Products Group at Credit Suisse; Assistant Vice President and Research Analyst, Securitized Assets at AllianceBernstein; and Analyst, Fixed Income Rotational Program at AllianceBernstein. He began his career in the financial services industry in 2008. He earned a BS from Cornell University and is a holder of the Chartered Financial Analyst® (CFA) designation.

Kewjin Yuoh	Inception (February 2019)

Mr. Yuoh joined Lord Abbett in 2010, and is a Portfolio Manager, and was named Partner in 2012. He began his career in the financial services industry in 1994. Prior to joining Lord Abbett, he was a Portfolio Manager of Structured Products at Sanford Bernstein; a Portfolio Manager of Agency Mortgage- Backed Securities at Credit Suisse Asset Management; and a Senior VP, Director of Fundamental Research for Liquid and Structured Products at AllianceBernstein. Mr. Yuoh earned a BS from Cornell University.

Steven F. Rocco	April 2023

Mr. Rocco, Co-Head of Taxable Fixed Income, joined Lord Abbett in 2004, and was named Partner in 2011. Prior to his current role, he served as Associate Portfolio Manager for the firm’s investment grade fixed income strategies. He has worked in the financial services industry since 2001. He earned a BA in economics from Cornell University and is a holder of the Chartered Financial Analyst® (CFA) designation.

The portfolio management team has extensive experience investing in non-U.S. markets, including portfolio management responsibilities for dedicated global and emerging markets fixed income strategies. Lord Abbett also has established an Investment Council with respect to the Fund that includes the portfolio managers. The other members of the Investment Council will provide advice and support to the Fund’s portfolio management team but are not themselves portfolio managers.

Currently, the members of the Investment Council who are not portfolio managers are Christopher J. Gizzo, Karen Gunnerson, Jeremy I. Lehmann, Todd L. Solomon, John M. Novak, Mila Skulkina, Harris A. Trifon and Kearney M. Posner. The membership of the Investment Council may change from time to time.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and ownership of Fund Shares by the portfolio managers.

Control Persons and Principal Holders of Securities

Shareholders beneficially owning more than 25% of outstanding Shares may be in control and may be able to affect the outcome of certain matters presented for a shareholder vote.

As of March 31, 2025, to the best of the Fund’s knowledge, no persons or entities owned of record or were known by the Fund to beneficially own more than 25% of the Fund’s outstanding shares.

As of March 31, 2025, to the best of the Fund’s knowledge, the following persons or entities owned of record or were known by the Fund to beneficially own 5% or more of the specified class of the Fund’s outstanding shares:

CLASS A	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	5.39%
	LPL FINANCIAL CUSTOMER ACCOUNTS MUTUAL FUND OPERATIONS 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	7.23%
INSTITUTIONAL CLASS	NATIONAL FINANCIAL SERVICES LLC MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	12.83%
	LPL FINANCIAL CUSTOMER ACCOUNTS MUTUAL FUND OPERATIONS 9785 TOWNE CENTRE DR SAN DIEGO CA 92121-1968	8.41%
	JP MORGAN SECURITIES LLC FOR EXCLUSIVE BENEFIT OF CUSTOMERS 4 CHASE METROTECH CTR BROOKLYN NY 11245-0001	6.18%

LORD ABBETT CREDIT OPPORTUNITIES OFFSHORE ACCESS FUND LTD C/O WALKERS CORPORATE 190 ELGIN AVENUE GEORGE TOWN, GRAND CAYMAN KY1-9008 CAYMAN ISLANDS	18.20%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FOR BENEFIT FOR CUSTOMERS 211 MAIN STREET SAN FRANCISCO CA 94105-1901	24.09%
SEI PRIVATE TRUST COMPANY 1 FREEDOM VALLEY DR OAKS PA 19456-9989	11.56%

As of March 31, 2025, the Fund’s officers and Trustees, as a group, owned less than 1% of each class of the Fund’s outstanding shares.

Lord Abbett’s seed capital may represent ownership of up to 100% of certain share classes during the Fund’s initial phases of operations. It is anticipated that over time this percentage will decrease.

Additional Information

The Trustees are generally responsible for overseeing the management of the Fund. The Trustees authorize the Fund to enter into service agreements with the Adviser, Lord Abbett Distributor, and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Fund. Shareholders are not intended to be third-party beneficiaries of such service agreements.

Neither this prospectus, the Fund’s SAI, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between a shareholder of the Fund and the Fund, a service provider to the Fund, and/or the Trustees or officers of the Fund, other than pursuant to any rights under federal or state law. The Trustees may amend this prospectus, the SAI, and any other contracts to which the Fund is a party, and interpret the investment objective, policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Fund prospectus or SAI.

PLAN OF DISTRIBUTION

Lord Abbett Distributor is the principal underwriter and distributor of the Fund’s Shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. Lord Abbett Distributor, located at 30 Hudson Street, Jersey City, NJ 07302, is a broker-dealer registered with the SEC and is a member of FINRA. Lord Abbett Distributor is a wholly-owned subsidiary of Lord Abbett. Lord Abbett Distributor does not participate in the distribution of non-Lord Abbett managed products.

Lord Abbett Distributor acts as the distributor of Shares for the Fund on a best efforts basis pursuant to the terms of the Distribution Agreement. Lord Abbett Distributor is not obligated to sell any specific amount of Shares of the Fund.

Shares of the Fund will be continuously offered through Lord Abbett Distributor. As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. The Shares will be offered at NAV per share calculated each regular business day, plus any applicable sales load. Please see “Net Asset Value” below.

The Fund and Lord Abbett Distributor will have the sole right to accept orders to purchase Shares and reserve the right to reject any order in whole or in part.

No market currently exists for the Fund’s Shares. The Fund will not list its Shares for trading on any securities exchange. There is currently no secondary market for the Fund’s Shares and the Fund does not anticipate that a secondary market will develop for its Shares. Neither the Adviser nor Lord Abbett Distributor intends to make a market in the Fund’s Shares.

Pursuant to the Distribution Agreement, the Fund has agreed to indemnify Lord Abbett Distributor and certain of Lord Abbett Distributor’s affiliates against certain liabilities, including certain liabilities arising under the Securities Act. To the extent consistent with applicable law, Lord Abbett Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities under the Securities Act and in connection with the services rendered to the Fund.

Share Classes

The Fund has adopted a Multi-Class Plan in accordance with Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of an exemptive order under the 1940 Act which permits it to have, among other things, a multi-class structure and distribution and shareholder servicing fees. Under the Multi-Class Plan, Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

Institutional Class, Class A Shares, and Class U Shares of the Fund are offered in this prospectus. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements.

Institutional Class Shares are generally offered for investment to investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and institutions. Institutional Class Shares may also be offered to investors participating in fee-based advisory programs that have (or whose trading agents have) an agreement with Lord Abbett Distributor and to investors that are clients of certain registered investment advisers that have an agreement with Lord Abbett Distributor, if it so deems appropriate. Institutional Class Shares are also offered to the Trustees and certain employees and former partners of Lord Abbett and their extended family members. For these purposes, “extended family members” shall include such person’s spouse or domestic partner, as recognized by applicable state law, children, siblings, current brother/sister-in-laws, parents, and current father/mother-in-laws. Further information about Shares that are offered in conjunction with a retirement plan can be obtained directly from such retirement plan.

Class A and Class U Shares are primarily offered and sold to retail investors by broker-dealers which are members of FINRA and which have agreements with Lord Abbett Distributor, but may be available through other financial firms, including banks and trust companies and to specified benefit plans and other retirement accounts.

Intra-Fund Share Class Conversions

Conversions at the Request of a Financial Intermediary. Subject to the conditions set forth in this paragraph, shares of one class of the Fund may be converted into (i.e., reclassified as) shares of a different class of the Fund at the request of a shareholder’s financial intermediary. To qualify for a conversion, the shareholder must satisfy the conditions for investing in the class into which the conversion is sought (as described in this prospectus and the SAI). Also, shares are not eligible to be converted until any applicable CDSC period has expired. No sales charge will be imposed on the conversion of shares. The financial intermediary making the conversion request must submit the request in writing. In addition, the financial intermediary or other responsible party must process and report the transaction as a conversion. The value of the shares received during a conversion will be based on the relative NAV of the shares being converted and the shares received as a result of the conversion. It generally is expected that conversions will not result in taxable gain or loss.

Purchasing Shares

The following section provides basic information about how to purchase Shares of the Fund. The Fund generally is not offered to investors resident outside the U.S.

Initial Purchases. Lord Abbett Distributor acts as an agent for the Fund to work with financial intermediaries that buy and sell Shares of the Fund on behalf of their clients. Generally, Lord Abbett Distributor does not sell Fund Shares directly to investors. Initial purchases of Fund Shares may be made through any financial intermediary that has a sales agreement with Lord Abbett Distributor. Such financial intermediaries are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. Unless you are investing in the Fund through a retirement and benefit plan, fee-based program or other financial intermediary, you and your investment professional may fill out the application and send it to the Fund at the address below. To open an account through a retirement and benefit plan, fee-based program or other type of financial intermediary, you should contact your financial intermediary for instructions on opening an account.

Regular Mail:

Lord Abbett Funds Service Center

P.O. Box 534489

Pittsburgh, PA 15253-4489

Overnight Mail:

Lord Abbett Funds Service Center

Attention: 534489

500 Ross Street 154-0520

Pittsburgh, PA 15262

Please do not send account applications or purchase, exchange, or redemption orders to Lord Abbett’s offices in Jersey City, NJ.

Additional Purchases. You may make additional purchases of Fund Shares by contacting your investment professional or financial intermediary. If you have direct account privileges with the Fund, you may make additional purchases by:

● Telephone. If you have established a bank account of record, you may purchase Fund Shares by telephone. You or your investment professional should call the Fund at 888-522-2388.

● Online. If you have established a bank account of record, you may submit a request online to purchase Fund Shares by accessing your account online. Please log onto www.lordabbett.com and enter your account information and personal identification data.

● Mail. You may submit a written request to purchase Fund Shares by indicating the name(s) in which the account is registered, the Fund’s name, the class of Shares, your account number, and the dollar amount you wish to purchase. Please include a check for the amount of the purchase, which may be subject to a sales charge. If purchasing Fund Shares by mail, your purchase order will not be accepted or processed until such orders are received by the Fund at the applicable address listed above.

● Wire. You may purchase Fund Shares via wire by sending your purchase amount to: BNY Mellon, NA, routing number: 011001234, bank account number: 030600, FBO: BNY Mellon Investment Servicing (US) Inc. as Agent FBO Lord Abbett Consolidated, Ref: shareholder name, the complete name of the Fund and the class of Shares you wish to purchase and your Lord Abbett account number.

Good Order. “Good order” generally means that your purchase request includes: (1) the name of the Fund; (2) the class of Shares to be purchased; (3) the dollar amount of Shares to be purchased; (4) your properly completed account application or investment stub; and (5) a check payable to the name of the Fund or a wire transfer received by the Fund. In addition, for your purchase request to be considered in good order, you must satisfy any eligibility criteria and minimum investment requirements applicable to the Fund and share class you are seeking to purchase. An initial purchase order submitted directly to the Fund, or the Fund’s authorized agent (or the agent’s designee), must contain: (1) an application completed in good order with all applicable requested information; and (2) payment by check or instructions to debit your checking account along with a cancelled check containing account information. Additional purchase requests must include all required information and the proper form of payment (i.e., check or wired funds).

Initial and additional purchases of Fund Shares are executed at the NAV next determined after the Fund, its authorized agent or an authorized financial intermediary or such financial intermediary’s authorized designee receives your purchase request in good order. The Fund reserves the right to modify, restrict or reject any purchase order (including exchanges). All purchase orders are subject to acceptance by the Fund.

Investment Minimums

Institutional Class Shares. The following investment minimums apply for purchases of Institutional Class Shares:

Initial Investment	Subsequent Investments
$1 million per account	None

Class A and Class U Shares. The following investment minimums apply for purchases of Class A and Class U Shares:

Initial Investment	Subsequent Investments
$2,500 per account	$100

The initial investment minimums may be modified for certain financial firms that submit orders on behalf of their customers. The Fund or Lord Abbett Distributor may lower or waive the minimum initial investment for certain categories of investors at their discretion. The initial investment minimums may also be modified for the Trustees and certain employees and former partners of Lord Abbett and their extended family members. For these purposes, “extended family members” shall include such person’s spouse or domestic partner, as recognized by applicable state law, children, siblings, current brother/sister-in-law, parents, and current father/mother-in-law. Please see the SAI for details.

The Fund and Lord Abbett Distributor each reserves the right, in its sole discretion, to suspend the offering of Shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund.

In the interest of economy and convenience, certificates for Shares will not be issued. Purchases of the Fund’s Shares will be made in full and fractional Shares.

Sales Charge - Class A Shares

This section includes important information about sales charge reduction programs available to investors in Class A Shares of the Fund and describes information or records you may need to provide to Lord Abbett Distributor or your financial firm in order to be eligible for sales charge reduction programs.

Unless you are eligible for a waiver, the public offering price you pay when you buy Class A Shares of the Fund is the NAV of the Shares plus an initial sales charge. The initial sales charge varies depending upon the size of your purchase, as set forth below. You do not pay a sales charge on the Fund’s distributions or dividends you reinvest in additional Class A Shares. For investors investing in Class A Shares of the Fund through a financial intermediary, it is the responsibility of the financial intermediary to ensure that you obtain the proper “breakpoint” discount.

Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Fund Shares may be higher or lower depending on whether downward or upward rounding was required during the calculation process.

Class A Shares are subject to the following sales charge:

Your Investment	As a % of offering price	As a % of net amount invested	Dealer’s concession as a % of offering price
Less than $100,000	2.5%	2.56%	2.5%
$100,000 – $249,999	2.0%	2.04%	2.0%
Over $250,000	None	None	1.5%
Note: The above percentages may vary for particular investors due to rounding.

CDSC. If any Class A Shares for which you did not pay a sales charge are repurchased before the first day of the month in which the one-year anniversary of your initial purchase falls, a CDSC of 1.5% normally will be collected.

The CDSC is not charged on Shares acquired through reinvestment of dividends or capital gain distributions and is charged on the original purchase cost or the current market value of the Shares at the time they are repurchased, whichever is lower. In addition, repayment of loans under certain retirement and benefit plans will constitute new sales for purposes of assessing the CDSC. To minimize the amount of any CDSC, the Fund repurchases Shares in the following order:

1. Shares acquired by reinvestment of dividends and capital gain distributions (always free of a CDSC);

2. Shares held for one year or more; and

3. Shares held before the first anniversary of their purchase.

Investors in the Fund may reduce or eliminate sales charges applicable to purchases of Class A Shares through utilization of the Rights of Accumulation, Letter of Intention or Reinvestment Privilege. These programs apply to purchases of the other closed-end interval funds that Lord Abbett currently sponsors, as well as any open-end funds sponsored by Lord Abbett that offer Class A shares except for (1) Lord Abbett Series Fund, Inc.; (2) Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc. (“Money Market Fund”) (except for holdings in Money Market Fund which are attributable to any shares exchanged from the Lord Abbett Funds); and (3) any other fund the shares of which are not available to the investor at the time of the transaction due to a limitation on the offering of the fund’s shares (collectively, “Eligible Funds”). These programs are summarized below.

Sales Charge Reductions and Waivers

Please inform the Fund or your financial intermediary at the time of your purchase of Fund Shares if you believe you qualify for a reduced front-end sales charge. More information about sales charge reductions and waivers is available free of charge at www.lordabbett.com/flyers/breakpoints_info.pdf.

Reducing Your Class A Share Front-End Sales Charge. You may purchase Class A Shares at a discount if you qualify under the circumstances outlined below. To receive a reduced front-end sales charge, you must let the Fund or your financial intermediary know at the time of your purchase of Fund Shares that you believe you qualify for a discount. If you or a related party have holdings of Eligible Funds in other accounts with your financial intermediary or with other financial intermediaries that may be combined with your current purchase in determining the sales charge as described below, you must let the Fund or your financial intermediary know. Investors should consult with their financial intermediary about the calculation of the sales charge and any additional fees or charges their financial intermediary might impose on Class A Shares.

You may be asked to provide supporting account statements or other information to allow us or your financial intermediary to verify your eligibility for a discount. If you or your financial intermediary do not notify the Fund or provide the requested information, you may not receive the reduced sales charge for which you otherwise qualify. Class A Shares may be purchased at a discount if you qualify under any of the following conditions:

● Rights of Accumulation – When purchasing Shares of the Fund, a Purchaser (as defined below) may combine the value of Class A, A1, C, F, F3, I, and P shares of any Eligible Fund currently owned with a new purchase of Class A Shares of the Fund in order to reduce the sales charge on the new purchase. Class R2, R3, R4, R5, R6, and U share holdings may not be combined for these purposes. To the extent that your financial intermediary is able to do so, the value of Class A, A1, C, F, F3, I, and P shares of Eligible Funds determined for the purpose of reducing the sales charge of a new purchase under the Rights of Accumulation will be calculated at the higher of: (1) the aggregate current maximum offering price of your existing Class A, A1, C, F, F3, I, and P shares of Eligible Funds; or (2) the aggregate amount you invested in such Shares (including dividend reinvestments but excluding capital appreciation) less any redemptions. You should retain any information and account records necessary to substantiate the historical amounts you and any related Purchasers have invested in Eligible Funds. You must inform the Fund and/or your financial intermediary at the time of purchase if you believe your purchase qualifies for a reduced sales charge and you may be requested to provide documentation of your holdings in order to verify your eligibility as financial intermediaries may have different policies for determining the aggregated holdings of Eligible Funds by related Purchasers. If you do not do so, you may not receive all sales charge reductions for which you are eligible.

● Letter of Intention – In order to reduce your Class A front-end sales charge, a Purchaser may combine purchases of Class A, A1, C, F, F3, I, and P shares of any Eligible Fund the Purchaser intends to make over the next 13 months in determining the applicable sales charge. The 13-month Letter of Intention period commences on the day that the Letter of Intention is received by the Fund, and the Purchaser must tell the Fund that later purchases are subject to the Letter of Intention. Purchases submitted prior to the date the Letter of Intention is received by the Fund are not counted toward the sales charge reduction. Current holdings under Rights of Accumulation may be included in a Letter of Intention in order to reduce the sales charge for purchases during the 13-month period covered by the Letter of Intention. Shares purchased through reinvestment of dividends or distributions are not included. Class R2, R3, R4, R5, R6, and U share holdings may not be combined for these purposes. Class A and A1 shares valued at up to 5% of the amount of intended purchases are escrowed and may be redeemed to cover the additional sales charges payable if the intended purchases under the Letter of Intention are not completed. The Letter of Intention is neither a binding obligation on you to buy, nor on the Fund to sell, any or all of the intended purchase amount.

Purchaser

A Purchaser includes: (1) an individual; (2) an individual, his or her spouse, domestic partner, and children under the age of 21; (3) retirement and benefit plans including a 401(k) plan, profit-sharing plan, money purchase plan, defined benefit plan, and 457(b) plan sponsored by a governmental entity, non-profit organization, school district or church to which employer contributions are made, as well as SIMPLE IRA plans and SEP-IRA plans; or (4) a trustee or other fiduciary purchasing Shares for a single trust, estate or single fiduciary account. An individual may include under item (1) his or her holdings in Eligible Funds as described below in IRAs, as a sole participant of a retirement and benefit plan sponsored by the individual’s business, and as a participant in a 403(b) plan to which only pre-tax salary deferrals are made. An individual, his or her spouse, and domestic partner may include under item (2) their holdings in IRAs, and as the sole participants in retirement and benefit plans sponsored by a business owned by either or both of them. A retirement and benefit plan under item (3) includes all qualified retirement and benefit plans of a single employer and its consolidated subsidiaries, and all qualified retirement and benefit plans of multiple employers registered in the name of a single bank trustee.

Front-End Sales Charge Waivers. Class A Shares may be purchased without a front-end sales charge (at NAV) under any of the following conditions:

● purchases made by or on behalf of financial intermediaries for clients that pay the financial intermediaries fees in connection with a fee-based advisory program;

● purchases by investors maintaining a brokerage account with a registered broker-dealer that has entered into an agreement with Lord Abbett Distributor to offer Class A shares through a load-waived network or platform, which may or may not charge transaction fees;

● purchases of $250,000 or more (may be subject to a CDSC); and

● purchases by employees of any consenting securities dealer having a sales agreement with Lord Abbett Distributor.

CDSC Waivers. The CDSC will not be assessed on the redemption of Class A Shares upon the death of a shareholder or eligible mandatory distributions under the Code. Documentation may be required and some limitations may apply.

Sales Charge Waivers on Transfers between Accounts. Class A Shares of any Lord Abbett Fund can be purchased at NAV under the following circumstances:

● Transfers of Lord Abbett Fund Shares from an IRA or other qualified retirement plan account to a taxable account in connection with a required minimum distribution; or

● Transfers of Lord Abbett Fund Shares held in a taxable account to an IRA or other qualified retirement plan account for the purpose of making a contribution to the IRA or other qualified retirement plan account.

A CDSC will not be imposed at the time of the transaction under such circumstances; instead, the date on which such Shares were initially purchased will be used to calculate any applicable CDSC when the Shares are redeemed. You must inform the Fund and/or your financial intermediary at the time of purchase if you believe your purchase qualifies for a reduced sales charge and you may be requested to provide documentation of your holdings in order to verify your eligibility. If you do not do so, you may not receive all sales charge reductions for which you are eligible.

Reinvestment Privilege. If you redeem Class A Shares of a Lord Abbett Fund, you may reinvest some or all of the proceeds in the same class of any Eligible Fund on or before the 90th day after the redemption without a sales charge unless the reinvestment would be prohibited by that Lord Abbett Fund’s frequent trading policy (if any). Special tax rules may apply. If you paid a CDSC when you redeemed your Shares, you will be credited with the amount of the CDSC. All accounts involved must have the same registration. This privilege does not apply to purchases made through Invest-A-Matic or other automatic investment services. The reinvestment privilege only applies to your Fund’s Shares if you previously paid a front-end sales charge in connection with your purchase of such Shares.

Class A and Class U Distribution and Servicing Plan

The Fund has adopted a Distribution and Servicing Plan for Class A and Class U Shares of the Fund. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its Shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have, among other things, a multi-class structure and distribution and shareholder servicing fees. The Distribution and Servicing Plan permits the Fund to compensate Lord Abbett Distributor for using reasonable efforts to secure purchasers of the Fund’s Shares, including by providing continuing information and investment services and/or by making payments to certain authorized institutions in connection with the sale of Shares or servicing of shareholder accounts. Most or all of the distribution and/or service fees are paid to financial firms through which Shareholders may purchase or hold Class A and Class U Shares. Because these fees are paid out of the Fund’s Class A and Class U Share assets on an ongoing basis, over time they will increase the cost of an investment in Class A and Class U Shares and may cost you more than other types of sales charge. The maximum annual rates at which the distribution and/or servicing fees may be paid under the Distribution and Servicing Plan (calculated as a percentage of the Fund’s average daily net assets attributable to the Class A and Class U Shares) is 0.75%.

Financial Intermediary Compensation

As part of a plan for distributing Shares, authorized financial intermediaries that sell the Fund’s Shares and service its shareholder accounts receive sales and service compensation. Additionally, authorized financial intermediaries may charge a fee to effect transactions in Fund Shares.

Sales compensation originates from sales charges that are paid directly by shareholders and distribution fees that are paid by the Fund out of share class assets. Service compensation originates from service fees. Because these distribution and service fees are paid on an ongoing basis, over time the payment of such fees will increase the cost of an investment in the Fund, which may be more than the cost of other types of sales charges. The Fund accrues the distribution and service fees daily at annual rates shown in the “Fees and Expenses” table above based upon average daily net assets. The portion of the distribution and service fees that Lord Abbett Distributor pays to financial intermediaries for each share class is as follows:

Fee	Class A(1)	Institutional Class	Class U
Service	0.25%	—	0.25%
Distribution	0.50%	—	0.50%

(1) For purchases of Class A Shares without a front-end sales charge and for which Lord Abbett Distributor pays distribution-related compensation, the service and distribution payments shall commence thirteen months after purchase.

Lord Abbett Distributor may pay distribution and service fees to authorized financial intermediaries or use the fees for other distribution purposes, including revenue sharing. The amounts paid by the Fund need not be directly related to expenses. If Lord Abbett Distributor’s actual expenses exceed the fee paid to it, the Fund will not have to pay more than that fee. Conversely, if Lord Abbett Distributor’s expenses are less than the fee it receives, Lord Abbett Distributor will keep the excess amount of the fee.

Sales Activities. The Fund may use distribution fees to pay authorized financial intermediaries to finance any activity that primarily is intended to result in the sale of Shares. Lord Abbett Distributor uses its portion of the distribution fees attributable to the Shares of a particular class for activities that primarily are intended to result in the sale of Shares of such class. These activities include, but are not limited to, printing of prospectuses and statements of additional information and reports for anyone other than existing shareholders, preparation and distribution of advertising and sales material, expenses of organizing and conducting sales seminars, additional payments to authorized financial intermediaries, maintenance of shareholder accounts, the cost necessary to provide distribution-related services or personnel, travel, office expenses, equipment and other allocable overhead.

Service Activities. Lord Abbett Distributor may pay service fees to authorized financial intermediaries for any activity that primarily is intended to result in personal service and/or the maintenance of shareholder accounts or certain retirement and benefit plans. Any portion of the service fees paid to Lord Abbett Distributor will be used to service and maintain shareholder accounts.

Dealer Concessions on Class A Purchases With a Front-End Sales Charge. See “Sales Charge–Class A Shares” for more information.

Dealer Concessions Without a Front-End Sales Charge. For purchases of Class A Shares, Lord Abbett Distributor may pay dealers distribution-related compensation (i.e., concessions) according to the schedule set forth below (which may be subject to a CDSC). Dealers receive concessions described below on purchases made within a 12-month period beginning with the first NAV purchase of Class A Shares for the account. The concession rate resets on each anniversary date of the initial NAV purchase, provided that the account continues to qualify for treatment at NAV.

Dealer Concession Schedule – Class A Shares for Certain Purchases Without a Front-End Sales Charge

The dealer concession received is based on the amount of the Class A Shares investment as follows:

Class A Investments	Front-End Sales Charge*	Dealer’s Concession
Over $250,000	None	1.50%

*  Class A Shares purchased without a sales charge will be subject to a 1.50% CDSC if they are redeemed before the first day of the month in which the one-year anniversary of the purchase falls.

Revenue Sharing and Other Payments to Dealers and Financial Intermediaries. Lord Abbett (the term “Lord Abbett” in this section also refers to Lord Abbett Distributor unless the context requires otherwise) may make payments to certain financial intermediaries for marketing and distribution support activities. Lord Abbett makes these payments, at its own expense, out of its own resources (including revenues from advisory fees and distribution and service fees), and without any additional costs to the Fund or the Fund’s Shareholders.

These payments, which may include amounts that sometimes are referred to as “revenue sharing” payments, are in addition to the Fund’s fees and expenses described in this prospectus. In general, these payments are intended to compensate or reimburse financial intermediary firms for certain activities, including: promotion of sales of Fund Shares, such as placing the Lord Abbett Family of Funds on a preferred list of fund families; making Fund Shares available on certain platforms, programs, or trading venues; educating a financial intermediary firm’s sales force about the Lord Abbett Funds; providing services to shareholders; and various other promotional efforts and/or costs. The payments made to financial intermediaries may be used to cover costs and expenses related to these promotional efforts, including travel, lodging, entertainment, and meals, among other things. In addition, Lord Abbett may provide payments to a financial intermediary in connection with Lord Abbett’s participation in or support of conferences and other events sponsored, hosted, or organized by the financial intermediary. The aggregate amount of these payments may be substantial and may exceed the actual costs incurred by the financial intermediary in engaging in these promotional activities or services and the financial intermediary firm may realize a profit in connection with such activities or services.

Lord Abbett may make such payments on a fixed or variable basis based on Fund sales, assets, transactions processed, and/or accounts attributable to a financial intermediary, among other factors. Lord Abbett determines the amount of these payments in its sole discretion. In doing so, Lord Abbett may consider a number of factors, including: a financial intermediary’s sales, assets, and redemption rates; the nature and quality of any shareholder services provided by the financial intermediary; the quality and depth of the financial intermediary’s existing business relationships with Lord Abbett; the expected potential to expand such relationships; and the financial intermediary’s anticipated growth prospects. Not all financial intermediaries receive revenue sharing payments and the amount of revenue sharing payments may vary for different financial intermediaries. Lord Abbett may choose not to make payments in relation to certain of the Lord Abbett Funds or certain classes of shares of any particular Fund.

In some circumstances, these payments may create an incentive for a broker-dealer or its investment professionals to recommend or sell Fund Shares to you. Lord Abbett may benefit from these payments to the extent the broker-dealers sell more Fund Shares or retain more Fund Shares in their clients’ accounts because Lord Abbett receives greater management and other fees as Fund assets increase. For more specific information about these payments, including revenue sharing arrangements, made to your broker-dealer or other financial intermediary and the conflicts of interest that may arise from such arrangements, please contact your investment professional.

Payments for Recordkeeping, Networking, and Other Services. In addition to the payments from Lord Abbett or Lord Abbett Distributor described above, from time to time, Lord Abbett and Lord Abbett Distributor may have other relationships with financial intermediaries relating to the provision of services to the Fund, such as providing omnibus account services or executing portfolio transactions for the Fund. The Fund generally may pay recordkeeping fees for services provided to plans where the account is a plan-level or fund-level omnibus account and plan participants have the ability to determine their investments in particular mutual funds. If your financial intermediary provides these services, Lord Abbett or the Fund may compensate the financial intermediary for these services. In addition, your financial intermediary may have other relationships with Lord Abbett or Lord Abbett Distributor that are not related to the Fund.

For example, the Lord Abbett Funds may enter into arrangements with and pay fees to financial intermediaries that provide recordkeeping or other subadministrative services to certain groups of investors in the Lord Abbett Funds, including participants in retirement and benefit plans, investors in fund advisory programs, investors in variable insurance products and clients of financial intermediaries that operate in an omnibus environment (collectively, “Investors”). The recordkeeping services typically include: (a) establishing and maintaining Investor accounts and records; (b) recording Investor account balances and changes thereto; (c) arranging for the wiring of funds; (d) providing statements to Investors; (e) furnishing proxy materials, periodic Lord Abbett Fund reports, prospectuses and other communications to Investors as required; (f) transmitting Investor transaction information; and (g) providing information in order to assist the Lord Abbett Funds in their compliance with state securities laws. The fees that the Lord Abbett Funds pay are designed to compensate financial intermediaries for such services.

The Lord Abbett Funds also may pay fees to broker-dealers for networking services. Networking services may include but are not limited to:

● establishing and maintaining individual accounts and records;

● providing client account statements; and

● providing 1099 forms and other tax statements.

The networking fees that the Lord Abbett Funds pay to broker-dealers normally result in reduced fees paid by the Fund to the transfer agent, which otherwise would provide these services.

Financial intermediaries may charge additional fees or commissions other than those disclosed in this prospectus, such as a transaction based fee or other fee for its service, and may categorize and disclose these arrangements differently than described in the discussion above and in the SAI. You may ask your financial intermediary about any payments it receives from Lord Abbett or the Fund, as well as about fees and/or commissions it charges.

Signature Validation

Medallion Signature Guarantee

When a signature validation is called for, a Medallion Signature Guarantee executed by an eligible issuer participating in the Securities Transfer Agents Medallion Program 2000 (STAMP2000) will be required. Eligible issuers include U.S. domestic banks, credit unions, savings associations (including savings and loan associations), trust companies, national securities exchanges, registered securities associations, and clearing agencies. Also acceptable are broker/dealers, municipal securities broker/dealers, and government securities broker/dealers whose net capital exceeds $100,000. Notarized signatures or signature guarantees from financial institutions that are not participating in STAMP2000 will not be accepted. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the account application to effect transactions for the organization. Please note that financial institutions participating in STAMP2000 may still be ineligible to provide a signature validation for transactions of greater than a specified dollar amount. The Fund may change the signature validation requirements from time to time upon notice to shareholders, which may be given by means of a new or supplemented prospectus. Shareholders should contact the Fund for additional details regarding the Fund’s signature validation requirements.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Fund’s prospectus and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your Shares are held directly with the Fund, call the Fund at 888-522-2388. You will receive the additional copy within 30 days after receipt of your request by the Fund. Alternatively, if your Shares are held through a financial institution, please contact the financial institution directly.

Acceptance and Timing of Purchase Orders

A purchase order received by the Fund, its designee or an authorized financial intermediary or such financial intermediary’s authorized designee prior to the New York Stock Exchange (“NYSE”) Close, on a day the NYSE is open for business, together with payment made in one of the ways described above will be priced based on the Fund’s NAV next computed after it is received by the Fund or its financial intermediary or financial intermediary’s authorized designee. An order received after the NYSE Close will be effected at the NAV determined on the next business day. However, orders received by certain retirement plans and other financial firms on a business day prior to the NYSE Close and communicated to the Fund or its designee prior to such time as agreed upon by the Fund and financial firm will be effected at the NAV determined on the business day the order was received by the financial firm. The Fund will be deemed to have received a purchase order when an authorized financial intermediary or, if applicable, a financial intermediary’s authorized designee, receives the order. The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. In such cases, the Fund would accept purchase and redemption orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE for that day, so long as Lord Abbett believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business. The Fund and Lord Abbett Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Fund Shares. The sale of Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.

Verification of Identity

To help the federal government combat the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Fund must obtain the following information for each person that opens a new account:

1. Name;

2. Date of birth (for individuals);

3. Residential or business street address; and

4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Fund and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities.

After an account is opened, the Fund may restrict your ability to purchase additional Shares until your identity is verified. The Fund also may close your account and redeem your Shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

PERIODIC REPURCHASE OFFERS

The Fund is a closed-end interval fund and, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of your Shares, makes periodic offers to repurchase Shares. No shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund’s interval structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without the approval of the holders of a majority of the Fund’s outstanding common Shares, requiring the Fund to make quarterly offers to repurchase at least 5% and up to 25% of its Shares at NAV on a regular schedule. For these purposes, a “majority” of the Fund’s outstanding Shares means the vote of the lesser of (1) 67% or more of the voting securities present at a shareholder meeting, provided that more than 50% of the outstanding voting securities of the Fund are present at the meeting or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund regardless of whether such shareholders are present at the meeting (or represented by proxy). Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, subject to approval of the Board. The schedule requires the Fund to make repurchase offers every three months.

Repurchase Dates

The Fund will make quarterly repurchase offers every three months. As discussed below, the date on which the repurchase price for Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day).

Repurchase Request Deadline

When a repurchase offer commences, the Fund sends, at least twenty-one days before the Repurchase Request Deadline, written notice to each shareholder setting forth, among other things:

● The percentage of outstanding Shares that the Fund is offering to repurchase and how the Fund will purchase Shares on a pro rata basis if the offer is oversubscribed.

● The date on which a shareholder’s repurchase request is due.

● The date that will be used to determine the Fund’s NAV applicable to the repurchase offer (the “Repurchase Pricing Date”).

● The date by which the Fund will pay to shareholders the proceeds from their Shares accepted for repurchase.

● The NAV of the Shares as of a date no more than seven days before the date of the written notice and the means by which shareholders may ascertain the NAV.

● The procedures by which shareholders may tender their Shares and the right of shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.

● The circumstances in which the Fund may suspend or postpone the repurchase offer.

This notice may be included in a shareholder report or other Fund document. The Repurchase Request Deadline will be strictly observed. If a shareholder fails to submit a repurchase request in good order by the Repurchase Request Deadline, the shareholder will be unable to liquidate Shares until a subsequent repurchase offer and will have to resubmit a request in the next repurchase offer. The repurchase price will be the NAV of the Fund as determined at the close of business on the Repurchase Pricing Date, which will generally be the same date as the Repurchase Request Deadline, but that may be up to fourteen calendar days following the Repurchase Request Deadline, or on the next business day if the fourteenth day is not a business day. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Determination of Repurchase Price and Payment for Shares

The Repurchase Pricing Date will generally occur on the same date as the Repurchase Request Deadline, but in all instances must occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund will distribute payment to shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. The Fund’s NAV per share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “Net Asset Value.” During the period an offer to repurchase is open, shareholders may obtain the current NAV by visiting www.lordabbett.com or calling the Fund at 888-522-2388.

While the Fund will not impose a repurchase fee on Shares accepted for repurchase by the Fund, your financial adviser or other financial intermediary may charge service fees for handling Share repurchases. Please consult your financial adviser or other financial intermediary for details.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the 1940 Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Oversubscribed Repurchase Offers

There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Trustees set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund, which is currently expected to be 5% of the Fund’s outstanding Shares. In the event a quarterly repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis.

If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some shareholders may tender more Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.

There is no assurance that you will be able to tender your Shares when or in the amount that you desire.

Consequences of Repurchase Offers

From the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the repurchase payment deadline, or which mature by the repurchase payment deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the 1940 Act to meet repurchase requests.

If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional Shares so as to mitigate these effects.

These and other possible risks associated with the Fund’s repurchase offers are described under “Principal Risks of the Fund–Repurchase Offers Risk” above. In addition, the repurchase of Shares by the Fund will be a taxable event to shareholders, potentially even to those shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “Tax Matters” below and in the SAI.

NET ASSET VALUE

The NAV of the Fund’s Shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Shares outstanding.

Under normal circumstances, the NAV per Share is calculated as of NYSE Close on each day that the NYSE is open for trading by dividing the total net assets of the class by the number of Shares of the class outstanding at the time of calculation. The NYSE is closed on Saturdays and Sundays and on days when it observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The NYSE may change its holiday schedule or hours of operation at any time.

Portfolio securities are valued at market value as of the NYSE Close. Market value will be determined as follows: securities listed on any recognized U.S. or non-U.S. exchange (including NASDAQ) are valued at the market closing price on the exchange or system on which they are principally traded. Unlisted equity securities are valued at the last transaction price, or, if there were no transactions that day, at the mean between the most recently quoted bid and asked prices. Unlisted fixed income securities (other than those with remaining maturities of 60 days or less) are valued at prices supplied by third-party pricing services, which prices are broker/dealer supplied valuations or evaluated or “matrix” prices based on electronic data processing techniques. Such valuations are based on the mean between the bid and asked prices, when available, and are based on the bid price when no asked price is available. Unlisted fixed income securities (other than senior loans) having remaining maturities of 60 days or less are valued at their amortized cost. The principal markets for non-U.S. securities and U.S. fixed income securities also generally close prior to NYSE Close. Consequently, values of non-U.S. investments and U.S. fixed income securities will be determined as of the earlier closing of such exchanges and markets unless the Adviser prices such a security at its fair value. Securities for which prices or market quotations are not readily available are valued at fair market value by Lord Abbett, as the Fund’s “valuation designee”, subject to oversight by the Board, and in accordance with the Fund’s valuation procedures, pursuant to Rule 2a-5 under the 1940 Act. All assets and liabilities expressed in foreign currencies will be converted into U.S. dollars at the exchange rates of such currencies against U.S. dollars provided by a third-party pricing service as of the NYSE Close. If such exchange rates are not available, the rate of exchange will be determined by a third party in accordance with the Fund’s valuation policies.

Under certain circumstances, the per share NAV of a class of the Fund’s Shares may be different from the per share NAV of another class of Shares as a result of the different daily expense accruals applicable to each class of Shares.

DISTRIBUTIONS

The Fund intends to declare income dividends daily and distribute them to shareholders monthly at rates that reflect the past and projected net income of the Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. The dividend rate that the Fund pays on its Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including interest expenses on any reverse repurchase agreements, dollar rolls and borrowings and dividends payable on any preferred shares issued by the Fund). As portfolio and market conditions change, the rate of distributions on the Shares and the Fund’s dividend policy could change. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The Fund intends to distribute each year substantially all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund intends to distribute net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued dividends on any outstanding preferred shares). To permit the Fund to maintain more stable distributions, the Fund’s distribution rates may be based, in part, on projections as to annual cash available for distribution and, therefore, the distributions paid by the Fund for any particular quarter may be more or less than the amount of cash available to the Fund for distribution for that quarterly period.

The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions.

As a result, the distributions paid by the Fund for any particular quarterly period may be more or less than the amount of net investment income actually earned by the Fund during the period.

Undistributed net investment income will be added to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV. Shareholders who periodically receive the payment of a dividend or other distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit.

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net investment income, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. To determine the sources of the Fund’s distributions during the reporting period, the Fund references its internal accounting records at the time the distribution is paid and generally bases its projections of the final tax character of those distributions on the tax characteristics of the distribution reflected in its internal accounting records at the time of such payment. If, based on such records, a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records, the Fund’s financial statements presented in accordance with generally accepted accounting principles (“U.S. GAAP”), and recordkeeping practices under income tax regulations. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Notwithstanding the Fund’s estimates and projections, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund might later report the final tax character of those distributions as including capital gains and/or a return of capital. Additionally, given differences in tax and U.S. GAAP treatment of certain distributions, the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP might report that the sources of these distributions included capital gains and/or a return of capital.

The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of the year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-forwards) for the relevant year. The amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Shares, with any amounts exceeding such basis treated as gain from the sale of Shares. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital distribution is not taxable, but it reduces a shareholder’s tax basis in the Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Shares. The Fund will send shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”

The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates.

Unless a shareholder elects to receive distributions in cash, all distributions of shareholders whose Shares are registered with the plan agent will be automatically reinvested in additional Shares under the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”

Although it does not currently intend to do so, the Board may change the Fund’s distribution policy and the amount or timing of distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

DIVIDEND REINVESTMENT PLAN

Pursuant to the Fund’s dividend reinvestment plan (the “Plan”), all shareholders will have all dividends, including any capital gain dividends, reinvested automatically in additional Shares by BNY Mellon Investment Servicing (US) Inc., as agent for the shareholders (the “Plan Agent”), unless the shareholder elects to receive cash. An election to receive cash may be revoked or reinstated at the option of the shareholder. In the case of record shareholders such as banks, brokers or other nominees that hold Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Shares certified from time to time by the record shareholder as representing the total amount registered in such shareholder’s name and held for the account of beneficial owners who are to participate in the Plan. Shareholders whose Shares are held in the name of a bank, broker or nominee should contact the bank, broker or nominee for details. Such shareholders may not be able to transfer their Shares to another bank or broker and continue to participate in the Plan.

Shares received under the Plan will be issued to you at their NAV on the payment date; there is no sales or other charge for reinvestment. The number of full and fractional Shares (carried to the third decimal place) that each shareholder receiving Shares will be entitled to receive is to be determined by dividing the total amount that he or she would have been entitled to receive had he or she elected to receive the dividend in cash by the NAV per share of such Shares as of the close of business of the NYSE on the payable dates, such full and fractional Shares to be credited to the accounts of such shareholders. You are free to withdraw from the Plan and elect to receive cash at any time by giving written notice to the Plan Agent or by contacting your broker or dealer, who will inform the Fund.

Your request must be received by the Fund at least ten days prior to the payment date of the distribution to be effective for that dividend or capital gain distribution.

The Plan Agent provides written confirmation of all transactions in the shareholder accounts in the Plan, including information you may need for tax records. Any proxy you receive will include all Shares you have received under the Plan.

Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions. See “Tax Matters.”

The Fund and the Plan Agent reserve the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants. Additional information about the Plan may be obtained from the Plan Agent by calling 888-522-2388 or by writing to the Fund at Lord Abbett Funds Service Center, P.O. Box 534489, Pittsburgh, PA 15253-4489.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The following is a brief description of the anticipated capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and the Fund’s By-laws. The Declaration of Trust and By-laws are each exhibits to the registration statement of which this prospectus is a part.

The Fund is a Delaware statutory trust established under the laws of the State of Delaware by the Declaration of Trust. The Declaration of Trust provides that the Trustees may authorize separate series or classes of Shares of beneficial interest of the Fund. Preferred shares may be issued in one or more series, with such rights as determined by the Board, by action of the Board without the approval of the shareholders.

The Declaration of Trust authorizes the issuance of an unlimited number of Shares. The Fund currently offers three classes of Shares: Institutional Class, Class A Shares, and Class U. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses” above.

Shareholders will be entitled to the payment of dividends and other distributions when, as and if declared by the Board. All Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Shares will, when issued, be fully paid and non-assessable, and will have no pre-emptive or conversion rights or rights to cumulative voting. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the holders of the Fund’s Shares according to their respective rights.

The Fund does not intend to hold annual meetings of shareholders. If the Fund does hold a meeting of shareholders, Shares of the Fund entitle their holders to one vote for each Share held. Each fractional share shall be entitled to a proportionate fractional vote, except as otherwise provided by the Declaration of Trust, By-laws, or required by applicable law.

The Fund will send unaudited reports at least semiannually and audited financial statements annually to all of its shareholders.

The Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Shares.

The following table shows the amount of Shares of the Fund that were authorized and outstanding as of March 31, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by the Fund for its Account	Amount Outstanding Exclusive of Amount Shown Under (3)
Institutional Class Shares	Unlimited	0	178,474,029.97
Class A Shares	Unlimited	0	113,006,479.70
Class U Shares	Unlimited	0	33,939,513.32

Although it has no present intention to do so, the Fund may determine in the future to issue preferred shares or other senior securities to add leverage to its portfolio. Any such preferred shares would have complete priority upon distribution of assets over the Shares.

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION AND AGREEMENT OF TRUST

The Declaration of Trust and the By-laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status.

The Trustees are elected for indefinite terms and do not stand for re-election. A Trustee may be removed from office without cause only by a vote of two-thirds of the remaining Trustees or by a vote of the holders of at least two-thirds of Shares. These voting thresholds are not required under Delaware or federal law. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders.

The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares of the Trust to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the By-laws. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the By-laws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of the assumption of control of the Fund by a third party and/or the conversion of the Fund to an open-end investment company. The Trustees has considered the foregoing provisions and concluded that they are in the best interests of the Fund and its shareholders, including holders of the Shares.

The foregoing is qualified in its entirety by reference to the full text of the Declaration of Trust and the By-laws, both of which are on file with the SEC.

TAX MATTERS

This section summarizes some of the U.S. federal income tax consequences to U.S. persons of investing in the Fund; the consequences under other tax laws and to non-U.S. shareholders may differ. Shareholders should consult their tax advisors as to the possible application of federal, state, local or non-U.S. income tax laws. Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

Treatment as a Regulated Investment Company

The Fund has elected to be treated, and intends each year to qualify and be eligible to be treated, as a regulated investment company under the Code. A regulated investment company is not subject to U.S. federal income tax at the corporate level on income and gains from investments that are distributed to shareholders. The Fund’s failure to qualify as a regulated investment company would result in corporate-level taxation, thereby reducing the return on your investment.

Taxes on Fund Distributions

A shareholder subject to U.S. federal income tax will generally be subject to tax on Fund distributions. For U.S. federal income tax purposes, Fund distributions will generally be taxable to a shareholder as either ordinary income or long-term capital gains. Fund dividends consisting of distributions of investment income generally are taxable to shareholders as ordinary income. Federal taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a shareholder has owned the Shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not expect a significant portion of its distributions to be treated as long-term capital gains. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to you as ordinary income.

The Code generally imposes a 3.8% Medicare contribution tax on the “net investment income” of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Fund, including any capital gain dividends, and including net capital gains recognized on the sale, redemption or exchange of Shares of the Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current and accumulated earnings and profits. In that case, the excess generally would be treated as a return of capital and would reduce a shareholder’s tax basis in the applicable Shares, with any amounts exceeding such basis treated as gain from the sale of such Shares. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Shares.

Fund distributions are taxable to shareholders as described above even if they are paid from income or gains earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid).

Certain Fund Investments

The Fund’s transactions in foreign currencies, foreign-currency denominated debt obligations, derivatives, short sales, or similar or related transactions could affect the amount, timing and character of distributions from the Fund, and could increase the amount and accelerate the timing for payment of taxes payable by shareholders. The Fund’s investments in certain debt instruments could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to sell or otherwise dispose of other investments in order to make required distributions).

Foreign Taxes

Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations or foreign governments, the Fund will be permitted to make an election under the Code that would allow shareholders a deduction or credit for foreign taxes. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s yield on such investments. Even if the Fund elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Fund through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. In addition, even if the Fund qualifies to make such an election for any year, it may determine not to do so. The Fund’s investments in non-U.S. securities or foreign currencies may also increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

Taxes When you Dispose of Your Shares

Any gain resulting from the disposition of Shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to shareholders as capital gains for U.S. federal income tax purposes.

Shareholders who offer, and are able to sell all of the Shares they hold or are deemed to hold in response to a repurchase offer (as described above) generally will be treated as having sold their Shares and generally will recognize a capital gain or loss. In the case of shareholders who tender or are able to sell fewer than all of their Shares, it is possible that any amounts that the shareholder receives in such repurchase will be taxable as a dividend to such shareholder. In addition, there is a risk that shareholders who do not tender any of their Shares for repurchase, or whose percentage interest in the Fund otherwise increases as a result of the repurchase offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase Shares could adversely affect its ability to satisfy the distribution requirements for treatment as a regulated investment company. The Fund could also recognize income in connection with its sale or other disposal of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied.

Backup Withholding

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to such withholding.

CUSTODIAN AND TRANSFER AGENT

The primary custodian of the assets of the Fund is State Street Bank and Trust Company (the “Custodian”). The Custodian’s principal business address is One Congress Street, Boston, MA 02114-2016. The Custodian pays for and collects proceeds of securities bought and sold by the Funds and attends to the collection of principal and income. The Custodian may appoint domestic and foreign subcustodians from time to time to hold certain securities purchased by the Fund in foreign countries and to hold cash and currencies for the Fund. In accordance with the requirements of Rule 17f-5 under the 1940 Act, the Board has approved an arrangement permitting the Fund’s foreign assets not held by the Custodian or its foreign branches to be held by certain qualified foreign banks and depositories. In addition, the Custodian performs certain accounting and recordkeeping functions relating to portfolio transactions and calculates the Fund’s NAV.

BNY Mellon Investment Servicing (US) Inc., located at 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the Fund’s transfer agent and dividend disbursement agent, as well as agent for the Fund’s Dividend Reinvestment Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte, located at 30 Rockefeller Plaza, New York, NY 10112, serves as independent registered public accounting firm for the Fund. Deloitte provides audit services, tax and other related audit services to the Fund.

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036.

To Obtain Information:

By telephone. For shareholder account inquiries and for literature requests, call the Fund at: 888-522-2388.

By mail. Write to the Fund at:
Lord Abbett Credit Opportunities Fund
30 Hudson Street
Jersey City, NJ 07302-4804

Via the Internet. Lord, Abbett & Co. LLC
www.lordabbett.com

Text-only versions of Fund documents can be viewed online or downloaded from the SEC: http://www.sec.gov.

You can also obtain copies by sending your request and a duplicating fee to publicinfo@sec.gov.

Additional Information:

More information on the Fund is available free upon request, including the following:

Annual and Semiannual Reports:

The Fund’s annual and semi-annual reports will contain more information about the Fund’s investments and performance. The annual report also will include details about the market conditions and investment strategies that had a significant effect on the Fund’s performance during the last fiscal year. The reports will be available free of charge at www.lordabbett.com, and through other means, as indicated on the left.

SAI:

The SAI provides more details about the Fund and its policies. A current SAI is on file with the SEC and is incorporated by reference into (or legally considered part of) this prospectus. The SAI is available free of charge at www.lordabbett.com, and through other means, as indicated on the left.

Lord Abbett Credit Opportunities Fund

Lord Abbett Credit Opportunities Fund Shares are distributed by: LORD ABBETT DISTRIBUTOR LLC	(05/25)

Investment Company Act File Number: 811-23383	LACO-1

LORD ABBETT CREDIT OPPORTUNITIES FUND

Common Shares

Institutional Class Shares

Class A Shares

Class U Shares

Statement of Additional Information

MAY 1, 2025

Lord Abbett Credit Opportunities Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund is a diversified, closed-end management investment company that is operated as an “interval fund.”

This Statement of Additional Information (this “SAI”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus. This SAI should be read in conjunction with the prospectus dated May 1, 2025, a copy of which may be obtained upon request and without charge by writing to the Fund at Lord Abbett Distributor LLC (“Lord Abbett Distributor”), 30 Hudson Street, Jersey City, NJ 07302 or by calling toll-free 888-522-2388 or by accessing the Fund’s website at www.lordabbett.com. The information on the website is not incorporated by reference into this SAI and investors should not consider it a part of this SAI. The prospectus, and other information about the Fund, is also available on the U.S. Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the prospectus.

TABLE OF CONTENTS

PAGE

1.	THE FUND	1-1
2.	INVESTMENT OBJECTIVE, POLICIES, AND RISKS	2-1
3.	INVESTMENT RESTRICTIONS	3-1
4.	INVESTMENT ADVISORY AND OTHER SERVICES, FEES, AND EXPENSES	4-1
5.	MANAGEMENT OF THE FUND	5-1
6.	PORTFOLIO TRANSACTIONS	6-1
7.	TAX MATTERS	7-1
8.	PROXY VOTING POLICY AND PROXY VOTING RECORD	8-1
9.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	9-1
10.	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10-1
11.	LEGAL COUNSEL	11-1
12.	ADDITIONAL INFORMATION	12-1
13.	FINANCIAL STATEMENTS	13-1

1. THE FUND

The Fund is a closed-end management investment company that continuously offers its Shares and is operated as an “interval fund.” The Fund is currently operating as a diversified investment company. The Fund has previously operated as a non-diversified investment company and may operate as a non-diversified investment company in the future to the extent permitted by applicable law. Under current law, shareholder approval would be required for the Fund to resume acting as non-diversified. The Fund currently offers three classes of Shares: Institutional Class, Class A, and Class U. The Fund was formed on September 18, 2018, as a Delaware statutory trust.

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2. INVESTMENT OBJECTIVE, POLICIES, AND RISKS

This section provides further information on certain types of investments and investment techniques that the Fund may use and some of the risks associated with such investments and techniques. The composition of the Fund’s portfolio and the investments and techniques that the Fund uses in seeking its investment objective and employing its investment strategies will vary over time. The Fund may use the investments and techniques described below at all times, at some times, or not at all.

Convexity Risk. Convexity is an additional measure used to understand a security’s or Fund’s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, meaning increased sensitivity in prices in response to rising interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, Funds holding such securities may be subject to a greater risk of losses in periods of rising interest rates.

Counterparty Risk. The Fund will be subject to credit risk presented by another party (whether a clearing corporation in the case of exchange-traded or cleared instruments or another third party in the case of over-the-counter (“OTC”) instruments) that promises to honor an obligation to the Fund with respect to the derivative contracts and other instruments, such as repurchase and reverse repurchase agreements, entered into by the Fund. There can be no assurance that a counterparty will be able or willing to meet its obligations. If such a party becomes bankrupt or insolvent or otherwise fails or is unwilling to perform its obligations to the Fund due to financial difficulties or for other reasons, the Fund may experience significant losses or delays in enforcing contractual remedies and obtaining any recovery under its contract with the counterparty, including realizing on any collateral the counterparty has provided in respect of the counterparty’s obligations to the Fund or recovering collateral that the Fund has provided and is entitled to recover. If the Fund’s claim against a counterparty is unsecured, the Fund will likely be treated as a general creditor of such counterparty to the extent of such unsecured claim. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. See “Derivatives” below.

Downgrade Risk. There is a risk that securities will be subsequently downgraded should rating agencies believe the issuer’s business outlook or creditworthiness has deteriorated. If this occurs, the values of these investments may decline, or it may affect the issuer’s ability to raise additional capital for operational or financial purposes and increase the chance of default, as a downgrade may be seen in the financial markets as a signal of an issuer’s deteriorating financial position.

Duration. Duration is a measure of the expected life of a bond or other fixed income instrument on a present value basis. Duration incorporates the bond’s or other fixed income instrument’s yield, coupon interest payments, final maturity, and call features into one measure. Duration allows an investment adviser to make certain predictions as to the effect that changes in the level of interest rates will have on the value of the Fund’s portfolio of bonds or other fixed income instruments. However, various factors, such as changes in anticipated prepayment rates, qualitative considerations, and market supply and demand, can cause particular securities to respond somewhat differently to changes in interest rates. Moreover, in the case of mortgage-backed and other complex securities, duration calculations are estimates and are not precise. This is particularly true during periods of market volatility.

The Fund’s portfolio will have a duration that is equal to the weighted average of the durations of the bonds or other fixed income instruments in its portfolio. The longer the Fund’s portfolio’s duration, the more sensitive it is to interest rate risk. The shorter the Fund’s portfolio’s duration, the less sensitive it is to interest rate risk. For example, the value of a portfolio with a duration of five years would be expected to fall approximately five percent if interest rates rose by one percentage point and the value of a portfolio with a duration of two years would be expected to fall approximately two percent if interest rates rose by one percentage point.

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Some securities may have periodic interest rate adjustments based upon an index such as the 90-day Treasury Bill rate. This periodic interest rate adjustment tends to lessen the volatility of the security’s price. With respect to securities with an interest rate adjustment period of one year or less, the Fund will, when determining average-weighted duration, treat such a security’s maturity as the amount of time remaining until the next interest rate adjustment.

Instruments such as securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and similar securities backed by amortizing loans generally have shorter effective maturities than their stated maturities. This is due to changes in amortization caused by demographic and economic forces such as interest rate movements. These effective maturities are calculated based upon historical payment patterns and, therefore, have a shorter duration than would be implied by their stated final maturity. For purposes of determining the Fund’s average maturity, the maturities of such securities will be calculated based upon the issuing agency’s payment factors using industry accepted valuation models.

Borrowing Money. The Fund may borrow money or otherwise use financial leverage, as described more fully under “Leverage” in the prospectus.

Cash Management Practices. The Fund receives cash as a result of investments in the Fund’s shares, from the sale of the Fund’s investments, and from any income or dividends generated by its portfolio investments and may handle that cash in different ways. The Fund may maintain a cash balance pending investments in other securities, payment of dividends or repurchase consideration, or in other circumstances where the Fund’s portfolio management team believes additional liquidity is necessary or advisable. To the extent that the Fund maintains a cash balance, that portion of the Fund’s portfolio will not be exposed to the potential returns (positive or negative) of the market in which the Fund typically invests. The Fund may invest its cash balance in short-term investments, such as repurchase agreements.

Consistent with its investment objective, policies, and restrictions, however, the Fund also may invest in securities, such as exchange-traded funds (“ETFs”), or derivatives related to its cash balance. For example, the Fund may buy index futures with an aggregate notional amount that approximately offsets its cash balance to efficiently provide investment exposure while maintaining liquidity or accumulating cash pending purchases of individual securities. In addition, the Fund may buy or sell futures contracts in response to purchases of Fund shares or participation in repurchase offers in order to maintain market exposure consistent with the Fund’s investment objective and strategies.

These cash management practices are ancillary to, and not part of, the Fund’s principal investment strategies. As such, the Fund does not intend to invest substantially in this manner under normal circumstances.

Collateralized Loan Obligations and Other Collateralized Obligations. A collateralized loan obligation (“CLO”) is a type of structured product that issues securities collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, second lien loans, and subordinate corporate loans. The underlying loans may be rated below investment grade by a rating agency. A CLO is not merely a conduit to a portfolio of loans; it is a pooled investment vehicle that may be actively managed by the collateral manager. Therefore, an investment in a CLO can be viewed as investing in (or through) another investment adviser and is subject to the layering of fees associated with such an investment.

The cash flows from a CLO are divided into two or more classes called “tranches,” each having a different risk-reward structure in terms of the right (or priority) to receive interest payments from the CLO. The risks of an investment in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of securities in which the Fund invests. Generally, the risks of investing in a CLO can be summarized as a combination of economic risks of the underlying loans combined with the risks associated with the CLO structure governing the priority of payments. In addition to the general risks

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associated with fixed income securities and structured products discussed elsewhere in this SAI and in the prospectus, CLOs carry additional risks including but not limited to the following:

● Transparency Risk: Collateral managers of CLOs may actively manage the portfolio. Accordingly, the collateral and the accompanying risks underlying a CLO in which the Fund invests will change and will do so without transparency. Therefore, the Fund’s investment in a CLO will not benefit from detailed or ongoing due diligence on the underlying collateral.

● Credit Risk: CLO collateral is subject to credit and liquidity risks, as substantially all of the collateral held by CLOs will be rated below investment grade or be unrated. Because of the lack of transparency, the credit and liquidity risk of the underlying collateral can change without visibility to the CLO investors.

● Lack of Liquidity: CLOs typically are privately offered and sold, and, thus, are not registered under the federal securities laws and subject to transfer restrictions. As a result, investments in CLOs may be illiquid. Certain securities issued by a CLO (typically the highest tranche) may have an active dealer market and, if so, may be liquid.

● Interest Rate Risk: The CLO portfolio may have exposure to interest rate fluctuations as well as mismatches between the interest rate on the underlying bank loans and the CLO securities.

● Prepayment Risk: CLO securities may pay earlier than expected due to defaults (triggering liquidation) or prepayments on the underlying collateral, optional redemptions, or refinancing, or forced sale in certain circumstances.

● Documentation Risk: CLO documentation is highly complex and can contain inconsistencies or errors, creating potential risk and requiring significant interpretational expertise, disputes with issuers, or unintended investment results.

Other structured products in which the Fund may invest include collateralized debt obligations (“CDOs”), collateralized bond obligations (“CBOs”), and collateralized mortgage obligations (“CMOs”). A CDO is a security backed by pools of corporate or sovereign bonds, bank loans to corporations, or a combination of bonds and loans, many of which may be unsecured. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities, which are often a diversified pool of securities that are high risk and below investment grade. These securities are collateralized by many different types of fixed income securities, including high-yield debt, trust preferred securities, and emerging market debt, which are subject to varying degrees of credit and counterparty risk. A CMO is a security that is collateralized by whole loan mortgages or mortgage pass-through securities. CMOs, CDOs and CBOs are structured similarly to CLOs and carry additional risks that include, but are not limited to, the risks of investing in CLOs described above and the risks associated with the pool of underlying securities. For more information about CMOs, please see “Collateralized Mortgage Obligations and Real Estate Mortgage Investment Conduits” below.

Convertible Securities. Convertible securities are preferred stocks or debt obligations that may be converted into or exchanged for shares of common stock (or cash or other securities) of the same or a different issuer at a stated price or exchange ratio. Convertible securities generally rank senior to common stock in a corporation’s capital structure but usually are subordinated to comparable non-convertible securities. A convertible security entitles the holder to receive a dividend or interest that generally is paid or accrued on the underlying security until the convertible security matures or is redeemed, converted, or exchanged. While convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities, market prices of convertible securities may be affected by such dividend changes or other changes in the underlying securities. In addition, if the market price of the common stock underlying a convertible security approaches or exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. Alternatively, a convertible security may lose much or all of its value if the value of the underlying common stock falls below the conversion price of the security.

Convertible securities have both equity and fixed income risk characteristics. A significant portion of convertible securities have below investment grade credit ratings and are subject to increased credit and

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liquidity risks. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying common stock, sell it to a third party, or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective, which, in turn, could result in losses to the Fund.

Synthetic convertible securities are derivative instruments comprising two or more securities whose combined investment characteristics resemble a convertible security. A typical convertible security combines fixed income securities or preferred stock with an equity component, such as a warrant, which offers the potential to own the underlying equity security. The value of a synthetic convertible security may respond differently to market fluctuations than the value of a traditional convertible security in response to the same market fluctuations.

Credit Rating Agencies. Credit rating agencies are companies that assign credit ratings, which operate as a preliminary evaluation of the credit risk of a prospective debtor. Credit rating agencies include, but are not limited to, S&P Global Ratings (“S&P”), Moody’s Investors Service (“Moody’s”), and Fitch Ratings (“Fitch”). Credit ratings are provided by credit rating agencies that specialize in evaluating credit risk, but there is no guarantee that a highly rated debt instrument will not default or be downgraded. Credit ratings issued by these agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not evaluate the market risk and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only by Lord Abbett, the Fund’s investment adviser, as a preliminary indicator of investment quality. Lord Abbett may use any Nationally Recognized Statistical Rating Organization when evaluating investment quality. Each agency applies its own methodology in measuring creditworthiness and uses a specific rating scale to publish its ratings opinions. More information on credit rating agency ratings is located in Appendix B.

Debt Securities. Debt securities are used by issuers to borrow money. The issuer usually pays a fixed, variable, or floating rate of interest and typically must repay the amount borrowed at the maturity of the instrument. Debt securities include, but are not limited to, bonds, debentures, government obligations, commercial paper, repurchase agreements, and pass-through instruments. A debt security is typically considered “investment grade” if it is rated BBB/Baa or higher by a rating agency or if Lord Abbett determines the security to be of comparable quality. For a discussion of the specific risks associated with debt securities not considered “investment grade,” please see “High-Yield or Lower-Rated Debt Securities” below.

Risks Affecting Debt Securities. Prices of debt securities fluctuate and, in particular, are subject to several key risks including, but not limited to, interest rate risk, credit risk, prepayment risk, extension risk, and spread risk. In addition, debt securities in which the Fund may invest are subject to the risk of loss of principal and income, and even high-quality debt securities may return less than the amount invested.

When interest rates rise or the issuer’s or the counterparty’s financial condition worsens or is perceived by the market to be at greater risk, the value of debt securities typically declines. Investments in debt securities may face a heightened level of interest rate risk, especially because the Federal Reserve Board has continued to raise rates after a period of historically low rates. While fixed income securities with longer final maturities often have higher yields than those with shorter maturities, their prices are usually more sensitive to changes in interest rates and other factors.

Credit risk, also known as default risk, represents the possibility that an issuer may be unable to meet scheduled interest and principal payment obligations. If the market perceives a deterioration in the creditworthiness of an issuer, the value and liquidity of debt securities issued by that issuer may decline. Spread risk is the potential for the value of the Fund’s debt security investments to fall due to the widening of spreads. Debt securities generally compensate for greater credit risk by paying interest at a higher rate. The difference (or “spread”) between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for such greater credit risk. As the spread on a security widens (or increases), the price (or value) of the

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security falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market- specific credit concerns, or general reductions in risk tolerance.

Prepayment risk, also known as call risk, arises due to the issuer’s ability to prepay all or most of the debt security before the stated final maturity date. Prepayments generally rise in response to a decline in interest rates as debtors take advantage of the opportunity to refinance their obligations. This risk often is associated with mortgage securities where the underlying mortgage loans can be refinanced, although it also can be present in corporate or other types of bonds with call provisions. When a prepayment occurs, the Fund may be forced to reinvest in lower yielding debt securities. Extension risk is the chance that, during periods of rising interest rates, certain debt obligations will be paid off substantially more slowly than originally anticipated, and the value of those securities may fall. Extension risk generally is low for short-term bond funds, moderate for intermediate-term bond funds, and high for long-term bond funds.

Debt securities trade on an OTC basis in which parties buy and sell securities through bilateral transactions. While the total amount of assets invested in debt markets has grown in recent years, the capacity for traditional dealer counterparties to engage in debt trading has not kept pace and has decreased, in part due to regulations and capital requirements applicable to these entities. As a result, because market makers provide stability to a market through their intermediary services, a significant reduction in dealer inventories has decreased liquidity and potentially could increase volatility in the debt markets. Such issues may be exacerbated during periods of economic uncertainty or market volatility.

Economic, political, and other events also may affect the prices of broad debt markets, although the risks associated with such events are transmitted to the market via changes in the prevailing levels of interest rates, credit risk, prepayment risk, or spread risk.

The terms of investments, financings, or other transactions to which the Fund may be a party have been historically tied to the London Interbank Offered Rate or “LIBOR,” which was the offered rate for short-term Eurodollar deposits between major international banks. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been established in most major currencies, for example, the Secured Overnight Financing Rate (SOFR), published by the Federal Reserve Bank of New York. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (repo) market. SOFR is published in various forms including as a daily, compounded, and forward-looking term rate.

Markets in these new rates are continuing to develop. The transition away from LIBOR to the use of replacement rates has gone relatively smoothly although the full impact of the transition on the Fund or the financial instruments in which the Fund invests cannot yet be fully determined.

In addition, interest rates or other types of rates and indices which are classed as “benchmarks” have been the subject of ongoing national and international regulatory reform, including under the European Union regulation on indices used as benchmarks in financial instruments and financial contracts (known as the “Benchmarks Regulation”). The Benchmarks Regulation has been enacted into United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 (as amended), subject to amendments made by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Additionally, there could be other consequences which cannot be predicted.

Depositary Receipts. The Fund may invest in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and similar depositary receipts. ADRs typically are trust receipts issued by a U.S. bank or trust company or other financial institution (a “depositary”) that evidence an indirect interest in underlying securities issued by a foreign entity and deposited with the depositary. Prices of

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ADRs are quoted in U.S. dollars, and ADRs are listed and traded in the United States. GDRs typically are issued by non-U.S. banks or financial institutions (a “foreign depositary”) to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity and deposited with the foreign depositary. Ownership of ADRs and GDRs entails similar investment risks to direct ownership of foreign securities traded outside the United States, including increased market, liquidity, currency, political, information, and other risks. To the extent the Fund acquires depositary receipts through banks that do not have a contractual relationship to issue and service unsponsored depositary receipts with the foreign issuer of the underlying security underlying the depositary receipts, there is an increased possibility that the Fund will not become aware of, and, thus, be able to respond to, corporate actions such as stock splits or rights offerings involving the issuer in a timely manner. In addition, the lack of information may affect the accuracy of the valuation of such instruments. The market value of depositary receipts is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the depositary receipts and the underlying securities are quoted. However, by investing in certain depositary receipts, such as ADRs, which are quoted in U.S. dollars, the Fund may avoid currency risks during the payment and delivery (“settlement”) period for purchases and sales.

Defaulted Bonds and Distressed Debt. Defaulted bonds are subject to greater risk of loss of income and principal than higher rated securities and are considered speculative. In the event of a default, the Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and, in some cases, there may be no recovery of repayment. Further, defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Workout or bankruptcy proceedings typically result in only partial recovery of cash payments or an exchange of the defaulted bond for other securities of the issuer or its affiliates. Often, the securities received are illiquid or speculative. Investments in securities following a workout or bankruptcy proceeding typically entail a higher degree of risk than investments in securities that have not recently undergone a reorganization or restructuring. Moreover, these securities can be subject to heavy selling or downward pricing pressure after the completion of a workout or bankruptcy proceeding. If the Fund’s evaluation of the anticipated outcome of an investment should prove inaccurate, the Fund could experience a loss. Such securities obtained in exchange may include, but are not limited to, equity securities, warrants, rights, participation interests in sales of assets, and contingent interest obligations.

The Fund may hold securities of issuers that are, or are about to be, involved in reorganizations, financial restructurings, or bankruptcy (also known as “distressed debt”). Defaulted bonds and distressed debt securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. To the extent that the Fund holds distressed debt, that Fund will be subject to the risk that it may lose a portion or all of its investment in the distressed debt and may incur higher expenses trying to protect its interests in distressed debt. Investments in distressed investments can result in greater costs to the Fund (such as legal fees associated with a bankruptcy or restructuring), which can increase fund expenses and/or decrease the value of the Fund’s investments. The prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed security issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet their projected business goals, or to obtain additional financing. The Fund may invest in additional securities of a defaulted issuer to retain a controlling stake in any bankruptcy proceeding or workout. Any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. In any reorganization or liquidation proceeding, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Moreover, it is unlikely that a liquid market will exist for the Fund to sell its holdings in distressed debt securities.

Derivatives. The Fund may invest in, or enter into, derivatives for a variety of reasons, including to hedge certain market or interest rate risks, to provide a substitute for purchasing or selling particular securities, or to increase potential returns. Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities and other assets, and related

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indices. Examples of derivative instruments the Fund may use include options contracts, futures contracts, options on futures contracts, forward currency contracts, structured notes, swap agreements, and credit derivatives. Derivatives may provide a cheaper, quicker, or more efficient or specifically focused way for the Fund to invest or to hedge than “traditional” securities or investments would. Some derivatives may be more liquid than direct investments in bonds or other securities (or other assets) and may provide the Fund with more flexibility during periods of market stress. The Fund’s portfolio management team, however, may decide not to employ some or all of these strategies. Similarly, suitable derivatives transactions may not be available or available on the terms desired, and derivatives transactions may not perform as intended. There is no assurance that any derivatives strategy used by the Fund will succeed.

The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk, correlation risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk and management risk, as well as risks arising from changes in applicable requirements.

Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. However, derivatives may entail investment exposures that are greater than their cost or notional value would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund’s performance. The Fund’s notional derivatives exposure and/or the percentage of total investment exposure may be greater than the total value of its assets, which would have the result of leveraging the Fund.

If the Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund’s return or result in a loss. The Fund also could experience losses if its derivatives were poorly correlated with its other investments (or not correlated as expected), or if the Fund were unable to liquidate its position because of an illiquid market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

Derivatives may be purchased on established exchanges or through privately negotiated transactions (referred to as “OTC derivatives”). OTC derivatives generally are less liquid than exchange-traded or cleared derivatives. Exchange-traded derivatives generally are guaranteed by the clearing agency that is the counterparty to such derivatives. In contrast, OTC derivatives are not guaranteed by a clearing agency and are generally not subject to the same level of credit evaluation and regulatory oversight as are centrally cleared derivatives. Lord Abbett will consider the creditworthiness of counterparties to non-centrally cleared OTC derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund.

The Fund will be subject to credit risk with respect to the counterparties to derivative contracts. There can be no assurance that a counterparty will be able or willing to meet its obligations. The inability or unwillingness of the Fund’s counterparties to comply with the terms of the derivative contracts may have an adverse effect on the Fund. If the counterparty (or an affiliate) defaults, the Fund will have contractual remedies, but there can be no assurance that the Fund will succeed in enforcing contractual remedies. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral because the Fund’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required. Counterparty risk also may be more pronounced if a counterparty’s obligations exceed the amount of collateral held by the Fund, if any, the Fund is unable to exercise its interest in collateral upon default by the counterparty (or an affiliate), or the termination value of the instrument varies significantly from the marked-to-market value of the instrument. If a counterparty (or an affiliate) becomes insolvent, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding or may obtain a limited or no recovery of amounts due to it under the derivative contract.

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In the event of a counterparty’s (or its affiliate’s) insolvency, the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization of collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the United Kingdom, the European Union (“EU”) and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty and may prohibit the Fund from exercising termination rights based on a financial institution’s insolvency. In particular, with respect to counterparties who are subject to such proceedings in the EU and the United Kingdom, the liabilities of such counterparties to the Fund could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”). Such resolution regimes as well as other legislative and regulatory oversight of derivatives may result in increased uncertainty about counterparty credit risk, and may limit the flexibility of the Fund to protect its interests in the event of an insolvency of a derivatives counterparty (or an affiliate).

Transactions in certain types of derivatives including futures and options on futures as well as some types of swaps are required to be (or are capable of being) centrally cleared. In a transaction involving such derivatives, the Fund’s counterparty is a clearing house so the Fund is subject to the credit risk of the clearing house and the member of the clearing house (the “clearing member”) through which it holds its position. Credit risk of market participants with respect to such derivatives is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is generally obligated to segregate, by account class, all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing broker from its customers are generally held by the clearing member on a commingled omnibus basis, and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. The assets of the Fund might not be fully protected in the event of the bankruptcy of the Fund’s clearing member, because the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s customers for a relevant account class. In addition, if a clearing member does not comply with applicable regulations or its agreement with the Fund, or in the event of fraud or misappropriation of customer assets by a clearing member, the Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

Regulatory and Market Considerations. New U.S. and non-U.S. rules and regulations, including those relating to clearing, margin, reporting and registration, could, among other things, further restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions by, for example, making some types of derivatives no longer available to the Fund or making them less liquid. For example, the implementation of the clearing requirement has increased the costs of derivatives transactions for the Fund, because the Fund has to pay fees to its clearing members and is typically required to post more margin for cleared derivatives than it has historically posted for bilateral derivatives. These rules and regulations are new and evolving, so their potential impact on the Fund and the financial system are not yet known. While the new rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency, or other challenges simultaneously), there is no assurance that they will achieve that result, and central clearing and related requirements can expose the Fund to new kinds of costs and risks.

Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments. Compliance with this rule, among other things, requires funds that invest in derivative instruments beyond a specified limited amount to limit derivatives exposure through one of two value-at-risk tests, adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and meet certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4.

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Credit Derivatives. The Fund may engage in credit derivative transactions, such as those involving default price risk derivatives and market spread derivatives. Default price risk derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in certain market factors, such as credit spreads, can cause a decline in the value of a security, loan, or index. There are three basic transactional forms for credit derivatives: swaps, options, and structured instruments. The use of credit derivatives is a highly specialized activity that involves strategies and risks different from those associated with ordinary portfolio security transactions. If Lord Abbett is incorrect in its forecasts of default risks, market spreads, or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if Lord Abbett is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being hedged. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund purchases a default option on a security, and, if no default occurs, with respect to the security, the Fund’s loss is limited to the premium it paid for the default option. In contrast, if there is a default by the grantor of a default option, the Fund’s loss will include both the premium it paid for the option and the decline in value of the underlying security that the default option hedged. If the Fund “writes” (sells) protection, it may be liable for the entire value of the security or loan underlying the derivative.

Combined Transactions. The Fund may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions including forward currency contracts and multiple interest rate transactions, swaps, structured notes, and any combination of futures, options, swaps, currency, and interest rate transactions (“component transactions”), instead of a single transaction, as part of a single or combined strategy when, in the opinion of Lord Abbett, it is in the best interests of the Fund to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions normally are entered into based on Lord Abbett’s judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination instead will increase such risks or hinder achievement of the portfolio management objective.

Commodity-Related Investments. Commodity-related investments provide exposure to the investment returns of the commodities markets, without investing directly in physical commodities. Commodities include assets that have tangible properties, such as oil, metals, and agricultural products. Commodity-related investments include, for example, commodity index-linked notes, certain swap agreements, commodity options and certain futures and options on futures. Commodity-related investments may subject the Fund to greater volatility than investments in traditional securities, particularly if the instruments involve leverage. The value of commodity-related investments may be affected by, for example, changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs, insufficient storage capacity, war, and international economic, political, and regulatory developments. Use of leveraged commodity-related investments creates the possibility for greater loss (including the likelihood of greater volatility of the Fund’s NAV), and there can be no assurance that the Fund’s use of leverage will be successful. Tax considerations and position limits established by regulators and the commodities exchanges may limit the Fund’s ability to pursue investments in commodity-related investments.

Options Contracts on Securities and Securities Indices. The Fund may purchase call and put options and write covered call and put option contracts. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or securities at the exercise price at any time during the option period or at a specific date depending on the terms of the option. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or securities at the exercise price at any time during the option period or at a specific date depending on the terms of the option. The Fund also may enter into “closing purchase transactions” in order to terminate its obligation to deliver or buy the underlying security (or otherwise settle the original option). A closing purchase transaction is the purchase of an option (at a cost that may be more or less than the premium received for writing the original option) on the same security, with the same exercise

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price and exercise period as the option previously written. In the case of a written call option, if the Fund is unable to enter into a closing purchase transaction, it may be required to hold a security that it otherwise might have sold to protect against depreciation. European-style options only permit exercise on the exercise date. Options that are not exercised or closed out before their expiration date will expire worthless.

A “covered call option” written by the Fund is a call option with respect to which the Fund owns the underlying security. A put option written by the Fund is covered when, among other things, the Fund sets aside assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken or otherwise covers the transaction. The principal reason for writing covered call and put options is to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone. The Fund receives a premium from writing covered call or put options, which it retains whether or not the option is exercised. However, the Fund also may realize a loss on the transaction greater than the premium received.

There is no assurance that sufficient trading interest to create a liquid market on a securities exchange will exist for any particular option or at any particular time, and, for some options, no such market may exist. A liquid market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders, trading halts, or suspensions in one or more options. Similar events, or events that may otherwise interfere with the timely execution of customers’ orders, may recur in the future. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or it delivers the underlying security (or otherwise fulfills its obligations in connection with settlement) upon exercise, or it otherwise covers its position.

The securities exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may purchase or write. The Fund, Lord Abbett, and other funds advised by Lord Abbett may constitute such a group. These limits could restrict the Fund’s ability to purchase or write options on a particular security.

Specific Options Transactions. Examples of the types of options the Fund may purchase and sell include call and put options in respect of specific securities (or groups or “baskets” of specific securities) such as U.S. Government securities, mortgage-related securities, asset-backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities), and Eurodollar instruments that are traded on U.S. or foreign securities exchanges or in the OTC market, or securities indices, currencies, or futures.

An option on an index is similar to an option in respect of specific securities, except that settlement does not occur by delivery of the securities comprising the index. Instead, the option holder receives an amount of cash if the closing level of the index upon which the option is based is greater than in the case of a call, or less than in the case of a put, the exercise price of the option. Thus, the effectiveness of purchasing or writing index options will depend upon price movements in the level of the index rather than the price of a particular security.

The Fund may purchase and sell call and put options on foreign currencies. These options convey the right to buy or sell the underlying currency at a price that is expected to be lower or higher than the spot price of the currency at the time the option is exercised or expires. Successful use by the Fund of options and options on futures will be subject to Lord Abbett’s ability to predict correctly movements in the prices of, for example, individual securities, the relevant securities market generally, foreign currencies, or interest rates. To the extent Lord Abbett’s predictions are incorrect, the Fund may incur losses. The use of options also can increase the Fund’s transaction costs.

OTC Options. OTC options contracts (“OTC options”) differ from exchange-traded options in several respects. OTC options are transacted directly with dealers and not with a clearing corporation and there is

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a risk of nonperformance by the dealer as a result of the insolvency of the dealer or otherwise, in which event the Fund may experience material losses. Because there is no exchange, pricing normally is done by reference to information from the counterparty or other market participants.

In the case of OTC options, there can be no assurance that a liquid market will exist for any particular option at any given time. Consequently, the Fund may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it. Similarly, when the Fund writes an OTC option, generally it can close out that option before its expiration only by entering into a closing purchase transaction with the dealer to which the Fund originally wrote it. If a covered call option writer cannot effect a closing transaction, it cannot sell the underlying security until the option expires or the option is exercised. Therefore, a covered call option writer of an OTC option may not be able to sell an underlying security even though it otherwise might be advantageous to do so. Likewise, a put writer of an OTC option may be unable to sell securities set aside to cover the put for other investment purposes while it is obligated as a put writer. A writer or purchaser of a put or call option might find it difficult to terminate its position on a timely basis in the absence of a liquid market.

Foreign Currency Options. The Fund may enter into options on foreign currencies. For example, if the Fund were to enter into a contract to purchase securities denominated in a foreign currency, it effectively could fix the maximum U.S. dollar cost of the securities by purchasing call options on that foreign currency. Similarly, if the Fund held securities denominated in a foreign currency and anticipated a decline in the value of that currency against the U.S. dollar, it could hedge against such a decline by purchasing a put option on the currency involved. The Fund’s ability to establish and close out positions in such options is subject to the maintenance of a liquid market. There can be no assurance that a liquid market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and foreign investments generally. Option markets may be closed while non-U.S. securities markets or round-the-clock interbank currency markets are open, and this can create price and rate discrepancies.

The value of a foreign currency option depends on, among other factors, the value of the underlying currency, relative to the U.S. dollar. Other factors affecting the value of an option include the time remaining until expiration, the relationship of the exercise price to market price, the historical price volatility of the underlying currency and general market conditions. As a result, changes in the value of an option may have no relationship to the investment merit of the foreign currency. Whether a profit or loss is realized on a closing transaction depends on the price movement of the underlying currency and the market value of the option.

There can be no assurance that the Fund will be able to liquidate an option at a favorable price at any time before expiration. In the event of insolvency of the counterparty, the Fund may be unable to liquidate a foreign currency option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that the Fund would have to exercise those options that it had purchased in order to realize any profit.

Yield Curve Options. Options on the yield spread or differential between two securities are commonly referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent that was not anticipated.

Futures Contracts and Options on Futures Contracts. As discussed under “Cash Management Practices,” the Fund may buy and sell index futures contracts to manage cash. For example, the Fund may gain exposure to an index or to a basket of securities by entering into futures contracts rather than buying securities in a rising market.

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In addition to investing in futures for cash management purposes, the Fund may enter into futures and options on futures transactions in accordance with its investment objective and policies, for example, to hedge risk or to efficiently gain desired investment exposure. Futures are standardized, exchange-traded contracts to buy or sell a specified quantity of an underlying reference asset or instrument at a specified price at a specified future date. In most cases, the contractual obligation under a futures contract may be offset or “closed out” before the settlement date so that the parties do not have to make or take delivery or otherwise settle the contract. The Fund can only close out a futures contract by buying or selling, as the case may be, an identical, offsetting futures contract. This transaction, which is effected through an exchange, cancels the Fund’s obligations under the original futures contract. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time or on a specified date. In the United States, a clearing organization associated with the exchange on which futures are traded assumes responsibility for closing out transactions and guarantees that, as between the clearing members of an exchange, the sale and purchase obligations will be performed with regard to all positions that remain open at the termination of the contract. Thus, each holder of such a futures contract bears the credit risk of the clearinghouse (and has the benefit of its financial strength) rather than that of a particular counterparty. When the Fund enters into a futures contract or writes an option on a futures contract, it generally must deposit collateral or “initial margin” equal to a percentage of the contract value. Each day thereafter until the futures contract or option is closed out, matures, or expires, the Fund may pay or receive additional “variation margin” depending on, among other factors, changes in the price of the underlying reference asset or instrument. When the futures contract is closed out, if the Fund experiences a loss equal to or greater than the margin amount, the Fund will pay the margin amount plus any amount in excess of the margin amount. If the Fund experiences a loss of less than the margin amount, the Fund receives the difference. Likewise, if the Fund experiences a gain, the Fund receives the margin amount and any gain in excess of the margin amount.

Although some futures contracts call for making or taking delivery of the underlying securities, commodities, or other assets, generally these obligations are closed out before delivery by offsetting purchases or sales of matching futures contracts (same exchange, delivery month, and underlying security, asset, or index). Certain futures contracts may involve cash settlement. If an offsetting purchase price is less than the original sale price, the Fund realizes a gain, or if it is more, the Fund realizes a loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a gain, or if it is less, the Fund realizes a loss. The Fund will also incur transaction costs.

The Fund may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, adverse changes in the currency exchange rate could eliminate any profits that the Fund might realize in trading and could cause the Fund to incur losses.

Futures contracts and options on futures contracts present substantial risks, including the following:

● Unanticipated market movements may cause the Fund to experience substantial losses.

● There may be an imperfect correlation between the change in the market value of the underlying asset or reference instrument and the price of the futures contract.

● The loss that the Fund may incur in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.

● Futures markets tend to be highly volatile, and the use of futures may increase the volatility of the Fund’s NAV.

● Because of low initial margin requirements, futures and options on futures trading typically involve a high degree of leverage. As a result, a relatively small price movement in a contract can cause substantial losses to the Fund.

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● There may not be a liquid trading market for a futures contract or related options, limiting the Fund’s ability to close out a contract when desired.

● The clearinghouse on which a futures contract or option on a futures contract is traded or the clearing member through which the Fund maintains its futures or options on futures positions may fail to perform its obligations.

CFTC Regulation. The U.S. Commodity Futures Trading Commission (“CFTC”) has adopted regulations that subject the investment advisers of registered investment companies to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) and the rules thereunder (“commodity interests”), or if a fund markets itself as providing investment exposure to such instruments. Lord Abbett is registered with the CFTC as a commodity pool operator (“CPO”) under the CEA. However, with respect to the Fund, Lord Abbett has filed a claim of exclusion from the definition of the term CPO and therefore, Lord Abbett is not subject to registration or regulation as a pool operator under the CEA with respect to the Fund. For Lord Abbett to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. In the event that Lord Abbett believes that the Fund may no longer be able to comply with or that it may no longer be desirable for the Fund to comply with these limitations, Lord Abbett may register as a CPO with the CFTC with respect to the Fund. Any such registration may adversely affect the Fund’s performance, for example, by subjecting it to increased costs and expenses. If Lord Abbett registers as a CPO with the CFTC with respect to the Fund, the CPOs of any shareholders that are pooled investment vehicles may be unable to rely on certain CPO registration exemptions.

Index and Interest Rate Futures Transactions. An index future obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the prices of the securities that comprise the index at the opening of trading in such securities on the next business day.

The market value of a stock index futures contract is based primarily on the value of the underlying index. Changes in the value of the index will cause roughly corresponding changes in the market price of the futures contract. If a stock index is established that is made up of securities whose market characteristics closely parallel the market characteristics of the securities in the Fund’s portfolio, then the market value of a futures contract on that index should fluctuate in a way closely resembling the market fluctuation of the portfolio. Thus, for example, if the Fund sells futures contracts, a decline in the market value of the portfolio will be offset by an increase in the value of the short futures position to the extent of the hedge (i.e., the size of the futures position). However, if the market value of the portfolio were to increase, the Fund would lose money on the futures contracts. Stock index futures contracts are subject to the same risks as other futures contracts.

An interest rate future generally obligates the Fund to purchase or sell an amount of a specific debt security. Such purchase or sale will take place at a future date at a specific price established by the terms of the futures contract.

Structured Securities and Other Hybrid Instruments. Structured securities and other hybrid instruments are types of derivative securities whose value is determined by reference to changes in the value of specific securities, currencies, interest rates, commodities, indices, or other financial indicators (the “Reference Instrument”), or the relative change in two or more Reference Instruments. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference Instrument. Structured securities may be positively or negatively indexed, so the appreciation of the Reference Instrument may produce an increase or decrease in the interest rate or value of the security at maturity. The terms of the instrument may be

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“structured” by the purchaser and the borrower issuing the security. For example, the terms of a structured security may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. CLNs are a type of structured security. For more information about the Fund’s investments in CLNs, please see “Credit Linked Notes” (“CLNs”) below.

Structured securities may present additional risks that are different from those associated with a direct investment in fixed income or equity securities because the investor bears the risk of the Reference Instrument(s). For example, structured securities may be more volatile, less liquid, and more difficult to price accurately and subject to additional credit risks. To the extent that it invests in structured securities, the Fund could lose more than the principal amount invested.

Structured securities and other hybrid instruments can be used as an efficient means of pursuing a variety of investment strategies, including currency hedging, duration management, and increased total return. These instruments may not bear interest or pay dividends. As with other derivatives, the value of a hybrid instrument may be a multiple of a Reference Instrument and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the Reference Instrument.These Reference Instruments may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid instrument could be zero. Thus, an investment in a hybrid instrument may entail significant market risks that are not associated with a similar investment in a traditional stock or bond. The purchase of hybrid instruments also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Fund.

Participation Notes. Participation notes (“P-notes”), which are a type of structured note, are instruments that may be used by the Fund to provide exposure to equity or debt securities, currencies, or markets. P-notes are typically used when a direct investment in the underlying security is either unpermitted or restricted due to country-specific regulations or other restrictions. Generally, local banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. P-notes are similar to depositary receipts except that: (1) broker-dealers, not U.S. banks, are depositories for the securities; and (2) noteholders may remain anonymous to market regulators.

The price, performance, and liquidity of the P-note are all linked directly to the underlying securities. If a P-note were held to maturity, the issuer would pay to, or receive from, the purchaser the difference between the nominal value of the underlying instrument at the time of purchase and that instrument’s value at maturity. The holder of a P-note that is linked to a particular underlying security or instrument may be entitled to receive any dividends paid in connection with that underlying security or instrument, but typically does not receive voting rights as it would if it directly owned the underlying security or instrument. P-notes involve transaction costs. Investments in P-notes involve the same risks associated with a direct investment in the underlying security or instrument that they seek to replicate. The foreign investments risk associated with P-notes is similar to those of investing in depositary receipts. However, unlike depositary receipts, P-notes are subject to counterparty risk based on the uncertainty of the counterparty’s (i.e., the broker’s) ability to meet its obligations.

In addition to providing access to otherwise closed or restricted markets, P-notes also can provide a less expensive option to direct investment, where ownership by foreign investors is permitted, by reducing registration and transaction costs in acquiring and selling local registered shares. P-notes can offer greater liquidity in markets that restrict the ability of the Fund to dispose of an investment by either restricting transactions by size or requiring registration and/or regulatory approvals.

Additionally, while P-notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-note will be willing to repurchase such instrument when the Fund wishes to sell it. Therefore, the Fund may be exposed to the risks of mispricing or improper valuation.

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Swaps. The Fund may enter into interest rate, equity index, credit default, currency, Consumer Price Index (“CPI”), total return, municipal default, and other types of swap agreements. The Fund may also enter into swaptions (options on swaps). A swap transaction involves an agreement between two parties to exchange different types of cash flows based on a specified or “notional” amount. The cash flows exchanged in a specific transaction may be, among other things, payments that are the equivalent of interest on a principal amount, payments that would compensate the purchaser for losses on a defaulted security or basket of securities, or payments reflecting the performance of one or more specified securities, currencies, or indices. The Fund may enter into OTC swap transactions and may also enter into swaps that are traded on exchanges and are subject to central clearing. OTC swaps are subject to the credit risk of the counterparty, as well as the risks associated with the swap itself and risks associated with the underlying asset or instrument.

Specific Types of Swaps.

Interest Rate Swaps. In an interest rate swap, the Fund may agree to either make or receive payments that are equivalent to a fixed rate of interest on the specified notional amount in exchange for payments that are equivalent to a variable rate of interest (based on a specified benchmark) on the same notional amount. Interest rate swaps may enable the Fund to either increase or reduce its interest rate risk or adjust the duration of its bond portfolio.

Credit Default Swaps and Similar Instruments. In a credit default swap, one party agrees to make one or more premium payments in exchange for the agreement of its counterparty to pay an amount equal to the decrease in value of a specified bond or a basket of debt securities upon the occurrence of a default or other “credit event” relating to the issuer of the specified bond or debt. In such transactions, the first party effectively acquires protection from default by the issuer. The Fund may be the protection buyer or seller in a credit default swap. A credit default swap is a type of credit derivative. For more information about the Fund’s investments in credit derivatives, please see “Credit Derivatives” above.

Currency Swaps. Currency swaps involve the exchange of cash flows on a notional amount of two or more currencies based on their relative future values.

CPI Swaps. A CPI swap is a contract in which one party agrees to pay a fixed rate in exchange for a variable rate, which is the rate of change in the CPI during the life of the contract. Payments generally are based on a notional amount of principal. Some CPI swaps are on a zero coupon basis, meaning that the floating rate will be based on the cumulative change in CPI during the life of the contract, and the fixed rate will compound until the swap’s maturity date, at which point the payments are netted. The Fund also may enter into CPI swaps on a year-over-year basis, in which one party pays an annual fixed rate on some notional amount at specified intervals (e.g., monthly, annually, etc.), while the other party pays the annual year-over-year inflation rate on the same notional amount at specified intervals.

Total Return Swaps. In a total return swap, the Fund may agree to make payments in exchange for the right to receive payments equivalent to any appreciation in the value of an underlying security, index, or other asset, as well as payments equivalent to any distributions made on that asset, over the term of the swap. If the value of the asset underlying a total return swap declines over the term of the swap, the Fund also may be required to pay an amount equal to that decline in value to its counterparty. The Fund also may be the seller of a total return swap, in which case it would receive premium payments and an amount equal to any decline in value of the underlying asset over the term of the swap, but it would be obligated to pay its counterparty an amount equal to any appreciation and distributions.

Municipal Default Swaps. In a municipal default swap, the Fund agrees to make one or more premium payments in exchange for the agreement of its counterparty to pay an amount equal to the decrease in value of a specified bond or a basket of debt securities upon the occurrence of a default or other “credit event” relating to the issuers of the debt. In such transactions, the Fund effectively acquires protection from the municipal default swap counterparty from decreases in the creditworthiness of the debt issuers. In addition to investing in municipal default swaps, the Fund also may invest in an index whose underlying (or reference) assets are municipal default swaps.

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Swaptions. The Fund also may purchase and write options contracts on swaps, commonly known as “swaptions.” A swaption is an option to enter into a swap agreement. As with other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed upon terms. The seller of a swaption receives the premium in exchange for the obligation to enter into the agreed upon underlying swap if the option is exercised.

Interest Rate Caps, Floors, and Collars. The Fund also may purchase or sell interest rate caps, floors, and collars. The purchaser of an interest rate cap is entitled to receive payments only to the extent that a specified benchmark exceeds a predetermined interest rate. The purchaser of an interest floor is entitled to receive payments only to the extent that a specified benchmark is below a predetermined interest rate. A collar effectively combines a cap and a floor so that the purchaser receives payments only when market interest rates exceed the cap rate and makes payments when market interest rates are below the floor rate.

Additional Risks Associated with Swaps. The use of swaps is a highly specialized activity that involves investment techniques and risks that are different from those associated with ordinary portfolio securities transactions. If Lord Abbett is incorrect in its forecasts of the interest rates, currency exchange rates, or market values, or its assessments of the credit risks, the investment performance of the Fund may be less favorable than it would have been if the Fund had not entered into them. Because many of these arrangements are bilateral agreements between the Fund and its counterparty, each party is exposed to the risk of default by the other. In addition, they may involve a small investment of cash compared to the risk assumed with the result that small changes may produce disproportionate and substantial gains or losses to the Fund. The Fund’s obligations under swap agreements generally are collateralized by cash or government securities based on the amount by which the value of the payments that the Fund is required to make exceeds the value of the payments that its counterparty is required to make. Conversely, the Fund’s counterparties typically are required to provide collateral to the Fund on a comparable basis. In the event of a default by the Fund’s counterparty to a swap transaction, (or its affiliate) it is possible that the Fund could be delayed in recovering (or unable to recover) collateral provided to a counterparty, or be delayed in exercising (or unable to exercise) the Fund’s rights in respect of collateral provided to the Fund by the counterparty. See “Derivatives” above.

Future Developments. The Fund may take advantage of opportunities in options, futures contracts, options on futures contracts, and any other derivatives, including derivatives that are not presently contemplated for use by the Fund and derivatives that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible for the Fund.

Equity Securities. Equity securities generally represent equity or ownership interests in an issuer. These include common stocks, preferred stocks, convertible preferred stocks, warrants, and similar instruments. The value of equity securities fluctuates based on changes in a company’s financial condition, and on market, economic, and political conditions, as well as changes in inflation and consumer demand.

Common Stocks. Common stocks represent an ownership interest in a company. The prices of common stocks generally fluctuate more than the prices of other securities and reflect changes in, among other things, a company’s financial condition and in overall market, economic, and political conditions, changes in inflation, and consumer demand. A company’s common stock generally is a riskier investment than its fixed income securities, and it is possible that the Fund may experience a substantial or complete loss on an individual equity investment.

Preferred Stocks. Preferred stocks are securities that evidence ownership in a corporation and pay a fixed or variable stream of dividends. These stocks represent an ownership interest and provide the holder with claims on the issuer’s earnings and assets, which generally come before common stockholders but after bond holders and other creditors. The obligations of an issuer of preferred stock, including dividend and other payment obligations, typically may not be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer. Investments in preferred stock are also subject to market and liquidity risks.

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The value of a preferred stock may be highly sensitive to the economic condition of the issuer, and markets for preferred stock may be less liquid than the market for the issuer’s common stock.

Contingent Convertible Securities. Contingent convertible securities (sometimes referred to as “CoCos”), are debt or preferred securities with loss absorption characteristics built into the terms of the security, for example, an automatic write-down of principal or a mandatory conversion into common stock of the issuer under certain circumstances, such as the issuer’s capital ratio falling below a certain level. Banks and other financial companies are large issuers of CoCos. In one version of a CoCo, the security has loss absorption characteristics whereby the liquidation value of the security may be adjusted downward to below the original par value (even to zero) under certain circumstances. This may occur, for instance, in the event that business losses have eroded capital to a substantial extent. The write down of the par value would occur automatically and would not entitle the holders to seek bankruptcy of the company. In addition, an automatic write-down could result in a reduced income rate if the dividend or interest payment is based on the security’s par value. Such securities may, but are not required to, provide for circumstances under which the liquidation value may be adjusted back up to par, such as an improvement in capitalization and/or earnings.

Another version of a CoCo provides for mandatory conversion of the security into common shares of the issuer under certain circumstances. The mandatory conversion might relate, for instance, to maintenance of a capital minimum, whereby falling below the minimum would trigger automatic conversion. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero, and conversion would deepen the subordination of the investor, hence worsening the Fund’s standing in a bankruptcy. In addition, some such instruments also provide for an automatic write-down if the price of the common stock is below the conversion price on the conversion date.

An automatic write-down or conversion event is typically triggered by a reduction in the capital level of the issuer, but may also be triggered by regulatory actions (e.g., a change in capital requirements) or by other factors. Because trigger events are not consistently defined among CoCos, this risk is greater for CoCos that are issued by banks with capital ratios close to the level specified in the trigger event. In March 2023, a Swiss regulator required a write-down of outstanding CoCos to zero notwithstanding the fact that the equity shares continued to exist and have economic value. It is currently unclear whether regulators of issuers in other jurisdictions will take similar actions.

In addition, coupon payments on CoCos are discretionary and may be cancelled by the issuer at any point, for any reason, and for any length of time. The discretionary cancellation of payments is not an event of default and there are no remedies to require re-instatement of coupon payments or payment of any past missed payments. Coupon payments may also be subject to approval by the issuer’s regulator and may be suspended in the event there are insufficient distributable reserves. Due to uncertainty surrounding coupon payments, CoCos may be volatile and their price may decline rapidly in the event that coupon payments are suspended. CoCos typically are structurally subordinated to traditional convertible bonds in the issuer’s capital structure. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not.

Warrants and Rights. Warrants and rights are types of securities that give a holder a right to purchase shares of common stock. Warrants are options to buy from the issuer a stated number of shares of common stock at a specified price, usually higher than the market price at the time of issuance, until or on a stated expiration date. Rights represent a privilege offered to holders of record of issued securities to subscribe (usually on a pro rata basis) for additional securities of the same class, of a different class or of a different issuer, usually at a price below the initial offering price of the common stock and before the common stock is offered to the general public. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. Warrants and rights may be transferable. The value of a warrant or right may not necessarily change with the value of the underlying securities. The risk of investing in a warrant or a right is that the warrant or the right may expire before the market value of the common stock exceeds the price specified by the warrant or the right. If not exercised before they expire, warrants and rights cease to have value and may result in a total loss of the money invested. Investments in warrants and rights are considered speculative.

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Foreign Currency Transactions. The Fund may enter into foreign currency transactions for a variety of purposes, including: to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell; to hedge the U.S. dollar value of securities the Fund already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated; or to gain or reduce exposure to the foreign currency for investment purposes.

The Fund also may invest directly in foreign currencies or hold financial instruments that provide exposure to foreign currencies or may invest in securities that trade in, or receive revenues in, foreign currencies. To the extent the Fund invests in such currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar. Foreign currency exchange rates may fluctuate significantly over short periods of time. Fund assets that are denominated in foreign currencies may be devalued against the U.S. dollar, resulting in a loss. A U.S. dollar investment in depositary receipts or shares of foreign issuers traded on U.S. exchanges may be impacted differently by currency fluctuations than would an investment made in a foreign currency on a foreign exchange in shares of the same issuer. Foreign currencies also are subject to the risks described under “Foreign Currency Risk” in the Fund’s prospectus, such as inflation, interest and taxation rates, budget deficits and low savings rates, political factors, and government control.

The Fund may engage in “spot” (cash or currency) transactions and also may use forward contracts. A forward contract on foreign currencies involves obligations of one party to purchase, and another party to sell, a specified amount of a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties), at a price set at the time the contract is entered into. These contracts are traded in the OTC derivatives market and entered into directly between financial institutions or other currency traders and their customers.

The Fund may enter into forward contracts with respect to specific transactions. For example, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when the Fund anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Fund may desire to “lock in” the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. If the transaction went as planned, the Fund would be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

The Fund’s foreign currency transactions are not limited to transactions that involve a sale or purchase of a security. The Fund also may use forward contracts in connection with existing portfolio positions to lock in the U.S. dollar value of those positions, to increase the Fund’s exposure to foreign currencies that Lord Abbett believes may rise in value relative to the U.S. dollar, or to shift the Fund’s exposure to foreign currency fluctuations from one country to another. For example, when Lord Abbett believes that the currency of a particular foreign country may suffer a substantial decline relative to the U.S. dollar or another currency, it may enter into a forward contract to sell the former foreign currency. This investment practice generally is referred to as “cross-hedging” if two non-U.S. currencies are used.

The precise matching of the forward contract amounts and the value of the securities involved generally will not be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements may not be accurately predicted, causing the Fund to sustain losses on these

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contracts and transaction costs. At or before the maturity date of a forward contract that requires the Fund to sell a currency, the Fund may either sell a portfolio security and use the sale proceeds to make delivery of the currency or otherwise meet its settlement obligations under the contract or retain the security and offset its contractual obligation by purchasing a second contract pursuant to which the Fund will buy, on the same maturity date, the same amount of the currency that it is obligated to sell. Similarly, the Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts. On the settlement date, a deliverable forward contract can be settled by physical delivery.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and may not reflect smaller transactions where rates may be less favorable.

Types of Forward Contracts. The Fund also may enter into currency forward contracts that are contractually required to, or may, settle in cash, including non-deliverable currency forward contracts (“NDFs”). Cash-settled currency forward contracts, including NDFs, generally require the netting of the parties’ liabilities. Under a cash-settled forward contract that requires netting, the Fund or its counterparty to the contract is required only to deliver a cash payment in the amount of its net obligation in settlement of the contract. Forward contracts may be marked-to-market on a daily basis, and the Fund may be required to post collateral to a counterparty pursuant to the terms of a forward contract if the Fund has a net obligation under the contract. Likewise, the Fund may be entitled to receive collateral under the terms of a forward contract if the counterparty has a net obligation under the contract. A forward contract may require the delivery of initial margin by the Fund. Currency forward contracts, including NDFs, typically have maturities of approximately one to three months but may have maturities of up to six months or more.

The cost to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period, and the market conditions then prevailing. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

Foreign Securities. Investment in foreign securities may involve special risks that typically are not associated with investments in U.S. securities. Foreign investment risks may be greater in developing and emerging markets than in developed markets. The risks associated with foreign securities include, among other things, the following:

● The prices of foreign securities may be adversely affected by changes in currency exchange rates, changes in foreign or U.S. laws or restrictions applicable to foreign securities, and changes in exchange control regulations (i.e., currency blockage). A decline in the exchange rate of the foreign currency in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the U.S. dollar value of the portfolio security. Currency exchange rates may fluctuate significantly over short periods of time, for a number of reasons.

● Brokerage commissions, custodial services, and other costs relating to investment in foreign securities markets generally are more expensive than in the United States.

● Clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures may be unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

● Issuers of non-U.S. securities are subject to different, often less comprehensive, accounting, custody, reporting, and disclosure requirements than U.S. issuers, and the Fund may be affected

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by delayed settlements in some non-U.S. markets. Additionally, there may be less publicly available information about a foreign issuer than about a comparable U.S. issuer.

● There generally is less government regulation of foreign markets, companies, and securities dealers than in the United States. Consequently, the investor protections that are in place may be less stringent than in the United States.

● Foreign securities markets may have substantially less trading volume than U.S. securities markets, and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers.

● With respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains), limitations on the removal of funds or other assets of the Fund, and political or social instability, geopolitical tensions, wars, diplomatic developments, or the imposition of economic sanctions, or other government restrictions that could adversely affect investments tied economically to those countries.

Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issues in another market, country or region. Many countries throughout the world are dependent on a healthy U.S. economy and are adversely affected when the U.S. economy is weakened or its markets decline. Additionally, many foreign country economies are heavily dependent on international trade and are adversely affected by protective trade barriers and economic conditions of their trading partners. Continuing uncertainty as to the status of the European Economic and Monetary Union (“EMU”) and the potential for certain countries to withdraw from the institution has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. In January 2020, the United Kingdom left the EU, creating economic and political uncertainty with respect to, among other things, the effects the withdrawal will have on the Euro, European economies, and the global markets.

Emerging Markets. The risks described above apply to an even greater extent to investments in emerging markets, which may be considered speculative. Emerging markets may develop unevenly or may never fully develop and are more likely to experience hyperinflation and currency devaluations, which may be sudden and significant. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a “failed settlement.” Failed settlements can result in losses. In addition, the securities and currencies of many of emerging market countries may have far lower trading volumes and less liquidity than those of developed nations. If the Fund’s investments need to be liquidated quickly, the Fund could sustain significant transaction costs.

Securities and issuers in emerging countries tend to be subject to less extensive and frequent accounting, financial, and other reporting requirements than securities and issuers in more developed countries. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries. Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. Further, investing in securities of issuers located in certain emerging market countries may present a greater risk of loss resulting from problems in security registration and custody.

Many emerging market countries have histories of political instability and abrupt changes in policies. As a result, their governments may be more likely to take actions that are hostile or detrimental to foreign investment than those of more developed countries, such as expropriation, confiscatory taxation, and nationalization of assets and securities. Certain emerging market countries also may face other significant internal or external risks, including a heightened risk of war, and ethnic, religious, and racial conflicts, and

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the imposition of economic sanctions or other measures by the United States or other governments. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth, and which may, in turn, diminish the value of their currencies. If a company’s economic fortunes are linked to emerging markets, then a security it issues generally will be subject to these risks even if the security is principally traded on a non-emerging market exchange.

High-Yield or Lower-Rated Debt Securities. Debt securities are typically considered “non-investment grade” (also referred to as “high-yield debt securities,” “lower-rated debt securities,” or “junk bonds”) if they are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch or instruments comparably rated by other rating agencies, or in unrated instruments determined by Lord Abbett to be of comparable quality. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities. Non-investment grade debt securities may pay a higher yield, but entail greater risks, than investment grade debt securities, and are considered speculative. When compared to investment grade debt securities, high-yield debt securities:

● have a higher risk of default and their prices can be much more volatile due to lower liquidity;

● tend to be less sensitive to interest rate changes;

● are susceptible to negative perceptions of the junk markets generally; and

● pose a greater risk that exercise of any of their redemption or call provisions in a declining market may result in their replacement by lower yielding bonds.

The risk of loss from default for the holders of high-yield debt securities is significantly greater than is the case for holders of other debt securities because such high-yield securities generally are unsecured, often are subordinated to the rights of other creditors of the issuers of such securities, and are issued by issuers with weaker financials.

An economic downturn could severely affect the ability of highly leveraged issuers of junk bond investments to service their debt obligations or to repay their obligations upon maturity. If an issuer of high-yield securities in which the Fund is invested defaults, the Fund may incur additional expenses to seek recovery. Investment by the Fund in already defaulted securities poses an additional risk of loss should nonpayment of principal and interest continue for such securities. Even if such securities are held to maturity, the Fund’s recovery of its initial investment and any anticipated income or appreciation is uncertain. The Fund may be required to liquidate other portfolio securities to satisfy annual distribution obligations of the Fund in respect of accrued interest income on securities that are subsequently written off, even though the Fund has not received any cash payments of such interest.

Because the risk of default is higher among high-yield debt securities, Lord Abbett’s research and analysis are important factors in the selection of such securities. Through portfolio diversification, good credit analysis, and attention to current developments and trends in interest rates and economic conditions, the Fund seeks to reduce this risk. There can be no assurance, however, that this risk will, in fact, be reduced and that losses will not occur.

The secondary market for high-yield debt securities is not as liquid as, and is more volatile than, the secondary market for higher rated securities. In addition, market trading volume for lower-rated securities generally is lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. Because of the lack of sufficient market liquidity, the Fund may incur losses because it may be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and the Fund’s ability to dispose of particular portfolio investments when needed for repurchase obligations or other liquidity needs. A less liquid secondary market also may make it more difficult for the Fund to obtain precise valuations of lower-rated securities in its portfolio. Legislative and regulatory developments such

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as those discussed under “Debt Securities” above have adversely affected the secondary market for high-yield debt securities and the financial condition of issuers of these securities.

High-yield debt securities also present risks based on payment expectations. High-yield debt securities frequently contain “call” or buy-back features that permit the issuer to call or repurchase the security from its holder. If an issuer exercises such a “call option” and redeems the security, the Fund may have to replace such security with a lower yielding security, resulting in a decreased return for investors.

Factors having an adverse impact on the market value of high-yield securities will have an adverse effect on the Fund’s NAV to the extent the Fund holds such investments. In addition, in order to satisfy repurchase obligations, the Fund may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of its portfolio and increasing its exposure to the risks of high-yield securities.

Illiquid Securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists. The amount of the discount from the prevailing market price varies depending upon the type of security, the character of the issuer, the party who will bear the expenses of registering the restricted securities (if needed), and prevailing supply and demand conditions.

The Fund may not be able to readily liquidate its investment in illiquid securities and may have to sell other investments if necessary to raise cash to meet its obligations. In this event, illiquid securities would become an increasingly larger percentage of the Fund’s portfolio. The lack of a liquid secondary market for illiquid securities may make it more difficult for the Fund to assign a value to those securities for purposes of valuing its portfolio and calculating its NAV.

144A Securities. The Fund may invest in illiquid securities that are governed by Rule 144A under the 1933 Act. These securities may be resold under certain circumstances to other institutional buyers. Specifically, 144A Securities may be resold to a qualified institutional buyer (“QIB”) without registration and without regard to whether the seller originally purchased the security for investment. Investing in 144A Securities may decrease the liquidity of the Fund’s portfolio to the extent that QIBs become, for a time, uninterested in purchasing these securities. 144A Securities may be treated as liquid under procedures approved by the Board of the Fund. Because of the resale restrictions in 144A Securities, there is a greater risk that they will become illiquid than securities registered with the SEC. 144A securities may hard to value.

Inflation-Indexed Securities. Inflation-indexed securities are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Many other issuers pay out the CPI accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury (“TIPS”) have maturities of five, ten, or thirty years, although it is possible that securities with other maturities will be issued in the future. TIPS pay interest on a semiannual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semiannually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semiannual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semiannual interest payment would be $15.45 ($1,030 times 1.5%). If the periodic adjustment rate measuring inflation falls, the principal value of the inflation-indexed bonds will be adjusted downward, and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. At maturity, TIPS are redeemed at the greater of their inflation-adjusted principal and the par amount at original issue. If an inflation-indexed bond does not provide a guarantee of principal at maturity,

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the adjusted principal amount of the bond repaid at maturity may be less than the original principal amount. Other types of inflation-indexed bonds may be adjusted in response to changes in the rate of inflation by different mechanisms (such as by changes in the rates of interest paid on their principal amounts).

The values of inflation-indexed bonds are expected to change in response to changes in real interest rates, which are tied to the relationship between nominal interest rates and the rate of inflation. For example, if inflation were to rise at a faster rate than nominal interest rates, real interest rates would likely decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates would likely rise, leading to a decrease in value of inflation-indexed bonds.

While these securities, if held to maturity, are expected to be protected to some extent from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If nominal interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates or an expansion of non-inflationary economic activity), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic inflation adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of price changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government generally are adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Initial Public Offerings (“IPOs”). IPOs are new issues of equity and fixed income securities. IPOs have many of the same risks as small company stocks and bonds. IPOs do not have trading history, and information about the company may be available only for recent periods. The Fund’s purchase of shares or bonds issued in IPOs also exposes it to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers has been volatile and share and bond prices of newly priced companies have fluctuated in significant amounts over short periods of time. The Fund may be limited in the quantity of IPO and secondary offering shares and bonds that it may buy at the offering price, or the Fund may be unable to buy any shares or bonds of an IPO or secondary offering at the offering price. The Fund’s investment return earned during a period of substantial investment in IPOs may not be sustained during other periods when the Fund makes more limited, or no, investments in IPOs. As the size of the Fund increases, the impact of IPOs on the Fund’s performance generally would decrease; conversely, as the size of the Fund decreases, the impact of IPOs on the Fund’s performance generally would increase.

Investments in Other Investment Companies. The Fund may invest in other investment companies (including those advised by the Adviser), including money market funds, ETFs, closed-end funds, business development companies (“BDCs”), and other pooled investment vehicles. These limitations prohibit the Fund from acquiring more than 3% of the voting shares of any one other investment company and prohibit the Fund investing more than 5% of its total assets in the securities of any one other investment company or more than 10% of its total assets in securities of other investment companies in the aggregate. The percentage limitations above apply to investments in any investment company. Pursuant to rules adopted by the SEC, the Fund may invest in excess of these limitations if the Fund and the investment company in which the Fund would like to invest comply with certain conditions. Certain of the conditions do not apply if the Fund is investing in shares issued by affiliated funds. In addition, the Fund may invest in shares issued by money market funds, including certain unregistered money market funds, in excess of the limitations. The Fund’s investments in another investment company will be subject to the risks of the purchased investment company’s portfolio securities. The Fund’s shareholders must

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bear not only their proportionate share of the Fund’s fees and expenses, but they also must bear indirectly the fees and expenses of the other investment company.

Exchange-Traded Funds. ETFs are investment companies whose shares are listed on a securities exchange and trade like a stock throughout the day. Certain ETFs use a “passive” investment strategy and will not attempt to take defensive positions in volatile or declining markets. Other ETFs are actively managed (i.e., they do not seek to replicate the performance of a particular index). Investments in ETFs are subject to a variety of risks, including risks of a direct investment in the underlying securities that the ETF holds. For example, the general level of stock prices may decline, thereby adversely affecting the value of the underlying common stock investments of the ETF and, consequently, the value of the ETF. Moreover, the market value of the ETF may differ from the value of its portfolio holdings because the market for ETF shares and the market for underlying securities are not always identical. Also, ETFs that track particular indices typically will be unable to match the performance of the index exactly due to the ETF’s operating expenses and transaction costs, among other things. Similar to investments in other investment companies, the Fund’s shareholders must bear not only their proportionate share of the Fund’s fees and expenses, but they also must bear indirectly the fees and expenses of the ETF.

Other Risks. The Fund may invest in foreign countries through investment companies, including closed-end funds. Some emerging market countries have laws and regulations that currently preclude direct foreign investments in the securities of their companies. However, indirect foreign investment in the securities of such countries is permitted through investment companies that have been specifically authorized to make such foreign investments. These investments are subject to the risks of investing in foreign (including emerging market) securities.

Because closed-end funds do not issue redeemable securities and, thus, do not need to maintain liquidity to meet daily shareholder redemptions, such funds may invest in less liquid portfolio securities. Moreover, the Fund’s investment in a closed-end fund is exposed to the risk that a secondary market for such shares may cease to exist. Accordingly, the Fund’s investment in closed-end fund shares is subject to increased liquidity risk.

Leverage. The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or other borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

The net proceeds the Fund obtains from credit default swaps, reverse repurchase agreements, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. The 1940 Act generally prohibits the Fund from engaging in certain forms of leverage unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total net assets, including assets attributable to such leverage). In addition, with respect to some types of leverage, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, this asset coverage test is satisfied.

Reverse repurchase agreements, dollar rolls and other such instruments, even if covered, may represent a form of economic leverage and create special risks. The use of these forms of leverage may increase the volatility of the Fund’s investment portfolio and could result in larger losses to shareholders than if these strategies were not used. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required

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asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default under the agreement governing a leverage facility.

Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Shares. When leverage is used, the net asset value of the Shares and the yield to shareholders will be more volatile and could result in larger losses to shareholders than if these strategies were not used. In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, borrowings or any other forms of leverage are borne by the shareholders and result in a reduction of the net asset value of the Shares.

Leverage also creates risk for the common shareholders, including the likelihood of greater volatility of NAV of the common Shares, and the risk that fluctuations in interest rates on borrowings and debt or in the dividend rates on any preferred shares may affect the return to the common shareholders or will result in fluctuations in the dividends paid on the common Shares.

The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

Market Risk. The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, armed conflicts, economic sanctions and countermeasures in response to sanctions, major cybersecurity events, investor sentiment, the global and domestic effects of a pandemic, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries or markets directly affected, the value and liquidity of the fund's investments may be negatively affected.

Mortgage-Related and Other Asset-Backed Securities. Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks, and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related, and private organizations.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities since debt securities normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, mortgage-related securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale of the underlying property, refinancing, or foreclosure, net of fees or costs that may be incurred. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income or debt securities. The timing and level of prepayments is unpredictable. A predominant factor affecting the prepayment rate on a pool of mortgage loans is the difference between the interest rates on outstanding mortgage loans and prevailing mortgage loan interest rates. Generally, prepayments on mortgage loans will increase during a period of falling mortgage interest rates and decrease during a period of rising mortgage interest rates. Accordingly, the amounts of prepayments available for reinvestment by the Fund are likely to be greater during a period of declining mortgage interest rates. When the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such

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securities at a discount, both scheduled payments and unscheduled prepayments should increase current income and total returns and unscheduled prepayments will also accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower-than-expected rate, with the result that the average life of mortgage pass-through securities held by the Fund may be lengthened (maturity extension risk). This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer-term security. Since the value of longer-term securities generally fluctuates more widely in response to changes in interest rates than does the value of shorter term securities, maturity extension risk could increase the price and yield volatility of mortgage-related securities held by the Fund. In the past, in certain market environments, the value and liquidity of many mortgage pass-through securities declined sharply. There can be no assurance that such declines will not recur. Investments in mortgage-backed securities may be subject to a high degree of credit risk, valuation risk, and liquidity risk. These risks may be even higher with mortgage pass-through securities supported by subprime mortgages. Mortgage backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgage may decline in value and be insufficient, upon foreclosure, to repay the associated loan.

Guarantors of Mortgage-Backed Securities. The principal governmental guarantor of mortgage-related securities is Ginnie Mae. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors of securities not backed by the full faith and credit of the U.S. Government include Fannie Mae and Freddie Mac. Both are government sponsored corporations owned entirely by private stockholders. In September 2008, the U.S. Treasury Department announced that the government would be taking over Fannie Mae and Freddie Mac and placing the companies into a conservatorship. In addition, the U.S. Treasury announced additional steps that it intended to take with respect to the debt and mortgage-backed securities issued by Fannie Mae and Freddie Mac in order to support the conservatorship. Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remains liable for all of its respective obligations, including its guaranty obligations, associated with its mortgage-backed securities. No assurance can be given that these arrangements will continue, and it is possible that these entities will not have the funds to meet their payment obligations in the future. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating federal sponsorship of Fannie Mae and Freddie Mac. The Fund cannot predict what legislation, if any, may be proposed in the future in Congress regarding such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the liquidity and value of the Fund’s portfolio. Government-related guarantors may also issue Participation Certificates (“PCs”), which represent interests in conventional mortgages from Freddie Mac’s national portfolio. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

Private Mortgage-Backed Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because they are not guaranteed by any government or agency. In addition, mortgage-related securities issued by these non-governmental issuers may experience higher rates of default on the underlying mortgages since these mortgage loans often do not meet the underwriting standards of government and government-related issuers. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers, or the mortgage poolers. Such insurance and

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guarantees, and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place another qualifying mortgage loan. Such a repurchase or substitution obligation may constitute the sole remedy available for the material breach of any such representation or warranty by the seller or servicer. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. These securities may be illiquid.

Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to Fund industry concentration restrictions. In the case of privately issued mortgage-related securities, the Fund takes the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political, or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations and Real Estate Mortgage Investment Conduits (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans but are more often collateralized by portfolios of mortgage pass-through securities and their income streams. Some CMOs are directly supported by other CMOs, which, in turn, are supported by mortgage pools.

CMOs are issued in multiple classes, often referred to as “tranches,” with each tranche having a specific fixed or floating coupon rate and stated maturity or final distribution date. Payments of principal normally are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Under the traditional CMO structure, the cash flows generated by the mortgages or mortgage pass-through securities in the collateral pool are used to first pay interest and then pay principal to the holders of the CMOs. Subject to the various provisions of individual CMO issues, the cash flow generated by the underlying collateral (to the extent it exceeds the amount required to pay the stated interest) is used to retire the bonds. The differing structures of CMO classes may create a wide variety of investment characteristics, such as yield, effective maturity, and interest rate sensitivity. As market conditions change, however, and particularly during periods of rapid or unanticipated changes in market interest rates, the attractiveness of the CMO classes and the ability of the structure to provide the anticipated investment characteristics may be significantly reduced. These changes can result in volatility in the market value, and, in some instances, reduced liquidity of the CMO class. A risk of CMOs is the uncertainty of the timing of cash flows that results from the rate of prepayments on the underlying mortgages serving as collateral and from the structure of the particular CMO transaction (that is, the priority of the individual tranches). An increase or decrease in prepayment rates (resulting from a decrease or increase in mortgage interest rates) may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates and will affect the yield and price of CMOs. In addition, if the collateral securing CMOs or any third party guarantees are insufficient to make payments, the Fund could sustain a loss.

Securities may be backed by mortgage insurance, letters of credit, or other credit enhancing features. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. Government or its agencies and instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. Government, or its agencies and instrumentalities.Other structures of CMOs include floating rate CMOs, inverse floating rate CMOs, parallel pay CMOs, planned amortization classes, accrual bonds, and CMO

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residuals. These structures affect the amount and timing of principal and interest received by each tranche from the underlying collateral. Under certain of these structures, certain classes of CMOs have priority over others with respect to the receipt of prepayments on the mortgages. Therefore, depending on the type of CMOs in which the Fund invests, the investment may be subject to a greater or lesser risk of prepayment than other types of MBS. CMOs may include real estate investment conduits, which are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities. They are typically not backed by any government or government agency or instrumentality.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, or stripped mortgage-backed securities.

Mortgage dollar rolls are instruments in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon, and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal (including prepayments of principal) and interest paid on the securities sold. However, the Fund may benefit from the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase.

The Fund is generally subject to the risks associated with the purchased security, such as credit risk and interest rate risk. In addition, if the broker-dealer to whom the Fund sells the security becomes insolvent, the Fund’s right to purchase or repurchase the mortgage-related securities subject to the mortgage dollar roll may be restricted. Also, the instrument that the Fund is required to repurchase may be worth less than an instrument that the Fund originally held. Successful use of mortgage dollar rolls will depend upon Lord Abbett’s ability to manage the Fund’s interest rate and mortgage prepayments exposure. For these reasons, there is no assurance that mortgage dollar rolls can be successfully employed. The use of this technique may diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls.

To Be Announced (“TBA”) Sale or Purchase Commitments. The Fund may enter into TBA sale commitments to sell mortgage-backed securities that it owns under delayed delivery arrangements. Proceeds of TBA sale commitments are not received until the contractual settlement date. Unsettled TBA sale commitments are valued at the current market value of the underlying securities, according to the Fund’s valuation procedures. The contract is adjusted to market value daily and the change in market value is recorded by the Fund as unrealized appreciation (depreciation). Recently finalized FINRA rules include mandatory margin requirements for the TBA market with limited exceptions. TBA trades historically have not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could, among other things, increase the cost of TBA transactions and impose added operational complexity. It is not clear when these rules will become effective.

Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks, and special purpose entities of the foregoing. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of

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the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The value of an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may cause the Fund to lose money. The value of a PO class generally increases as interest rates decline and prepayment rates rise. Some IOs and POs are structured to have special protections against the effects of prepayments. These structural protections, however, normally are effective only within certain ranges of prepayment rates and, thus, will not protect investors in all circumstances. The price of these securities typically is more volatile than that of coupon-bearing bonds of the same maturity.

Other Asset-Backed Securities. The Fund, in accordance with its investment objectives and policies, may invest in asset-backed securities (unrelated to mortgage loans). Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts, and personal property. In addition to prepayment and extension risks, these securities present credit risks that are not inherent in mortgage-related securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables generally are unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

Credit-Linked Notes (“CLNs”). The Fund may invest in CLNs. CLNs are privately negotiated obligations whose returns are linked to the returns of one or more designated securities or other instruments that are referred to as “reference securities.” A CLN is generally issued by one party, typically a trust or a special purpose vehicle, with investment exposure or risk that is linked to a second party. The CLN’s price or coupon is linked to the performance of the reference security of the second party.

The Fund has the right to receive periodic interest payments from the CLN issuer at an agreed upon interest rate and, if there has been no default or other applicable declines in credit quality, a return of principal at the maturity date. The cash flows are dependent on specified credit-related events. Should the second party default or declare bankruptcy, the CLN holder will generally receive an amount equivalent to the recovery rate. The Fund also is exposed to the credit risk of the CLN issuer up to the full CLN purchase price, and CLNs are often not secured by the reference securities or other collateral. CLNs are also subject to the credit risk of the reference securities. If a reference security defaults or suffers certain other applicable declines in credit quality, the Fund may, instead of receiving repayment of principal, receive the security that has defaulted. As with most derivative investments, valuation of a CLN may be difficult due to the complexity of the security. The market for CLNs may suddenly become illiquid. The other parties to the transactions may be the only investors with sufficient understanding of the CLN to be interested in bidding for it. Changes in liquidity may result in significant, rapid, and unpredictable changes in CLN prices. In certain cases, a CLN’s market price may not be available or the market may not be active.

Other Risks of Mortgage-Backed and Asset-Backed Securities. Mortgage-backed, mortgage-related, and other asset-backed securities are subject to risks in addition to those described above. These securities are often extremely complex and their documentation may be unclear, ambiguous, or poorly understood, which could lead to a misunderstanding or incorrect application of the securities’ terms, and

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may also lead to disputes. More junior securities are often illiquid and hard to value, and even senior securities may become so during periods of market stress or if there are issues relating to the underlying collateral. In addition, subordinate tranche securities provide subordination and enhancement to more senior tranches, and, therefore, subordinate tranches are subject to a higher risk of defaults in the underlying collateral. Although supported by the subordinate tranches, defaults or losses above certain levels could reduce or eliminate all current cash flow to the senior tranches and entail loss of principal. Among other things, defaults, downgrades, and principal losses with respect to collateral can trigger an event of default under the terms of the structure, which could result in the liquidation of the collateral and accelerate the payments of the Fund’s investments in the security, which may be at a loss. Regulatory issues relating to the underlying collateral may have unforeseen effects on the value of the securities and may cause them to decrease in value. In addition, servicers or trustees may not always act in the best interests of the holders of securities or of certain tranches of securities. Ongoing developments in the residential and commercial mortgage markets may have additional consequences for the market for mortgage-backed securities. During the periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. Many sub-prime mortgage pools have become distressed during the periods of economic distress and may trade at significant discounts to their face value during such periods.

Municipal Bonds. In general, municipal bonds are debt obligations issued by or on behalf of states, territories, and possessions of the United States, the District of Columbia, Puerto Rico, Guam, and their political subdivisions, agencies, and instrumentalities. Municipal bonds are issued to obtain funds for various public purposes, including the construction of bridges, highways, housing, hospitals, mass transportation, schools, streets, and water and sewer works. They may be used, for example, to refund outstanding obligations, to obtain funds for general operating expenses, or to obtain funds to lend to other public institutions and facilities and in anticipation of the receipt of revenue or the issuance of other obligations. In addition, the term “municipal bonds” may include certain types of “private activity” bonds, including industrial development bonds issued by public authorities to obtain funds to provide privately operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities, and certain facilities for water supply, gas, electricity, or sewerage or solid waste disposal. Under the Tax Reform Act of 1986, as amended, substantial limitations were imposed on new issues of municipal bonds to finance privately operated facilities.

From time to time, proposals have been introduced before Congress to restrict or eliminate the federal income tax exemption for interest on municipal bonds. Similar proposals may be introduced in the future. If any such proposal were enacted, it might have a negative impact on the value of those bonds.

The two principal classifications of municipal bonds are “general obligation” and limited obligation or “revenue” bonds. General obligation bonds are secured by the pledge of the faith, credit, and taxing authority of the municipality for the payment of principal and interest. The taxes or special assessments that can be levied for the payment of debt service may be limited or unlimited as to rate or amount. Revenue bonds are not backed by the credit and taxing authority of the issuer and are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Nevertheless, the obligations of the issuer of a revenue bond may be backed by a letter of credit, guarantee, or insurance. “Private activity” bonds are, in most cases, revenue bonds and generally do not constitute the pledge of the faith, credit, or taxing authority of the municipality. The credit quality of such municipal bonds usually is directly related to the credit standing of the user of the facilities. There are variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. General obligation and revenue bonds may be issued in a variety of forms, including, for example, commercial paper, fixed, variable, and floating rate securities, tender option bonds, auction rate bonds, zero coupon bonds, deferred interest bonds, and capital appreciation bonds.

Other examples of municipal bonds include municipal leases, certificates of participation, and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire

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equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment purchase agreements. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or local government. Municipal leases, certificates of participation, and moral obligation bonds frequently involve special risks not normally associated with general obligation or revenue bonds. In particular, these instruments permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. If, however, the governmental issuer does not periodically appropriate money to enable it to meet its payment obligations under these instruments, it cannot be legally compelled to do so. If a default occurs, the collateral securing the lease obligation may be difficult to dispose of and the Fund may suffer significant losses.

The Fund does not expect to be eligible to pay “exempt-interest dividends” to its shareholders under the applicable tax rules. As a result, interest on municipal bonds is taxable to shareholders of the Fund when received as a distribution from the Fund.

Tender Option Bonds. The Fund may invest in trust certificates issued in tender option bond programs. Tender option bonds are trust investments that create leverage by borrowing from third party investors to invest in municipal bonds. In a tender option bond transaction, a tender option bond trust issues a floating rate certificate (“TOB Floater”), which is a short-term security, and a residual interest certificate (“TOB Residual”), which is a longer-term security. Using the proceeds of such issuance, the tender option bond trust purchases a fixed rate municipal bond. The TOB Floater is generally issued to a third party investor (typically a money market fund) and the TOB Residual is generally issued to the Fund that sold or identified the fixed rate municipal bond. The Fund may invest in TOB Floaters and/or TOB Residuals. The TOB Residual may be less liquid than other comparable municipal bonds. Generally, the TOB Residual holder bears the underlying fixed rate bond’s investment risk. The holder also benefits from any appreciation in the value of the underlying fixed rate bond. Investments in a TOB Residual will typically involve greater risk than investments in fixed rate bonds.

An institution may not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and the Fund’s duration. There is a risk that the Fund will not be considered the owner of a tender option bond for federal income tax purposes, and, thus, will not be entitled to treat such interest as exempt from federal income tax.

Additional Risks of Municipal Bonds. Municipal bonds and issuers of municipal bonds may be more susceptible to downgrade, default, and bankruptcy as a result of recent periods of economic stress. Factors contributing to the economic stress may include lower property tax collections as a result of lower home values, lower sales tax revenue as a result of reduced consumer spending, lower income tax revenue as a result of higher unemployment rates, and budgetary constraints of local, state, and federal governments upon which issuers of municipal securities may be relying for funding. In addition, as certain municipal bonds may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking, insurance, or other parts of the financial sector suffer an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. Such a downgrade or risk of being downgraded may have an adverse effect on the market prices of bonds and, thus, the value of the Fund’s investment. Further, a state, municipality, public authority, or other issuers of municipal bonds may file for bankruptcy, which may significantly affect the value of the bonds issued by such issuers and, therefore, the value of the Fund’s investment. As a result of recent turmoil in the municipal bond market, several municipalities filed for bankruptcy protection or indicated that they may seek bankruptcy protection in the future. Municipal bonds may be illiquid or hard to value, especially in periods of economic stress.

Municipal bonds also are subject to the risk that the perceived increase in the likelihood of default or downgrade among municipal issuers as a result of recent market conditions could result in increased illiquidity, volatility, and credit risk. In addition, certain municipal issuers may be unable to access the market to sell bonds or, if able to access the market, may be forced to issue securities at much higher rates. Should these municipal issuers fail to sell bonds at the time intended and at the rates projected, these entities could experience significantly increased costs and a weakened overall cash position in the

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current fiscal year and beyond. These events also could result in decreased investment opportunities for the Fund and lower investment performance.

The yields on municipal bonds depend on a variety of factors, including general market conditions, supply and demand, general conditions of the municipal bond market, size of a particular offering, the maturity of the obligation, and the rating of the issue. Municipal bonds with the same maturity, coupon, and rating may have different yields when purchased in the open market, while municipal bonds of the same maturity and coupon with different ratings may have the same yield.

Credit Enhancements. Some municipal bonds feature credit enhancements, such as lines of credit, municipal bond insurance, and standby bond purchase agreements (“SBPAs”). There is no assurance that any of the municipal bonds purchased by the Fund will have any credit enhancements. Lines of credit are issued by a third party, usually a bank, to ensure repayment of principal and any accrued interest if the underlying municipal bond should default. Municipal bond insurance, which usually is purchased by the bond issuer from a private, nongovernmental insurance company, guarantees that the insured bond’s principal and interest will be paid when due. Neither insurance nor a line of credit guarantees the price of the bond or the share price of the Fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. There is no assurance that a municipal bond insurer or line of credit provider will pay a claim or meet the obligations. A higher than expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. The number of municipal bond insurers is relatively small, and not all of them have the highest credit rating. An SBPA can include a liquidity facility that is provided to pay the purchase price of any bonds that cannot be remarketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA usually are subject to numerous conditions, including the continued creditworthiness of the underlying borrower, bond issuer, or bond insurer.

Non-U.S. Government and Supranational Debt Securities. Debt securities of governmental (or supranational) issuers in all non-U.S. countries, including emerging market countries, may include, among others:

● fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities, and political subdivisions located in non-U.S. (including emerging market) countries;

● fixed income securities issued by government owned, controlled, or sponsored entities located in non-U.S. (including emerging market) countries;

● interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers;

● Brady Bonds (which are described below);

● participations in loans between non-U.S. (including emerging market) governments and financial institutions; and

● fixed income securities issued by supranational entities such as the World Bank or the European Economic Community. A supranational entity is a bank, commission, or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.

Investment in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by many factors. A country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international price of such commodities, and increased protectionism on the part of a country’s trading

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partners, or political changes in those countries, could also adversely affect its exports. Such events could diminish the credit standing of a particular local government or agency.

Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain countries in which the Fund may invest (i) require governmental approval prior to investments by foreign persons; (ii) limit the amount of investment by foreign persons in a particular issuer; (iii) limit investment by foreign persons to only a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries; or (iv) impose additional taxes on foreign investors. Further, certain issuers may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

Sovereign debt securities include Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities for new bonds in connection with a debt restructuring plan for emerging market countries announced by former U.S. Secretary of the Treasury Nicholas F. Brady. Brady Bonds arose from an effort in the 1980s to reduce the debt held by less developed countries that were frequently defaulting on loans. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar), and are traded in the OTC secondary market. Certain Brady Bonds are collateralized in full as to principal due at maturity by zero coupon obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities having the same maturity. Brady Bonds are not, however, considered to be securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Brady Bonds do not have a long payment history and are subject to, among other things, the risk of default. In light of the history of defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative regardless of the current credit rating of the issuer. The valuation of Brady Bonds generally depends on the following components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity.

Non-U.S. Government Money Market Securities. Non-U.S. Government money market securities include certificates of deposit, time deposits, bankers’ acceptances, commercial paper, and other short-term corporate debt securities. The value of such securities may fluctuate based on changes in interest

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rates and the issuer’s financial condition. When interest rates rise or the issuer’s financial condition worsens or is perceived by the market to be at greater risk, the value of debt securities tends to decline.

Real Estate Investment Trusts (“REITs”). REITs are pooled investment vehicles that invest primarily in either real estate or real estate-related loans. REITs generally derive their income from rents on the underlying properties or interest on the underlying loans, and the value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT or changes in interest rates affecting the underlying loans owned by the REIT. The affairs of REITs are managed by the REIT’s sponsor or management and, as such, the performance of the REIT is dependent on the management skills of the REIT’s sponsor or management. REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation, and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs also are subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems, changes in interest rates, decreases in market rates for rents, increases in competition, property taxes, capital expenditures or operating expenses, and other economic, political, or regulatory occurrences affecting the real estate industry. To the extent that assets underlying a REIT are concentrated geographically, by property type, or in certain other respects, these risks may be heightened. The Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Repurchase Agreements. A repurchase agreement is a transaction by which the Fund acquires a security (or basket of securities) and simultaneously commits to resell that security to the seller (typically, a bank or securities dealer) at an agreed upon date and agreed upon price, which represents the Fund’s cost plus interest. The resale price reflects the purchase price plus an agreed upon market rate of interest that is unrelated to the coupon rate or date of maturity of the purchased security. The Fund requires at all times that the repurchase agreement be collateralized by cash, investment grade debt securities, asset-backed securities, municipal bonds, foreign sovereign debt, or by securities of the U.S. Government, its agencies, its instrumentalities, or U.S. Government sponsored enterprises having a value equal to, or in excess of, the value of the repurchase agreement (including accrued interest).

Repurchase agreements are considered a form of lending under the 1940 Act. A repurchase agreement with more than seven days to maturity is considered an illiquid security. The use of repurchase agreements involves certain risks. For example, if the seller of the agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Fund may incur a loss upon disposition of them. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying collateral to the seller’s estate. Even though the repurchase agreements may have maturities of seven days or less, they may lack liquidity, especially if the issuer encounters financial difficulties. To reduce credit risk and counterparty risk, the Fund intends to limit repurchase agreements to transactions with dealers and financial institutions believed by Lord Abbett, as the investment adviser, to present minimal credit risks. Lord Abbett will monitor the creditworthiness of the repurchase agreement sellers on an ongoing basis.

Reverse Repurchase Agreements. In a reverse repurchase agreement, the Fund sells a security to a securities dealer or bank for cash and also agrees to repurchase the same security at an agreed upon price on an agreed upon date. Reverse repurchase agreements expose the Fund to credit risk (that is, the risk that the counterparty will fail to resell the security to the Fund). Engaging in reverse repurchase agreements also may involve the use of leverage, in that the Fund may reinvest the cash it receives in additional securities. The Fund will attempt to minimize this risk by managing its duration.

Senior Loans. Senior loans primarily include senior floating rate loans, first and second lien loans, and secondarily senior floating rate debt obligations (including those issued by an asset-backed pool), and interests therein. Loan interests may take the form of direct interests acquired during a primary distribution and also may take the form of assignments of, novations of, or participations in, a bank loan acquired in secondary markets. A senior loan typically is originated, negotiated, and structured by a U.S. or foreign commercial bank, insurance company, finance company, or other financial institution

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(collectively, the “Agent”) for a group of loan investors (“Loan Investors”). The Agent typically administers and enforces the senior loan on behalf of the other Loan Investors in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Loan Investors.

Purchasers of senior loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest, and adverse changes in the creditworthiness of the borrower may affect its ability to pay principal and interest. Investment in the indebtedness of borrowers with low creditworthiness involves substantially greater risks, and may be highly speculative. In the event of non-payment of interest or principal, senior loans that are secured by collateral offer the Fund more protection than comparable unsecured senior loans. However, no assurance can be given that the collateral for a secured senior loan can be liquidated or that the proceeds will satisfy the borrower’s obligation.

Senior loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. Senior loans and other bank loans may not be considered “securities,” and investors in these loans may not be entitled to rely on anti-fraud and other protections under the federal securities laws. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what Lord Abbett believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s NAV than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily NAV. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. Further, the settlement period (the period between the execution of the trade and the delivery of cash to the purchaser) for some senior loans and other bank loans transactions may be significantly longer than the settlement period for other investments, and in some case may take longer than seven days. Requirements to obtain the consent of the borrower and/or Agent can delay or impede the Fund’s ability to sell loans and can adversely affect the price that can be obtained. As a result, it is possible the Fund may not receive the proceeds from a sale of a senior loan for a significant period of time, which may affect the Fund’s ability to repay debt, to fund repurchases, to pay dividends, to pay expenses, or to take advantage of new investment opportunities.

Prepayment. Senior loans may require or permit, in addition to scheduled payments of interest and principal, the prepayment of the senior loan from free cash flow. The degree to which borrowers prepay senior loans, whether as a contractual requirement or at their election, is unpredictable. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Fund derives interest income will be reduced, and the Fund may decide to invest in lower yielding investments. However, the Fund may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new senior loan with the proceeds from the prepayment of the former. The effect of prepayments on the Fund’s performance may be mitigated by the receipt of prepayment fees and the Fund’s ability to reinvest prepayments in other senior loans that have similar or identical yields.

Bridge Loans. Bridge loans are short-term loan arrangements (typically 12 to 18 months) usually made by a Borrower in anticipation of receipt of intermediate-term or long-term permanent financing. Most bridge loans are structured as floating-rate debt with “step-up” provisions under which the interest rate on the bridge loan rises (or “steps up”) the longer the loan remains outstanding. In addition, bridge loans commonly contain a conversion feature that allows the bridge Loan Investor to convert its interest to senior exchange notes if the loan has not been prepaid in full on or before its maturity date. Bridge loans may be subordinate to other debt and may be secured or undersecured.

Assignments. An investor in senior loans typically purchases “Assignments” from the Agent or other Loan Investors and, by doing so, typically becomes a Loan Investor under the loan agreement with the same rights and obligations as the assigning Loan Investor. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Loan Investor.

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Participations. “Participations” in a Loan Investor’s portion of a senior loan typically will result in the investing Fund having a contractual relationship only with such Loan Investor, rather than with the borrower. As a result, the Fund may have the right to receive payments of principal, interest, and any fees to which it is entitled only from the Loan Investor selling the Participation and only upon receipt by such Loan Investor of such payments from the borrower. In connection with purchasing Participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement and the Fund may not directly benefit from the collateral supporting the senior loan in which it has purchased the Participation. As a result, the Fund may assume the credit risk of both the borrower and the Loan Investor selling the Participation. If a Loan Investor selling a Participation becomes insolvent, the Fund may be treated as a general creditor of such Loan Investor.

Revolving Credit Facility Loans. For some loans, such as revolving credit facility loans (“revolvers”), a Loan Investor may be obligated under the loan agreement to, among other things, make additional loans in certain circumstances. The Fund generally will place assets in reserve for these contingent obligations by segregating or otherwise designating a sufficient amount of permissible liquid assets. Delayed draw term loans are similar to revolvers, except that, once drawn upon by the borrower during the commitment period, they remain permanently drawn and become term loans. A prefunded letter of credit (L/C) term loan is a facility created by the borrower in conjunction with an Agent, with the loan backed by letters of credit. Each participant in a prefunded L/C term loan fully funds its commitment amount to the Agent for the facility.

Private Credit. The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, through its investments in pooled investment vehicles, including vehicles managed by Lord Abbett ("underlying fund"). Typically, private credit investments are not traded in public markets and are illiquid, such that an underlying fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the underlying fund is valuing its investments. An underlying fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an underlying fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the underlying fund's private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.

Direct Lending. The Fund may also have exposure to direct loans through its investment in an underlying fund. This practice involves certain risks. If a loan is foreclosed, an underlying fund could become part owner of any collateral and would bear the costs and liabilities associated with owning and disposing of the collateral. As a result, the Fund may be exposed to losses resulting from default and foreclosure. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying assets will further reduce the proceeds and thus increase the loss. There is no assurance that an underlying fund will correctly evaluate the value of the assets collateralizing the loan. In the event of a reorganization or liquidation proceeding relating to the borrower, an underlying fund may lose all or part of the amounts advanced to the borrower. There is no assurance that the protection of an underlying fund's interests will be adequate, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, there is no assurance that claims will not be asserted that might interfere with enforcement of an underlying fund's rights.

Short Sales. The Fund may make short sales of securities or maintain a short position if, at all times when a short position is open, the Fund owns, or has the right to acquire at no added cost, securities or currencies identical to those sold short. This is commonly referred to as a “short sale against the box.” The Fund may engage in such a transaction, for example, to lock in a sales price for a security the Fund does not wish to sell immediately. If the Fund sells securities short against the box, it may protect itself

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from loss if the price of the securities declines in the future, but will lose the opportunity to profit on such securities if the price rises. The Fund may not engage in any other type of short selling. This restriction does not apply to the Fund’s use of short positions in futures contracts, including U.S. Treasury note futures, securities index futures, other security futures, and/or currency forwards for bona fide hedging or cash management purposes or to pursue risk management strategies.

U.S. Government Securities. U.S. Government securities are obligations of the U.S. Government and its agencies and instrumentalities, including Treasury bills, notes, bonds, and certificates of indebtedness that are issued or guaranteed as to principal or interest by the U.S. Treasury or U.S. Government sponsored enterprises. The U.S. Government is under no legal obligation, in general, to purchase the obligations of or provide financial support to its agencies, instrumentalities, or sponsored enterprises. No assurance can be given that the U.S. Government will purchase the obligations of or provide financial support to U.S. Government agencies, instrumentalities, or sponsored enterprises in the future, and the U.S. Government may be unable or unwilling to pay debts when due. From time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could: increase the risk that the U.S. government may default on payments on certain U.S. government securities; cause the credit rating of the U.S. government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt. There is no assurance that the U.S. Congress will act to raise the debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. For more information, please see the “Guarantors of Mortgage-Backed Securities” above and the “Securities of Government Sponsored Enterprises” section below.

Securities Lending. The Fund may make secured loans of its portfolio securities, on either a short-term or long-term basis, amounting to not more than 33⅓% of its total assets, thereby potentially realizing additional income. Although voting rights, or rights to consent, with respect to the loaned securities may pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice. The Fund may recall a loaned security in order to sell the security. The Fund also may recall a loaned security in order to exercise its voting rights, but it may not always choose to do so. The risks in lending portfolio securities include the possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. If the loaned securities are not available to the Fund on a timely basis, the Fund may lose the opportunity to sell the securities at a desirable price or the Fund’s ability to vote the securities may be impaired. If a borrower defaults, the value of the collateral may decline before the Fund can dispose of it. Securities loans are made to broker-dealers and other institutions pursuant to agreements requiring that the loans be continuously secured by collateral consisting of cash or short-term debt obligations as may be permitted under the Fund’s securities lending program at least equal at all times to 100% of the market value of the securities on loan, marked-to-market daily. The borrower pays to the Fund an amount equal to any dividends or interest received on securities lent. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Because the Fund’s obligation to return the collateral does not change even if the securities in which the collateral is invested decline in value, the Fund bears the risk of any loss on the investment of the collateral. Any such loss may exceed, potentially by a substantial amount, any profit to the Fund from its securities lending activities. The Fund may pay fees in connection with arranging loans of its portfolio securities.

Securities of Government Sponsored Enterprises. The Fund may invest in securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, such as Ginnie Mae, Fannie Mae, Freddie Mac, Federal Home Loan Banks (“FHL Banks”), Federal Farm Credit Bank, and Federal Agricultural Mortgage Corporation (“Farmer Mac”). Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks, and mortgage bankers) and backed by pools of mortgages insured or guaranteed by the FHA, the VA, the Rural Housing Service, or the U.S. Department of Housing and Urban Development. Fannie Mae, Freddie Mac, Federal Farm Credit Bank, and Farmer Mac are federally chartered public corporations owned entirely by their shareholders; the FHL Banks are federally chartered corporations owned by their member financial institutions. Although U.S. Government sponsored enterprises may be chartered or

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sponsored by Congress, many such enterprises are not funded by Congressional appropriations, their securities are not issued by the U.S. Treasury, and their obligations are not supported by the full faith and credit of the U.S. Government, so investments in their securities or obligations issued by them involve greater risk than investments in other types of U.S. Government securities. For example, although Fannie Mae, Freddie Mac, Farmer Mac, Federal Farm Credit Bank, and the FHL Banks guarantee the timely payment of interest and ultimate collection of principal with respect to the securities they issue, their securities are not backed by the full faith and credit of the U.S. Government. The value of such securities therefore may vary with the changing prospects of future support from the U.S. Government, as reflected in anticipated legislative or political developments. In the absence of support from the U.S. Government, money market fixed income securities, including asset-backed securities that may have diminished collateral protection from underlying mortgages or other assets, are subject to the risk of default. Although such securities commonly provide the Fund with a higher yield than direct U.S. Treasury obligations, they are also subject to the risk that the Fund will fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss upon their sale.

Like most fixed income securities, the value of the money market instruments held by the Fund generally will fall when interest rates rise. In the case of a security that is issued or guaranteed by a government sponsored enterprise and backed by mortgages or other instruments with prepayment or call features, rising interest rates may cause prepayments to occur at a slower-than-expected rate, reducing the security’s value. In contrast, falling interest rates may cause prepayments to occur at a faster-than-expected rate, depriving the Fund of income payments above market rates prevailing at the time of the prepayment.

Volatility Risk. The Fund may have investments that appreciate or depreciate significantly in value over short periods of time. This may cause value of the Fund’s investment portfolio to experience significant appreciations or depreciations in value over short periods of time.

When-Issued or Forward Transactions. When-issued or forward transactions involve a commitment by the Fund to purchase securities, with settlement to take place in the future. When-issued purchases and forward transactions are negotiated directly with the other party, and such commitments are not traded on exchanges. The value of fixed income securities to be delivered in the future will fluctuate as interest rates vary. Securities purchased or sold on a when-issued or forward commitment basis involve a risk of loss if the value of the security to be purchased declines before the settlement date or if the value of the security to be sold increases before the settlement date. At the time the Fund makes the commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the liability for the purchase and the value of the security in determining its NAV. The Fund generally will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or negotiate a commitment after entering into it. The Fund also may sell securities it has committed to purchase before the commitment’s settlement date.

The Fund may purchase new issues of municipal bonds, which generally are offered on a when-issued basis, with delivery and payment normally taking place approximately one month after the purchase date. However, the payment obligation and the interest rate to be received by the Fund are each fixed on the purchase date.

Zero Coupon, Deferred Interest, Pay-In-Kind, and Capital Appreciation Bonds. Zero coupon, deferred interest, and capital appreciation bonds are issued at a discount from their face value because interest payments typically are postponed until maturity. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves, or receipts or certificates representing interests in such stripped debt obligations or coupons. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Similar to zero coupon bonds and deferred interest bonds, pay-in-kind securities are designed to give an issuer flexibility in managing cash flow. Pay-in-kind securities that are debt securities can be either senior or subordinated debt.

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As the buyer of these types of securities, the Fund will recognize a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The discount varies depending on the time remaining until maturity, as well as market interest rates, liquidity of the security, and the issuer’s perceived credit quality. The discount in the absence of financial difficulties of the issuer typically decreases as the final maturity date approaches. Moreover, unlike securities that periodically pay interest to maturity, zero coupon, deferred interest, capital appreciation, and pay-in-kind securities involve the additional risk that the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment.

The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt obligations of comparable maturities that make regular distributions of interest. Taxable income from these types of securities is accrued by the Fund without receiving regular interest payments in cash. As a result, the Fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional shares of the Fund.

Short-Term and Temporary Defensive Investments. As described in the prospectus, the Fund is authorized to temporarily invest a substantial amount, or even all, of its assets in various short-term fixed income securities to take a defensive position. Temporary defensive securities include:

● Short-Term Taxable Securities. The Fund may invest in bonds, the interest on which is subject to federal income tax, and the Fund may be exempt from its state’s (if applicable) income tax.

● U.S. Government securities. U.S. Government securities include securities issued or guaranteed by the U.S. Government, its agencies, or government sponsored enterprises, including Treasury bills, notes, bonds, and certificates of indebtedness that are issued or guaranteed as to principal or interest by the U.S. Treasury or U.S. Government sponsored enterprises.

● Commercial paper. Commercial paper consists of unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is issued in bearer form with maturities generally not exceeding nine months. Commercial paper obligations may include variable amount master demand notes. Bank certificates of deposit and time deposits. Certificates of deposit are certificates issued against funds deposited in a bank or a savings and loan. They are issued for a definite period of time and earn a specified rate of return.

● Bankers’ acceptances. Bankers’ acceptances are short-term credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligations both of the bank and of the drawer to pay the face amount of the instrument upon maturity. They primarily are used to finance the import, export, transfer, or storage of goods. They are “accepted” when a bank guarantees their payment at maturity.

● Repurchase agreements with maturities of less than seven days.

● Registered money market funds. Certain money market funds may impose a fee upon the sale of shares or may temporarily suspend the ability of investors to redeem shares if such fund’s liquidity falls below required minimums.

● Comparable foreign fixed income securities.

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3. INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions. The Fund is subject to the following fundamental investment restrictions that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding common Shares1 and, if issued, preferred shares voting together as a single class, and of the holders of a majority of the outstanding preferred shares voting as a separate class.

The Fund may not:

1. borrow money or issue senior securities, except as permitted by Section 18 of the 1940 Act or otherwise as permitted by applicable law;

2. purchase or sell real estate, commodities or commodity contracts, except that, to the extent permitted by applicable law, the Fund may (i) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (ii) acquire, hold, and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of other assets; (iii) invest in instruments directly or indirectly secured by commodities or securities issued by entities that invest in or hold such commodities and acquire temporarily commodities as a result thereof; and (iv) purchase and sell forward contracts, financial futures contracts and options thereon, and other derivative instruments;

3. engage in the underwriting of securities, except pursuant to a merger or acquisition or to the extent that, in connection with the disposition of its portfolio securities, it may be deemed to be an underwriter under federal securities laws;

4. make loans to other persons, except that (i) the Fund will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies; (ii) the Fund may take short positions in any security or financial instrument; and (iii) the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law; or

5. invest more than 25% of its total assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding securities of the U.S. Government, its agencies and instrumentalities).

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding common Shares and, if issued, preferred shares voting together as a single class, and of the holders of a majority of the outstanding preferred shares voting as a separate class:

1. The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements.

2. The Fund will repurchase shares that are tendered by the date by which shareholders can tender their shares in response to a repurchase offer (the “Repurchase Request Deadline”), which will be established by the Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”) in accordance with Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time.

3. Each repurchase pricing shall occur no later than the 14th calendar day after the Repurchase Request Deadline, or the next business day if the 14th calendar day is not a business day.

[1] A “majority” of the Fund’s outstanding shares means the vote of the lesser of (1) 67% or more of the voting securities present at a shareholder meeting, provided that more than 50% of the outstanding voting securities of the Fund are present at the meeting or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund regardless of whether such shareholders are present at the meeting (or represented by proxy).

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Interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of shareholders, as applicable, will be required or sought.

The 1940 Act, including the rules and regulations thereunder, generally prohibits the Fund from borrowing (other than certain temporary borrowings) unless immediately after the borrowing the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total net assets, including assets attributable to such leverage). Certain investments which may give rise to a form of leverage (such as reverse repurchase agreements) may be treated as senior securities by the Fund and may thus be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Alternatively, they may be treated as derivatives for purposes of compliance with Rule 18f-4 under the 1940 Act.

Under the 1940 Act, the Fund may not issue senior securities representing stock unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the Fund’s outstanding senior securities representing stock, plus the aggregate amount of any senior securities representing indebtedness (effectively limiting the use of leverage through senior securities to 50% of the Fund’s total net assets).

The Fund is currently classified as a diversified fund under the 1940 Act. Pursuant to guidance from the Securities and Exchange Commission, the Fund’s classification changed from a non-diversified fund to a diversified fund. As a diversified fund, the Fund may not purchase securities of an issuer (other than (i) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and (ii) securities of other investment companies) if, with respect to 75% of its total assets, (a) more than 5% of the Fund’s total assets would be invested in securities of that issuer or (b) the Fund would hold more than 10% of the outstanding voting securities of that issuer. With respect to the remaining 25% of its total assets, the Fund can invest more than 5% of its assets in one issuer. Under the 1940 Act, a fund cannot change its classification from diversified to non-diversified without shareholder approval.

In addition, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, the asset coverage tests described above are satisfied after giving effect to such dividend or distribution.

The Fund may lend up to one-third of the value of its total assets (including assets attributable to leverage).

Non-Fundamental Investment Restriction. The Fund also is subject to the following non-fundamental investment restriction which may be changed by the Board of Trustees without shareholder approval.

The Fund may not:

1. invest in securities issued by other investment companies as defined in the 1940 Act, except to the extent permitted by applicable law. The Fund may not, however, rely on Sections 12(d)(1)(F) and 12(d)(1)(G) of the 1940 Act.

The Fund has adopted a non-fundamental policy in accordance with Rule 35d-1 under the 1940 Act to invest under normal conditions, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in bonds and other fixed income instruments and derivative instruments intended to provide economic exposure to such securities. Shareholders will be given written notice at least 60 days prior to any change by the Fund of its 80% Policy covered by Rule 35d-1.

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations

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are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

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4. INVESTMENT ADVISORY AND OTHER SERVICES, FEES, AND EXPENSES

Lord Abbett is the Fund’s investment adviser. Lord Abbett is a privately held investment adviser. Lord Abbett’s address is 30 Hudson Street, Jersey City, NJ 07302.

Under the Management Agreement between Lord Abbett and the Fund, Lord Abbett is entitled to an annual management fee based on the Fund’s average daily net assets at the annual rate of 1.25%.

Management Fees Paid to Lord Abbett

The following tables set forth the management fees the Fund paid to Lord Abbett (taking into account any management fee waivers) for the last three fiscal years ended December 31st:

2022
Gross Management Fees	Management Fees Waived	Net Management Fees
$12,498,758	$0	$12,498,758

2023
Gross Management Fees	Management Fees Waived	Net Management Fees
$17,566,602	$0	$17,566,602

2024
Gross Management Fees	Management Fees Waived	Net Management Fees
$26,834,480	$0	$26,834,480

The Management Agreement was initially approved by the Trustees of the Fund, including all of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”), on December 4, 2018 at a meeting called for such purpose. The Management Agreement will remain in full force and effect, unless sooner terminated by the Fund, for an initial two-year period and shall continue thereafter on an annual basis provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities of the Fund or by the Fund’s Board of Trustees; and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Fund’s Independent Trustees. It can also be terminated with respect to the Fund at any time, without payment of any penalty by a vote of a majority of the outstanding voting securities of the Fund or by a vote of a majority of the Fund’s entire Board of Trustees on 60 days’ written notice to Lord Abbett, or by Lord Abbett on 60 days’ written notice to the Fund. Additionally, the Management Agreement will terminate automatically in the event of its assignment. The Management Agreement may not be materially amended with respect to the Fund without a vote of a majority of the outstanding voting securities of the Fund.

The Fund pays all expenses attributable to its operations not expressly assumed by Lord Abbett, including, without limitation, Independent Trustees’ fees and expenses, association membership dues, legal and auditing fees, taxes, transfer and dividend disbursing agent fees, shareholder servicing costs, expenses relating to shareholder meetings, expenses of registering its shares under federal and state securities laws, expenses of preparing, printing and mailing prospectuses and shareholder reports to existing shareholders, insurance premiums, and other expenses connected with executing portfolio transactions.

The Management Agreement provides that neither Lord Abbett nor its members, officers, directors or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under the Management Agreement, except by reason of willful misfeasance, bad faith or gross negligence in performance of Lord Abbett’s duties, or by reason of reckless disregard of Lord Abbett’s obligations and duties under the Management Agreement.

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Administrative Services Fees Paid to Lord Abbett

Pursuant to an Administrative Services Agreement with the Fund, Lord Abbett provides certain administrative services such as Fund accounting, financial reporting, tax, shareholder servicing, technology, legal, compliance, and Blue Sky services. Under the Administrative Services Agreement, the Fund pays Lord Abbett a monthly fee, based on its average daily net assets for each month, at an annual rate of 0.04%. The following tables set forth the administrative services fees the Fund paid to Lord Abbett for the last three fiscal years ended December 31st:

2022
Gross Administrative Fees	Administrative Fees Waived	Net Administrative Fees
$399,960	$(33,232)	$366,728

2023
Gross Administrative Fees	Administrative Fees Waived	Net Administrative Fees
$562,131	$(74,007)	$488,124

2024
Gross Administrative Fees	Administrative Fees Waived	Net Administrative Fees
$858,704	$(34,458)	$824,246

Distributor

Lord Abbett Distributor, a New York limited liability company and subsidiary of Lord Abbett, located at 30 Hudson Street, Jersey City, NJ 07302, serves as the principal underwriter for the Fund. Lord Abbett Distributor is a broker-dealer registered with the SEC and is a member of FINRA. Under the Fund’s Distribution Agreement, Lord Abbett Distributor is obligated to use its best efforts to find purchasers for the shares of the Fund, and to make reasonable efforts to sell Fund shares on a continuous basis, so long as, in Lord Abbett Distributor’s judgment, a substantial distribution can be obtained by reasonable efforts.

The Distribution Agreement will remain in full force and effect, unless sooner terminated by the Fund, for an initial two-year period and shall continue thereafter on an annual basis, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Independent Trustees; and (ii) by the vote of a majority of the entire Board cast in person at a meeting called for that purpose.

The Fund offers three separate classes of shares: Institutional Class, Class A, and Class U. Class A and Class U Shares of the Fund are primarily offered and sold to retail investors by broker-dealers which are members of the FINRA and which have agreements with the Fund’s distributor, but may be made available through other financial firms, including banks and trust companies, and to specified benefit plans (as defined below) and other retirement accounts. Only certain investors are eligible to purchase Institutional Class Shares. Institutional Class and Class U Shares are sold at their offering price, which is NAV per share. Unless you are eligible for a waiver, Class A Shares are sold at a public offering price equal to their net asset value plus an initial sales charge. A CDSC applies upon early redemption of Class A Shares. A CDSC (i) will be assessed on the lesser of the NAV of the shares at the time of the repurchase or the NAV when the shares originally were purchased; and (ii) will not be imposed on the amount of your account value represented by the increase in NAV over the initial purchase price (including increases due to the reinvestment of dividends and capital gains distributions) and upon early repurchase of shares. In the case of Class A Shares, this increase is represented by shares having an aggregate dollar value in your account. The applicability and amount and nature of a CDSC is described in the Fund’s prospectus. The initial sales charge varies depending upon the size of your purchase.

The minimum initial investment for Institutional Class, Class A and Class U Shares is $1 million, $2,500, and $2,500 per account, respectively, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Trustees of the Board and certain employees and former partners (and their extended family members) of Lord Abbett. There is no minimum subsequent investment amount for Institutional Class Shares. The minimum subsequent

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investment amount for Class A and Class U Shares is $100. Shares also may be offered through certain financial firms that charge their customers transaction or other fees with respect to the customer’s investment in the Fund. Financial firms may provide or arrange for the provision of some or all of the shareholder servicing, account maintenance and other services required by specified benefit plan accounts and their participants, for which fees or expenses may be charged in addition to those described in the prospectus and SAI.

The following table sets forth the net sales charge received (after allowance of a portion of the sales charge to independent dealers) by Lord Abbett Distributor, as the Registrant’s principal underwriter, for the last three fiscal years ended December 31st.

	2022	2023	2024
Gross Sales Charge	$237,402	$1,834,062	$5,031,865
Amount allowed to dealers	237,402	1,833,373	5,031,865
Net commissions received by Lord Abbett Distributor	0	689	0

The following table sets forth the CDSCs received by Lord Abbett Distributor for the last three years ended December 31st.

	2022	2023	2024
CDSC received by Lord Abbett Distributor (Class A)	$37,118	$43,193	$30,239

Distribution and Servicing Plan

The following table sets forth the amounts paid by each applicable class of the Fund to Lord Abbett Distributor pursuant to the Distribution and Servicing Plan for the fiscal year ended December 31, 2024.

Class A	Class U
$5,565,976	$1,498,683

Brokerage Commissions Paid to Independent Broker-Dealer Firms

The following table sets forth the total brokerage commissions on transactions of securities the Fund paid to independent broker-dealer firms for the last three years ended December 31st.

2022	2023	2024
$189	$0	$3,470

The amount of brokerage commissions paid by the Fund may change from year to year because of changing asset levels, shareholder activity, and portfolio turnover, among other factors.

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5. MANAGEMENT OF THE FUND

The Board is responsible for the management of the business and affairs of the Fund, in accordance with the laws of the State of Delaware. The Board elects officers who are responsible for the day-to-day operations of the Fund and who execute policies authorized by the Board. As will generally be discussed in the Fund’s annual or semiannual report to shareholders, the Board also approves an investment adviser to the Fund and monitors the cost and quality of the services the investment adviser provides, and annually considers whether to renew the contract with the investment adviser. Generally, each Trustee of the Fund holds office until his/her successor is elected and qualified or until his/her earlier resignation or removal, as provided in the Fund’s organizational documents.

Lord Abbett, a Delaware limited liability company, is the Fund’s investment adviser. Designated Lord Abbett personnel are responsible for the day-to-day management of the Fund.

Board Leadership Structure

The Board currently has four Trustees, three of whom are Independent Trustees. John Shaffer, an Independent Trustee, serves as the Chair of the Board. The Board has determined that its leadership structure is appropriate in light of the composition of the Board and its committees. The Board believes that its leadership structure enhances the effectiveness of the Board’s oversight role.

The Board meets on a regular basis, and may hold additional special meetings to address specific matters that arise between regularly scheduled meetings. The Independent Trustees also meet regularly without the presence of management and are advised by independent legal counsel.

As discussed more fully below, the Board has delegated certain aspects of its oversight function to committees comprised solely of Independent Trustees. The committee structure facilitates the Board’s timely and efficient consideration of matters pertinent to the Fund’s business and affairs and their associated risks.

Trustees

The following individuals are Trustees of the Fund. Unless otherwise indicated, the address of each Interested Trustee is Lord, Abbett & Co. LLC, 30 Hudson Street, Jersey City, NJ 07302, and the address of each Independent Trustee is Lord, Abbett & Co. LLC, c/o Legal Dept., 30 Hudson Street, Jersey City, NJ 07302. Each Trustee serves for an indefinite period term (i.e., until his or her death, resignation, retirement, or removal).

Name (Year of Birth)	Position Held (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held During Past 5 Years
Independent Trustees
Lorraine Hendrickson (1965)	Trustee (since 2024)	Director at Deloitte (2014-2015); Chief Administrative Officer at BNY Mellon Investment Management International (2012-2014); Head of Performance Analytics and Performance 2 Oversight Committee Chair at Merrill Lynch Investment Management (1988-2006).	5	Trustee and Audit Chair of Creatd, Inc. (2022).

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John Shaffer (1966)	Chair and Trustee (since 2024)	Co-Head of the Americas’ Credit Sales at Goldman Sachs (2007-2014); Head of America’s Credit Sales at Merrill Lynch (2001-2006).	5	Advisory Council Member of Strategic Partners (2021-2023).
Lisa Shalett (1966)	Trustee (since 2024)	Managing Partner, Head of Strategic Innovation at Brookfield Asset Management (2018-2019); Partner at Goldman Sachs (2002-2015) and formerly other roles (1995-2002); and Co-Founder of Extraordinary Women on Boards (since 2021).	5

Currently Board member of PennyMac Financial Services (since 2020), MPower Partners (since 2021), and FTAC Emerald Acquisition Corp. (since 2021); Board member of AccuWeather (2019-2023); Board member of Bully Pulpit Interactive (2017-2022); and Board member of PerformLine (2015-2019).

Interested Trustee
Steven F. Rocco (1979)	Trustee; President; Chief Executive Officer (since 2024)	Co-Head of Taxable Fixed Income and Partner of Lord Abbett (since 2011), and was formerly Associate Portfolio Manager, joined Lord Abbett in 2004.	7	None

Officers

No officer listed below has received compensation from the Fund. All officers of the Fund also may be officers of the other Lord Abbett Funds and maintain offices at 30 Hudson Street, Jersey City, NJ 07302. Unless otherwise indicated, the position(s) and title(s) listed under the “Principal Occupation(s) During Past 5 Years” column indicates each officer’s position(s) and title(s) with Lord Abbett. Each officer serves for an indefinite term (i.e., until his or her death, resignation, retirement, or removal).

Name (Year of Birth)	Position Held with the Fund	Year Elected	Principal Occupation(s) During Past 5 Years
Steven F. Rocco (1979)	President and Chief Executive Officer	2024	Co-Head of Taxable Fixed Income and Partner of Lord Abbett (since 2011), and was formerly Associate Portfolio Manager, joined Lord Abbett in 2004.
Christopher J. Costello (1973)	Vice President and Assistant Secretary	2024	Senior Counsel, joined Lord Abbett in 2024 and was formerly Counsel at Linklaters LLP (2023-2024) and Director & Associate General Counsel at Allianz Global Investors (2012-2021).
Nicholas D. Emguschowa (1986)	Data Protection Officer	2022	Senior Counsel, joined Lord Abbett in 2018.

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Brooke A. Fapohunda (1975)	Vice President, Secretary and Chief Legal Officer	2023	Partner and Senior Deputy General Counsel, joined Lord Abbett in 2006.
Juliet Han (1988)	Vice President and Assistant Secretary	2025	Counsel, joined Lord Abbett in 2025 and was formerly Senior Counsel at U.S. Securities and Exchange Commission (2020-2025).
Michael J. Hebert (1976)	Chief Financial Officer and Treasurer	2021

Head of Global Fund Finance, joined Lord Abbett in 2021 and was formerly Vice President at Eaton Vance Management (EVM) (2014-2021) and Calvert Research & Management (CRM) (2016-2021), and Assistant Treasurer of registered investment companies managed, advised or administered by EVM and CRM during such years.

Parker J. Milender (1989)	Vice President and Assistant Secretary	2023	Counsel, joined Lord Abbett in 2021 and was formerly an Associate at Milbank LLP (2017-2021).
Mary Ann Picciotto (1973)	Chief Compliance Officer	2023

Partner and Global Chief Compliance Officer, joined Lord Abbett in 2023 and was formerly Vice President and Head of Global Compliance at T. Rowe Price (2019–2023) and Senior Vice President, Head of Compliance at OppenheimerFunds, Inc. (2014–2019).

Kunjan Sheth (1982)	AML Compliance Officer	2024	Head of Distribution & Marketing Compliance, joined Lord Abbett in 2023 and was formerly a Compliance Manager at Invesco Distributions, Inc. (2018-2023).
Randolph A. Stuzin (1966)	Vice President and Assistant Secretary	2023	Partner and Chief Legal Officer, joined Lord Abbett in 2023 and was formerly Partner and General Counsel at King Street Capital Management (2014–2023).
Christine Y. Sun (1991)	Vice President and Assistant Secretary	2024	Counsel, joined Lord Abbett in 2024 and was formerly an Associate at Willkie Farr & Gallagher LLP (2017–2024).

Qualifications of Trustees

The individual qualifications of each Trustee are noted below. These qualifications, along with the experience noted above under “Trustees,” led to the conclusion that each Trustee should serve as a Trustee for the Fund. In addition to individual qualifications, the following characteristics are among those qualifications applicable to each existing Trustee and are among the qualifications that the Independent Trustees will consider for any future nominees:

● Reputation for integrity, honesty, and high ethical standards;

● Diversity of background;

● Skills in disciplines deemed by the Independent Trustees to be relevant to the role of Independent Trustee, including business acumen, experience relevant to the financial services industry generally and the investment industry particularly, and ability to exercise sound judgment in matters relating to the current and long-term objectives of the Fund;

● Understanding and appreciation of the important role occupied by an Independent Trustee in the regulatory structure governing registered investment companies;

● Willingness and ability to contribute positively to the decision-making process for the Fund, including appropriate interpersonal skills to work effectively with other Independent Trustees;

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● Desire and availability to serve as an Independent Trustee for a substantial period of time; and

● Absence of conflicts that would interfere with qualifying as an Independent Trustee.

A shareholder may submit a nomination to the Board by following the procedures detailed under “Shareholder Communications” below.

Independent Trustees:

● Lorraine Hendrickson. Chief Administrative Officer at BNY Mellon Investment Management International (2012-2014), financial services industry experience, chief executive officer experience, financial and audit expertise, entrepreneurial background, corporate governance experience, and civic/community involvement.

● John Shaffer. Advisory Council Member of Strategic Value Partners (2021-2023), former Co-Head of Americas’ Credit Sales at Goldman Sachs (2017-2014), financial services industry experience, chief executive officer experience, corporate governance experience, and civic/community involvement.

● Lisa Shalett. Partner at Goldman Sachs (1995-2015), former Head of Strategic Innovation at Brookfield Asset Management (2018-2019), financial services industry experience, chief executive officer experience, marketing experience, corporate governance experience, and civic/community involvement.

Interested Trustee:

● Steven F. Rocco. Co-Head of Taxable Fixed Income and Partner (since 2011), financial services industry experience, chief executive officer experience, leadership experience, corporate governance experience, and civic/community involvement.

Committees

The standing committees of the Board are the Audit Committee and the Nominating and Governance Committee. The table below provides information about each committee’s composition, functions, and responsibilities.

Committee	Committee Members	Description
Audit Committee	Lorraine Hendrickson (Chair) John Shaffer Lisa Shalett

The Audit Committee is comprised solely of Independent Trustees. The Audit Committee provides assistance to the Board in fulfilling its responsibilities relating to accounting matters, the reporting practices of the Fund, and the quality and integrity of the Fund’s financial reports. Among other things, the Audit Committee is responsible for reviewing and evaluating the performance and independence of the Fund’s independent registered public accounting firm. The Audit Committee meets at least quarterly.

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Nominating and Governance Committee	Lorraine Hendrickson John Shaffer Lisa Shalett (Chair)

The Nominating and Governance Committee is comprised solely of Independent Trustees. Among other things, the Nominating and Governance Committee (i) reviews the independence and other qualifications of Board members and Trustee nominees; (ii) oversees the evaluation of the performance of the Board and its committees;
(iii) reviews the Board’s annual self-evaluation and reviews other Board committees; (iv) reviews compensation of the Independent Trustees; and (v) monitors the performance and compensation of independent legal counsel employed by the Independent Trustees and the Fund. The Committee shall review and consider nominations for the office of Trustee made by Fund shareholders.

Committee Meetings

The following table sets forth the number of times each committee of the Board met during the most recent fiscal year:

Fiscal Year Ended	Audit Committee	Nominating and Governance Committee
December 31, 2024	5	5

Board Oversight of Risk Management

Managing the investment portfolio and the operations of the Fund involves certain risks. Lord Abbett (and other Fund service providers, subject to oversight by Lord Abbett) is responsible for day-to-day risk management for the Fund. The Board oversees the Fund’s risk management as part of its general management oversight function. The Board, either directly or through committees, regularly receives and reviews reports from Lord Abbett about the elements of risk that affect or may affect the Fund, including investment risk, operational risk, compliance risk, and legal risk, among other elements of risk related to the operations of the Fund and Lord Abbett, and the steps Lord Abbett takes to mitigate those risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Fund’s compliance program and reports to the Board at least quarterly regarding compliance matters for the Fund, Lord Abbett, and the Fund’s service providers. The Board also has appointed a Chief Legal Officer, who is responsible for overseeing internal reporting requirements imposed under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, which are designed to ensure that credible indications of material violations of federal securities laws or breaches of fiduciary duty are investigated and are adequately and appropriately resolved.

In addition to the Board’s direct oversight, the Audit Committee plays an important role in overseeing risk management on behalf of the Fund. The Audit Committee oversees the risk management efforts for financial reporting, pricing and valuation, and liquidity risk and will meet regularly with the Fund’s Chief Financial Officer and independent auditors, as well as with members of management, to discuss financial reporting and audit issues, including risks related to financial controls.

While Lord Abbett has (and the Fund’s service providers have) implemented a number of measures intended to mitigate risk effectively to the extent practicable, it is not possible to eliminate all of the risks that are inherent in the operations of the Fund. Some risks are beyond Lord Abbett’s and/or a service provider’s control and not all risks that may affect the Fund can be identified before the risk arises or before Lord Abbett or a service provider, as applicable, develops processes and controls to eliminate the occurrence or mitigate the effects of such risks.

Shareholder Communications

Shareholders who want to communicate with the Board or any individual Trustee(s), including to submit a nomination to the Board, should write the Fund directed to the attention of the Secretary of the Fund, at 30 Hudson Street, Jersey City, NJ 07302. Communications to the Board must be signed by the

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shareholder and must specify (1) the shareholder’s name and address, (2) the Fund name, (3) the number of Fund shares owned by the shareholder, and (4) for shares held in “street name,” the name of the financial intermediary that holds Fund shares in its name for the shareholder’s benefit. The Secretary will forward such communications to the Board or the applicable Trustee(s) at the next regularly scheduled meeting, if practicable, or promptly after receipt if the Secretary determines that the communications require more immediate attention.

Code of Ethics

The trustees and officers of the Fund, together with the partners and employees of Lord Abbett, are permitted to purchase and sell securities for their personal investment accounts. In engaging in personal securities transactions, however, such persons are subject to requirements and restrictions contained in the Lord Abbett Funds’, Lord Abbett’s, and Lord Abbett Distributor’s Code of Ethics, which complies, in substance, with Rule 17j-1 under the 1940 Act. Among other things, the Code of Ethics requires, with limited exceptions, that Lord Abbett partners and employees obtain advance approval before buying or selling securities, submit confirmations and quarterly transaction reports, and obtain approval before becoming a director of any company; and it prohibits such persons from (1) investing in a security seven days before or after any Fund or Lord Abbett-managed account considers a trade or trades in such security, (2) transacting in a security that the person covers as an analyst or with respect to which the person has participated in a non-public investor meeting with company management within the six months preceding the requested transaction, (3) profiting on trades of the same security within 60 days, (4) trading on material and non-public information, and (5) engaging in market timing activities with respect to the Fund. The Code of Ethics also includes certain requirements applicable to the Independent Trustees.

Compensation

The following tables set forth the compensation accrued by the Registrant for the Independent Trustees and the total compensation paid by all Lord Abbett Funds to the Independent Trustees. No Interested Trustee or officer of the Lord Abbett Funds received any compensation from the Fund for acting as a Trustee or officer. The Lord Abbett Funds currently do not offer a bonus, pension, profit-sharing, or retirement plan.

On July 5, 2024, Lorraine Hendrickson, John Shaffer and Lisa Shalett replaced the prior Independent Trustees. The following tables reflect the compensation paid to the Trustees during the relevant period that each Trustee served during the Fund’s most recent fiscal year ended December 31, 2024.

Independent Trustees	From January 1, 2024 through July 4, 2024 Aggregate Compensation Accrued by the Registrant[1]	From January 1, 2024 through July 4, 2024 Total Compensation Paid by the Lord Abbett Funds[2]
Evelyn E. Guernsey	$3,654	$314,167
Kathleen M. Lutito	2,758	237,500
James M. McTaggart	2,613	225,000
Charles O. Prince	2,758	237,500
Karla M. Rabusch	2,816	242,500
Lorin Patrick Taylor Radtke	2,468	212,500
Leah Song Richardson	2,468	212,500
Mark A. Schmid	2,468	212,500
James L.L. Tullis	2,468	212,500

1 Independent Trustees’ fees, including attendance fees for Board and committee meetings, are allocated among all Lord Abbett Funds based on the net assets of each Fund. A portion of the fees payable by each Fund to its Independent Trustees may be deferred at the option of a Trustee under an equity-based plan (the “deferred compensation plan”) that deems the deferred amounts to be invested in shares of a Fund for later distribution to the Trustees. The total deferred amounts for Ms. Guernsey, Ms. Lutito, Mr. McTaggart, Mr. Prince, Ms. Rabusch, Mr. Radtke, Ms. Richardson, Mr. Schmid, and Mr. Tullis attributable to the Fund are $0, $0, $1,017, $2,758, $0, $1,234, $1,488, $0 and $0, respectively.

2 The second column shows total compensation, including the types of compensation described in the “From January 1, 2024 through July 4, 2024 Aggregate Compensation Accrued by the Registrant” column, accrued by all Lord Abbett Funds during the period, including fees of Independent Trustees that have been deferred.

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Independent Trustees	From July 5, 2024 through December 31, 2024 Aggregate Compensation Accrued by the Registrant[1]	From July 5, 2024 through December 31, 2024 Total Compensation Paid by the Lord Abbett Funds[2]
Lorraine Hendrickson	$75,000	$100,000
John Shaffer	84,374	112,500
Lisa Shalett	75,000	100,000

1 Independent Trustees’ fees, including attendance fees for Board and committee meetings, are allocated among all Lord Abbett Funds based on the net assets of each Fund. The Trustees do not participate in a deferred compensation plan.

2 The second column shows total compensation, including the types of compensation described in the “From July 5, 2024 through December 31, 2024 Aggregate Compensation Accrued by the Registrant” column accrued by all Lord Abbett Funds during the period.

Fund Ownership

The following table sets forth certain information about the dollar range of equity securities beneficially owned by each current Trustee in the Registrant and all other Lord Abbett Funds as of December 31, 2024.

Trustees	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in Lord Abbett Funds
Independent Trustees
Lorraine Hendrickson	None	None
John Shaffer	None	None
Lisa Shalett	None	None

Interested Trustee

Steven F. Rocco	None	Over $100,000

Other Accounts Managed

The following table sets forth information about the other accounts managed by the Fund’s portfolio managers as of December 31, 2024.

Included in the Registered Investment Companies category are those U.S.-registered funds managed or sub-advised by Lord Abbett, including funds underlying variable annuity contracts and variable life insurance policies offered through insurance companies. The Other Pooled Investment Vehicles category includes collective investment funds, offshore funds and similar non-registered investment vehicles. The Other Accounts category encompasses retirement and benefit plans (including both defined contribution and defined benefit plans) sponsored by various corporations and other entities, individually managed institutional accounts of various corporations, other entities and individuals, and separately managed accounts in so-called wrap fee programs sponsored by financial intermediaries unaffiliated with Lord Abbett.

	Number of Registered Investment Companies	Total Assets ($MM)	Number of Other Pooled Investment Vehicles	Total Assets ($MM)	Number of Other Accounts	Total Assets ($MM)
Eric P. Kang	4	5,724.03	1	239.94	1	76.30
Adam C. Castle	13	66,915.83	7	9,434.35	0	0
Kewjin Yuoh	16	96,873.57	9	10,248.22	671	239.17
Steven F. Rocco	20	97,377.70	14	11,010.88	14	3,987.52

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Holdings of Portfolio Managers

The following table indicates the dollar range of securities beneficially owned by each portfolio manager in the Fund he or she manages, as of December 31, 2024 (or another date, if indicated). This table includes the value of securities beneficially owned by the portfolio managers through 401(k) plans and certain other plans or accounts, if any.

Ownership of Securities	Aggregate Dollar Range of Securities
Eric P. Kang	$50,001-$100,000
Adam C. Castle	$100,001-$500,000
Kewjin Yuoh	$10,001-$50,000
Steven F. Rocco	Over $1,000,000

Conflicts of Interest

Conflicts of interest may arise in connection with the portfolio managers’ management of the investments of the Fund and the investments of the other funds and accounts managed by Lord Abbett, including the accounts included in the table described above. Such conflicts may arise with respect to the allocation of investment opportunities between the Fund and other accounts with similar investment objectives and policies. In addition, a portfolio manager potentially could use information concerning the Fund’s transactions to the advantage of other accounts and to the detriment of the Fund. To address these potential conflicts of interest, Lord Abbett has adopted and implemented a number of policies and procedures. Lord Abbett has adopted Policies and Procedures Relating to Client Brokerage and Soft Dollars, as well as Evaluation of Proprietary Research Policy and Procedures. The objective of these policies and procedures is to ensure the fair and equitable treatment of transactions and allocation of investment opportunities on behalf of all accounts managed by Lord Abbett. In addition, Lord Abbett’s Code of Ethics sets forth general principles for the conduct of employee personal securities transactions in a manner that avoids any actual or potential conflicts of interest with the interests of Lord Abbett’s clients, including the Fund. Moreover, Lord Abbett’s Insider Trading and Receipt of Material Non-Public Information Policy and Procedure sets forth procedures for personnel to follow when they have material non-public information. Lord Abbett is not affiliated with a full service broker-dealer and, therefore, does not execute any portfolio transactions through such an entity, a structure that could give rise to additional conflicts. Lord Abbett does not conduct any investment banking functions and does not manage any hedge funds. Lord Abbett does not believe that any material conflicts of interest exist in connection with the portfolio managers’ management of the investments of the Fund and the investments of the other accounts in the table referenced above.

Conflicts of interest may also arise when the Fund and other accounts invest in (i) securities or other instruments issued by a particular issuer and in certain assets owned by such issuer; and (ii) different parts of an issuer’s capital structure, for example, where the Fund owns senior debt obligations of an issuer and other accounts own junior debt or equity of the same issuer. In such circumstances, Lord Abbett may take actions with respect the Fund that are adverse to other accounts, for example, by foreclosing on loans, disposing of equity, receiving material nonpublic information, putting an issuer in default or voting on a plan or reorganization or restructuring that is adverse to other Lord Abbett accounts. Similarly, Lord Abbett may cause other accounts managed by Lord Abbett to take actions adverse to the Fund. If an issuer in which the Fund and one or more other accounts hold securities or other interests encounters financial problems, decisions over the terms of any restructuring or workout are likely to raise conflicts of interest. In order to minimize such conflicts, the Fund may avoid making certain investments or taking certain actions that would potentially give rise to conflicts of interest, which could have the effect of limiting the Fund’s investment opportunities or available courses of actions. Alternatively, the Fund may take an action that will have the potential to disadvantage other accounts or the Fund might resolve the conflict by adopting a particular strategy (including disposing of an investment earlier than it otherwise would have if no conflict existed), which could result in a different investment outcome than might arise if the Fund had adopted an otherwise different investment strategy. All conflicts of interest will be resolved by the Lord Abbett in its sole discretion. When making investment decisions where a conflict of interest may arise, Lord Abbett will endeavor to act in a fair and equitable manner as between the Fund and other

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accounts; however, in certain instances the resolution of the conflict may result in Lord Abbett acting on behalf of another account (for example, by foreclosing on loans, putting an issuer into default, transacting with an issuer or voting in a manner adverse to or inconsistent with the Fund’s vote) in a manner that is not in the best interests, or is opposed to the interests, of the Fund.

Compensation of Portfolio Managers

Each portfolio manager receives compensation from Lord Abbett consisting of a base salary, discretionary bonus, deferred compensation and profit-sharing plan contributions, if applicable. Portfolio managers who are members of the investment manager (“Members”) also receive distributions of the earnings of the investment manager. The level of base compensation takes into account the portfolio manager’s experience, reputation, and competitive market rates, as well as the portfolio manager’s leadership and management of the investment team. Certain portfolio managers may participate in market-based incentive compensation programs based on a percentage of the performance or incentive fees earned by certain funds or accounts that include such fees. These programs are approved by the firm’s Managing Partner, in coordination with appropriate governance structures with senior leader representation.

Fiscal year-end discretionary bonuses, which can be a substantial percentage of overall compensation, particularly for non-Members, are determined after an evaluation of various factors. These factors include the portfolio manager’s investment results and style consistency, the dispersion among funds with similar objectives, the risk taken to achieve the returns, and similar factors. In considering the portfolio manager’s investment results, Lord Abbett’s senior leaders may evaluate the Fund’s performance against one or more benchmarks from among the Fund’s primary benchmark and any supplemental benchmarks as disclosed in the prospectus, indices disclosed as performance benchmarks by the portfolio manager’s other accounts, and other indices within one or more of the Fund’s peer groups (as defined from time to time by third party investment research companies), as well as the Fund’s peer group. In particular, investment results are evaluated based on an assessment of the portfolio manager’s one-, three-, and five-year investment returns on a pre-tax basis versus the benchmark. Finally, there is a component of the bonus that rewards leadership and management of the investment team. The evaluation does not follow a formulaic approach, but rather is reached following a review of these factors. No part of the bonus payment is based on the portfolio manager’s assets under management, the revenues generated by those assets, or the profitability of the portfolio manager’s team. In addition, Lord Abbett may designate a bonus payment of a manager for participation in the firm’s deferred compensation plan. Depending on the employee’s level they will receive either an award under the Managing Director Award Plan or the Investment Capital Appreciation Plan. Both of these plans, following a three-year qualification period, provide for a deferred payout over a five-year period. The plan’s earnings are based on the overall average net asset growth of the firm as a whole or percentile performance of our funds against benchmarks as a whole. Lord Abbett believes these incentives focus portfolio managers on the impact their Fund’s performance has on the overall reputation of the firm as a whole and encourages exchanges of investment ideas among investment professionals managing different mandates.

Lord Abbett provides a 401(k) profit-sharing plan for all eligible employees. Contributions to a portfolio manager’s profit-sharing account are based on a percentage of the portfolio manager’s total base and bonus paid during the fiscal year, subject to a specified maximum amount.

Conversion to Open-End Fund

The Fund’s Board may from time to time consider submitting to the Fund’s shareholders a proposal to convert the Fund to an open-end investment company. In determining whether to submit this issue to shareholders, the Board would consider all factors then relevant, including the size of the Fund, the extent to which shareholders have adequate liquidity thorough repurchase offers, the extent to which the Fund’s capital structure is leveraged and the possibility of re-leveraging (if any) and general market and economic conditions.

The Declaration requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of the Shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by a majority of the Board, in which case approval of the conversion is required by the vote of a majority of the outstanding voting securities

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(as defined in the 1940 Act). This seventy-five percent (75%) shareholder approval requirement is higher than is required under the 1940 Act. Currently, the 1940 Act would require approval of the holders of a “majority of the outstanding” voting shares of the Fund in order to authorize a conversion.

Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption, whereas the Fund currently makes only quarterly offers to repurchase its common Shares (typically 5% per quarter), and shareholders do not have the right to otherwise have shares redeemed. Open-end companies are thus subject to more frequent periodic out-flows that can complicate portfolio management in comparison to the Fund. As described above, the Fund, like an open-end company, intends to engage in a continuous offering of its shares.

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6. PORTFOLIO TRANSACTIONS

Investment and Brokerage Discretion. The Fund’s Management Agreement authorizes Lord Abbett to place orders for the purchase and sale of portfolio securities. In doing so, Lord Abbett seeks to obtain “best execution” on all portfolio transactions. This means that Lord Abbett seeks to achieve the most favorable results it can reasonably attain under the circumstances for the Fund’s portfolio transactions, considering all costs of the transaction, including brokerage commissions, and taking into account the full range and quality of the broker-dealers’ services. To the extent consistent with obtaining best execution, the Fund may pay a higher commission than some broker-dealers might charge on the same transaction. Lord Abbett is not obligated to obtain the lowest commission rate available for a portfolio transaction exclusive of price, service, and qualitative considerations.

Selection of Brokers and Dealers. The policy on best execution governs the selection of broker-dealers and selection of the market and/or trading venue in which to execute a transaction. Normally, traders who are employees of Lord Abbett select broker-dealers. These traders are responsible for seeking best execution. They also conduct trading for the accounts of other Lord Abbett investment management clients, including investment companies, institutions, and individuals. To the extent permitted by law, the Fund may purchase from or sell to another Fund or client without the intervention of any broker-dealer if Lord Abbett deems the transaction to be in the best interests of the Fund and the other participating accounts and at a price that Lord Abbett has determined by reference to independent market indicators. The Fund’s selection of broker-dealers is subject to the restrictions of the EU’s updated Markets in Financial Instruments Directive (“MiFID II”), if applicable.

Fixed Income Securities. To the extent the Fund purchases or sells fixed income securities, the Fund generally will deal directly with the issuer or through a broker-dealer acting as principal on a net basis. When dealing with a broker-dealer, the Fund pays no brokerage commission, but the price, which reflects the spread between the bid and ask prices of the security, usually includes undisclosed compensation and may involve the designation of selling concessions. The Fund also may purchase fixed income securities from underwriters at prices that include underwriting fees.

Equity Securities. Transactions in equity securities involve the payment of brokerage commissions. In the U.S., these commissions are negotiated. Traditionally, commission rates have not been negotiated on stock markets outside the U.S. While an increasing number of overseas stock markets have adopted a system of negotiated rates or ranges of rates, a small number of markets continue to be subject to a non-negotiable schedule of minimum rates. To the extent the Fund invests in equity securities, it ordinarily will purchase such securities in its primary trading markets, whether such securities are traded OTC or listed on a stock exchange, and purchase listed securities in the OTC market if such market is deemed the primary market. The Fund may purchase newly issued securities from underwriters, and the price of such transaction usually will include a concession paid to the underwriter. When purchasing from dealers serving as market makers in the OTC market, there may be no stated commission, and the Fund’s purchase price may include an undisclosed commission or markup.

Evaluating the Reasonableness of Brokerage Commissions Paid. The Fund pays a commission rate that Lord Abbett believes is appropriate under the circumstances. While Lord Abbett seeks to pay competitive commission rates, the Fund will not necessarily be paying the lowest possible commissions on particular trades if Lord Abbett believes that the Fund has obtained best execution and the commission rates paid by the Fund are reasonable in relation to the value of the services received. Such services include, but are not limited to, showing the Fund trading opportunities, a willingness and ability to take principal positions in securities, knowledge of a particular security or market-proven ability to handle a particular type of trade, providing and/or facilitating Lord Abbett’s use of proprietary and third party research, confidential treatment, promptness and reliability. Lord Abbett may view the value of these services in terms of either a particular transaction or Lord Abbett’s overall responsibility to the Fund and the other accounts Lord Abbett manages.

Lord Abbett continuously seeks to determine what levels of commission rates are reasonable in the marketplace for transactions executed on behalf of the Fund. In evaluating the reasonableness of commission rates, Lord Abbett may consider any or all of the following: (a) the services listed above; (b)

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rates quoted by broker-dealers; (c) the size of a particular transaction, in terms of the number of shares, dollar amount, and number of clients involved; (d) the complexity of a particular transaction in terms of both execution and settlement; (e) the level and type of business done with a particular firm over a period of time; (f) the extent to which the broker-dealer has capital at risk in the transaction; (g) historical commission rates; and (h) rates paid by other institutional investors based on available public information.

Trade Allocation and Rotation. Lord Abbett generally allocates securities purchased or sold in a batched transaction among participating client accounts in proportion to the size of the order placed for each account (i.e., pro rata). In certain situations, however, a pro rata allocation of the securities or proceeds may not be possible or desirable. In these cases, Lord Abbett will decide how to allocate the securities or proceeds according to each account’s particular circumstances and needs and in a manner that Lord Abbett believes is fair and equitable to clients over time in light of factors based on a good faith assessment of the investment opportunity relative to the objectives, limitations, and requirements of each eligible client account. Relevant factors may include, without limitation, client-specific considerations, type of account, number of securities relative to size and expected future size of the client account, availability of other appropriate investment opportunities, rebalancing needs, minimum denomination of increments and round lot considerations, tax considerations, and/or purchases for newly established accounts for which Lord Abbett is seeking to fully invest as promptly as possible. In addition, if Lord Abbett is unable to execute fully a batched transaction and determines that it would be impractical to allocate a small number of securities on a pro rata basis among the participating accounts, Lord Abbett allocates the securities in a manner it determines to be fair to all accounts over time. Thus, in some cases it is possible that the application of the factors described herein may result in allocations in which certain client accounts participating in a batched transaction may receive an allocation when other accounts do not. Non-proportional allocations may occur frequently in the fixed income portfolio management area, in many instances because multiple appropriate or substantially similar investments are not available in fixed income strategies, as well as for other reasons. Non-proportional allocations also could occur in other investment strategies.

At times, Lord Abbett is not able to batch purchases and sales for all accounts or products it is managing, such as when an individually managed account client directs it to use a particular broker for a trade (sometimes referred to herein as “directed accounts”) or when a client restricts Lord Abbett from selecting certain brokers to execute trades for such account (sometimes referred to herein as “restricted accounts”). When it does not batch purchases and sales among products, Lord Abbett usually uses a rotation process for placing equity transactions on behalf of the different groups of accounts or products with respect to which equity transactions are communicated to the trading desk at or about the same time.

When transactions for all products using a particular investment strategy are communicated to the trading desk at or about the same time, Lord Abbett generally will place trades first for transactions on behalf of the Fund and non-directed, unrestricted, individually managed institutional accounts; second for restricted accounts; third for managed accounts by sponsor or consultant/financial advisor (“MA”); and finally for directed accounts. Communication of changes to portfolio holdings information for certain model portfolio MA programs is handled separately near the end of the trading day and generally after the completion of transactions for MA. Lord Abbett may determine in its sole discretion to place transactions for one group of accounts (e.g., directed accounts, restricted accounts, or MA) before or after the remaining accounts based on a variety of factors, including size of overall trade, the broker-dealer’s commitment of capital, liquidity or other conditions of the market, or confidentiality. Most often, however, transactions are communicated to the trading desk first for the Fund and institutional accounts and then for other relevant accounts. In those instances, Lord Abbett normally will place transactions in the same order as when transactions are communicated to the trading desk at or about the same time.

Policies on Broker-Dealer Brokerage and Research Services and Soft Dollars. Lord Abbett may select broker-dealers that furnish Lord Abbett with proprietary and third party brokerage and research services in connection with commissions paid on transactions it places for client accounts to the extent that Lord Abbett believes that the commissions paid are reasonable in relation to the value of the services received. “Commissions,” as defined through applicable guidance issued by the SEC, include fees paid to

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brokers for trades conducted on an agency basis, and certain mark-ups, mark-downs, commission equivalents, and other fees received by dealers in riskless principal transactions. The brokerage and research services Lord Abbett receives are within the eligibility requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), and, in particular, provide Lord Abbett with lawful and appropriate assistance in the provision of investment advice to client accounts. Brokerage and research services (collectively referred to herein as “Research Services”) include (1) furnishing advice relating to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). Such services may come in the form of research reports via electronic delivery or print, online data services, oral discussions with researchers and other experts, attendance at conferences, and meetings with company representatives. The provisions of MiFID II may limit the ability of Lord Abbett to pay for research services using soft dollars in various circumstances, if applicable.

Research Services. Lord Abbett has entered into “Client Commission Arrangements” with a number of broker-dealers that are involved from time to time in executing, clearing, or settling securities transactions on behalf of clients (“Executing Brokers”). Such Client Commission Arrangements provide for the Executing Brokers to pay a portion of the commissions paid by eligible client accounts for securities transactions to providers of Research Services (“Research Providers”). Such Research Providers shall produce and/or provide Research Services for the benefit of Lord Abbett. If a Research Provider plays no role in executing client securities transactions, any Research Services prepared by such Research Provider constitute third party research. Research Services that are proprietary to the Executing Broker or are otherwise produced by the Executing Broker or its affiliates are referred to herein as proprietary Research Services. Lord Abbett initiates a significant percentage, including perhaps all, of a client’s equity transactions with Executing Brokers pursuant to Client Commission Arrangements. Lord Abbett also will receive complimentary and customary Research Services from various broker-dealers, including broker-dealers through which Fund portfolio transactions are executed in accordance with Lord Abbett’s best execution obligations.

Executing Brokers may provide Research Services to Lord Abbett in written form or through direct contact with individuals, including telephone contacts and meetings with securities analysts and/or management representatives from portfolio companies, and may include information concerning particular companies and securities, as well as market, economic, or other information that assists in the evaluation of investments. Examples of Research Services that Executing Brokers may provide to Lord Abbett include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance, and other analysis. Broker-dealers typically make proprietary research available to investment advisers on the basis of their placement of transactions with the broker-dealer. Some broker-dealers will not sell their proprietary research to investment advisers on a “hard dollar” (or “unbundled”) basis. Executing Brokers may provide Lord Abbett with proprietary Research Services, at least some of which are useful to Lord Abbett in its overall responsibilities with respect to client accounts that Lord Abbett manages. In addition, Lord Abbett may purchase third party research with its own resources.

Lord Abbett believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to its clients. Receipt of independent investment research allows Lord Abbett to supplement its own internal research and analysis and makes available the views of, and information from, individuals and the research staffs of other firms. The receipt of Research Services from broker-dealers therefore does not tend to reduce the need for Lord Abbett to maintain its own research personnel. Further, Lord Abbett values the receipt of independent, supplemental viewpoints and analyses. Any investment advisory or other fees paid by clients to Lord Abbett are not reduced as a result of Lord Abbett’s receipt of Research Services from broker-dealers. Also, the expenses of Lord Abbett would be increased substantially if it attempted to generate such additional information through its own staff, or if it paid for these products or services itself. To the extent that Research Services of value

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are provided by or through such broker-dealers, Lord Abbett will not have to pay for such services itself. In addition, Lord Abbett will, at times, select broker-dealers that provide Research Services in order to ensure the continued receipt of such Research Services that Lord Abbett believes are useful in its investment decision-making process. Lord Abbett has an incentive to execute trades through certain of such broker-dealers with which it has negotiated more favorable Client Commission Arrangements, rather than executing through a broker-dealer with an arrangement that is less favorable to Lord Abbett. To the extent that Lord Abbett uses brokerage commissions paid in connection with client portfolio transactions to obtain Research Services, the brokerage commissions paid by such clients will exceed those that would otherwise be paid for execution only. These circumstances give rise to actual and potential conflicts of interest. In order to manage such conflicts of interest, Lord Abbett has adopted internal procedures designed to ensure that (1) the value, type, and quality of any products or services it receives from broker-dealers are permissible under applicable law and (2) investment transactions are placed based solely on best execution considerations.

Lord Abbett does not attempt to allocate to any particular client account the relative costs or benefits of Research Services received from a broker-dealer. Rather, Lord Abbett believes that any Research Services received from a broker-dealer are, in the aggregate, of assistance to Lord Abbett in fulfilling its overall responsibilities to its clients. Accordingly, Research Services received for a particular client’s brokerage commissions may be useful to Lord Abbett in the management of that client’s account, but may also be useful in Lord Abbett’s management of other clients’ accounts, including accounts that do not generate eligible Section 28(e) brokerage commissions or generate less than a proportionate share of such eligible commissions to pay for Research Services; similarly, the research received for the commissions of other client accounts may be useful in Lord Abbett’s management of that client account. Thus, Lord Abbett uses Research Services received from broker-dealers in servicing any or all of its accounts, and not all of such services will necessarily be used by Lord Abbett in connection with its management of every client account. Such products and services may disproportionately benefit certain clients relative to others based on the amount of brokerage commissions paid by the client account. For example, Lord Abbett uses Research Services obtained through soft dollar arrangements, including Client Commission Arrangements, in its management of certain directed accounts and managed accounts and accounts of clients who may have restricted Lord Abbett’s use of soft dollars, regardless of the fact that brokerage commissions paid by such accounts are not used to obtain Research Services.

In some cases, Lord Abbett receives from a broker-dealer a product or service that has both a “research” and a “non-research” use. When this occurs, Lord Abbett makes a good faith allocation between the research and non-research uses of the product or service. The percentage of the product or service Lord Abbett uses for research purposes will generally be paid for with client commissions, while Lord Abbett will use its own funds to pay for the percentage of the product or service that it uses for non-research purposes. In making this good faith allocation, Lord Abbett faces a potential conflict of interest, but Lord Abbett believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such products or services to their research and non-research uses.

Lord Abbett periodically assesses the contributions of the Research Services provided by broker-dealers and creates a ranking of broker-dealers reflecting these assessments, as determined by Lord Abbett’s investment staff. Lord Abbett’s investment personnel evaluate the Research Services they receive from broker-dealers and make judgments relating to the value and quality of such services. These assessments are intended to affect the extent to which Lord Abbett trades with a broker-dealer, although the actual amount of transactions placed with a particular broker-dealer may not directly reflect its ranking in the voting process. Lord Abbett monitors the allocation of equity trading among broker-dealers through periodic reviews. Lord Abbett’s arrangements for proprietary and third party Research Services do not involve any commitment by Lord Abbett regarding the allocation of brokerage business to or among any particular broker-dealer. Rather, Lord Abbett executes portfolio transactions only when they are dictated by investment decisions to purchase or sell portfolio securities.

From time to time, Lord Abbett prepares a relative categorization and ranking of research providers that it considers to provide valuable Research Services as determined through evaluations and other feedback provided by Lord Abbett’s investment staff.

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Lord Abbett uses the ranking as a guide for evaluating and determining payments to research providers for Research Services, including proprietary Research Services provided to Lord Abbett by executing broker-dealers. Lord Abbett may use commissions generated pursuant to a Client Commission Arrangement to pay a research provider, including an executing broker-dealer who provides proprietary Research Services to Lord Abbett. Alternatively, Lord Abbett may make cash payments from its own resources to pay research providers for Research Services. From time to time, Lord Abbett will use commissions generated pursuant to a Client Commission Arrangement to pay for a significant portion of the Research Services that it receives.

Lord Abbett’s arrangements for Research Services do not involve any commitment by Lord Abbett or the Fund regarding the allocation of brokerage business to or among any particular broker-dealer. Rather, Lord Abbett executes portfolio transactions only when they are dictated by investment decisions to purchase or sell portfolio securities. However, Lord Abbett may establish designated trading targets with one or more alternative trading systems that permit Lord Abbett to specify the broker-dealer for commission credit purposes and from which Research Services can be received, while ensuring best execution for portfolio trades. The Fund is prohibited from compensating a broker-dealer for promoting or selling Fund shares by directing the Fund’s portfolio transactions to the broker-dealer or directing any other remuneration to the broker-dealer, including commissions, mark-ups, mark-downs, or other fees, resulting from the Fund’s portfolio transactions executed by a different broker-dealer. The Fund is permitted to effect portfolio transactions through broker-dealers that also sell shares of the Fund, provided that Lord Abbett does not consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions. Thus, whether a particular broker-dealer sells shares of the Fund is not a factor considered by Lord Abbett when selecting broker-dealers for portfolio transactions, and any such sales neither qualifies nor disqualifies the broker-dealer from executing portfolio transactions for the Fund.

Lord Abbett selects broker-dealers that provide Research Services in order to ensure the continued receipt of such Research Services that Lord Abbett believes are useful in its investment decision-making process. Further, Lord Abbett has an incentive to execute trades through certain of such broker-dealers with which it has negotiated more favorable arrangements for Lord Abbett to receive Research Services. To the extent that Lord Abbett uses brokerage commissions paid in connection with client portfolio transactions to obtain Research Services, the brokerage commissions paid by such clients would exceed those that might otherwise be paid for execution only. In order to manage these conflicts of interest, Lord Abbett has adopted internal procedures that are designed to ensure that its primary objective in the selection of a broker-dealer is to seek best execution for the portfolio transaction.

All accounts included in a batched transaction executed through a broker-dealer pursuant to a Client Commission Arrangement pay the same commission rate, regardless of whether one or more accounts within the batched order has prohibited Lord Abbett from receiving any credit toward such services from its commissions. Some broker-dealers who have negotiated an arrangement with Lord Abbett for the provision of Research Services may offer a lower commission rate for client accounts not participating in such an arrangement. It is Lord Abbett’s policy, however, to seek to include nonparticipating accounts in a batched trade, as Lord Abbett believes these nonparticipating accounts would receive overall better execution, notwithstanding the fact that the nonparticipating account may be able to pay a lower commission rate if it were not included in the batched trade.

Cross-Subsidization. Client Commission Arrangements generally do not apply to fixed income transactions. The fixed income securities market is an OTC market where commissions are not paid and soft dollars are not produced. Dealers generate revenue through the bid-ask spread of the securities in which they make markets. Lord Abbett receives complimentary and customary investment research from various broker-dealers, including, in addition to broker-dealers that execute equity trades, broker-dealers through which fixed income trades are executed in accordance with Lord Abbett’s best execution obligations. The receipt of such research, however, is not contingent on specific trades. In addition, the investment personnel managing fixed income accounts will benefit from, or be “cross-subsidized” by, Research Services received by Lord Abbett through soft dollars, even though some fixed income

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accounts do not generate eligible Section 28(e) brokerage commissions or generate less than a proportionate share of such eligible commissions to pay for such Research Services.

Some fixed income strategies employed by Lord Abbett also invest in equity securities. Therefore, in addition to making use of soft dollar Research Services obtained by Lord Abbett’s equity investment personnel, the fixed income investment team also will obtain Research Services directly using soft dollars.

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7. TAX MATTERS

The following discussion of U.S. federal income tax consequences of investment in Shares of the Fund is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in Shares of the Fund. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to an investment in Shares of the Fund. There may be other tax considerations applicable to particular shareholders. For example, except as otherwise specifically noted herein, we have not described certain tax considerations that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the U.S. federal alternative minimum tax, insurance companies, tax-exempt organizations, pension plans and trusts, regulated investment companies, dealers in securities, shareholders holding Shares through tax-advantaged accounts (such as 401(k) plans or individual retirement accounts), financial institutions, shareholders holding Shares as part of a hedge, straddle, or conversion transaction, entities that are not organized under the laws of the United States or a political subdivision thereof, and persons who are neither citizens nor residents of the United States. This summary assumes that investors hold Shares as capital assets (within the meaning of the Code). Shareholders should consult their own tax advisors regarding their particular situation and the possible application of federal, state, local, non-U.S. or other tax laws, and any proposed tax law changes.

Taxation of the Fund

The Fund has elected to be treated and intends to qualify as and to be treated each year as a regulated investment company under Subchapter M of the Code. In order to qualify for the special tax treatment accorded to regulated investment companies and their shareholders, the Fund must, among other things: (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to

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regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income or gains distributed in a timely manner to shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to meet the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a regulated investment company accorded special tax treatment for such year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, that the shareholder meets certain holding period and other requirements in respect of the Fund’s Shares (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income including any net capital gain retained by the Fund will be subject to tax at the Fund level at regular corporate rates. In the case of net capital gain, the Fund is permitted to designate the retained amount as undistributed capital gain in a timely notice to its shareholders who would then, in turn, (i) be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of Shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

As described under “Leverage” in the Prospectus, if at any time when preferred shares or other senior securities are outstanding and the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions to common shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a regulated investment company. The Fund may repurchase, prepay, or otherwise retire preferred shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to regulated investment companies.

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Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. The Fund may carry net capital losses forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards first against gains of the same character. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.

If the Fund were to fail to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income recognized for the one-year period ending on October 31 of such year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), plus any such amounts retained from the prior year, the Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a regulated investment company’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 (or November 30 of that year if the regulated investment company makes the election described above) generally are treated as arising on January 1 of the following calendar year; in the case of a regulated investment company with a December 31 year end that makes the election described above, no such gains or losses will be so treated. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to or will do so.

Fund Distributions

The Fund intends to declare income dividends daily and distribute them to common shareholders monthly. Unless a shareholder elects otherwise, all distributions will be automatically reinvested in additional Shares of the Fund pursuant to the Fund’s dividend reinvestment plan. A shareholder whose distributions are reinvested in Shares under the dividend reinvestment plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to the fair market value of the Shares issued to the shareholder, which amount will also be equal to the net asset value of such shares. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described below, whether a shareholder takes them in cash or they are reinvested pursuant to the dividend reinvestment plan in additional shares of the Fund.

Fund distributions generally will be taxable to shareholders in the calendar year in which the distributions are received, rather than the calendar year in which the distributions are declared. See the discussion below regarding distributions declared in October, November or December for further information. Distributions received by tax-exempt shareholders generally will not be subject to U.S. federal income tax to the extent permitted under applicable tax law.

For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated the gains, rather than how long a shareholder has owned his or her Shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital

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gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss in respect of such investments. Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates relative to ordinary income. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. Distributions of investment income reported by the Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be derived from qualified dividend income.

In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations only to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year if certain holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be eligible for the dividends-received deduction.

Any distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

The IRS currently requires a regulated investment company that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, if the Fund issues one or more series of preferred shares, the Fund will allocate Capital Gain Dividends for each tax year between and among its Shares and each such series of its preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Dividends qualifying for the dividends-received deduction or as qualified dividend income will be allocated between and among Shares and each such series of preferred shares separately from dividends that do not so qualify, in each case in proportion to the total dividends paid to each share class for the Fund’s tax year.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, exchange or other taxable disposition of Fund shares. Common shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

If, in and with respect to any taxable year, the Fund makes a distribution in excess of its current and accumulated “earnings and profits,” the excess distribution will be treated as a return of capital to the extent of a shareholder’s tax basis in his or her Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s basis in his or her shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of such shares. If the Fund issues one or more series of preferred shares, where one or more such distributions occur in and with respect to any taxable year of the Fund, the available earnings and profits will be allocated first to the distributions made to the holders of such preferred shares, and only thereafter to distributions made to holders of Shares. In such case, the holders of preferred shares will receive a disproportionate share of the distributions, if any, treated as dividends, and the holders of the Shares will receive a disproportionate share of the distributions, if any, treated as a return of capital.

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A distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

As required by federal law, detailed federal tax information with respect to each calendar year will be furnished to shareholders early in the succeeding year.

Dividends and distributions on Shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when the Fund’s net asset value reflects unrealized gains or income or gains that are realized but not yet distributed. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

If the Fund holds, directly or indirectly, one or more “tax credit bonds” issued prior to January 1, 2018, such as Build America Bonds issued before January 1, 2011, on one or more applicable dates during a taxable year, it is possible that the Fund will elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, a shareholder will be deemed to receive a distribution of money with respect to its Fund shares equal to the shareholder’s proportionate share of the amount of such credits and be allowed a credit against the shareholder’s U.S. federal income tax liability equal to the amount of such deemed distribution, subject to certain limitations imposed by the Code on the credits involved. Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.

The Fund will not be considered to be a “publicly offered” regulated investment company if it does not have at least 500 shareholders at all times during a taxable year and its shares are not treated as continuously offered pursuant to a public offering. It is possible that the Fund will not be treated as a “publicly offered” regulated investment company for one or more of its taxable years. Very generally, pursuant to Treasury Department regulations, expenses of a regulated investment company that is not “publicly offered,” except those specific to its status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including other regulated investment companies that are not “publicly offered,” individuals and entities that compute their taxable income in the same manner as an individual), and, other than in the case of a shareholder that is a regulated investment company that is not “publicly offered,” are not deductible by those shareholders under current law.

Sales, Exchanges or Redemptions of Shares

The sale, exchange or repurchase of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, such gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A repurchase by the Fund of a shareholder’s shares pursuant to a repurchase offer (as described in the Prospectus) generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Fund repurchases, all of such shareholder’s shares, thereby

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reducing the shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the repurchase offer, or (iii) the repurchase offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the repurchase offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the repurchase offer, and thereafter as capital gain. Any Fund shares held by a shareholder after a repurchase offer will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular repurchase offer, shareholders who do not sell shares pursuant to that repurchase offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the repurchase offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that repurchase offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the repurchase offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a regulated investment company described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.

The foregoing discussion does not address the tax treatment of tendering shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the repurchase offer.

Issuer Deductibility of Interest

A portion of the interest paid or accrued on certain high yield discount obligations owned by the Fund may not, and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not be deductible to the issuer. This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high yield discount obligations is not deductible, that portion will be treated as a dividend paid by the issuer for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such accrued interest.

Original Issue Discount, Payment-in-Kind Securities, Market Discount, Preferred Securities and Commodity-Linked Notes

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed over the term of the debt obligation, even though payment of that amount is not

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received until a later time, upon partial or full repayment or disposition of the debt obligation. Increases in the principal amount of an inflation-indexed bond will generally be treated as OID.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount on such debt obligation in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. If the Fund makes the election referred to in the preceding sentence, then the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects. The Fund reserves the right to revoke such an election at any time pursuant to applicable IRS procedures. In the case of higher-risk securities, the amount of market discount may be unclear. See “Higher-Risk Securities.”

From time to time, a substantial portion of the Fund’s investments in loans and other debt obligations could be treated as having OID and/or market discount, which, in some cases could be significant. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold.

A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some preferred securities may include provisions that permit the issuer, at its discretion, to defer the payment of distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring the payment of its distributions, the Fund may be required to report income for U.S. federal income tax purposes to the extent of any such deferred distributions even though the Fund has not yet actually received the cash distribution.

In addition, pay-in-kind obligations will, and commodity-linked notes may, give rise to income which is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the security during the year.

If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by disposition of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such dispositions. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they might otherwise receive in the absence of such transactions.

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Higher-Risk Securities

The Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as whether or to what extent the Fund should recognize market discount on such a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to federal income or excise tax.

Securities Purchased at a Premium

Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity (i.e., a premium), the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Fund is permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require the Fund to reduce its tax basis by the amount of amortized premium.

Catastrophe Bonds

The proper tax treatment of income or loss realized by the retirement or sale of certain catastrophe bonds is unclear. The Fund will report such income or loss as capital or ordinary income or loss in a manner consistent with any IRS position on the subject following the publication of such a position.

Passive Foreign Investment Companies

Equity investments by the Fund in certain “passive foreign investment companies” (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the PFIC or on proceeds received from the disposition of shares in the PFIC. This tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. Under final Treasury regulations, any such income or net capital gain of the PFIC that is required to be included in the Fund’s gross income would be qualifying income to the extent it is either (i) timely and currently repatriated or (ii) derived with respect to the Fund’s business of investing in stock, securities or currencies. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to sell other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

Municipal Bonds

The interest on municipal bonds is generally exempt from U.S. federal income tax. The Fund does not expect to invest 50% or more of its assets in municipal bonds on which the interest is exempt from U.S. federal income tax, or in interests in other regulated investment companies. As a result, it does not expect to be eligible to pay “exempt-interest dividends” to its shareholders under the applicable tax rules. As a result, interest on municipal bonds is taxable to shareholders of the Fund when received as a distribution

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from the Fund. In addition, gains realized by the Fund on the sale or exchange of municipal bonds are taxable to shareholders of the Fund when distributed to them.

Certain Investments in REITs

Any investment by the Fund in equity securities of REITs may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in REIT equity securities also may require the Fund to accrue and to distribute income not yet received. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income.

Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. For taxable years beginning before January 1, 2026, non-corporate shareholders are permitted a federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations. Very generally, a “section 199A dividend” is any dividend or portion thereof that is attributable to certain dividends received by a regulated investment company from REITs, to the extent such dividends are properly reported as such by the regulated investment company in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying regulated investment company shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.

Foreign Currency Transactions

The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses will generally reduce and potentially require the recharacterization of prior ordinary income distributions and may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Options, Futures, and Forward Contracts, Swap Agreements, and other Derivatives

In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will generally subtract the premium received for purposes of computing its cost basis in the stock purchased. Gain or loss arising in respect of a termination of the Fund’s obligation under an option other than through the exercise of the option will be short-term capital gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term capital gain equal to the premium received.

The Fund’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are “covered” by the Fund’s long position in the subject security. Very generally, where applicable, Section 1092 requires

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(i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.

The tax treatment of certain positions entered into by the Fund, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Derivatives, Hedging, and Other Transactions

In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivatives instruments (e.g., forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could, therefore, affect the amount, timing and/or character of distributions to shareholders.

Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a Fund-level tax.

Commodities and Commodity-Linked Instruments

The Fund’s investments in commodities and commodity-linked instruments, if any, will potentially be limited by the Fund’s intention to qualify as a regulated investment company, and will potentially limit the Fund’s ability to so qualify. Income and gains from commodities and certain commodity-linked instruments do not constitute qualifying income to a regulated investment company for purposes of the 90% gross income test described above. In addition, the tax treatment of some other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a regulated investment company. If the Fund were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income, and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a regulated investment company unless it is eligible to and does pay a tax at the Fund level.

Book-Tax Differences

Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to

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produce a difference between its book income and the sum of its taxable income and net tax-exempt income (if any). If such a difference arises, and the Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Fund’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter as gain from the sale or exchange of a capital asset.

Short Sales

If the Fund participates in a short sale and, on the date of such short sale, the Fund either (i) does not hold securities substantially identical to those sold short or (ii) has held such substantially identical securities for one year or less, the character of gain or loss realized on such a short sale generally will be short-term. If the Fund participates in a short sale and, on the date of such short sale, the Fund has held substantially identical securities for more than one year, the character of gain realized on such short sale will be determined by reference to the Fund’s holding period in the property actually used to close the short sale; the character of loss realized on such short sale generally will be long term, regardless of the holding period of the securities actually used to close such short sale. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, the Fund’s short sale transactions can increase the percentage of the Fund’s gains that are taxable to shareholders as ordinary income.

Mortgage-Related Securities

The Fund may invest directly or indirectly in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Fund’s income (including income allocated to the Fund from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP—referred to in the Code as an “excess inclusion”—will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a regulated investment company, such as the Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, the Fund may not be a suitable investment for charitable remainder trusts (“CRTs”), as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income and otherwise might not be required to file a U.S. federal income tax return, to file such a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Foreign (non-U.S.) Taxation

Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

If, at the close of its taxable year, more than 50% of the Fund’s assets consists of the securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the Code that will allow shareholders to claim a credit or deduction on their income tax returns for their pro rata portions of qualified taxes paid by the Fund to foreign countries in respect of

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foreign securities that the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of such foreign taxes is subject to certain limitations imposed by the Code, which may result in the shareholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s yield on such investment. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

Other Investment Companies
To the extent the Fund invests in underlying funds that are treated as regulated investment companies for U.S. federal income tax purposes, the Fund will not be able to offset gains distributed by one underlying fund in which it invests against losses in another underlying fund in which it invests. Redemptions or sales of shares in an underlying fund could also cause additional distributable gains to shareholders of the Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Fund and would not be offset by the Fund’s capital loss carryforwards, if any. Capital loss carryforwards of an underlying fund, if any, would not offset net capital gains of the Fund or of any other underlying fund. Further, a portion of losses on sales or redemptions of shares in the underlying funds may be deferred indefinitely under the wash sale rules. As a result of these factors, investments in underlying funds by the Fund could affect the amount, timing and character of distributions to shareholders of the Fund.

Certain of the underlying funds in which the Fund may invest will be treated as partnerships for U.S. federal income tax purposes. Consequently, the Fund’s income, gains, losses, deductions and expenses will depend upon the corresponding items recognized by such partnerships. In addition, the Fund’s proportionate share of the assets of each such partnership will be treated as if held directly by the Fund. In these instances, the Fund will be required to meet the diversification tests described above with respect to the assets of such partnerships. The Fund may have to dispose of an investment in a partnership or devise other methods of cure (such as holding the investment through a taxable subsidiary), to the extent the partnership earns income of a type that is not qualifying income for purposes of the 90% gross income test described above or holds assets that could cause the Fund not to satisfy the diversification tests. Additionally, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to the Fund (including in circumstances where investments by an underlying partnership such as investments in debt instrument with OID generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of assets that it would otherwise have continued to hold in order to generate cash for distributions to shareholders of the Fund.

Tax-Exempt Shareholders

Income of a regulated investment company that would be UBTI if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the regulated investment company. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). A tax-exempt shareholder may also recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to CRTs that invest in regulated investment companies that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation

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enacted in December 2006, if a CRT, as defined in Section 664 of the Code, realizes any UBTI for a taxable year, a 100% excise tax is imposed on such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in a regulated investment company that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a regulated investment company that recognizes “excess inclusion income,” then the regulated investment company will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt shareholders are urged to consult their tax advisors concerning the consequences of investing in the Fund.

Non-U.S. Shareholders

Distributions by the Fund to shareholders that are not “United States persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, or (3) interest-related dividends, each as defined and subject to certain conditions described below generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests (“USRPIs”) as described below. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a United States person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation. If the Fund invests in a regulated investment company that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders.

The Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.

Foreign shareholders should contact their intermediaries regarding the application of withholding rules to their accounts.

Distributions by the Fund to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). In addition, dividend reinvestments will be made net of any applicable U.S. withholding taxes.

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A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of USRPIs apply to the foreign shareholder’s sale of shares of the Fund (as described below).

Foreign shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply if the Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A regulated investment company that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and regulated investment companies that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in regulated investment companies generally are not USRPIs, but these exceptions do not apply for purposes of determining whether the Fund is a QIE.

If an interest in the Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder or any foreign shareholder if shares of the Fund are not considered regularly traded on an established securities market, in which case such foreign shareholder generally would also be required to file a U.S. tax return and pay any additional taxes due in connection with the redemption.

If the Fund were a QIE, under a special “look-through” rule, any distributions by the Fund to a foreign shareholder (including, in certain cases, distributions made by the Fund in redemption of its shares) attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier regulated investment company or REIT that the Fund is required to treat as USRPI gain in its hands, or (ii) gains realized by the Fund on the disposition of USRPIs would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders, and would be subject to U.S. withholding tax. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Fund.

The Fund generally does not expect that it will be a QIE. Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Fund.

Foreign shareholders also may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.

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In order for a foreign shareholder to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisors in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisers about their particular situation.

A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.

A beneficial holder of shares who is a non-U.S. person may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal tax on income referred to above.

Backup Withholding

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (or greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Other Reporting and Withholding Requirements

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., interest-related dividends).

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR). Shareholders should consult a tax advisor, and persons investing in the Fund through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.

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Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

Shares Purchased Through Tax-Qualified Plans

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.

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8. PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund has delegated proxy voting responsibilities to the Fund’s investment adviser, Lord Abbett. Lord Abbett has adopted its own proxy voting policies and procedures for this purpose. A copy of Lord Abbett’s proxy voting policies and procedures is attached as Appendix A.

In addition, the Fund is required to file Form N-PX, with their complete proxy voting records for the twelve months ended June 30th, no later than August 31st of each year. The Fund’s Form N-PX filing will be available on the SEC’s website at www.sec.gov. The Fund will also make this information available, without charge, on Lord Abbett’s website at www.lordabbett.com.

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9. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Shareholders beneficially owning more than 25% of outstanding shares may be in control and may be able to affect the outcome of certain matters presented for a shareholder vote.

As of March 31, 2025, to the best of the Fund’s knowledge, no persons or entities owned of record or were known by the Fund to beneficially own more than 25% of the Fund’s outstanding shares.

As of March 31, 2025, to the best of the Fund’s knowledge, the following persons or entities owned of record or were known by the Fund to beneficially own 5% or more of the specified class of the Fund’s outstanding shares:

CLASS A	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	5.39%
	LPL FINANCIAL CUSTOMER ACCOUNTS MUTUAL FUND OPERATIONS 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	7.23%
INSTITUTIONAL CLASS	NATIONAL FINANCIAL SERVICES LLC MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	12.83%
	LPL FINANCIAL CUSTOMER ACCOUNTS MUTUAL FUND OPERATIONS 9785 TOWNE CENTRE DR SAN DIEGO CA 92121-1968	8.41%
	JP MORGAN SECURITIES LLC FOR EXCLUSIVE BENEFIT OF CUSTOMERS 4 CHASE METROTECH CTR BROOKLYN NY 11245-0001	6.18%
	LORD ABBETT CREDIT OPPORTUNITIES OFFSHORE ACCESS FUND LTD C/O WALKERS CORPORATE LIMITED 190 ELGIN AVENUE GEORGE TOWN, GRAND CAYMAN KY1-9008 CAYMAN ISLANDS	18.20%
	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FOR BENEFIT FOR CUSTOMERS 211 MAIN STREET SAN FRANCISCO CA 94105-1901	24.09%
	SEI PRIVATE TRUST COMPANY 1 FREEDOM VALLEY DR OAKS PA 19456-9989	11.56%

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As of March 31, 2025, the Fund’s officers and Trustees, as a group, owned less than 1% of each class of the Fund’s outstanding shares.

A shareholder with a greater than 25% interest in the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

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10. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm of the Fund and must be approved at least annually by the Board to continue in such capacity. Deloitte & Touche LLP provides audit services, tax and other related audit services for the Fund, including the examination of financial statements included in the Fund’s annual reports to shareholders.

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11. LEGAL COUNSEL

The Board has engaged Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036, to serve as the Fund’s legal counsel.

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12. ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The prospectus and this SAI do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

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13. FINANCIAL STATEMENTS

The financial statements are incorporated into this SAI by reference to the Fund’s most recent annual report to shareholders, which has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, based on their authority as experts in accounting and auditing.

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APPENDIX A

PROXY VOTING POLICY

February 2025

APPLIES TO:

● Lord, Abbett & Co. LLC, and its advisory affiliates (the “Lord Abbett Advisers”)

● Lord Abbett Family of Funds

● Lord Abbett Alternatives Funds

RISKS ADDRESSED BY THIS POLICY:

● Proxies are not voted in the best interests of clients.

● Proxies are not identified and voted in a timely manner.

● Conflicts between an adviser’s interests and those of the client are not identified and addressed.

RELEVANT LAW AND OTHER SOURCES

● Rule 206(4)-6 of the Investment Advisers Act

● Rule 204-2 of the Investment Advisers Act

● Rule 14Ad-1 of the Securities Exchange Act

● Form N-PX

RELATED POLICIES AND PROCEDURES

● Conflicts of Interest Policy

● Sustainable Investing at Lord Abbett: Our Approach

I. POLICY SCOPE

Lord, Abbett & Co. LLC, and its advisory affiliates (the “Lord Abbett Advisers”) view proxy voting as an important element of the portfolio management services they provide to advisory clients who have granted the Lord Abbett Advisers with the authority to vote proxies on their behalf. The Lord Abbett Advisers will vote proxies in a prudent and diligent manner and in the best interests of clients in accordance with their fiduciary obligations or in accordance with written client instructions, if applicable. In this regard, the Lord Abbett Advisers seek to ensure that all votes are free from unwarranted and inappropriate influences. Accordingly, the guiding principle of the Lord Abbett Advisers’ approach to proxy voting is the belief that effective proxy voting creates a sound corporate governance framework that best serves the long-term interests of a company’s shareholders.

This Proxy Voting Policy (the “Policy”) and the related proxy voting guidelines set forth in Appendix A (the “Guidelines”) were developed to implement the Lord Abbett Advisers’ proxy voting philosophy and address a broad range of issues that arise most frequently. These Guidelines are not exhaustive, and these Guidelines represent our general views. The Lord Abbett Advisers will vote in their discretion on any specific proposal consistent with a client’s long term best interest. The Lord Abbett Advisers are not obligated to vote pursuant to the Guidelines, and, when voting, will review each matter on a case-by-case basis.

Certain terms used in this Policy are defined in Section VII.

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II. OVERVIEW

Investment teams vote proxies on behalf of: (i) pooled investment vehicles advised by a Lord Abbett Adviser, including the Lord Abbett Family of Funds and the Lord Abbett Alternatives Funds (the “Lord Abbett Funds”) and; (ii) advisory clients that have explicitly granted a Lord Abbett Adviser the authority to vote proxies on their behalf. The Lord Abbett Advisers will generally vote proxies in accordance with the Guidelines, unless the client has provided specific proxy voting instructions in writing.

● Securities held across multiple client accounts: When multiple investment teams manage one or more portfolios that hold the same voting security, the Proxy Governance Team may engage with the investment teams, as needed, to determine a vote recommendation. In these situations, the Lord Abbett Advisers will generally vote with the investment team that manages the largest number of shares of the security.

● Foreign security considerations: Voting proxies of companies located in certain jurisdictions may raise issues that will restrict or prevent the ability to vote such proxies or entail significant costs. These issues include but are not limited to: (i) ballots written in a language other than English: (ii) untimely or insufficient notice of shareholder meetings; and (iii) restrictions on the ability of holders outside the issuer’s jurisdiction of organization to exercise votes. Accordingly, a Lord Abbett Adviser will vote non-U.S. proxies on a reasonable best efforts basis only, after weighing the costs and benefits of voting such proxies.

In certain foreign jurisdictions the voting of proxies can result in other restrictions that have an economic impact or cost to the security, such as “share blocking.” Share blocking would prevent a Lord Abbett Adviser from selling the shares of the foreign security for a period of time if the Lord Abbett Adviser votes the proxy. In determining whether to vote proxies subject to such restrictions, the Lord Abbett Advisers, in consultation with the Proxy Governance Team, consider whether the vote itself or together with the votes of other shareholders, is expected to have an effect on the value of the investment that will outweigh the cost of voting. According, the Lord Abbett Advisers may determine not to vote such proxies.

● Securities lending: Certain Lord Abbett Funds may participate in a securities lending program. In circumstances where shares are on loan, the voting rights of those shares are transferred to the borrower. A Lord Abbett Adviser will generally attempt to recall all securities that are on loan prior to the meeting record date, so that the relevant Fund will be entitled to vote those shares. However, a Lord Abbett Adviser may be unable to recall shares or may choose not to recall shares for several reasons, including if timely notice of a meeting is not received or if the Lord Abbett Adviser determines that the opportunity for the Fund to generate securities lending revenue outweighs the benefits of voting.

Clients other than the Lord Abbett Funds may participate in externally managed securities lending programs. In these cases, client preference, operational processes, and other factors determine whether the loaned securities are recalled.

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● Funds of funds: Certain Lord Abbett Funds are structured as funds of funds and invest their assets primarily in other Lord Abbett Funds (the “Funds of Funds”). Accordingly, a Fund of Funds is a shareholder in an underlying Lord Abbett Fund (the “Underlying Fund”) and may be requested to vote on a matter pertaining to such Underlying Fund. With respect to any such scenario, the Fund of Funds shall vote its shares of the Underlying Fund in accordance with the recommendation set forth in the proxy statement.

A Fund of Funds may also invest in funds that are not affiliated with the Fund of Funds (the “Unaffiliated Underlying Fund”). If a Fund of Fund’s ownership in an Unaffiliated Underlying Fund exceeds 25% of the voting securities of the Unaffiliated Underlying Fund (10% for a business development company or closed end fund), the Fund of Funds will vote its shares in the Unaffiliated Underlying Fund in the same proportion as the votes of all other shareholders of the Unaffiliated Underlying Fund.

III. Conflicts of Interest

There may be occasions where voting a proxy may present a perceived or actual conflict of interest between the Firm, including the Lord Abbett Advisers, and one or more clients or vendors. For example:

● Firm-level: A conflict of interest may exist if the Firm has a material business relationship with either the issuer soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. Such relationships may include, among others, when the company soliciting the proxy is a client or serves as a vendor or service provider to the Firm, a Lord Abbett Adviser, or the Lord Abbett Funds.

When Firm-level conflicts exist, it is possible that by voting against the company management recommendations, the Firm may lose revenue or jeopardize a strategic business relationship.

● Individual: A conflict may exist where a Firm employee has a known personal or business relationship with participants in proxy contests, corporate directors or candidates for directorship. Firm employees must always act in the best interests of clients and must avoid any situation that gives rise to an actual or perceived conflict of interest.

Individuals with proxy voting responsibilities must report any known personal or business conflicts of interest regarding proxy issues with which they are involved to the Proxy Governance Team. In such instances, the individual(s) with the conflict will be excluded from the decision-making process relating to such issues.

When conflicts of interest arise in connection with proxy voting, the Firm’s Standards and Practices Committee (“SPC”) serves as the primary point of escalation. (See Section IV).

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IV. PROXY GOVERNANCE: OVERSIGHT AND ADMINISTRATION

Proxy Governance Team

The Proxy Governance Team oversees the proxy voting process. Absent a conflict of interest, the Proxy Governance Team will review all relevant information pursuant to the voting process and communicate the decision to the Proxy Service Provider.

Proxy Service Provider

The Lord Abbett Advisers have retained an independent third party service provider (the “Proxy Service Provider”) to analyze proxy issues and recommend how to vote on those issues, and to support the administration of the proxy process.

When voting proxies, the Lord Abbett Advisers consider the recommendations of the Proxy Service Provider but make an independent voting decision while taking into account the best interest of clients, including the Lord Abbett Funds and their shareholders.

The Proxy Governance Team is also responsible for oversight of the Proxy Service Provider and performs periodic due diligence which includes conflicts of interest, methodologies for developing vote recommendations, changes in leadership and resources.

Standards & Practices Committee

The Firm’s Standards & Practices Committee (the “SPC”) serves as a point of escalation for proxy voting matters that pose a conflict of interest and involve a recommendation that is contrary to that of the Proxy Service Provider. In those circumstances, the matter shall be reviewed by the SPC for resolution of the issue.

V. OTHER MATTERS

Material Non-Public Information

On occasion, a proxy solicitor may contact investment or other personnel in advance of the distribution of proxy solicitation materials to solicit support for certain proposals. This contact and subsequent discussion may result in the receipt of material, non-public information by the investment person or other recipient. In such a case, Global Compliance must be contacted immediately and such information may not be shared with others at the Firm, and no trading or recommendation regarding trading may be done or made while in possession of such information, in each case without the approval of Global Compliance.

In certain circumstances, it may be appropriate to share the Lord Abbett Advisers’ general approach to voting certain issues. However, employees are prohibited from disclosing to proxy solicitors or other third parties how a Lord Abbett Adviser is expecting to vote during a pre-solicitation communication without the prior approval of Global Compliance. Employees who are contacted in advance of the distribution of proxy solicitation materials must contact the Proxy Governance Team immediately.

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Shareholder Resolutions

The Lord Abbett Advisers may consider sponsoring or co-sponsoring a shareholder resolution to address an issue of concern if engagement and proxy voting are deemed to be ineffective. In such a case, the Legal Department must be consulted.

VI. REGULATORY FILINGS AND REPORTING

Filings

The Lord Abbett Advisers make their proxy voting records publicly available in compliance with applicable regulatory requirements and industry best practices:

● The Lord Abbett Funds and the applicable Lord Abbett Alternatives Funds shall annually disclose their proxy voting record for the most recent 12-month period ended June 30 on Form N-PX and shall post a link to the completed Form N-PX on the Lord Abbett Funds’ public web-site.

● The Lord Abbett Advisers that are Form 13F filers shall annually report on Form N-PX how it voted proxies concerning certain shareholder advisory votes on executive compensation (“say on pay”).

● If a Lord Abbett Adviser serves as a sub-adviser to a registered investment company with a Form N-PX filing requirement (a “Sub-Advised Fund”), the Lord Abbett Adviser shall, upon request, promptly furnish the Sub-Advised Fund’s proxy voting information to the sponsor of the Sub-Advised Fund.

Reporting

At least annually (and if applicable) the Proxy Governance Team shall provide the Boards of the Lord Abbett Funds with a proxy voting report which shall include, among other things, the results of the most recently completed proxy voting season, conflicts of interest resolution, including conflicts that were escalated to the SPC and the outcome of such votes, proxies involving foreign securities, proxies involving securities on loan, enhancements or changes made to this Policy or the Guidelines and any other proxy voting information that the Boards or their counsel shall request.

VII.  DEFINED TERMS

Firm means Lord, Abbett & Co. LLC, and its affiliates.

Investment Advisers Act means the U.S. Investment Advisers Act of 1940, as amended.

Lord Abbett Advisers means Lord, Abbett & Co. LLC, and its advisory affiliates.

Lord Abbett Alternatives Funds means the family of funds consisting of: (i) closed-end investment companies that have elected to be regulated as business development companies under the Investment Company Act and advised by a Lord Abbett Adviser, and (ii) the closed-end interval funds registered under the Investment Company and advised by a Lord Abbett Adviser.

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Lord Abbett Family of Funds means the family of open-end mutual funds registered under the Investment Company Act and advised by a Lord Abbett Adviser.

Lord Abbett Funds means collectively, the Lord Abbett Family of Funds and the Lord Abbett Alternative Funds.

Proxy Governance Team means the team within the Office of the Chief Operating Officer (Investments) that is responsible for the oversight of the proxy voting process for the Lord Abbett Advisers.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the U.S. Securities Act of 1933, as amended.

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APPENDIX A

PROXY VOTING GUIDELINES

The Lord Abbett Advisers’ Proxy Voting Guidelines pertaining to specific issues are set forth below. Proposals will generally be voted consistent with these Guidelines but may deviate based on the facts and circumstances of the matter under consideration.

Corporate Governance

Investors and businesses have benefited from positive changes in corporate governance. Shareholders have taken a more active role in businesses in which they invest, and companies are communicating more with shareholders. Companies are more conscious of the need for transparent and effective governance policies, and there has been progress in the evolution of these practices. Companies with a principled governance approach are better positioned to manage the risks inherent in business and recognize opportunities that help deliver sustainable growth and returns for shareholders. In formulating an approach, the Lord Abbett Advisers are focused on best practice standards for governance, including industry approved frameworks and guidance.

Directors

A company’s board of directors oversees all aspects of its business. Companies and, under certain circumstances, their shareholders, may nominate directors for election by shareholders. In evaluating the candidacy of a director nominee to the board of a company, the Lord Abbett Advisers will consider the following factors, among others:

● the nominee’s experience, qualifications, attributes, and skills, as disclosed in the company’s proxy statement;

● the composition of the board and its committees

● whether the nominee is independent of the company’s management;

● the nominee’s board meeting attendance;

● the nominee’s history of representing shareholder interests on the company’s board or other boards;

● the total number of outside board positions held by the nominee;

● the nominee’s investment in the company;

● the company’s long-term performance relative to a relevant market index; and

● takeover activity.

We may withhold votes for some or all a company’s director nominees on a case-by-case basis. In evaluating an audit, nominating, governance, or compensation committee nominee’s candidacy, the Lord Abbett Advisers will consider additional factors related to the specific committee’s oversight responsibilities.

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Competent boards add value and represent shareholders’ perspectives effectively during board deliberations. Companies with effective boards have a competitive advantage, as boards provide invaluable oversight and actively contribute to critical management choices that bolster long-term financial performance. With this in mind, the Lord Abbett Advisers believe companies that draw from a larger pool of candidates and attract and retain a diversity of talent from many backgrounds are better positioned for long-term, sustainable success. The Lord Abbett Advisers encourages boards to periodically assess director qualifications and skills to ensure relevant experience and diverse perspectives are represented.

The Lord Abbett Advisers believe that diversity and inclusivity presents the flow of novel perspectives and skills that lead to overall better risk management and the company’s competitiveness over time. We encourage boards to pursue diversity and inclusivity. We recognize that diversity can be defined across a number of dimensions. However, if a board is to be considered meaningfully diverse, we take the view that diversity across gender, race, or ethnicity should be evident.

The Lord Abbett Advisers will consider their engagement history with a company and vote on proposals related to board diversity on a case-by-case basis taking into consideration if the company has articulated a plan for advancing diversity on the board.

Governance Practices

The Lord Abbett Advisers may consider a vote against, or withhold votes for, certain director nominees at companies that have material governance shortcomings, including those implemented at the time of an initial public offering, with no articulated plan to sunset certain provisions. Governance shortcomings may include dual-class voting structures, or supermajority vote standards, among others.

Majority Voting

The Lord Abbett Advisers generally favor a majority voting standard, under which director nominees are elected by an affirmative majority of the votes cast and we will generally support proposals that seek to adopt a majority voting standard.

Board Classification

The Lord Abbett Advisers generally believe that directors should be elected annually and will typically support proposals that seek to remove a classified board structure though not for investment products (such as business development companies) where such structures are usual and customary. When evaluating board classification proposals, the following factors, may be considered, among others:

● the company’s long-term strategic plan;

● the extent to which continuity of leadership is necessary to advance that plan; and

● the need to guard against takeover attempts.

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Board Independence

Director independence – from management, significant shareholders, or other related parties – is a key principle of sound corporate governance. The Lord Abbett Advisers encourage boards to have a sufficient number of independent directors, free from conflicts of interest or undue influence, to ensure objectivity in the board’s decision-making and oversight of the company’s management. We generally consider it a sound practice for the board to be comprised of a majority of independent members.

Circumstances that may raise questions as to independence include, but are not limited to:

● current or recent employment at the company or a related entity;

● being, or representing, a shareholder with a substantial ownership interest in the company;

● having any other interest, business or other relationship which could, or be perceived to, materially interfere with a director’s ability to act in the best interests of the company and its shareholders.

We may withhold votes or vote against non-independent board nominees if their election would cause a majority of board members to be non-independent.

Independent Board Chair

Proponents of proposals to require independent board chair seek to enhance board accountability and mitigate a company’s risk-taking behavior by requiring that the role of the chair of the company’s board of directors be filled by an independent director. The Lord Abbett Advisers vote on a case-by-case basis on proposals that call for an independent board chair, and will consider a variety of factors, including whether we believe that a company’s governance structure promotes independent oversight through other means, such as a lead director, a board composed of a majority of independent directors, or independent board committees. In evaluating independent chair proposals, we will focus on the presence of a lead director, who is an independent director designated by a board with a non-independent chair to serve as the primary liaison between company management and the independent directors and act as the independent directors’ spokesperson.

Overboarding

The Lord Abbett Advisers believe that director nominees should be able to dedicate sufficient time to each of the companies they represent to fully execute their board oversight responsibilities. It is important that directors not be “overboarded” to avoid excessive time-commitments and provide consistent contributions to all boards on which they serve. We may vote against directors that we deem to be “overboarded” and will consider voting against director nominees if they sit on more than five public company boards, or if they are an active executive who sits on more than two outside public company boards.

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Compensation and Benefits

The Lord Abbett Advisers pay particular attention to the nature and amount of compensation paid by a company to its executive officers and other employees. Because a company has exclusive knowledge of material information not available to shareholders regarding its business, financial condition, and prospects, the company itself usually is in the best position to make decisions about compensation and benefits. However, we believe that companies should provide detailed disclosure of their compensation practices to allow investors to properly analyze the effectiveness and appropriateness of the company’s compensation structure.

The Lord Abbett Advisers review all issues related to compensation on a case-by-case basis and may oppose management if we believe:

● a company’s compensation ratio to be excessive or inconsistent with that of its peers;

● a company’s compensation measures do not foster a long-term focus among its executive officers and other employees; or

● a company has not met performance expectations, among other reasons.

Advisory Vote on Executive Compensation

“Say-on-pay” proposals give shareholders a nonbinding vote on executive compensation and serve as a means of conveying to company management shareholder concerns, if any, about executive compensation. The Lord Abbett Advisers generally prefer that say-on-pay proposals occur on an annual basis and will evaluate say-on-pay proposals on a case-by-case basis. We consider a variety of factors in evaluating compensation, including whether we believe that compensation has been excessive or not properly aligned with long-term performance and whether we engaged with the company and they provided more detailed information regarding compensation.

Equity Compensation Plans

Equity compensation plans are intended to reward an executive’s performance through various stock-based incentives and should be designed to align an executive’s compensation with a company’s long-term performance. The Lord Abbett Advisers will vote on equity compensation plans on a case-by-case basis. In evaluating such proposals, we will consider the following factors, among others:

● whether or to what extent the plan has any potential to dilute the voting power or economic interests of other shareholders;

● the rate at which a company grants equity awards;

● the features of the plan and costs associated with it;

● whether the plan allows for repricing or replacement of underwater stock options; and

● quantitative data regarding compensation ranges by industry and company size.

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We scrutinize any proposed repricing or replacement of underwater stock options, taking into consideration the stock’s volatility, management’s rationale for the repricing or replacement, the new exercise price, and any other factors we deem relevant.

Employee Stock Purchase Plans

Employee stock purchase plans permit employees to purchase company stock at discounted prices and, under certain circumstances, receive favorable tax treatment when they sell the stock. The Lord Abbett Advisers will vote on a case-by-case basis on employee stock purchase plans and will consider overall incentive structure and any dilutive effects of such plans, among other factors.

Clawback Provisions

The Lord Abbett Advisers believe that clawback provisions generally encourage executive accountability and help mitigate a company’s risk-taking behavior. We will evaluate proposals to require clawback provisions on a case-by-case basis and will consider a variety of factors, including concerns about the amount of compensation paid to the executive, the executive’s or the company’s performance, or accounting irregularities, among other relevant factors.

Tax Gross-ups

The Lord Abbett Advisers generally support the adoption of anti-tax gross-up policies, which limit payments by a company to an executive intended to reimburse some or all the executive’s tax liability with respect to compensation, perquisites, and other benefits.

Severance Agreements

Severance (also referred to as “golden parachute”) payments are sometimes made to departing executives after termination or upon a company’s change in control. The Lord Abbett Advisers will consider severance arrangements in the overall evaluation of executive compensation and may scrutinize cases in which benefits are especially lucrative, granted despite the executive’s or the company’s poor performance, or materially amended shortly before a triggering event. We will vote shareholder proposals related to severance agreements on a case-by-case basis.

Shareholder Rights

Proxy Access

Proxy access proposals advocate permitting shareholders to have their nominees for election to a company’s board of directors included in the company’s proxy statement in opposition to the company’s own nominees. Proxy access initiatives enable shareholders to nominate their own directors without incurring the often substantial cost of preparing and mailing a proxy statement, making it less expensive and easier for shareholders to challenge incumbent directors. The Lord Abbett Advisers vote on a case-by-case basis and will evaluate proposals that seek to allow proxy access based on the merits of each situation.

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Similarly, we evaluate proposals that seek to amend the terms of an already existing proxy access by-law (“proxy fix-it” proposals) on a case-by-case basis but may vote against these proposals if the existing proxy access by-law has reasonable provisions already in place.

Shareholder Rights Plans

Shareholder rights plans or “poison pills” are a mechanism of defending a company against takeover efforts. Poison pills allow current shareholders to purchase stock at discounted prices or redeem shares at a premium after a takeover, effectively making the company more expensive and less attractive to potential acquirers. The Lord Abbett Advisers believe that poison pills can serve to entrench management and discourage takeover offers that may be attractive to shareholders. Accordingly, we generally vote in favor of proposals to eliminate poison pills and proposals to require that companies submit poison pills for shareholder ratification.

In evaluating a poison pill proposal, however, the Lord Abbett Advisers may consider the following factors, among others:

● the duration of the poison pill;

● whether we believe the poison pill facilitates a legitimate business strategy that is likely to enhance shareholder value;

● our level of confidence in management;

● whether we believe the poison pill will be used to force potential acquirers to negotiate with management and assure a degree of stability that will support long-term corporate goals; and

● the need to guard against takeover attempts.

Rights to Call Special Shareholder Meetings

The Lord Abbett Advisers typically support the right to call special shareholder meetings. In evaluating such a proposal, we will consider the following factors, among others:

● the stock ownership threshold required to call a special meeting;

● the purposes for which shareholders may call a special meeting;

● whether the company’s annual meetings offer an adequate forum in which shareholders may raise their concerns; and

● the anticipated economic impact on the company of having to hold additional shareholder meetings.

Similarly, we evaluate proposals that seek to amend the terms of an existing special meeting right on a case-by-case basis. We may vote against these proposals if the existing provision has a reasonable threshold in place.

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Rights to Act by Written Consent

The Lord Abbett Advisers vote on a case-by-case basis on proposals requesting rights to act by written consent, though we may vote against these proposals if the company already grants shareholders the right to call special shareholder meetings at a reasonable threshold.

Virtual Shareholder Meetings

Companies should hold annual special shareholder meetings in a manner that best services the needs of its shareholders and the company. Shareholders should have the opportunity to participate in such meetings. Shareholder meetings provide shareholders with the opportunity to provide feedback or raise concerns and hear from the board and company management.

The Lord Abbett Advisers will generally support management proposals seeking to allow for the convening of hybrid shareholder meetings (allowing shareholders the option to attend and participate either in person or through a virtual platform). We will consider proposals to authorize the company to hold virtual only meetings (held entirely through a virtual platform with no in-person component) on a case-by-case basis.

Supermajority Vote Requirements

A proposal that is subject to a supermajority vote must receive the support of more than a simple majority to pass. Supermajority vote requirements can have the effect of entrenching management by making it more difficult to effect change for a company and its corporate governance practices. The Lord Abbett Advisers typically support the ability of shareholders to approve or reject proposals based on a simple majority vote and will generally vote for proposals to remove supermajority vote requirements and against proposals to add them.

Cumulative Voting

The Lord Abbett Advisers generally vote against cumulative voting proposals. Cumulative voting provides that shareholders may concentrate their votes for one or more candidates, a system that can enable a minority block to place representation on a board.

Confidential Voting

The Lord Abbett Advisers believe that confidential voting allows shareholders to vote without fear of retribution or coercion based on their views. Thus, we generally support proposals that seek to preserve shareholders’ anonymity.

Reimbursing Proxy Solicitation Expenses

The Lord Abbett Advisers vote on a case-by-case basis on shareholder proposals to require a company to reimburse reasonable expenses incurred by one or more shareholders in a successful proxy contest.

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Transacting Other Business

The Lord Abbett Advisers believe that proposals to allow shareholders to transact other business at a meeting may deprive other shareholders of sufficient time and information needed to carefully evaluate the relevant business issues and determine how to vote with respect to them. Therefore, we typically vote against such proposals.

Corporate Matters

Charter Amendments

A company’s charter documents, which may consist of articles of incorporation or a declaration of trust and bylaws, govern the company’s organizational matters and affairs. The Lord Abbett Advisers consider proposals related to charter amendments on a case-by-case basis to the extent they are not explicitly covered by these Guidelines.

Capital Structure

A company may propose amendments to its charter documents to change the number of authorized shares or create new classes of stock. The Lord Abbett Advisers will generally support proposals to increase a company’s number of authorized shares if the company has articulated a clear and reasonable purpose for the increase (e.g., to facilitate a stock split, merger, acquisition, or restructuring). However, we generally oppose share capital increases that would have a substantial dilutive effect.

The Lord Abbett Advisers generally believe that all shares should have equal voting rights at publicly traded companies and will:

● generally oppose proposals to create a new class of stock with superior voting rights; and

● typically vote for proposals to eliminate a dual or multi-class voting structure.

Reincorporation

The Lord Abbett Advisers generally follow management’s recommendation regarding proposals to change a company’s state of incorporation, although we consider the rationale for the reincorporation and the financial, legal, and corporate governance implications of the reincorporation. We will vote against reincorporation proposals that we believe contravene shareholders’ interests.

Mergers, Acquisitions, and Restructurings

The Lord Abbett Advisers view the decision to approve or reject a potential merger, acquisition, or restructuring as being equivalent to an investment decision and evaluate such proposals on a case-by-case basis. In evaluating such proposals, we may consider the following factors, among others:

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● the anticipated financial and operating benefits;

● the offer price;

● the prospects of the resulting company; and

● any expected changes in corporate governance and their impact on shareholder rights.

Political Contributions and Lobbying

The Lord Abbett Advisers recognize that companies may participate in the political process within legal limits to help shape public policy consistent with a company’s strategy. While we understand the rationale for involvement in certain political activities, we generally encourage transparency in the process to help stakeholders evaluate potential risks that may impact returns. The Lord Abbett Advisers generally encourage the disclosure of oversight mechanisms related to political contributions and lobbying processes, including board oversight.

We will vote proposals related to political contributions and lobbying on a case-by-case basis. In evaluating these proposals, we will consider the current level of disclosure, peer disclosure, previous litigation or controversies, the consistency between a company’s public statements on issues and the nature of its lobbying activity, engagement, and reputational or legal risks, among other factors.

Climate Proposals

The Lord Abbett Advisers will vote proposals relating to environmental matters on a case-by-case basis. In evaluating these proposals, we consider materiality and risk and return potential as well as a company’s governance framework, current disclosures, peer disclosures, engagement, related controversies, and environmental commitments, among other factors.

Human Rights

The Lord Abbett Advisers support and respect the protection of internationally proclaimed human rights and companies that are not complicit in human rights abuses. In evaluating proposals related to human rights, the Lord Abbett Advisers will consider current company disclosures, peer disclosures, engagement, and related controversies, among other factors and vote such matters on a case-by-case basis.

Auditors

The Lord Abbett Advisers believe that companies normally are in the best position to select their auditors. However, we will evaluate such proposals on a case-by-case basis and may consider any concerns about impaired independence, accounting irregularities, controversies, or failure of the auditors to act in shareholders’ best economic interests, among other relevant factors.

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APPENDIX B

DESCRIPTION OF BOND RATINGS

Moody’s Long-Term Issue Credit Ratings (Maturity > 1 Year)

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B	Obligations rated B are considered speculative and are subject to high credit risk.
Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Moody’s Short-Term Issue Credit Ratings (Maturity < 13 Months)
P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short- term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short- term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Moody’s Investment Grade Short-Term Municipal Obligations (Maturity < 13 Months)

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Moody’s Variable Municipal Investment Grade (Maturity < 13 Months)
VMIG	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

S&P Long-Term Issue Credit Ratings (Maturity > 1 Year)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA	An obligation rated ‘AA’ differs from the highest rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB B CCC CC C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation

B

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The CC rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C

An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D

An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

NR

This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P Global Ratings does not rate a particular obligation as a matter of policy.

Note: Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

S&P Short-Term Issue Credit Ratings (Maturity < 1 Year)

A-1

A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B

A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D

A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

S&P Municipal Short-Term Note Ratings (Maturity < 3 Years)

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3	Speculative capacity to pay principal and interest.
D

‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Note: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Fitch Long-Term Issue Credit Ratings (Maturity > 1 Yr.)

AAA

Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB

Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.
B

Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC	Substantial credit risk. Default is a real possibility.
CC	Very high levels of credit risk. Default of some kind appears probable.

C	Near default. A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired.
RD

Restricted default. Indicates an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and has not otherwise ceased operating.

D

Default. Indicates an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category, or to categories below the ‘CCC’ category.

Fitch Short-Term Issue Credit Ratings (Maturity < 13 Months)

F1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added + to denote any exceptionally strong credit feature.
F2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C	High short-term default risk. Default is a real possibility.
RD

Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

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